   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1997.



                                                      REGISTRATION NO. 333-38731

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      VALLEY FORGE DENTAL ASSOCIATES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            8099                           23-2817565
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                             1018 WEST NINTH AVENUE
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 992-3319
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JOSEPH J. FRANK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      VALLEY FORGE DENTAL ASSOCIATES, INC.
                             1018 WEST NINTH AVENUE
                      KING OF PRUSSIA, PENNSYLVANIA 19406
                                 (610) 992-3319
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             ROBERT A. OUIMETTE, ESQ.                           FREDERICK W. KANNER, ESQ.
                  HAYTHE & CURLEY                                 DEWEY BALLANTINE LLP
                  237 PARK AVENUE                              1301 AVENUE OF THE AMERICAS
             NEW YORK, NEW YORK 10017                           NEW YORK, NEW YORK 10019
                  (212) 880-6000                                     (212) 259-8000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED OCTOBER 30, 1997

                                                 SHARES

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                                  COMMON STOCK


     All of the shares of Common Stock offered hereby are being sold by Valley Forge Dental Associates, Inc. (the "Company").


     Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering
price will be between $           and $           per share. See "Underwriting"
for information related to the factors to be considered in determining the initial public offering price. Application has been made for inclusion of the Common Stock for quotation on the Nasdaq National Market under the symbol "VFDA."

     SEE "RISK FACTORS" ON PAGES 7 TO 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

========================================================================================
                                     Price to         Underwriting       Proceeds to
                                      Public          Discount(1)         Company(2)
----------------------------------------------------------------------------------------
Per Share......................         $                  $                  $
Total(3).......................         $                  $                  $
========================================================================================

(1) See "Underwriting" for information concerning indemnification of the Underwriters and other matters.

(2) Before deducting expenses payable by the Company, estimated at $3,500,000.

(3) The Company has granted to the Underwriters a 30-day option to purchase up
    to            additional shares of Common Stock solely to cover
    over-allotments, if any. If the Underwriters exercise the option in full,
    Price to Public will total $           , Underwriting Discount will total
    $           and Proceeds to Company will total $           . See
    "Underwriting."
                            ------------------------

     The shares of Common Stock are offered by the Underwriters named herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the certificates representing such shares will be made against payment therefor at the office of
NationsBanc Montgomery Securities, Inc. on or about                 , 1997.

                            ------------------------

NATIONSBANC MONTGOMERY SECURITIES, INC.
                                      BEAR, STEARNS & CO. INC.

                                          , 1997

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN ACTIVITIES THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVERALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. THESE TRANSACTIONS MAY BE EFFECTED ON NASDAQ OR OTHERWISE AND, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                               ------------------

     The Company intends to furnish to its stockholders annual reports containing audited consolidated financial statements and quarterly reports containing unaudited consolidated financial statements.
                               ------------------

          [MAP DEPICTING THE MARKETS OF THE COMPANY'S DENTAL OFFICES.]

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that are based on management's estimates, assumptions and projections. Important factors that could cause results to differ materially from those expected by management include the inability of the Company to carry out its growth strategy and the other factors discussed under "Risk Factors." See "Risk Factors" for a discussion of certain factors to be considered by prospective investors.

                                  THE COMPANY


     Valley Forge Dental Associates, Inc. (the "Company") is a leading provider of practice management services to multi-specialty dental practices in selected markets in Colorado, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania and Virginia. The Company seeks to achieve significant local market share by developing networks of prominent dental practices and pursuing growth through the introduction of professional management, operational enhancements and acquisitions. The Company provides its networks with operational assistance in staffing and scheduling, purchasing, advertising and marketing, recruiting, quality assurance and managed care contracting. By maintaining a strong focus on professional development and clinical excellence, the Company seeks to be the preferred choice of patients and the favored partner for dentists in each market it serves. In addition to general dentistry, the Company's dental practices provide specialty dental services including orthodontics, oral surgery, endodontics, periodontics and pediatric dentistry. At October 23, 1997, the Company had 22 affiliated practices with 178 dentists at 56 locations in nine markets.


     The Health Care Financing Administration estimates that the annual aggregate domestic market for dental services was approximately $45.9 billion for 1995, representing 4.2% of total health care expenditures in the United States and has grown at a compound annual growth rate of approximately 8.6% from 1980 to 1995. The size of the dental services industry is projected to reach $79.1 billion by 2005. The Company believes that the anticipated growth in the dental industry will be driven by several factors including: (i) an increase in the availability and types of dental insurance; (ii) an increasing demand for dental services from an aging population; (iii) the evolution of technology which makes dental care less traumatic and, therefore, more attractive to patients; (iv) an increased focus on preventive and cosmetic dentistry; and (v) the growth of managed care organizations that offer dental coverage to their members. According to the American Dental Association 1995 Survey of Dental Practice, there were approximately 151,000 actively practicing dental professionals in the United States, 88.1% of whom practiced either alone or with one other dentist. In addition, there were approximately 4,700 dental groups of three or more practitioners. According to industry sources, an estimated 117 million people were covered by dental benefits in 1995.

     The Company's business strategy is to be the leading dental practice management company in each of its markets. Key elements of the Company's strategy include: (i) providing local market responsive dental services; (ii) focusing on the provision of quality patient care; (iii) achieving leading market share by developing comprehensive networks of leading clinical professionals; (iv) immediately integrating acquired practices to achieve administrative and financial control and to align professional and operational incentives; (v) pursuing longer-term clinical, operational and financial enhancements to acquired dental practices; and (vi) capitalizing on managed care opportunities.


     The Company's 22 affiliated practices have an average operating history of 16 years and pro forma net patient revenues of $27.9 million for the six months ended June 30, 1997. See "Pro Forma Financial Information." Since January 1, 1997, the Company has entered five new markets. The Company has generated growth within existing markets principally by optimizing the productivity of individual dentists, increasing patient volume at existing dental offices, providing a complete range of specialty dental services and by opening dental offices on a de novo (start-up) basis.

                                  THE OFFERING

Common Stock being offered...................           shares(1)
Common Stock outstanding after the
  offering...................................           shares(1)(2)
Use of proceeds..............................  To repay certain indebtedness, to redeem preferred stock, to finance future
                                               acquisitions and capital expenditures and for
                                               other general corporate purposes.
Proposed Nasdaq National Market Symbol.......  VFDA

---------------
(1) Excludes up to        shares of Common Stock that may be sold pursuant to
    the Underwriters' over-allotment option. See "Underwriting."


(2) Based on the number of shares outstanding as of October 23, 1997. Excludes 76,000 shares issuable upon exercise of stock options outstanding as of October 23, 1997 at a weighted average exercise price of $8.58 per share and 213,992 shares issuable at a conversion price of $16.00 per share upon conversion of currently convertible subordinated notes issued in connection with an acquisition. In connection with certain acquisitions, assuming an
    initial offering price of $       , the Company is obligated to issue
     additional shares of Common Stock. See "Dilution," and "Management -- Stock Option Plan" and Notes 8 and 14 of Notes to the Company's Consolidated Financial Statements.

                            ------------------------

     Unless otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriters' option to purchase from the Company up to shares of Common Stock to cover over-allotments, if any.

                             SUMMARY FINANCIAL DATA
             (IN THOUSANDS, EXCEPT PER SHARE AND STATISTICAL DATA)


                                 HISTORICAL
                             ------------------           YEAR ENDED                  SIX MONTHS ENDED JUNE 30,
                             SEPTEMBER 19, 1995       DECEMBER 31, 1996        ----------------------------------------
                               (INCEPTION) TO     --------------------------                                  1997
                             DECEMBER 31, 1995                  PRO FORMA         1996         1997        PRO FORMA
                                   ACTUAL          ACTUAL     AS ADJUSTED(1)     ACTUAL       ACTUAL     AS ADJUSTED(1)
                             ------------------   ---------   --------------   -----------   ---------   --------------
                                                                               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net patient revenues.......      $      989       $  15,448      $              $   6,770    $  13,141      $
                                      -----         -------       -------          ------      -------       -------
Network expenses:
  Dental network
    expenses...............             748          13,211                         5,835       11,079
  Depreciation.............              33             155                            79          141
                                      -----         -------       -------          ------      -------       -------
Total network expenses.....             781          13,366                         5,914       11,220
                                      -----         -------       -------          ------      -------       -------
    Network operating
      income...............             208           2,082                           856        1,921
Corporate general and
  administrative
  expenses.................             509           1,554                           644        1,155
Amortization of intangible
  assets...................              26             196                            64          278
                                      -----         -------       -------          ------      -------       -------
    Income (loss) from
      operations...........            (327)            332                           148          488
Interest expense...........              41             495                           207          595
                                      -----         -------       -------          ------      -------       -------
    Income (loss) before
      taxes................            (368)           (163)                          (59)        (107)
Income taxes...............              --             276                           129           --
                                      -----         -------       -------          ------      -------       -------
    Net income (loss)......            (368)           (439)                         (188)        (107)
                                      -----         -------       -------          ------      -------       -------
Accretion of mandatorily
  redeemable common
  stock....................              --              --                            --          153
                                      -----         -------       -------          ------      -------       -------
Dividends on preferred
  stock....................              16              64                            32           32
                                      -----         -------       -------          ------      -------       -------
Net income (loss)
  applicable to common
  shares...................      $     (384)      $    (503)     $              $    (220)   $    (292)     $
                                      =====         =======       =======          ======      =======       =======
Net income (loss) per
  common share(2)..........      $                $              $              $            $              $
                                      =====         =======       =======          ======      =======       =======
Unaudited pro forma net
  income (loss) applicable
    to common shares.......      $                $              $              $            $              $
                                      =====         =======       =======          ======      =======       =======
Unaudited pro forma
  weighted average number
  of
  shares(2)................
                                      =====         =======       =======          ======      =======       =======
SELECTED STATISTICAL DATA
  (AT END OF PERIOD):
Number of practices........               2               4            22               4            9            22
Number of dentists.........              14              53           178              57           97           178
Number of offices..........               6              16            56              16           30            56
Number of markets..........               2               4             9               4            8             9
Number of states...........               3               5             8               5            7             8



                                                                             JUNE 30, 1997
                                                           --------------------------------------------------
(IN THOUSANDS)                                                                                   PRO FORMA
                   BALANCE SHEET DATA:                         ACTUAL         PRO FORMA(3)     AS ADJUSTED(4)
                                                           --------------     ------------     --------------
Cash and cash equivalents................................     $  1,537          $  1,541          $
Working capital..........................................       (3,740)           (5,316)
Total assets(5)..........................................       29,395            56,907
Long-term debt...........................................       18,566            34,642
Mandatorily redeemable preferred stock...................          912               912
Stockholders' (deficit) equity...........................         (411)            4,900

---------------

(1) Adjusted on a pro forma basis to give effect to acquisitions which occurred during 1996 and 1997 as if such acquisitions had occurred as of the beginning of the respective periods. These adjustments also include adjustments to further give effect to the reduction in interest expense and dividends on the Company's 8% cumulative preferred stock (the "mandatorily redeemable preferred stock") resulting from the assumed use, as of the beginning of the respective periods, of the estimated net proceeds of the offering being made hereby, to retire outstanding debt and redeem the mandatorily redeemable preferred stock as described under "Use of Proceeds." The pro forma statement of operations data do not purport to represent what the Company's results of operations would have been if such acquisitions had occurred as of the beginning of the respective periods or to project the Company's results of operations for any future period. See "Unaudited Pro Forma Financial Information."



(2) For information concerning the number of shares used in the computation of net income (loss) per common share, see Note (g) of Notes to the "Unaudited Pro Forma Combined Statement of Operations" included under "Unaudited Pro Forma Financial Information" and Note 2 of Notes to the Company's Consolidated Financial Statements.


(3) Adjusted on a pro forma basis to give effect to acquisitions which occurred subsequent to June 30, 1997 as if they had occurred as of June 30, 1997.


(4) Adjustments on a pro forma as adjusted basis include all pro forma adjustments and further give effect to the sale of shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." See "Unaudited Pro Forma Financial Information."



(5) Includes $22.3 million on an actual and $46.0 million on a pro forma and pro forma as adjusted basis of excess of cost over fair value of net assets acquired and other intangible assets at June 30, 1997.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below as well as those discussed elsewhere in this Prospectus.

SHORT OPERATING HISTORY; NO ASSURANCE OF PROFITABLE OPERATIONS

     Although certain of the Company's affiliated dental practices have long operating histories, the Company commenced operations in September 1995 with the acquisition from MT Associates of the assets of the Northern Virginia Dental Group and Penn Dental practices. Prior to that acquisition, the Company conducted no significant operations. The Company has a limited operating history and is subject to various uncertainties and risks characteristic of development stage companies. In addition, there can be no assurance that the Company will be able to successfully integrate its recently completed and future acquisitions. The Company's success will depend, to a large degree, upon the successful implementation of its business strategy. There can be no assurance that this strategy will yield profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE INABILITY TO IMPLEMENT ACQUISITION STRATEGY; RISKS ASSOCIATED WITH INTEGRATING ACQUISITIONS

     An important element of the Company's business strategy is the acquisition of assets of additional dental practices and the establishment of long-term management services relationships with those practices. The Company made its first acquisition of the assets of two practices in September 1995 and has since made 20 more acquisitions. The Company expects to make a substantial number of additional acquisitions in 1998 and subsequent years. However, there can be no assurance that suitable acquisition candidates will be identified by the Company in the future, that suitable financing for any such acquisition candidates can be obtained by the Company or that any such acquisitions will occur.

     The Company's future success is dependent upon its ability to integrate acquired businesses into the Company, to manage those acquisitions effectively, including the ability to implement management systems that take advantage of marketing and cost savings opportunities, and to attract and retain additional management personnel. Moreover, the practice management systems of newly affiliated dental practices will have to be integrated with the Company's existing practice management systems. The financial performance of the Company is and will be subject to various risks associated with the acquisition of businesses and long-term management services relationships with dental practices, including the financial impact of expenses associated with the integration of such businesses. There can be no assurance that past or future acquisitions will not have an adverse impact on the business operations or potential profitability of the Company. See "Business -- Strategy."

CAPITAL REQUIREMENTS RELATED TO GROWTH STRATEGY

     To take advantage of the consolidation trend in the dental industry and to expand the geographic area in which it operates, the Company's strategy includes growth through acquisitions. This strategy requires significant capital resources. Capital is needed not only for acquisitions, but also for the effective integration and expansion of such businesses. There can be no assurance that acceptable financing for future acquisitions or for the integration and expansion of existing businesses can be obtained. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

SUBSTANTIAL PORTION OF PROCEEDS TO BE USED FOR PAYMENTS TO PRINCIPAL
STOCKHOLDERS


     The Company intends to apply approximately $          of the estimated net
proceeds from this offering for retirement of debt and the redemption of the mandatorily redeemable preferred stock held by investment partnerships which are principal stockholders of the Company, all or some of which Stephen F. Nagy,

Chairman of the Board and a director of the Company, Timothy E. Foster, a director of the Company, and Douglas P. Gill, a Vice President and a director of the Company, are general partners of the general partner. Accordingly, a substantial portion of the net proceeds will not be available for future acquisitions or to finance internal growth. Additionally, the Company has agreed to pay Foster Management Company a fee of $750,000 for its assistance in effectuating this offering. Stephen F. Nagy, Chairman of the Board and a director of the Company, is Managing Partner, Timothy E. Foster, a director of the Company, is Managing Partner, and Douglas P. Gill, a Vice President and a director of the Company, is General Partner, of Foster Management Company. See Notes 8 and 12 of Notes to the Company's Consolidated Financial Statements, "Use of Proceeds," "Capitalization," "Management -- Compensation Committee Interlocks and Insider Participation" and "Certain Transactions."

RISKS ASSOCIATED WITH INTANGIBLE ASSETS

     A substantial portion of the Company's assets consists of intangible assets including goodwill (excess of cost over fair value of net assets acquired) relating to the acquisition of businesses. As of June 30, 1997, the Company's
total pro forma as adjusted assets were approximately $          , of which
approximately $          , or      %, were intangible assets. In the event of
any sale or liquidation of the Company or poor operating results, there can be no assurance that the value of such intangible assets will be realized. The Company evaluates on a regular basis whether events and circumstances have occurred that indicate that the carrying amount of the intangible assets may warrant revision or may not be recoverable. Any such future determination requiring the write-off of a significant portion of unamortized intangible assets could adversely affect the Company's financial position and results of operations for the period in which any such write-offs occur.

DEPENDENCE ON KEY MANAGEMENT AND CLINICAL PERSONNEL; NON-COMPETITION COVENANTS

     The Company is highly dependent on the services of current management. The loss of key management personnel or an inability to attract and retain sufficient numbers of qualified management personnel could adversely affect the Company's operations. See "Management."

     In addition, as service providers, the Company's dental practices' main revenue-generating resource is their clinical personnel. The key members of the clinical treatment team are the dentists and dental assistants and hygienists. Although the Company believes that there is an adequate supply of these clinicians, there is no assurance that the affiliated dental practices will be able to recruit and retain qualified clinicians. See "Business." The affiliated dentists or the dental practices are the contracting parties for managed care contracts, preferred provider arrangements and other negotiated price agreements, and the Company is dependent on affiliated dentists and other specialists for the success of such relationships. Accordingly, the profitability of such payor relationships as well as the performance of dentists or other specialists employed by the Company's dental practices affects the Company's profitability.


     Further, certain dentists have entered into employment agreements with the affiliated dental practices that contain covenants not to compete with the Company and the dental practices under certain circumstances, including termination of employment with the affiliated dental practices. In most states, a covenant not to compete will be enforced only to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement, does not unreasonably restrain the party against whom enforcement is sought, and is not contrary to the public interest. This determination is made based on all the facts and circumstances of the particular case at the time enforcement is sought. For this reason, it cannot be determined in advance whether particular noncompetition covenants will be upheld in state courts. Failure by the Company to be able to enforce such covenants could have a significant adverse impact on the Company. See "Business."


COMPETITION

     The dental services industry is highly competitive and subject to continual change in the manner in which services are delivered and providers are selected. The Company is under competitive pressures for the acquisition of the assets of, and the provision of management services to, additional dental practices. Certain national companies in the dental industry, some of whom may have greater resources than the Company, are developing multi-regional networks of dental facilities in markets which include the Company's markets. With respect to competition for patients, the Company believes that the primary competitive factors are patient satisfaction, quality of care, cost effectiveness and convenience. The primary competitors of the affiliated dental practices in most markets are individual practitioners or small, regional multi-site practices. There can be no assurance that the Company or the affiliated dental practices will be able to compete effectively with such competitors, that additional competitors will not enter the market or that competition will not make it more difficult to acquire assets of, and provide management services to, dental practices on terms beneficial to the Company. See "Business -- Competition."

SUBSTANTIAL AND IMMEDIATE DILUTION


     Investors in this offering will experience substantial and immediate dilution in net tangible book value per share of Common Stock. Based upon an
assumed offering price of $          per share, dilution to investors in this
offering will be $          (or      %) per share and the net tangible book
value of the shares held by existing stockholders will increase on a pro forma
basis by $          per share. See "Dilution."


ACQUISITION CONSIDERATION


     In connection with certain acquisitions, the Company is obligated to pay additional consideration in the form of cash, notes and shares of Common Stock to sellers of businesses contingent upon achievement of certain net revenues and pre-tax earnings goals over periods of one to three years from the dates of acquisitions (the "Contingent Payments"). The amounts of the Contingent Payments cannot be determined until such periods terminate. If the criteria for the Contingent Payments with respect to each of the Company's acquisitions to date are achieved, but not exceeded, the Company will be obligated to make cash payments of approximately $4.9 million and issue notes in an aggregate principal amount of approximately $3.3 million and approximately 445,000 shares of Common Stock over the next three years. A lesser amount of cash would be paid and a lesser principal amount of notes and number of shares of Common Stock would be issued under certain acquisition agreements if the financial criteria are not met and a greater amount of cash would be paid and a greater number of shares of Common Stock would be issued under certain acquisition agreements if the financial criteria are exceeded. If the maximum Contingent Payments are due and payable, the Company would be obligated to make cash payments of approximately $5.0 million and issue notes in an aggregate principal amount of approximately $3.3 million and approximately 447,000 shares of Common Stock over three years. The Company expects to continue to enter into acquisition agreements providing for future contingent payment arrangements based on the achievement of financial criteria. The Company believes that it will be able to make such cash payments from cash on hand and, if necessary, proceeds of future borrowings. In connection with certain acquisitions, assuming an initial public offering price
of $          , the Company is obligated to issue           additional shares of
Common Stock. See "Dilution." However, there can be no assurance that the Company will generate sufficient cash or obtain debt financing to fund such payments or that future acquisitions will not adversely affect cash generated from operations.


CONTROL BY EXISTING STOCKHOLDERS


     Upon consummation of this offering, Stephen F. Nagy, Chairman of the Board and a director of the Company, Timothy E. Foster, a director of the Company, Douglas P. Gill, a Vice President and director of the Company, and their
affiliates, will have voting control of approximately      % of the voting stock
of the Company and the executive officers and directors of the Company, as a
group, will have voting control of approximately      % of the voting stock of
the Company and will, in effect, have the power to elect all the directors of the Company and to control the Company's policies. See "Principal Stockholders."

GOVERNMENT REGULATION

  General

     The dental industry is regulated extensively at both the state and federal levels. Regulatory oversight includes, but is not limited to, considerations of fee-splitting, corporate practice of dentistry, anti-kickback and anti-referral legislation and state insurance regulation. See "Business -- Government Regulation."

  Fee-Splitting; Corporate Practice of Dentistry

     The laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities such as the Company from engaging in the practice of dentistry or employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry as well as the interpretation of those restrictions by state regulatory authorities vary from state to state. The restrictions are generally designed to prohibit a non-dental entity from controlling the professional practice of a dentist, employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), controlling the content of a dentist's advertising or sharing professional fees. A number of states limit the ability of a person other than a licensed dentist to own equipment or offices used in a dental practice. Some of these states allow leasing of equipment and office space to a dental practice under a bona fide lease. The laws of many states also prohibit dental practitioners from paying any portion of fees received for dental services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by dentists to dental assistants.

     State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist provided that the following conditions are met: a licensed dentist has complete control and custody over the professional assets; the non-dental entity does not employ or control the dentists (or, in some states, dental hygienists or dental assistants); all dental services are provided by a licensed dentist; and licensed dentists have control over the manner in which dental care is provided and all decisions affecting the provision of dental care. In general, the state dental practice acts do not address or provide any restrictions concerning the manner in which companies account for revenues from a dental practice subject to the above-noted restrictions relating to control over the professional activities of the dental practice, ownership of the professional assets of a dental practice and payments for management services.

     Although the Company believes that its operations comply in all material respects with the above-described laws to which it is subject, there can be no assurance that a review of the Company's business relationships by courts or other regulatory authorities would not result in determinations that could prohibit or otherwise adversely affect the operations of the Company or that the regulatory environment will not change, requiring the Company to reorganize or restrict its existing or future operations. Any such change could have a material adverse effect on the business and results of operations of the Company. The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Company's business or its relationships with dentists or dental practices will not be successfully challenged or that the enforceability of the provisions of any management services agreement will not be limited.

  Anti-Kickback and Anti-Referral Legislation


     Federal law prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce (i) the referral of a person for services; (ii) the furnishing or arranging for the furnishing of items or services; or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item, in each case, reimbursable under Medicare, Medicaid or other federal and state health care programs. These provisions apply to dental services covered under the Medicaid program in which the Company participates. The federal government has increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse related to Medicare and Medicaid costs. Many states have similar anti-kickback laws, and in many cases these laws apply to all types of patients, not just Medicare and Medicaid beneficiaries.

     The applicability of these federal and state laws to transactions in the health care industry such as those to which the Company is or may be a party has not been the subject of judicial interpretation. There can be no assurance that judicial or administrative authorities will not find these provisions applicable to the Company's operations, which could have a material adverse effect on the Company's business. Under current federal law, a physician or dentist or member of his or her immediate family is prohibited from referring Medicare or Medicaid patients to any entity providing "designated health services" in which the physician or dentist has an ownership or investment interest, including the physician's or dentist's own group practice, unless such practice satisfies the "group practice" exception. The designated health services include the provision of clinical laboratory services, radiology and other diagnostic services (including ultrasound services), radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, certain equipment and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. A number of states also have laws that prohibit referrals for certain services such as x-rays by dentists if the dentist has certain enumerated financial relationships with the entity receiving the referral, unless an exception applies. Any future expansion of these prohibitions to other health services could restrict the Company's ability to integrate dental practices and carry out its dental network development.

     Noncompliance with, or violation of, either the anti-kickback provisions or restrictions on referrals can result in exclusion from the Medicare and Medicaid programs as well as civil and criminal penalties. Similar penalties apply for violations of state law. While the Company makes every effort to comply with the anti-kickback and anti-referral laws, a determination of violation under these laws by the Company or its affiliated dental practices could have a material adverse effect on the business and results of operations of the Company.

  State Insurance Regulation

     In addition, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care and capitation contracts. The application of state insurance laws to reimbursement arrangements other than various types of fee-for-service arrangements is an unsettled area of law and is subject to interpretation by regulators with broad discretion. As the Company or the affiliated dental practices contract with third-party payors, including self-insured plans, for certain non-fee-for-service arrangements, the Company or the affiliated dental practices may become subject to state insurance laws. In the event that the Company or the dental practices are determined to be engaged in the business of insurance, the Company or the affected practice could be required either to seek licensure as an insurance company or to change the form of their relationships with third-party payors and may become subject to regulatory enforcement actions. In such event, the Company's revenues may be adversely affected.

  Health Care Reform Proposals


     The United States Congress has considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third-party payors may take in anticipation of or in response to any health care reform proposals or legislation. Health care reform legislation adopted by Congress could have a material adverse effect on the operations of the Company, and changes in the health care industry, such as the growth of managed care organizations and provider networks, may result in lower payment levels for the services of dental practitioners affiliated with dental practices managed by the Company, and lower profitability for affiliated practices. See "Business -- Government Regulation."


RISKS ASSOCIATED WITH MANAGED CARE CONTRACTS; CAPITATED FEE REVENUE

     The Company believes that its success will be dependent, in part, on its ability to negotiate contracts with managed care organizations, insurance companies, self insurance plans and other private third-party payors pursuant to which services will be provided on some type of fee-for-service or capitated basis by some or all of the affiliated dental practices. Under capitated contracts, the health care provider generally accepts a predetermined amount per patient per month as its sole payment in exchange for providing certain necessary covered services to enrollees. These contracts shift much of the risk of providing health care from the payor to the provider. To the extent that the Company's dental practices enter into these types of arrangements, they are exposed to the risk that the cost of providing dental care required by these contracts will exceed the amount that the dental practice receives for providing such dental care. Most of these contracts are terminable by either party on 30 to 90 days notice. To the extent the Company's dental practices enter into additional managed care contracts, the dental practices may expect greater predictability of revenues, but are subject to greater unpredictability of expenses due to the fluctuating costs of the services provided. The dental practices, and consequently the Company, are at risk for additional costs which would reduce or eliminate any earnings for the practices under these contracts. Any such reduction would have an adverse effect on the results of operations of the Company. There can be no assurance that the dental practices or the Company, on their behalf, will be able to negotiate satisfactory arrangements on a capitated basis, regardless of the amount of risk-sharing.


FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

     The Company's quarterly operating results may vary significantly, depending on factors such as the timing of the consummation of acquisitions, the successful integration of acquisitions and inclement weather. Accordingly, the results of operations for any quarter are not necessarily indicative of the results of operations for a full year or otherwise. There can be no assurance that the Company will be able to achieve or maintain profitability on an annual or quarterly basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PROFESSIONAL LIABILITY AND INSURANCE

     Due to the nature of its business, the Company from time to time is involved as a defendant in medical malpractice lawsuits brought against affiliated dental practices or dentists employed by such practices. In addition, the Company could be involved in litigation in which it is alleged that the Company has been negligent in performing its duties under management services agreements. The Company maintains professional and general liability insurance and umbrella coverage in amounts deemed appropriate by the Company based upon its assessment of historical claims and the nature and risks of its business. There can be no assurance, however, that any existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to insure adequately and economically the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

ABSENCE OF PUBLIC MARKET; VOLATILITY OF STOCK PRICE

     Prior to the offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active trading market will develop or be sustained upon the completion of the offering, or that the market price of the Common Stock will not decline below the initial offering price. The initial public offering price of the Company's Common Stock offered hereby will be determined by negotiations between the Company and the Underwriters. See "Underwriting." The market price for shares of the Company's Common Stock could be subject to significant fluctuations in response to a number of factors, such as news announcements of the Company related to quarterly operating results or other matters, general trends in the Company's industry, changes in general market conditions and other factors. In recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations, as well as general economic, political and market conditions, may materially adversely affect the market price of the Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the market price of the Common Stock. The shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent acquired by affiliates of the Company. The Company and the
holders of approximately      % of
the Company's Common Stock, including all of the Company's directors and executive officers, have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-up Period"), they will not, without the prior written consent of NationsBanc Montgomery Securities, Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or grant any options or warrants to purchase Common Stock, except in certain limited circumstances. Upon expiration of the Lock-up Period, at least 4,010,819 shares of Common Stock will be eligible for sale pursuant to Rule 144 under the Securities Act, including 89,655 shares which would be freely tradeable under paragraph (k) of Rule 144 and 3,921,164 shares subject to compliance with Rule 144 volume limitations, of which 3,730,000 are held by officers, directors and affiliates of the Company. In addition, 13 holders of 157,750 currently outstanding shares of the Company's Common Stock acquired in connection with an acquisition have registration rights obligating the Company to register such holders' shares of Common Stock on a pro rata basis if the Company registers shares of Common Stock for any other holder of Common Stock after the offering. Sales of a substantial amount of the shares could have a significant adverse effect on the market price of the Common Stock. See "Shares Eligible for Future Sale."

                                  THE COMPANY

     The Company is a Delaware corporation with executive offices at 1018 West Ninth Avenue, King of Prussia, Pennsylvania 19406, and its telephone number at that address is (610) 992-3319. The Company transacts business directly and through its subsidiaries. Unless the context otherwise requires, all references in this Prospectus to the Company include its subsidiaries.

     The Company does not engage in the practice of dentistry but rather enters into long-term management or administrative services agreements with professional corporations which operate group dental practices (the "affiliated dental practices" or the "Company's dental practices"). These agreements obligate the Company to provide management and administrative services to the professional corporations in return for fees. See "Business -- Network Development -- Management Services Agreements."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the           shares of
Common Stock offered hereby, assuming an offering price of $          per share,
are estimated to be $          (approximately $          if the Underwriters'
over-allotment option is exercised in full) after deduction of estimated underwriting discounts and commissions and offering expenses.

     The Company intends to use approximately $          of the net proceeds of
the offering to retire certain indebtedness of the Company and to redeem the mandatorily redeemable preferred stock of the Company as follows: (i)
approximately $          to repay the entire outstanding principal amount of the
Company's 9% notes due September 18, 2005, together with accrued interest; and
(ii) approximately $          to redeem 8,000 shares of mandatorily redeemable
preferred stock of the Company, together with accrued dividends. The holders of all such indebtedness and the mandatorily redeemable preferred stock are Abbingdon Venture Partners Limited Partnership, Abbingdon Venture Partners Limited Partnership-II, Abbingdon Venture Partners Limited Partnership-III and Business Development Capital Limited Partnership-III, which are investment partnerships, of some or all of which Stephen F. Nagy, Chairman of the Board and a director of the Company, Timothy E. Foster, a director of the Company, and Douglas P. Gill, a Vice President and a director of the Company, are general partners of the general partner, and which are principal stockholders of the Company. Substantially all of the foregoing indebtedness relates to the Company's acquisitions, and has been used primarily to fund the cash portions of the purchase prices for acquisitions made during 1995, 1996 and 1997 and to pay expenses related to such acquisitions. See Notes 8 and 12 of Notes to the Company's Consolidated Financial Statements, "Capitalization" and "Certain Transactions" for further information concerning such indebtedness. The remaining net proceeds will be added to working capital and will be used to finance future acquisitions and internal growth. Pending such uses, the Company intends to invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or guaranteed obligations of the United States.

     The Company plans to augment its internal growth by acquiring the assets of dental practices and entering into management or administrative services agreements with dental practices. However, no portion of the proceeds of this offering has been allocated for any specific acquisitions, nor has the Company entered into any agreements or letters of intent with respect to any future acquisitions.

                                DIVIDEND POLICY

     The Company has never paid a cash dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends in the future will depend on the Company's earnings, financial condition and capital needs, restrictions imposed by financing arrangements and on other factors deemed pertinent by the Company's Board of Directors. It is the current policy of the Company's Board of Directors to retain earnings to finance the operations and expansion of the Company's business.

                                    DILUTION

     On a pro forma basis to reflect acquisitions and issuances of shares of Common Stock by the Company after June 30, 1997, the pro forma net tangible book
value of the Company as of June 30, 1997, was approximately $          or
$          per share of Common Stock. The pro forma net tangible book value per share represents total tangible assets of the Company less total liabilities, divided by the total number of shares of Common Stock outstanding. Without taking into account any changes in such pro forma net tangible book value after June 30, 1997, other than to give effect to the receipt by the Company of the
estimated net proceeds from the sale of the           shares of Common Stock
offered hereby at an assumed initial public offering price of $     per share
and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the pro forma net tangible book value of the
Company as of June 30, 1997 would have been $          or $          per share.
This represents an immediate increase in pro forma net tangible book value of
$          per share to existing stockholders and an immediate dilution of
$     per share to new investors in the Common Stock offered hereby. See "Use of
Proceeds." The following table illustrates the resulting dilution with respect to the shares of Common Stock offered hereby:

    Assumed public offering price per share......................                 $
      Pro forma net tangible book value per share at June 30,
         1997....................................................  $
      Increase attributable to the offering......................
                                                                   --------
    Pro forma net tangible book value per share after the
      offering...................................................
                                                                                  --------
    Dilution per share to new investors..........................                 $
                                                                                  ========

     The following table summarizes, on a pro forma basis as of June 30, 1997, the differences between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the consideration paid and the average price per share paid:

                                            SHARES PURCHASED      TOTAL CONSIDERATION
                                           ------------------     --------------------     AVERAGE PRICE
                                           NUMBER     PERCENT      AMOUNT      PERCENT       PER SHARE
                                           ------     -------     --------     -------     -------------
Existing Investors.......................                   %     $                  %        $
New Investors............................
                                           -----       -----      --------      -----
          Total..........................              100.0%     $             100.0%
                                           =====       =====      ========      =====

     As of October 23, 1997, there were 76,000 shares issuable upon the exercise of stock options having a weighted average exercise price of $8.58 per share. To the extent options are exercised, there will be further dilution. In addition, in connection with certain acquisitions, assuming an initial public offering
price of $          , the Company is obligated to issue           additional
shares of Common Stock.

                                 CAPITALIZATION


     The following table sets forth the cash and cash equivalents, short- and long-term debt and the capitalization of the Company at June 30, 1997 on an actual basis and on a pro forma as adjusted basis to reflect acquisitions by the Company and issuances of Common Stock after June 30, 1997 and to reflect the
sale of the           shares of Common Stock offered hereby at an assumed
initial public offering price of $     per share and after deducting
underwriting discounts and commissions and estimated offering expenses and the application of the net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto, appearing elsewhere in this Prospectus.


                                                                           JUNE 30, 1997
                                                                    ----------------------------
                                                                                    PRO FORMA
                                                                    ACTUAL         AS ADJUSTED
                                                                    -------       --------------
                                                                           (IN THOUSANDS)
Cash and cash equivalents.........................................  $ 1,537          $
                                                                    =======          ========
Short-term debt(1)................................................  $ 1,591          $
Long-term debt (including capital lease obligations)(2)...........   18,567
Mandatorily redeemable preferred stock, $.01 par value per share;
  1,000,000 shares authorized, 8,000 issued and outstanding actual and pro forma; no shares issued and outstanding pro forma as
  adjusted(3).....................................................      912
Mandatorily redeemable common stock(4)............................      659
Stockholders' deficit:
  Common Stock, $.01 par value per share, 20,000,000 shares
     authorized; 3,836,142 shares issued and outstanding actual;
               shares issued and outstanding pro forma as
     adjusted(5)..................................................       38
  Capital in excess of par value..................................      730
  Accumulated deficit.............................................   (1,179)
                                                                    -------          --------
  Total stockholders' equity (deficit)............................     (411)
                                                                    -------          --------
     Total capitalization.........................................  $21,318          $
                                                                    =======          ========

---------------
(1) Includes current portion of long-term debt.

(2) See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 7 and 8 of Notes to the Company's Consolidated Financial Statements for information concerning the Company's capital leases and long-term debt.

(3) See "Certain Transactions," "Description of Capital Stock" and Note 12 of Notes to the Company's Consolidated Financial Statements for information concerning the mandatorily redeemable preferred stock.

(4) Represents shares of Common Stock issued to former sellers in connection with acquisitions where the Company is required to repurchase shares of Common Stock if the Company's initial public offering does not occur by certain dates. See Note 13 of Notes to the Company's Consolidated Financial Statements.

(5) Does not include 600,000 shares reserved for issuance under the Company's Stock Option Plan and 213,992 shares of Common Stock reserved for issuance upon conversion of currently convertible subordinated notes issued in connection with an acquisition. In connection with certain acquisitions,
    assuming an initial public offering price of $          , the Company is
    obligated to issue      additional shares of Common Stock. See
    "Management -- Stock Option Plan," "Dilution" and Notes 8 and 14 of Notes to the Company's Consolidated Financial Statements.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 and Unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 are based on the historical consolidated financial statements of the Company, adjusted to give effect, as described below, to the acquisitions of:


Horizon Group International, Inc. (including Horizon Dental Group, Inc. -- R.W. Aros, D.D.S.)

Western Dental (including Western Dental Group of Fort Collins, Academy Boulevard, Cascade Avenue, Denver and Leopoldo Rodriguez, D.D.S.)

The Dentistry

ENW, Inc. (d/b/a Dental Care Center, Family Dentistry -- Roswell and Virginia Avenue Dentistry)

Century Dental Center

Comprehensive Family Dentistry, Inc.

Bernard B. Baros, D.D.S. and Bernard B. Baros, D.D.S., P.C.

Maurice E. Smith, D.D.S. and Maurice E. Smith, P.C.

Gentle Dental of Ocala, Sarasota, Clearwater, Manatee, Gentle Dental Orthodontics, P.C. and John M. Borchers, D.D.S.

Douglass A. Quinn, D.D.S. and Douglass A. Quinn, D.D.S., P.A.

Kenneth E. Copeland, D.D.S., Inc.

Delbert B. Williamson, D.D.S.

Miller and Powell, D.M.D. d/b/a Soft Touch Dentistry

Felix W. Sibley, Jr., D.D.S. d/b/a Garden Walk Dental Associates

Kenneth Bradley Reynolds, D.D.S.

David B. Wells, D.D.S.


ProDent, Inc. (including George E. Frattali, D.D.S. & Associates Ltd., George Frattali, D.D.S. & Associates, P.A. and Village at Newtown Dentists, P.C.)


Cross Keys Dental Associates


Poller Dental Group, P.A., including Poller Dental Group of Union, P.A. and Dental Centers of America, P.A. (f/k/a American Dental Centers, P.A.)



     The Unaudited Pro Forma Combined Statement of Operations has been prepared assuming the above acquisitions occurred as of the beginning of the respective periods presented below. The Unaudited Pro Forma Combined Balance Sheet has been prepared assuming that acquisitions which occurred subsequent to June 30, 1997, and the offering, had occurred on June 30, 1997. The acquisitions and the related adjustments are described in the Notes thereto.


     The Unaudited Pro Forma Combined Statement of Operations also gives effect to the reduction in interest costs and dividends on the mandatorily redeemable preferred stock resulting from the assumed use, as of the beginning of the respective periods, of the estimated net proceeds of the offering to retire outstanding debt, together with accrued interest, and to redeem the mandatorily redeemable preferred stock of the Company as described under "Use of Proceeds."


     The Unaudited Pro Forma Financial Information does not purport to represent what the Company's results of operations or financial position would have been had the acquisitions occurred as of the beginning of the respective periods, or to project the Company's results of operations or financial position for any future period or date, nor does it give effect to any matters other than those described in the Notes thereto.



     The Unaudited Pro Forma Financial Information should be read in conjunction with the Company's Consolidated Financial Statements and the financial statements of certain of the above acquired companies appearing elsewhere in this Prospectus.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                            HISTORICAL
                                 --------------------------------
                                   VALLEY FORGE                     ACQUISITION                   OFFERING
                                 DENTAL ASSOCIATES     ACQUIRED      PRO FORMA                    PRO FORMA        PRO FORMA
                                 AND SUBSIDIARIES    PRACTICES(a)   ADJUSTMENTS      PRO FORMA   ADJUSTMENTS      AS ADJUSTED
                                 -----------------   ------------   -----------      ---------   -----------      -----------
STATEMENT OF OPERATIONS DATA:
Net patient revenues............      $15,448          $ 35,647       $    --         $51,095      $                $
                                      -------           -------       -------         -------      -------          -------
Network expenses:
  Dental network expenses.......       13,211            33,559        (1,344)(b)      45,426
  Depreciation..................          155               774            53(c)          982
                                      -------           -------       -------         -------      -------          -------
Total network expenses..........       13,366            34,333        (1,291)         46,408
                                      -------           -------       -------         -------      -------          -------
         Network operating
           income...............        2,082             1,314         1,291           4,687
Corporate general and
  administrative expenses.......        1,554                --            --           1,554
Amortization of intangible
  assets........................          196                --         1,207(d)        1,403
                                      -------           -------       -------         -------      -------          -------
         Income (loss) from
           operations...........          332             1,314            84           1,730
Interest expense................          495               467         2,778(e)        3,740           (f)
                                      -------           -------       -------         -------      -------          -------
         Income (loss)
           before taxes.........         (163)              847        (2,694)         (2,010)
Income taxes (benefit)..........          276               339        (1,078)           (463)
                                      -------           -------       -------         -------      -------          -------
         Net income (loss)......      $  (439)         $    508       $(1,616)        $(1,547)     $                $
                                      -------           -------       -------         -------      -------          -------
Accretion of mandatorily
  redeemable common stock.......
Dividends on preferred stock....      $    64          $     --       $    --         $    64      $                $
                                      -------           -------       -------         -------      -------          -------
         Net income (loss)
           applicable to common
           shares...............      $  (503)         $    508       $(1,616)        $(1,611)     $                $
                                      =======           =======       =======         =======      =======          =======
         Net income (loss) per
           common share(g)......      $                $              $               $            $                $
                                      =======           =======       =======         =======      =======          =======
         Pro forma net income
           (loss) applicable to
           common shares........      $                                               $                             $
                                      =======                                         =======                       =======
         Pro forma weighted
           average number of
           shares(g)............
                                      =======                                         =======                       =======



See accompanying Notes to Unaudited Pro Forma Combined Statement of Operations.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            HISTORICAL
                                 --------------------------------
                                   VALLEY FORGE                     ACQUISITION                   OFFERING
                                 DENTAL ASSOCIATES     ACQUIRED      PRO FORMA                    PRO FORMA        PRO FORMA
                                 AND SUBSIDIARIES    PRACTICES(a)   ADJUSTMENTS      PRO FORMA   ADJUSTMENTS      AS ADJUSTED
                                 -----------------   ------------   -----------      ---------   -----------      -----------
STATEMENT OF OPERATIONS DATA:
Net patient revenues............      $13,141          $ 14,750       $    --         $27,891      $                $
                                      -------           -------       -------         -------      -------          -------
Network expenses:
  Dental network expenses.......       11,079            13,752          (289)(b)      24,542
  Depreciation..................          141               430            27(c)          598
                                      -------           -------       -------         -------      -------          -------
Total network expenses..........       11,220            14,182          (262)         25,140
                                      -------           -------       -------         -------      -------          -------
         Network operating
           income...............        1,921               568           262           2,751
Corporate general and
  administrative expenses.......        1,155                --            --           1,155
Amortization of intangible
  assets........................          278                --           475(d)          753
                                      -------           -------       -------         -------      -------          -------
         Income (loss) from
           operations...........          488               568          (213)            843
Interest expense................          595               208         1,112(e)        1,915             (f)
                                      -------           -------       -------         -------      -------          -------
         Income (loss) before
           taxes................         (107)              360        (1,325)         (1,072)
Income taxes (benefit)..........           --               144          (529)           (385)
                                      -------           -------       -------         -------      -------          -------
         Net income (loss)......      $  (107)         $    216       $  (796)        $  (687)
                                      -------           -------       -------         -------      -------          -------
Accretion of mandatorily
  redeemable common stock.......          153                --            --             153
                                      -------           -------       -------         -------      -------          -------
Dividends on preferred stock....           32                --            --              32
                                      -------           -------       -------         -------      -------          -------
         Net income (loss)
           applicable to common
           shares...............      $  (292)         $    216       $  (796)        $  (872)     $                $
                                      =======           =======       =======         =======      =======          =======
         Net income (loss) per
           common share(g)......      $                $              $               $            $                $
                                      =======           =======       =======         =======      =======          =======
         Pro forma net income
           (loss) applicable to
           common shares........      $                                               $                             $
                                      =======                                         =======                       =======
         Pro forma weighted
           average number of
           shares(g)............
                                      =======                                         =======                       =======



See accompanying Notes to Unaudited Pro Forma Combined Statement of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


     The adjustments reflected in the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 and the six months ended June 30, 1997 are as follows:


(a) The historical statement of operations data for the acquired practices for the year ended December 31, 1996 represent the results of operations of such practices from January 1, 1996 to the earlier of the respective dates of acquisition of such practices or December 31, 1996 (the "1996 Acquisitions"). The historical statement of operations data for the acquired practices for the six months ended June 30, 1997 represent the results of operations for such practices from January 1, 1997 to the earlier of the respective dates of acquisition of such practices or June 30, 1997 (the "1997 Acquisitions"). Each of the acquisitions has been accounted for under the purchase method of accounting. Accordingly, the results of operations of each such acquired practice is included in the results of operations of the Company from the date of acquisition. See the Company's Consolidated Financial Statements and the financial statements of certain of the above acquired practices appearing elsewhere in this Prospectus.


(b) The adjustment to dental network expenses reflects the impact of applying
    (i) the provisions of the management services agreements and (ii) adjustments in compensation expense principally affecting the owners of the acquired companies pursuant to the provisions of employment agreements entered into at the time of acquisition to the historical revenues of each acquired company, as if the management services agreements and employment agreements were in place at the beginning of the respective periods.



(c) The adjustment to depreciation reflects additional depreciation based upon the Company's allocation of purchase price for acquired companies as if the 1996 Acquisitions and the 1997 Acquisitions were completed at the beginning of the respective periods.



(d) The adjustment to amortization of intangible assets relates to additional amortization based upon the Company's allocation of purchase price for acquired companies as if the 1996 Acquisitions and the 1997 Acquisitions were completed at the beginning of the respective periods. The intangible assets related to the 1996 Acquisitions and the 1997 Acquisitions total approximately $23.7 million at June 30, 1997 and are being amortized over periods of three to 40 years.



(e) The adjustment to interest expense reflects the additional interest expense that would have been incurred had the consideration in the form of cash and notes for the acquisitions been paid at the beginning of the respective periods. The aggregate amount of borrowings and debt issued in connection with the acquisitions was approximately $34.8 million. Such borrowings bear interest at annual rates of 6.0% to 9.0%.


(f) The adjustment to interest expense reflects elimination of interest expense reflecting the retirement of certain outstanding debt of the Company and elimination of accrued dividends reflecting the redemption of the mandatorily redeemable preferred stock by applying a portion of the estimated net proceeds of the offering as more fully described under "Use of Proceeds," as if the offering had occurred at the beginning of the respective periods. The outstanding debt, which is to be retired by applying a portion of the estimated net proceeds, bears interest at an annual rate of 9.0%.

(g) Historical and pro forma net income (loss) per common share is computed, using the treasury stock method, by dividing net income (loss) applicable to common shares by the number of shares of Common Stock outstanding as of October 23, 1997 since all such shares issued on or prior to that date were issued at prices significantly below the offering price. The shares used in the computation of net income (loss) per common share on a pro forma as adjusted basis include only that portion of the shares being sold pursuant to the offering as would be necessary to pay the estimated expenses of the offering and to retire debt, including accrued interest, and redeem the mandatorily redeemable preferred stock, as more fully described under "Use of Proceeds."

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1997
                                 (IN THOUSANDS)


                                            HISTORICAL
                                  -------------------------------
                                    VALLEY FORGE                     ACQUISITION
                                       DENTAL          ACQUIRED       PRO FORMA                     OFFERING       PRO FORMA
                                  ASSOCIATES, INC.   PRACTICES(a)   ADJUSTMENTS(b)   PRO FORMA   ADJUSTMENTS(c)   AS ADJUSTED
                                  ----------------   ------------   --------------   ---------   --------------   -----------
                                                           ASSETS
Current assets:
  Cash and cash equivalents......     $  1,537          $  861         $   (857)      $ 1,541        $              $
  Accounts receivable, net.......        2,204           2,172             (545)        3,831
  Prepaid expenses and other
     current assets..............          214              93              (93)          214
                                       -------          ------          -------       -------       -------         -------
     Total current assets........        3,955           3,126           (1,495)        5,586
Property and equipment, net......        2,198           2,927             (714)        4,411
Excess of cost over fair value of
  net assets acquired and other
  intangible assets, net.........       22,368           2,705           20,957        46,030
Other assets.....................          874              47              (41)          880
                                       -------          ------          -------       -------       -------         -------
     Total assets................     $ 29,395          $8,805         $ 18,707       $56,907        $              $
                                       =======          ======          =======       =======       =======         =======
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
     debt and obligations under
     capital leases..............     $  1,591          $1,386         $ (1,170)      $ 1,807        $              $
  Accounts payable...............        1,206           1,091             (571)        1,726
  Accrued expenses and other
     current liabilities.........        3,358             167             (160)        3,365
  Other accrued liabilities......        1,397              --            2,464         3,861
  Income taxes payable...........          143             166             (166)          143
                                       -------          ------          -------       -------       -------         -------
     Total current liabilities...        7,695           2,810              397        10,902
Long-term debt, including
  obligations under capital
  leases.........................       18,566           4,396           11,680        34,642
Other long-term liabilities......        1,785              --            2,918         4,703
Deferred income taxes............          189              19              (19)          189
Commitments and contingencies....           --               5               (5)           --
Mandatorily redeemable preferred
  stock..........................          912              --               --           912
Mandatorily redeemable common
  stock..........................          659              --               --           659
Stockholders' deficit
  Common stock...................           38              52            7,867         7,957
  Capital in excess of par
     value.......................          730             843             (843)          730
  Retained earnings (accumulated
     deficit)....................       (1,179)            680           (3,288)       (3,787)
                                       -------          ------          -------       -------       -------         -------
  Total stockholders' equity
     (deficit)...................         (411)          1,575            3,736         4,900
                                       -------          ------          -------       -------       -------         -------
  Total liabilities and
     stockholders' equity........     $ 29,395          $8,805         $ 18,707       $56,907        $              $
                                       =======          ======          =======       =======       =======         =======



     See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

     (a) The historical balance sheet data for the acquired practices as of June 30, 1997 represent the combined June 30, 1997 balance sheets for practices acquired subsequent to June 30, 1997.

     (b) The acquisition pro forma adjustments represent the adjustments to reflect the Company's allocation of purchase price for practices acquired subsequent to June 30, 1997. Amounts allocated to the excess of cost over fair value of net assets acquired and other intangible assets have been assigned to patient lists, assembled work force, covenants not to compete and goodwill.

     (c) The adjustments to other assets, accrued expenses and other current liabilities, debt and mandatorily redeemable preferred stock reflect the reclassification of certain deferred offering costs to stockholders' equity, the retirement of certain debt together with accrued interest, and the redemption of mandatorily redeemable preferred stock of the Company by applying the estimated net proceeds of the offering as described under "Use of Proceeds," as if the offering had occurred on June 30, 1997. The adjustment to cash and cash equivalents represents the remaining estimated net proceeds of the offering after applying such proceeds as described under "Use of Proceeds."

                            SELECTED FINANCIAL DATA


     The selected actual financial data as of December 31, 1995, December 31, 1996 and June 30, 1997, and for the periods then ended, have been derived from the Company's Consolidated Financial Statements audited by Price Waterhouse LLP, independent accountants. These Consolidated Financial Statements and the Notes thereto appear elsewhere in this Prospectus.



     The selected pro forma as adjusted financial data have been derived from the Unaudited Pro Forma Financial Information appearing elsewhere in this Prospectus and give effect to 22 practices acquired through October 23, 1997. The pro forma statement of operations data do not purport to represent what the Company's results of operations would have been if such acquisitions had occurred as of the beginning of the respective periods or to project the Company's results of operations for any future period.



     The following selected financial data of the Company should be read in conjunction with the Company's Consolidated Financial Statements and Unaudited Pro Forma Financial Information and related Notes appearing elsewhere in this Prospectus.



                                                            YEAR ENDED                 SIX MONTHS ENDED JUNE 30,
                                SEPTEMBER 19, 1995       DECEMBER 31, 1996       --------------------------------------
                                  (INCEPTION) TO     -------------------------                                1997
                                DECEMBER 31, 1995                 PRO FORMA         1996        1997       PRO FORMA
                                      ACTUAL          ACTUAL    AS ADJUSTED(1)     ACTUAL      ACTUAL    AS ADJUSTED(1)
                                ------------------   --------   --------------   -----------   -------   --------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AND STATISTICAL DATA)
STATEMENT OF OPERATIONS DATA:
Net patient revenues..........        $  989         $ 15,448      $               $ 6,770     $13,141      $
                                        ----          -------       -------         ------     -------       -------
Network expenses:
  Dental network expenses.....           748           13,211                        5,835      11,079
  Depreciation................            33              155                           79         141
                                        ----          -------       -------         ------     -------       -------
Total network expenses........           781           13,366                        5,914      11,220
    Network operating
      income..................           208            2,082                          856       1,921
Corporate general and
  administrative expenses.....           509            1,554                          644       1,155
Amortization of intangible
  assets......................            26              196                           64         278
                                        ----          -------       -------         ------     -------       -------
    Income (loss) from
      operations..............          (327)             332                          148         488
Interest expense..............            41              495                          207         595
                                        ----          -------       -------         ------     -------       -------
    Income (loss) before
      taxes...................          (368)            (163)                         (59)       (107)
Income taxes..................            --              276                          129          --
                                        ----          -------       -------         ------     -------       -------
    Net income (loss).........          (368)            (439)                        (188)       (107)
                                        ----          -------       -------         ------     -------       -------
Accretion of mandatorily
  redeemable common stock.....            --               --                           --         153
                                        ----          -------       -------         ------     -------       -------
Dividends on preferred
  stock.......................            16               64                           32          32
                                        ----          -------       -------         ------     -------       -------
    Net income (loss)
      applicable to common
      shares..................        $ (384)        $   (503)     $               $  (220)    $  (292)     $
                                        ====          =======       =======         ======     =======       =======
    Net income (loss) per
      common share(2).........        $              $             $               $           $            $
                                        ====          =======       =======         ======     =======       =======
    Pro forma net income
      (loss) applicable to
      common shares...........        $              $             $               $           $            $
                                        ====          =======       =======         ======     =======       =======
    Pro forma weighted average
      number of shares(2).....
                                        ====          =======       =======         ======     =======       =======

                                                                                   JUNE 30, 1997
                                                 DECEMBER 31,         ----------------------------------------
                                              -------------------                    PRO          PRO FORMA
(IN THOUSANDS)                                 1995        1996        ACTUAL      FORMA(3)     AS ADJUSTED(4)
                                              -------     -------     --------     --------     --------------
BALANCE SHEET DATA:
Cash and cash equivalents...................  $   100     $   568     $  1,537     $ 1,541         $
Working capital.............................     (607)     (2,339)      (3,740)     (5,316)
Total assets(5).............................    3,805      12,162       29,395      56,907
Long-term debt..............................    1,741       6,611       18,566      34,642
Mandatorily redeemable preferred stock......      816         880          912         912
Stockholders' (deficit) equity..............      (24)       (309)        (411)      4,900


---------------

(1) Adjusted on a pro forma basis to give effect to acquisitions which occurred during 1996 and 1997 as if such acquisitions had occurred as of the beginning of the respective periods. These adjustments also include adjustments to further give effect to the reduction in interest expense and dividends on the mandatorily redeemable preferred stock resulting from the assumed use, as of the beginning of the respective periods, of the estimated net proceeds of the offering to retire outstanding debt and redeem the mandatorily redeemable preferred stock as described under "Use of Proceeds." The pro forma statement of operations data do not purport to represent what the Company's results of operations would have been if such acquisitions had occurred as of the beginning of the respective periods or to project the Company's results of operations for any future period. See "Unaudited Pro Forma Financial Information."



(2) For information concerning the number of shares used in the computation of net income (loss) per common share, see Note (g) of Notes to the "Unaudited Pro Forma Combined Statement of Operations" included under "Unaudited Pro Forma Financial Information" and Note 2 of Notes to the Company's Consolidated Financial Statements.


(3) Adjusted on a pro forma basis to give effect to acquisitions which occurred subsequent to June 30, 1997 as if they had occurred as of June 30, 1997.


(4) Adjustments on a pro forma as adjusted basis include all pro forma adjustments and further give effect to the sale of shares of Common Stock offered hereby and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." See "Unaudited Pro Forma Financial Information."



(5) Includes $22.3 million on an actual and $46.0 million on a pro forma and pro forma as adjusted basis of excess of cost over fair value of net assets acquired and other intangible assets at June 30, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.


OVERVIEW

     The Company is a leading provider of practice management services to multi-specialty dental practices in the United States. The Company seeks to develop networks of locally prominent dental practices in each of its markets by acquiring a large group dental practice (pedestal acquisition) and then densifying around it by acquiring smaller practices (densification acquisitions), adding additional dentists, acquiring patient records and relationships of retiring dentists and opening de novo (start-up) offices.


     The Company commenced operations and made its first acquisition in September 1995. Since its inception, the Company has acquired 22 practices with an operating history averaging 16 years, and has opened three de novo offices. As of October 23, 1997, the Company had 56 affiliated locations in nine markets with 178 dentists.



     The Consolidated Financial Statements include the accounts of the Company and all wholly owned and beneficially owned subsidiaries. Because of corporate practice of medicine laws in the states in which the Company operates, the Company does not own dental practices but instead enters into exclusive long-term management services agreements with professional corporations which operate the dental practices. Through the management service agreements, the Company has exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of dentistry practice as required by state law. Under the management services agreements, the Company establishes annual operating and capital budgets for the professional corporations and compensation guidelines for the licensed dental professionals. In addition, the Company has the contractual right to designate at any time, in its sole discretion, the licensed dentist who is the owner of the capital stock of the professional corporation at a nominal cost ("nominee arrangements"). Through the management agreements and the nominee arrangements, the Company has significant long-term financial interests in the professional corporations, which interests are unilaterally saleable and transferable by the Company and fluctuate based upon the actual performance of the operations of the professional corporations. All significant intercompany accounts and transactions have been eliminated.


     Because of the significant long-term financial interests in the affiliated dental practices described above, the Company presents its financial results on a consolidated basis with the dental practices. Therefore, the Company records net patient revenues unlike other practice management companies which record management fee revenues. Company net patient revenues represent amounts billed by the affiliated dental practices to patients and third-party payors for dental services rendered. Such amounts also include monthly capitation payments received from third-party payors pursuant to managed care contracts.


     Each of the Company's Networks incurs expenses including dental network expenses, depreciation and network general and administrative expenses. Dental network expenses consist of expenses incurred by the professional corporations and the affiliated dental practices including (i) dental compensation paid to dentists; (ii) auxiliary compensation, which includes compensation paid to hygienists, dental assistants and administrative personnel at the dental office and network administrative level; (iii) dental laboratory and supply expenses; and (iv) other general and administrative expenses including employment taxes and benefits, occupancy costs, insurance costs and expenses, payments under equipment leases, advertising costs, costs of management information systems, and other costs at both the dental office and the network administrative level in connection with maintaining local network functions that provide management, administrative and development services to the dental practices.

     Corporate general and administrative expenses primarily consist of personnel and other administrative expenses incurred by the Company in maintaining corporate oversight and certain Company-wide administrative functions that provide management, financial and development expertise to the networks and practices.


     When comparing the Company's performance to industry benchmarks, the Company adjusts the benchmark data to conform with its own practice of reporting net patient revenues rather than management fee income. Management fee income generally approximates the operating income of the professional corporation, as defined in the management service agreements. Management fee income typically is calculated by deducting third-party payor adjustments, allowances and settlements, as well as amounts retained by dental professionals, from gross patient revenue. The Company believes that the amounts retained by dental professionals typically include expenses such as salary, benefits and other payments to employed dentists and hygienists and contracted specialists, which expenses are recorded by the Company as part of dental network expenses.



     The Company believes that to analyze operating profitability in comparison to historical performance or industry benchmarks, network operating income
(loss), excluding any allocated corporate general and administrative expense, provides a useful measurement of the network operating performance. This measurement focuses on the core operations, without giving effect to the cost of financing and amortization of intangible assets, which may reflect differing accounting treatment throughout the industry.


RESULTS OF OPERATIONS

     As a result of the recent expansion of the Company's business through existing market development and acquisitions, and its limited period of affiliation with certain practices, the Company believes that the period-to-period comparisons set forth below may not be meaningful.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1996

  Net Patient Revenues


     Net patient revenues increased from $6.8 million for the six months ended June 30, 1996 to $13.1 million for the six months ended June 30, 1997, an increase of $6.3 million or 92.7%. Approximately $5.3 million of this increase was due to the effect of acquisitions which were closed during 1997 and the effect of acquisitions which were included in the 1997 results for a different number of months than in 1996 (the "1997 Acquisition Effect"). The remaining $1.0 million resulted from internal growth, $600,000 of which arose from the de novo offices in the Metro Washington, D.C. network.


  Dental Compensation


     Dental compensation expenses increased from $1.5 million for the six months ended June 30, 1996 to $3.1 million for the six months ended June 30, 1997, an increase of $1.6 million or 106.7%. The 1997 Acquisition Effect accounted for $1.3 million of this increase. The remaining increase resulted from increased compensation costs from the Company's 1996 base operations and from the Metro Washington, D.C. network's de novo offices. As a percentage of net patient revenues, dentist compensation increased from 22.2% to 23.6% for the six months ended June 30, 1996 and 1997, respectively.


  Auxiliary Compensation


     Auxiliary compensation expenses increased from $2.2 million for the six months ended June 30, 1996 to $3.8 million for the six months ended June 30, 1997, an increase of $1.6 million or 72.7%. The 1997 Acquisition Effect accounted for $1.5 million of the increase with the remaining increase resulting from additional network auxiliary compensation resulting from infrastructure expansion. As a percentage of net patient revenues, auxiliary compensation decreased from 33.1% to 29.1% for the six months ended June 30, 1996 and 1997, respectively.

  Laboratory Fees and Dental Supplies


     Laboratory fees and dental supplies increased from $875,000 for the six months ended June 30, 1996 to $1.5 million for the six months ended June 30, 1997, an increase of $625,000 or 71.4%. The 1997 Acquisition Effect accounted for $530,000 of this increase with the remaining increase resulting primarily from the Metro Washington, D.C. network's de novo offices. As a percentage of net patient revenues, laboratory fees and dental supply costs decreased from 12.9% to 11.3% for the six months ended June 30, 1996 and 1997, respectively.



  Other General and Administrative Expenses



     Other general and administrative expenses increased from $1.2 million for the six months ended June 30, 1996 to $2.7 million for the six months ended June 30, 1997, an increase of $1.5 million or 125%. The 1997 Acquisition Effect accounted for $1.1 million of this increase. The remaining increase resulted from costs which arose from the Company's 1996 base operations, including infrastructure expenses incurred in developing the Metro Washington, D.C. network's regional billing office, and operating costs of approximately $200,000 arising from the Metro Washington, D.C. de novo offices in 1997. As a percentage of net patient revenues, other general and administrative expenses increased from 17.9% to 20.2% for the six months ended June 30, 1996 and 1997, respectively.


  Depreciation Expense


     Depreciation expense increased from $79,000 for the six months ended June 30, 1996 to $140,000 for the six months ended June 30, 1997, an increase of $61,000 or 77.2%. Forty-eight thousand dollars of the increase arose from the 1997 Acquisition Effect, with the remaining $13,000 resulting from the de novo offices in the Metro Washington, D.C. network. As a percentage of net patient revenues, depreciation expense remained relatively constant at approximately 1.1% for the six months ended June 30, 1996 and 1997, respectively.


  Corporate General and Administrative Expenses

     Corporate general and administrative expenses increased from $644,000 for the six months ended June 30, 1996 to $1.2 million for the six months ended June 30, 1997, an increase of $556,000, or 86.3%. This increase resulted from the expansion of the Company's corporate infrastructure to manage the current and expected growth of the Company's businesses. The Company believes that this infrastructure will need to be further expanded in the future to sustain the Company's growth plans. As a percentage of net patient revenues, however, corporate general and administrative expenses decreased from 9.5% to 8.8% for the six months ended June 30, 1996 and 1997, respectively. This decline occurred because the Company was able to leverage its infrastructure investment over an increased revenue base.

  Amortization of Intangible Assets


     Amortization of intangible assets increased from $64,000 for the six months ended June 30, 1996 to $278,000 for the six months ended June 30, 1997, an increase of $214,000 or 334.4%. This increase resulted from the 1997 Acquisition Effect. As a percentage of net patient revenues, amortization of intangible assets increased from 0.9% to 2.1% for the six months ended June 30, 1996 and 1997, respectively.


  Interest Expense

     Interest expense increased from $207,000 for the six months ended June 30, 1996 to $595,000 for the six months ended June 30, 1997, an increase of $388,000 or 187.4%. Increased borrowings related primarily to acquisitions completed in 1997.

  Income Taxes

     The Company's effective tax rate is higher than the statutory federal rate primarily due to non-deductible amortization of excess cost of net assets acquired and state income taxes. There was no tax expense recorded for the six months ended June 30, 1997 as a result of losses for which the Company has recorded no tax benefits.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO PERIOD ENDED DECEMBER 31, 1995 (SEPTEMBER 19, 1995 TO DECEMBER 31, 1995)

  Net Patient Revenues

     Net patient revenues increased from $1.0 million for the period ended December 31, 1995 to $15.5 million for the year ended December 31, 1996, an increase of $14.5 million. Approximately $13.8 million of this increase was due to acquisitions completed in 1996 (the "1996 Acquisitions") and the inclusion of a full year of results for the Company's 1995 acquisitions in the 1996 financial results (the "1996 Acquisition Effect"). The remaining $700,000 increase resulted from revenue contributions from the Metro Washington, D.C. network's de novo offices.

  Dental Compensation


     Dental compensation expenses increased from $115,000 for the period ended December 31, 1995 to $3.4 million for the year ended December 31, 1996, an increase of $3.3 million. The 1996 Acquisition Effect accounted for $3.2 million of this increase, while the Metro Washington, D.C. network's de novo offices accounted for the remaining $100,000 increase. As a percentage of net patient revenues, dental compensation increased from 11.6% to 22.2% for the periods ending December 31, 1995 and 1996, respectively.


  Auxiliary Compensation


     Auxiliary compensation expenses increased from $310,000 for the period ended December 31, 1995 to $4.9 million for the year ended December 31, 1996, an increase of $4.6 million. The 1996 Acquisition Effect accounted for $4.3 million of this increase, while the Metro Washington, D.C. network's de novo offices accounted for the remaining $300,000 increase. As a percentage of net patient revenues, auxiliary compensation increased from 31.3% to 31.7% for the periods ending December 31, 1995 and 1996, respectively.


  Laboratory Fees and Dental Supplies


     Laboratory fees and dental supplies increased from $130,000 for the period ended December 31, 1995 to $1.9 million for the year ended December 31, 1996, an increase of approximately $1.8 million. The 1996 Acquisition Effect accounted for approximately $1.6 million of this increase, while the Metro Washington, D.C. network's de novo offices accounted for the remaining $200,000 increase. As a percentage of net patient revenues, laboratory fees and dental supply costs decreased from 13.2% to 12.2% for the periods ending December 31, 1995 and 1996, respectively.



  Other General and Administrative Expenses



     Other general and administrative expenses increased from $193,000 for the period ended December 31, 1995 to $3.0 million for the year ended December 31, 1996, an increase of approximately $2.8 million. This increase resulted entirely from the 1996 Acquisition Effect. As a percentage of net patient revenues, other general and administrative expenses remained constant at 19.5% for the periods ending December 31, 1995 and 1996, respectively.


  Depreciation Expense


     Depreciation expense increased from $33,000 for the period ended December 31, 1995 to $155,000 for the year ended December 31, 1996, an increase of $122,000. The 1996 Acquisition Effect accounted for $102,000 of this increase, with the remaining $20,000 resulting from depreciation expense on additional expenditures in the Metro Washington, D.C. de novo offices. As a percentage of net patient revenues, depreciation expense decreased from 3.3% to 1.0% for the periods ending December 31, 1995 and 1996, respectively.

  Corporate General and Administrative Expenses


     Corporate general and administrative expenses increased from $509,000 for the period ended December 31, 1995 to $1.6 million for the year ended December 31, 1996, an increase of approximately $1.1 million or 216.5%. After consideration of one time non-recurring start-up expenses in 1995, this increase resulted from (i) additional infrastructure investment of approximately $300,000 to support the Company's growth and (ii) the inclusion of additional expenses in 1996 relating to twelve full months of reporting.


  Amortization of Intangible Assets


     Amortization of intangible assets increased from $26,000 for the period ended December 31, 1995 to $196,000 for the year ended December 31, 1996, an increase of $170,000. This increase resulted from the 1996 Acquisition Effect. Amortization of intangible assets decreased as a percentage of net patient revenues from 2.6% to 1.3% for the periods ending December 31, 1995 and 1996, respectively.


  Interest Expense


     Interest expense increased from $41,000 for the period ending December 31, 1995 to $495,000 for the year ended December 31, 1996, an increase of $454,000. This increase was due primarily to interest on debt associated with the 1996 Acquisition Effect. As a percentage of net patient revenues, interest expense decreased from 4.2% to 3.2% for the periods ending December 31, 1995 and 1996, respectively.


  Income Taxes


     As a result of a reported loss before taxes, there was no provision for taxes recorded in 1995. The 1996 provision for income taxes was $276,000 or 1.8% of net patient revenues. The Company's effective tax rate is higher than the federal statutory rate due primarily to non-deductible amortization of excess cost of net assets acquired and state income taxes.


LIQUIDITY AND CAPITAL RESOURCES

     To date, the Company's operations and its 22 acquisitions have been financed primarily through internally generated cash and borrowings from the Company's major stockholders. The Company has borrowed approximately $33.1 million to date under subordinated note agreements with its major stockholders which provide for maximum borrowings of $38.0 million. In addition, the Company has in place and available a $10.0 million secured demand credit facility with PNC Bank, National Association ("PNC Bank") secured by all the assets of the Company. Payment of the demand promissory note under the demand credit facility with PNC Bank is guaranteed by certain of the Company's major stockholders. Borrowings under the subordinated notes payable to the major stockholders and the demand credit facility will be repaid using a portion of the net proceeds of the offering and both facilities will be terminated effective upon consummation of the offering. The Company is negotiating to obtain a new $30.0 million secured credit facility effective with the consummation of the offering. The Company has not received any commitments with respect to establishment of such a facility and there can be no assurance that such a facility will be established.

     At December 31, 1995, December 31, 1996 and June 30, 1997, the Company had a working capital deficit of approximately $607,000, $2.3 million and $3.7 million, respectively, and cash and cash equivalents, of approximately $100,000, $568,000 and $1.5 million, respectively.


     During the initial period of operations in 1995, cash used in operations was $118,000, primarily to fund initial start-up activity. For the year ended December 31, 1996 and the six months ended June 30, 1997, cash provided by operations was $116,000 and $341,000, respectively.


     Cash used in investing activities was $9.8 million for the six months ended June 30, 1997. During this period, $9.2 million was utilized for acquisitions and $600,000 was used to purchase additional property and equipment. Cash used in investing activities was $1.7 million in 1995 and $4.2 million in 1996. In 1995, primarily all of this cash was used to finance the Company's initial acquisition. During 1996, $3.9 million was utilized for acquisitions and $300,000 was used to purchase additional property and equipment.

     The Company expects that for the foreseeable future its principal uses of funds will be in connection with acquisitions, payments to be made pursuant to contingent payment arrangements for acquisitions, debt repayments and purchases of property and equipment. The Company expects that net proceeds of the offering remaining after application of net proceeds as described in "Use of Proceeds" will be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or guaranteed obligations of the United States. See "Unaudited Pro Forma Financial Information" for additional information concerning the effects on the financial condition of the Company of the application of the estimated net proceeds of the offering. The Company expects that cash generated from operations will be adequate to fund the Company's working capital requirements for the next year, and when coupled with the proceeds of the offering, will fund its requirements for acquisitions, Contingent Payment arrangements, debt repayments and purchases of property and equipment.



     The Company has paid cash and issued notes and shares of Common Stock to sellers in connection with acquisitions of practices by the Company to date. The Company is obligated to pay additional consideration to sellers of businesses contingent upon achievement of certain net revenues and pre-tax earnings goals over periods of one to three years from the dates of acquisition. Although the amount of additional consideration to be issued cannot be determined until the Contingent Payment periods terminate, the Company expects that the additional consideration issued to sellers pursuant to these arrangements, will constitute a substantial portion of the total consideration for such acquisitions. Payment under these Contingent Payment arrangements will be accounted for as adjustments to the purchase price of the acquired companies. If the criteria for the Contingent Payments with respect to each of the Company's acquisitions to date are achieved, but not exceeded, the Company will be obligated to make cash payments of approximately $4.9 million. In the event that financial criteria are not met, no cash or a lesser amount of cash would be paid. Greater amounts of cash would be paid if the financial criteria are exceeded. If the maximum Contingent Payments are due, the Company would be obligated to make cash payments of $5.0 million. If, in each case, the Contingent Payment goals are met, the acquired company will generate net patient revenues and pre-tax earnings significantly in excess of any Contingent Payments. However, there can be no assurances that the Company will generate sufficient cash to fund such obligations or that future acquisitions will not adversely affect cash generated from operations. See "Risk Factors -- Acquisition Consideration."


     The Company's strategy is to continue to grow its operations both through acquisitions and internal growth. See "Business -- Strategy." Management anticipates that the rate of acquisitions in the foreseeable future may be at least the rate experienced during the period from January 1997 through September 1997. Management anticipates that the terms of payment in connection with future acquisitions will continue to be a combination of cash, notes and shares of Common Stock with a portion of the purchase price to be paid at closing and a portion contingent upon achievement of Contingent Payment criteria. It is anticipated that funds required for future acquisitions and the integration of acquired practices into the Company will be provided from the proceeds of the offering, proceeds of future borrowings and internally generated funds. However, there can be no assurance that suitable acquisition candidates will be identified by the Company in the future, that suitable financing can be obtained by the Company or that any such acquisitions will occur. See "Risk
Factors -- Possible Inability to Implement Acquisition Strategy; Risks Associated with Integrating Acquisitions; and Capital Requirements Related to Growth Strategy."

                                    BUSINESS

OVERVIEW

     The Company is a leading provider of practice management services to multi-specialty dental practices in selected markets in Colorado, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania and Virginia. The Company seeks to achieve significant local market share by developing networks of prominent dental practices and pursuing growth through the introduction of professional management, operational enhancements and acquisitions. The Company provides its networks with operational assistance in staffing and scheduling, purchasing, advertising and marketing, recruiting, quality assurance and managed care contracting. While the Company maintains a multi-regional geographic focus, it recognizes that the delivery of dental care, like other areas of health care, is inherently local in nature, and, therefore, implements a flexible care delivery model which responds to local market needs and preferences. Additionally, by maintaining a strong focus on professional development and clinical excellence, the Company seeks to be the preferred choice of patients and the favored partner for dentists in each market it serves. In addition to general dentistry, the Company's dental practices provide specialty dental services including orthodontics, oral surgery, endodontics, periodontics and pediatric dentistry. At October 23, 1997, the Company had 22 affiliated practices with 178 dentists at 56 locations in nine markets.

     In order to accelerate its growth and take advantage of a growing trend toward consolidation among dental providers, the Company seeks to affiliate with prominent practices in targeted markets and to build networks around those practices to achieve economies of scale. To effectively develop its networks, the Company pursues both an immediate and longer-term integration strategy. Immediately after acquisition, the Company seeks to integrate each practice into its networks by converting the practice's financial reporting, operating, human resources, compliance and other practices and procedures to those of its own. On a longer-term basis, the Company strives to achieve strategic enhancements in all clinical, operational and financial areas of the practice.

INDUSTRY

     The Health Care Financing Administration estimates that the annual aggregate domestic market for dental services was approximately $45.9 billion for 1995, representing 4.2% of total health care expenditures in the United States and has grown at a compound annual growth rate of approximately 8.6% from 1980 to 1995. The size of the dental services industry is projected to reach $79.1 billion by 2005. The Company believes that the anticipated growth in the dental industry will be driven by several factors including: (i) an increase in the availability and types of dental insurance; (ii) an increasing demand for dental services from an aging population; (iii) the evolution of technology which makes dental care less traumatic and, therefore, more attractive to patients; (iv) an increased focus on preventive and cosmetic dentistry; and (v) the growth of managed care organizations that offer dental coverage to their members.

     The market for dental services in the United States consists of both general and specialty dentistry services. General dentistry services include preventive and diagnostic procedures such as cleanings, examinations and x-rays and restorative treatments such as fillings of cavities, gum therapy and crowns. Specialty dentistry services include orthodontics (the straightening of teeth and remedying of occlusion), periodontics (gum care), endodontics (treatments for diseases of tooth pulp, such as root canal therapy), oral surgery (tooth extraction) and pedodontics (care of children's teeth). Dental care services in the United States are generally delivered through a fragmented system of local providers, primarily solo or duo practices. According to the American Dental Association 1995 Survey of Dental Practice there were approximately 151,000 actively practicing dental professionals in the United States, 88.1% of whom practiced either alone or with one other dentist. In addition, there were approximately 4,700 dental groups of three or more practitioners.


     According to industry sources, approximately 30% of the estimated 117 million people covered by dental benefits in 1995 were enrolled in managed care programs. Enrollment in dental health maintenance organizations ("HMOs"), according to the National Association of Dental Plans, is estimated to have grown from 7.8 million in 1990 to 23.8 million in 1995.

     The Company believes that the trend toward consolidation in the dental services industry will continue and dentists will seek to affiliate with group practices such as the Company's due to (i) a desire on the part of dentists to focus on the clinical aspects of practicing dentistry and to be relieved of the growing administrative and regulatory burdens of practice; (ii) the changing demographic make-up of dental school graduates who are seeking more flexible working hours; (iii) increasing patient demands for more flexible evening and weekend hours; (iv) increasing demand by managed care for competitively priced, high quality dental care at multiple locations; and (v) reduced demand for solo and duo practices due to recent graduates' higher levels of dental school indebtedness and illiquidity.


BUSINESS STRATEGY

     The Company's business strategy is to be the leading dental practice management company in each of its markets by (i) providing local market responsive dental services; (ii) focusing on the provision of quality patient care; (iii) achieving leading market share by developing comprehensive networks;
(iv) immediately integrating acquired practices to achieve administrative and financial control and to align professional and operational incentives; (v) pursuing longer-term clinical, operational and financial enhancements to acquired dental practices; and (vi) capitalizing on managed care opportunities.

     - Provide Local Market Responsive Dental Services. The Company recognizes that the delivery of dental care, like other areas of health care, is inherently local in nature, and, therefore, the Company strives to adopt its model to the needs of local markets. The Company believes that different regions of the United States vary in the use of advertising, the penetration of managed care and other aspects of dental care. Accordingly, the Company tailors its services to the tastes, practices and traditions of providing dental care in each of its markets.

     - Focus on Quality Patient Care. To further strengthen the Company's reputation with patients and dentists, the Company is in the process of establishing various protocols and building clinical infrastructure to ensure a high level of patient care. The Company has formed a Clinical Advisory Board which is responsible for setting policy on such matters as quality assurance, outcomes measurements and monitoring, continuing education and training for dental professionals, evaluating new techniques and technologies and credentialing. The Company believes that such oversight and the resulting dialogue it will create will involve all constituents of the Company (including patients, dentists, dental assistants, hygienists and others) in the pursuit of clinical excellence.

     - Achieve Leading Market Share Through Developing Comprehensive
       Networks. The Company's strategy is to develop a comprehensive dental network in each of its markets. The Company believes that the economies associated with a leading market position will enable it to maintain programs in support of its other strategic objectives. To achieve this end, the Company seeks to align itself with clinical leaders and become the "employer of choice" for dental practitioners, provide a comprehensive service mix encompassing multiple dental specialties and achieve market density.

         Align with Clinical Leaders. The Company seeks to align itself with dentists who are considered to be clinical leaders and who have reputations for giving the highest level of care in their respective markets. The Company believes that dentists focus on the clinical reputation of the affiliated dental professionals when evaluating and aligning with dental practice management companies. By establishing clinical leadership, the Company believes it will become the dental practice management company of choice. With this identity, the Company believes it will be best positioned to achieve its objectives with respect to patient care, professional development and corporate growth and profitability.


         Become "Employer of Choice." While the Company does not employ dentists, it seeks to have its affiliated practices become the employers of choice for dentists in each of its markets. To achieve this, the Company's practices offer dentists more flexible working hours and programs such as an employee benefit package including a 401(k) savings plan, continuing education, management opportunities and an ability to relocate, all of which the Company believes is beyond the level of benefits generally available to practitioners in solo and duo practices. In addition, the Company offers the benefit of national networking of dental professionals which, through formal and informal sharing of resources, experience and expertise, is intended to ensure that the Company's practices develop and employ leading dental practitioners. In so doing, the Company expects to further attract acquisition candidates and minimize staffing dislocations for the practices.


         Provide Multi-Specialty Dental Services. The Company intends to provide a comprehensive service mix within its networks encompassing multiple dental specialties. In doing so, the Company believes that it will be able to better control the service quality and patient scheduling of all dental care services. Further, the Company believes it can retain a significant number of specialist referrals which are not captured by typical solo, duo or small group practices.

         Achieve Market Density. The Company believes that it is important not only to provide a comprehensive service mix, but also to provide such services throughout a defined market. The Company believes that location and convenience are important selection factors when choosing dental care. On a market by market basis, the Company's strategy includes acquiring a large group dental practice (pedestal acquisition) and then densifying around it by either acquiring smaller practices (densification acquisitions), adding additional dentists, acquiring patient records and relationships of retiring dentists and opening de novo offices, where appropriate.

     - Immediately Integrate Acquired Practices. The Company seeks to integrate acquired practices into its networks immediately after acquisition by converting cash management, billing, receivables and payables to common procedures; bringing dentists and practice employees into a uniform human resource and benefits program; and installing Company-wide financial and clinical information systems. Upon the closing of an acquisition, the Company and the acquired practice jointly formulate a plan of integration and corresponding time schedule, specifically designating the responsibilities and resources needed to ensure a rapid and seamless transition.

     - Pursue Longer-Term Network Enhancements. The Company believes that significant opportunities exist to realize clinical and operational enhancements at acquired practices over time. These enhancements are implemented to reduce the amount of time dentists are required to spend on administrative matters and to enable them to dedicate their time and efforts toward clinical excellence, patient satisfaction and the growth of their practices.

         Clinical Enhancements. Clinical enhancements are sought by the Company to ensure the best possible care to patients and to achieve the Company's goal of being the dental industry's clinical leader. Clinical enhancements include the development, in cooperation with dentists, of treatment protocols, and the institution of quality assurance and utilization review, professional development and mentoring programs.

         Operational Enhancements. The Company seeks to realize operational enhancements to augment the integration measures taken immediately after the closing of an acquisition. These enhancements include the centralization of administrative functions to free dentists from tasks that distract them from their primary responsibility of caring for patients. Enhancements also include optimizing scheduling and patient flow and adding specialists where appropriate to capture specialty revenue which had previously been referred outside the practice. The Company also seeks to realize significant network economies of scale in such areas as purchasing, marketing and advertising and office staffing levels and facility usage.

         Leverage Integration Experience. Members of the Company's management team and its Board of Directors have had extensive experience in the development of companies in fragmented health care services industries, including the development and implementation of acquisition and integration strategies and programs and the management of rapid internal growth in a health care services setting. The Company believes that its clinically oriented value system is beneficial in aligning the activities, interests and motivations of the dental professionals and employees of the individual practices with the strategic goals of the local network and the overall Company.

     - Capitalize on Managed Care Opportunities. The Company markets the services provided by its dental care networks to payors, with a focus on the managed care community. The Company believes that its marketing resources and contracting capabilities will allow its affiliated dental practices to participate in certain contractual managed care relationships in which they would not otherwise have been able to participate. The Company believes that the financial and clinical data generated by the Company's management information systems should enable the Company to negotiate managed care arrangements under terms favorable to the Company and its affiliated dental practices. The Company believes that contracting with managed care entities will facilitate entry into new markets and the expansion of existing networks.

THE PRACTICES

     The Company's affiliated practices provide a full range of dental care services. General dental care services provided include examinations, dental prophylaxis (cleanings), fillings, bonding, cosmetic treatment (i.e. whitening), placing crowns, and fitting and placing fixed or removable prostheses. Specialty dental care services provided include orthodontics, oral surgery, endodontics, periodontics and pediatric dentistry.

     As of October 23, 1997, the Company had 22 affiliated practices with 178 dentists at 56 locations in nine markets. The following table sets forth the markets in which the Company operates:

                                                    YEAR     NUMBER OF    NUMBER OF
PRACTICE NAME                                      FOUNDED    OFFICES    DENTISTS(1)   DATE ACQUIRED
-------------------------------------------------  -------   ---------   -----------   --------------
Metro Atlanta, Georgia
  Eugene Witkin, D.D.S., d/b/a Dental Care
     Center, Family Dentistry and Virginia Avenue
     Dentistry...................................    1985        3            14       February 1997
  Maurice E. Smith, D.D.S. ......................    1987        1             2       July 1997
  Douglass A. Quinn, D.D.S. .....................    1981        2             3       August 1997
  Felix W. Sibley, Jr., D.D.S., d/b/a Garden Walk
     Dental Associates...........................    1963        1             2       September 1997
  Miller & Powell, D.M.D., d/b/a Soft Touch
     Dentistry...................................    1988        1             2       September 1997
  David B. Wells, D.D.S. ........................    1993        1             1       September 1997
Metro Cleveland, Ohio
  Horizon Dental.................................    1976        4            27       March 1996
Metro Denver, Colorado
  Western Dental.................................    1963        5             9       January 1997
  Bernard B. Baros, D.D.S. ......................    1977        1             1       July 1997
  Delbert B. Williamson, D.D.S. .................    1996        1             1       September 1997
Central Florida
  United Dental Group............................    1963        4            12       January 1996
  Gentle Dental..................................    1985        4             6       August 1997
Metro Philadelphia, Pennsylvania
  Penn Dental....................................    1982        1             3       September 1995
  Century Dental.................................    1981        1             5       May 1997
  ProDent........................................    1981        4            20       October 1997
Metro Pittsburgh, Pennsylvania
  The Dentistry..................................    1981        3             7       April 1997
Northern New Jersey
  Poller Dental Group............................    1985        4            32       October 1997
Southern Virginia-Richmond
  Comprehensive Family Dentistry(2)..............    1993        3             8       May 1997
  Kenneth E. Copeland, D.D.S. ...................    1965        1             1       September 1997
  Kenneth Bradley Reynolds, D.D.S. ..............    1993        3             3       September 1997

                                                    YEAR     NUMBER OF    NUMBER OF
PRACTICE NAME                                      FOUNDED    OFFICES    DENTISTS(1)   DATE ACQUIRED
-------------------------------------------------  -------   ---------   -----------   --------------
Metro Washington, D.C.

  Northern Virginia Dental Group(3)..............    1993        7            15       September 1995
  Cross Keys Dental Associates...................    1968        1             4       October 1997

---------------
(1) Includes part-time dentists.

(2) Represents the three dental offices of the practice of Kenneth Tralongo, D.D.S.

(3) Consists of office locations operating as Hallmark Dental Group, Stafford Dental Associates, Gallows Dental Group and Alexandria Dental Centre.

NETWORK DEVELOPMENT

  Acquisition Criteria and Process

     The Company's initial evaluation of acquisition candidates is based on its ranking of markets across the United States. This ranking weighs such factors as general population demographics, demographics of dental professionals, general economic factors and other considerations. Within a given market, the Company evaluates the attractiveness of an acquisition candidate based on its professional standing and reputation in the community, its financial condition and profitability, its growth and efficiency potential and its ability to contribute to the clinical and operational objectives of the Company's network of practitioners and offices within the market. The Company structures acquisition consideration to promote the alignment of the practices' clinical, operational and economic objectives with those of the local network and the overall Company.

     The Company actively seeks to identify potential acquisition candidates through the efforts of its own personnel and by using its contacts, contacts of existing affiliated dentists and by using outside consultants to target practices. Once a decision is made to enter a market, the Company typically establishes a pedestal position in the market through the acquisition of a high-quality group practice with a history of efficient operations. The Company then densifies the market around the pedestal through complementary acquisitions of smaller practices sharing many of the qualities of the pedestal. After the Company has acquired a practice in a particular market, it seeks to integrate the practice into its network immediately after the acquisition by converting cash management, billing, receivables and payables to common procedures.

     As part of its network development, the Company provides incentive compensation arrangements to certain of its dentists which are designed to align the interests of the dentists with the Company's business strategy. These arrangements may include stock option grants and other bonus arrangements payable in cash based on practice performance.


     The following table sets forth for each of the periods indicated the number of (i) offices managed by the Company, (ii) de novo offices opened, (iii) offices acquired, and (iv) chairs at the Company's practices:


                                                                         PERIOD FROM
                                                   PERIOD FROM         JANUARY 1, 1996       PERIOD FROM
                                              SEPTEMBER 19, 1995 TO          TO           JANUARY 1, 1997 TO
                                                DECEMBER 31, 1995     DECEMBER 31, 1996    OCTOBER 23, 1997
                                              ---------------------   -----------------   ------------------
Offices at beginning of the period..........             0                     6                   16
De novo offices opened......................             1                     2                    0
Acquired offices............................             5                     8                   40
Offices at the end of the period............             6                    16                   56
Chairs at the end of period.................            30                   126                  404

  Management Services Agreements

     Because of state corporate practice of medicine laws, the Company does not own the affiliated dental practices but instead enters into a management or administrative services agreement with each of the professional corporations which operate its affiliated dental practices pursuant to which the Company is the exclusive manager or administrator of all operations of the practice, except for matters related to the professional aspects of dental practice. The Company anticipates that it will have a similar agreement with each new affiliated dental practice.

     Pursuant to the management and administrative services agreements, the Company has assumed financial and other responsibility for the following (subject to limitations imposed by applicable state law): facilities, equipment and supplies; advertising, marketing and sales; training and development; operations management; provision of support services; risk management; application and maintenance of applicable local licenses and permits; negotiation of contracts between the affiliated dental practices and third parties, including third-party payors, alternative delivery systems and purchasers of group health care services; establishing and maintaining billing and collection policies and procedures; fiscal matters, such as annual operating and capital budgeting, maintaining financial and accounting records, and arranging for the preparation of tax returns; and maintaining insurance. The Company does not assume any authority, responsibility, supervision or control over the provision of dental services to patients for diagnosis, treatment, procedure or other health care services, or the administration of any drugs used in connection with any dental practice.

     The Company's typical management or administrative services agreement is for an initial term of 40 years, and thereafter continues in effect unless terminated upon one year prior notice by either the Company or the affiliated dental practice. Additionally, the management and administrative services agreements may be terminated by the Company or the affiliated dental practice in the event of the bankruptcy or material default in the performance of the material duties of the nonterminating party. The stockholder of the professional corporation which operates an affiliated dental practice is often the leading dentist in the network. In all cases, the Company has a contractual right to designate another licensed dentist to own the capital stock of the professional corporations.

     The fees received by the Company for the provision of the services pursuant to the management and administrative services agreements vary depending upon applicable state law. The Company is paid for the services it provides based on one of the following compensation arrangements: (i) the majority of the agreements provide for a fee equal to cash receipts less the amounts necessary to pay professional compensation and other professional expenses and (ii) others provide for a fee equal to the sum of a license fee per location, reimbursement of all of the Company's direct costs allocated to the affiliated dental practice, reimbursement of all of the Company's direct costs incurred in acquiring or leasing facilities, providing purchasing services and maintaining furniture, fixtures and equipment provided to the practice, reimbursement of all of the Company's direct costs incurred in providing marketing services with a 15% markup on the cost of providing marketing services to allow for a reasonable profit and a flat administrative fee per location intended to compensate the Company for its unallocated overhead and a reasonable profit. The fees are structured to comply with state laws.

  Employment Agreements


     In connection with acquisitions, the Company requires the affiliated dental practices to enter into employment agreements with the selling dentists. These employment agreements are typically for periods ranging from three to five years and include noncompetition provisions for up to two years following termination within a specified geographic area. The agreements typically provide the dentist with compensation based upon a percentage of billings actually collected. When a dentist performs management duties in addition to chairside services, the dentist is typically paid a fixed salary for the performance of such non-dental services plus incentive compensation.


NETWORK ENHANCEMENTS

     In parallel with certain steps taken immediately after an acquisition, the Company introduces an array of clinical and operational enhancements that address practice fundamentals and that are intended to enable dentists to achieve higher levels of effectiveness as clinicians.

  Staffing and Scheduling

     The Company believes that solo, duo and small group practices often are not very effective in optimizing their staffing ratios and patient scheduling. The Company has established targets for the optimal number of general dentists, specialist dentists, dental assistants and hygienists so as to provide high levels of quality care and patient confidence while practicing within the Company's standards of efficiency. In addition, the Company assists practices in adjusting their scheduling procedures based on the dental procedure in order to maximize revenue per dental chair, provide immediate treatment for emergencies and minimize the number of days for the "first available appointment." This may involve expanding office hours, optimizing the flow of patients through the offices and assisting dentists in the more efficient use of dental assistants and hygienists.

  Retention of Specialist Referrals

     The Company believes that a significant number of specialist referrals are not captured by typical solo, duo or small group practices. To address any voids within a network's service mix, the Company will attempt to affiliate with specialists such as orthodontists, periodontists, endodontists, oral surgeons and pedodontists. If a network does not have sufficient patient volume to support a particular specialist, the Company will arrange for a contract with a specialist to provide services on a part-time basis. When sufficient patient volume is achieved, the Company's network specialist, working as a member of the network's professional staff, either rotates among offices or provides services out of a single office. The Company is actively pursuing the concept of specialty centers as part of its network.

  Purchasing

     The integration of dental practices into networks within markets enables the Company to take advantage of economies of scale that are generally not available to solo or duo practices. The Company is able to purchase dental supplies, laboratory services, insurance, office furniture, equipment, information systems and advertising at reduced costs. The Company also can obtain employee benefits at a lower cost than solo, duo or smaller group practices typically can obtain for themselves and their employees.

  Advertising and Marketing

     The Company assists the affiliated dental practices in developing and implementing targeted advertising and marketing programs. The Company's primary marketing programs, which include patient newsletters and patient recall programs, are focused on the retention and reactivation of existing patients. The Company also uses external marketing programs such as direct mailing and yellow page advertising that are designed to identify the convenience of individual locations, payment plans and service hours, and the high standards of care at the practices in an attempt to generate new patients. Although to date the practices have retained the names of the practices used prior to acquisition, the Company is considering, on a market by market basis, the use of regional brand names to increase the efficiency of advertising and marketing, the awareness by the public of the Company's dental offices in the region, and the identification of patients with the group practice rather than with individual dentists.

  Recruiting

     The Company recruits dentists to both grow its practices and to ensure that the operating lives of its practices extend beyond the tenure of the individual dentists. The Company believes many dentists in the early stages of their careers, being burdened by increasing levels of educational debt, face significant financial constraints to starting their own practices or buying into existing practices. Further, the Company believes that the practice of dentistry in its network of affiliated dental practices offers dentists relief from the burden of administrative and management responsibilities and the opportunity to focus almost exclusively on practicing dentistry. An affiliation with the Company's practices offers dentists the additional advantages of flexible working hours and employee benefits such as health insurance, continuing education and payment of professional membership fees. For a specialist, the Company's networks offer the prospect of a steadier stream of referrals than he or she may have practicing independently.

  Quality Assurance

     The Company requires the dentists and hygienists at each of the affiliated offices to develop and implement clinical management procedures and treatment protocols, as well as uniform business and administrative standards under which dental services are provided. These procedures, protocols and standards vary from region to region and are determined by the dental directors in each region in consultation with and under the guidance of the Clinical Advisory Board. They include treatment planning, diagnostic screening, radiographic records, record keeping, specialty referrals and dental hygiene protocols. State licensing authorities require dentists to undergo annual training. As part of its clinical enhancement, the Company institutes quality assurance and utilization review programs. The development of treatment protocols and the provision of professional development and mentoring programs creates an enhanced clinical environment for the practices to provide the best possible patient care.

  Capitalize on Managed Care Opportunities

     The Company believes that contracting with managed care payors provides it with an opportunity to better utilize the capacity of the existing practices and to build new practice locations more rapidly with increased patient flow and revenues. The Company critically evaluates every managed care contract and relationship to ensure consistency with the Company's clinical, operational and financial objectives.

MANAGEMENT INFORMATION SYSTEMS

     The Company utilizes a leading commercially available management information system package for dental practice management at 28 of its offices, and plans to use the system at the other existing dental offices and at offices the Company intends to acquire. The Company utilizes this system to track data related to each office's operation and financial and clinical performance. Full implementation typically takes two to three months at a newly acquired office. The system provides patient and practitioner scheduling, clinical record-keeping, and revenue and collection data on a year-to-date basis. The Company uses the system to manage billing and collections, including electronic insurance claims processing. In addition, the Company uses the system to provide information for case management and treatment planning.

REIMBURSEMENT

     One of the differentiating factors between dentistry and general medicine is in the nature of the various forms of reimbursement. In general medicine, reimbursement represents true insurance coverage, where actuarial based calculations form the basis for setting premiums to cover costs and provide a fair return to the insurer. In general medical coverage, the practice is to have the patient first cover his or her deductible above which the insurer goes at risk for the costs of care. The insurer is therefore at risk for the high costs of emergency care, hospital in-patient treatment and specialist fees. In an environment with rapidly escalating costs, the insurer attempts to reduce its risk by increasing premiums to keep the actuarial calculation balanced in its favor.


     In dentistry, reimbursement takes the form of payment assistance and does not attempt to provide the insured a "stop-loss" guarantee. The practice in dental plans is to have the insurer pay for basic procedures such as diagnostic and preventive services or for services up to a total dollar limit in a given time period, beyond which the patient bears the cost. Thus, in general medicine the patient pays the first dollars and the insurer bears the risk of the more costly procedures, whereas in dentistry the insurer pays the first dollars and the patient bears the risk of the more costly procedures. Although the dentist must intelligently analyze the demographics of the population of a plan to protect against exposure to adverse selection, just as is done in general medicine, the risks of incurring substantial cost faced by insurers and employers in general medicine is minimal in dentistry.


     While there are many hybrid sources of payment, the basic options in the market fall into four categories: indemnity insurance and "out-of-pocket", both of which are found in a fee-for-service ("FFS") environment, preferred provider organizations ("PPO"), health maintenance organizations ("HMO") and capitation (the latter three commonly referred to as "managed care"). In an FFS environment, the payor usually reimburses for usual, customary and reasonable charges ("UCR") for preventive care and in a lesser amount of UCR for other procedures (the patient incurs the difference as a co-payment). In such a setting, the patient may choose any dental provider.

     PPOs offer plans that cover the cost of preventive care at fees that are discounted from FFS levels. Under these plans, patients make no co-payment for preventive care but pay substantially higher co-payments for more advanced procedures than FFS patients. If patients choose "out-of-network" dentists, they are required to pay a premium to the discounted FFS schedule of charges.

     HMOs negotiate a set fee per member per month for all services with dentists and prepay monthly amounts, based on this per member per month fee, to the participating dentist for a fixed pool of patients. Typically, the per member per month fee is based on an actuarial analysis (assessment of risk associated with the particular demographic profile of the patient pool) and is adjusted for changes in the profile of the patient population over time. HMO patients generally are not required to pay co-payments for diagnostic and preventive procedures but, may be required to pay a substantially higher co-payment for the more advanced procedures than PPO patients. HMO patients must visit dentists in the HMO network to obtain benefits.

     Capitation plans are similar to HMOs in that there is a negotiated, pre-paid per member per month fee paid to the participating dentist but differ in that the dentist assumes all the risk. Under capitation plans, patients have no deductibles. As with HMOs, patients must visit dentists on the panel to obtain benefits.

COMPETITION

     The dental services industry is highly competitive and subject to continual change in the manner in which services are delivered and providers are selected. The Company is under competitive pressures for the acquisition of the assets of, and the provision of management services to, additional dental practices. Certain national companies in the dental industry, some of which may have greater resources than the Company, are developing multi-regional networks of dental facilities in markets which include the Company's markets. As the Company seeks to expand its operations into new markets it is likely to face competition from dental practice management companies which already have established a strong business presence in such locations. With respect to competition for patients, the Company believes that the primary competitive factors are patient satisfaction, quality of care, cost effectiveness and convenience. The primary competitors of the affiliated dental practices in most markets are individual practitioners or small, regional multi-site practices.

GOVERNMENT REGULATION

  General

     The practice of dentistry is regulated extensively at both state and federal levels. Regulatory oversight includes, but is not limited to, considerations of fee-splitting, corporate practice of dentistry, anti-kickback and anti-referral legislation and state insurance regulation.


     Every state imposes licensing and other requirements on individual dentists and dental facilities and services. In addition, federal and state laws regulate HMOs and other managed care organizations for which dentists may be providers. In connection with its operations in existing markets and expansion into new markets, the Company may become subject to compliance with additional laws, regulations and interpretations or enforcements thereof. The ability of the Company to operate profitably will depend in part upon the Company and its affiliated dental practices obtaining and maintaining all necessary licenses, certifications and other approvals and operating in compliance with applicable health care regulations.


     Dental practices must meet federal, state and local regulatory standards in the areas of safety and health. Historically, those standards have not had any material adverse effect on the operations of the dental practices managed by the Company. Based on its familiarity with the operations of the dental practices managed by the Company, management believes that it, and the practices it manages, are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to safety and health.

  Fee-Splitting; Corporate Practice of Dentistry

     The laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities such as the Company from engaging in the practice of dentistry or employing dentists to practice dentistry. The specific restrictions against the corporate practice of dentistry as well as the interpretation of those restrictions by state regulatory authorities vary from state to state. The restrictions are generally designed to prohibit a non-dental entity from controlling the professional practice of a dentist, employing dentists to practice dentistry (or, in certain states, employing dental hygienists or dental assistants), controlling the content of a dentist's advertising or sharing professional fees. A number of states limit the ability of a person other than a licensed dentist to own equipment or offices used in a dental practice. Some of these states allow leasing of equipment and office space to a dental practice under a bona fide lease. The laws of many states also prohibit dental practitioners from paying any portion of fees received for dental services in consideration for the referral of a patient. In addition, many states impose limits on the tasks that may be delegated by dentists to dental assistants.

     State dental boards do not generally interpret these prohibitions as preventing a non-dental entity from owning non-professional assets used by a dentist in a dental practice or providing management services to a dentist provided that the following conditions are met: a licensed dentist has complete control and custody over the professional assets; the non-dental entity does not employ or control the dentists (or, in some states, dental hygienists or dental assistants); all dental services are provided by a licensed dentist; and licensed dentists have control over the manner in which dental care is provided and all decisions affecting the provision of dental care. In general, the state dental practice acts do not address or provide any restrictions concerning the manner in which companies account for revenues from a dental practice subject to the above-noted restrictions relating to control over the professional activities of the dental practice, ownership of the professional assets of a dental practice and payments for management services.

     The Company does not control the clinical aspects of the practice of dentistry or employ dentists to practice dentistry. Moreover, in states in which it is prohibited, the Company does not employ dental hygienists or dental assistants. The Company provides management and administrative services to dental practices, and believes that the fees the Company charges for those services are consistent with the laws and regulations of the jurisdictions in which it operates. Although the Company believes that its operations comply in all material respects with the above-described laws to which it is subject, there can be no assurance that a review of the Company's business relationships by courts or other regulatory authorities would not result in determinations that could prohibit or otherwise adversely affect the operations of the Company or that the regulatory environment will not change, requiring the Company to reorganize or restrict its existing or future operations.

     The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Company's business or its relationships with dentists or dental practices will not be successfully challenged or that the enforceability of the provisions of any management services agreement will not be limited. The laws and regulations of certain states in which the Company may seek to expand may require the Company to change the form of relationships entered into with dental practices in a manner which may restrict the Company's operations or how providers may be paid in those states or may prevent the Company from acquiring the non-dental assets of such practices or managing dental practices in those states. Similarly, there can be no assurance that the laws and regulations of the states in which the Company presently maintains operations will not change or be interpreted in the future either to restrict or adversely affect the Company's existing or future relationships with dental practitioners in those states. Any change in the Company's relationships with its affiliated dental practices resulting from the interpretation of corporate practice of dentistry and fee-splitting statutes and regulations could have a material adverse effect on the Company's business and results of operations.

  Anti-Kickback and Anti-Referral Legislation


     Federal and many state laws prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for, or in order to induce (i) the referral of a person for services; (ii) the furnishing or arranging for the furnishing of items or services; or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item, in each case, reimbursable under Medicare, Medicaid or other federal and state health care programs. These provisions apply to dental services covered under the Medicaid program in which the Company participates. The federal government has increased scrutiny of joint ventures and other transactions among health care providers in an effort to reduce potential fraud and abuse related to Medicare and Medicaid costs. Many states have similar anti-kickback laws, and in many cases these laws apply to all types of patients, not just Medicare and Medicaid beneficiaries.

     The applicability of these federal and state laws to transactions in the health care industry such as those to which the Company is or may be a party has not been the subject of judicial interpretation. There can be no assurance that judicial or administrative authorities will not find these provisions applicable to the Company's operations, which could have a material adverse effect on the Company's business. Under current federal law, a physician or dentist or member of his or her immediate family is prohibited from referring Medicare or Medicaid patients to any entity providing "designated health services" in which the physician or dentist has an ownership or investment interest, including the physician's or dentist's own group practice, unless such practice satisfies the "group practice" exception. The designated health services include the provision of clinical laboratory services, radiology and other diagnostic services (including ultrasound services), radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, certain equipment and supplies, prosthesis, orthotics, outpatient prescription drugs, home health services and inpatient and outpatient hospital services. A number of states also have laws that prohibit referrals for certain services such as x-rays by dentists if the dentist has certain enumerated financial relationships with the entity receiving the referral, unless an exception applies. Any future expansion of these prohibitions to other health services could restrict the Company's ability to integrate dental practices and carry out the dental network development.

     Noncompliance with, or violation of, either the anti-kickback provisions or restrictions on referrals can result in exclusion from the Medicare and Medicaid programs as well as civil and criminal penalties. Similar penalties apply for violations of state law. While the Company makes every effort to comply with the anti-kickback and anti-referral laws a determination of violation of these laws by the Company or its affiliated dental practices could have a material adverse effect on the business and results of operations of the Company.

  State Insurance Regulation

     In addition, there are certain regulatory risks associated with the Company's role in negotiating and administering managed care and capitation contracts. The application of state insurance laws to reimbursement arrangements other than various types of fee-for-service arrangements is an unsettled area of law and is subject to interpretation by regulators with broad discretion. As the Company or its affiliated practices contract with third-party payors, including self-insured plans, for certain non-fee-for-service arrangements, the Company or the affiliated dental practice may become subject to state insurance laws. In the event that the Company or the affiliated practices are determined to be engaged in the business of insurance, such parties could be required either to seek licensure as an insurance company or to change the form of their relationships with third-party payors and may become subject to regulatory enforcement actions. In such event, the Company's revenues would be adversely affected.

  Health Care Reform Proposals


     The United States Congress has considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third-party payors may take in anticipation of or in response to any health care reform proposals or legislation. Health care reform legislation adopted by Congress could have a material adverse effect on the operations of the Company, and changes in the health care industry, such as the growth of managed care organizations and provider networks, may result in lower payment levels for the services of dental practitioners affiliated with dental practices managed by the Company and lower profitability for affiliated practices and the Company.


  Regulatory Compliance

     The Company regularly monitors developments in laws and regulations relating to dentistry. The Company may be required to modify its agreements, operations or marketing from time to time in response to changes in the business, statutory and regulatory environments. The Company plans to structure all of its agreements, operations and marketing in accordance with applicable law, although there can be no assurance that its arrangements will not be successfully challenged or that required changes may not have a material adverse effect on operations or profitability.

EMPLOYEES

     At October 23, 1997, the Company had 342 employees. Of these, 6 are corporate management, 60 are field management, 259 are administrative and clerical and 17 are laboratory personnel. At October 23, 1997, the Company's dental practices had 533 employees. Of these, 157 are dentists and 376 are other clinical personnel. In addition, the dental practices have independent contractor relationships with 21 dentists. None of the Company's employees is represented by a labor union and the Company is not aware of any current activity to organize any of its employees. Management considers relations between the Company and its employees to be good.

PROPERTIES

     The Company's principal executive offices are located at 1018 West Ninth Avenue, King of Prussia, Pennsylvania in approximately 4,000 square feet occupied under a lease which expires on February 28, 2003. In addition, the Company and the Company's dental practices lease office space at the locations of each dental office. The Company owns the location of one dental office, subject to a mortgage, in Voorhees, New Jersey. See Note 5 of the Company's Consolidated Financial Statements for information concerning the Company's leases for its facilities. The Company does not anticipate that it will experience any difficulty in renewing any such leases upon their expiration or obtaining different space on comparable terms if such leases are not renewed.

INSURANCE

     The provision of dental services entails an inherent risk of professional malpractice, and other similar claims. Although the Company does not practice dentistry, the Company could be involved as a defendant in malpractice claims. The Company believes that it and the affiliated dental practices maintain the types and amounts of insurance customary in the dental services industry. The Company maintains professional malpractice and general liability insurance for itself and it or the affiliated practices maintain professional liability insurance covering dentists, hygienists and dental assistants at the dental offices. Certain types of risk and liabilities are not covered by insurance, however, and there can be no assurance that coverage will continue to be available upon terms satisfactory to the Company or that the coverage will be adequate to cover losses. Malpractice insurance, moreover, can be expensive and varies from state to state. Successful malpractice claims asserted against the dentists, the practices or the Company may have a material adverse effect on the Company's business, financial condition and operating results. While the Company believes its insurance policies are adequate in amount and coverage for its current operations, there can be no assurance that the coverage maintained by the Company will be sufficient to cover all future claims or will continue to be available in adequate amounts or at a reasonable cost.

LEGAL PROCEEDINGS


     From time to time, the Company and the Company's dental practices are parties to certain claims, suits and complaints which arise in the ordinary course of business. The dentists employed by the affiliated dental practices are from time to time subject to malpractice claims, which, if successful, could result in damage awards exceeding, perhaps substantially, applicable insurance coverage. Currently, there are no such claims, suits or complaints which, in the opinion of management, would have a material adverse effect on the financial position, liquidity or results of operations of the Company or the Company's dental practices, as the case may be.

                                   MANAGEMENT

     Members of the Company's management team and its Board of Directors have had extensive experience in the strategic development of companies in fragmented health care services industries, including development and implementation of acquisition and integration strategies and programs and management of rapid internal growth in a health care services setting.

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the directors and executive officers of the Company:

               NAME                  AGE                          POSITION
-----------------------------------  ---     --------------------------------------------------
Stephen F. Nagy(1).................  53      Chairman of the Board and Director
Joseph J. Frank(1)(2)..............  44      President, Chief Executive Officer and Director
Robert K. Mehlman, D.D.S...........  51      Senior Vice President -- Business Development
Douglas P. Gill(1)(2)..............  48      Vice President, Secretary and Director
W. Gary Liddick....................  43      Vice President and Chief Financial Officer
Keith Libou, D.M.D.................  39      Vice President -- Operations
Jeanne Marie Welsko................  42      Vice President -- Human Resources
Stathis Andris(1)(3)...............  58      Director
Colin C. Blaydon(2)................  57      Director
Timothy E. Foster(3)...............  45      Director
Stephen E. O'Neil(2)(3)............  65      Director

---------------
(1) Member of the Acquisition Committee

(2) Member of the Compensation Committee

(3) Member of the Audit Committee

     The following is a brief summary of the business experience of each of the directors and executive officers of the Company:

     STEPHEN F. NAGY has been Chairman of the Board and a director of the Company since January 1996. He also served as Chief Executive Officer of the Company from January 1996 to October 1997. Mr. Nagy has been Chairman of the Board and a director of CulturalAccessWorldwide, Inc., a leading outsource marketing service company, since December 1996. He was Chairman of the Board of The Pet Practice, Inc. ("Pet Practice"), a leading national provider of veterinary services, from March 1995 until July 1996 and a director and officer of Pet Practice from October 1993 until July 1996 when Pet Practice was acquired by Veterinary Centers of America, Inc. Mr. Nagy has been Managing Partner and Executive Vice President of Foster Management Company, an investment advisor, and general partner of investment funds managed by it since 1989. He was President of Foster Medical Corporation from 1982 to 1984 and Executive Vice President of Avon Products, Inc. from 1984 to 1986, after Avon's acquisition of Foster Medical Corporation. From 1971 to 1980, Mr. Nagy was with Booz, Allen and Hamilton, Inc., serving as a Vice President from 1976 to 1980.

     JOSEPH J. FRANK has been President and Chief Executive Officer of the Company since October 1997. He served as President and Chief Operating Officer of the Company from June 1996 to October 1997. Mr. Frank has been a director of the Company since June 1996. Mr. Frank was Senior Vice President of Surgical Care Affiliates ("SCA"), an operator of free standing surgical centers from 1990 until January 1996 when SCA was acquired by HealthSouth Corp. Mr. Frank was responsible for development and acquisitions nationally for SCA. Mr. Frank served as a Vice President of Operations of SCA from 1984 to 1990.

     ROBERT K. MEHLMAN has been Senior Vice President -- Business Development of the Company since September 1995. From September 1995 to December 1996, he served as Vice President of Operations of the Company. Dr. Mehlman was in private dental practice in Northern Virginia from April 1994 until he joined the Company in September 1995. Dr. Mehlman was the National Dental Director of Aetna from 1990 until March 1994. Dr. Mehlman graduated from the University of Southern California Dental School.

     DOUGLAS P. GILL has been a director of the Company since August 1995. He was President of the Company from August 1995 through June 1996, and has been a Vice President of the Company since June 1996. Mr. Gill has been General Partner and Vice President of Foster Management Company since April 1994. From June 1984 to April 1994, Mr. Gill was a First Vice President and an investment banker with Janney Montgomery Scott, Inc.

     W. GARY LIDDICK has been Vice President of Finance of the Company since August 1995 and Chief Financial Officer of the Company since August 1997. Mr. Liddick also served as the Controller of the Company from August 1995 until May 1997. Mr. Liddick served as Vice President of Finance and Chief Financial Officer of Hearing Health Services, Inc. from August 1993 to October 1996. From 1991 to August 1993, Mr. Liddick was the Vice President of Operations of Rosenbluth International, a national travel agency. Mr. Liddick earned a degree in accounting from Lehigh University and is a Certified Public Accountant.

     KEITH LIBOU, D.M.D. has been the Vice President -- Operations of the Company since June 1997. From November 1992 to June 1997, Dr. Libou was employed by CIGNA Corporation in a variety of positions. He most recently served as Dental Director for the Eastern United States from January 1995 to June 1997.


     JEANNE MARIE WELSKO has been the Vice President -- Human Resources of the Company since October 1996. Prior to joining the Company, Ms. Welsko was employed by Apria Healthcare Group, Inc., a home health care provider, as Director of Human Resources from September 1995 until October 1996. Ms. Welsko worked for The Mellon Bank Corporation from 1987 until September 1995 in a variety of human resources positions.


     STATHIS ANDRIS has been a director of the Company since June 1996. Mr. Andris worked for American Express Company from 1981 to 1993 in a number of management positions. In 1993, Mr. Andris founded Venture Investment Associates, a family of private equity funds.

     COLIN C. BLAYDON has been a director of the Company since June 1996. Mr. Blaydon is the William and Josephine Buchanan Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College. He was the interim Dean of the Amos Tuck School of Business Administration from 1994 until July 1995 and has been on the faculty since August 1983. Mr. Blaydon has also served as Senior Advisor to Putnam, Hayes & Bartlett, Inc., an economic and management consulting firm, since May 1981. He served as Chairman of ITP, Systems, Inc., a systems integration and software developer, from February 1992 to August 1993. Mr. Blaydon serves on the Board of Directors of Mercantile Trust, N.A., ITP, Systems, Inc., The LTV Corporation and Tom's of Maine, Inc. He is also on the Board of Trustees of the Lowell Whiteman School and the Public Utility Policy Institute.


     TIMOTHY E. FOSTER has been a director of the Company since June 1996. He has been Chief Executive Officer of NovaCare, Inc. since May 1997. Between October 1994 and May 1997, he was President and Chief Operating Officer of NovaCare, Inc. He has been a director of NovaCare, Inc. since December 1984. Prior to becoming President of NovaCare, Inc., he served in a variety of finance and administrative roles at NovaCare, Inc. beginning in 1984. Since February 1993, he has also been a director of Apogee, Inc., a national provider of mental health services. Mr. Foster has been Managing Partner of Foster Management Company since June 1997.


     STEPHEN E. O'NEIL has been a director of the Company since June 1996. Mr. O'Neil has been a principal of The O'Neil Group, a private investment firm, since 1981. He is a director of NovaCare, Inc., Brown-Forman Corporation, Castle Convertible Fund, Inc., Spectra Fund, Inc., The Alger Fund, Inc. and The Alger American Funds.

COMMITTEES OF THE BOARD

     The Board has a Compensation Committee, an Audit Committee and an Acquisition Committee. The members of the Compensation Committee are Colin C. Blaydon, Joseph J. Frank, Douglas P. Gill and

Stephen E. O'Neil. The Compensation Committee makes recommendations to the full Board as to the compensation of senior management. The Stock Option Committee of the Compensation Committee administers the Company's Stock Option Plan and determines the persons who are to receive options and the number of shares subject to each option. The members of the Stock Option Committee are Stephen E. O'Neil and Colin C. Blaydon.

     The members of the Audit Committee are Stathis Andris, Timothy E. Foster and Stephen E. O'Neil. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies.

     The members of the Acquisition Committee are Stathis Andris, Joseph J. Frank, Douglas P. Gill and Stephen F. Nagy. The Acquisition Committee is authorized to approve acquisitions of businesses having an aggregate purchase price of less than $5 million.

     The Board of Directors does not have a Nominating Committee.

DIRECTOR COMPENSATION

     Directors of the Company do not receive fees for service as directors but are reimbursed for out-of-pocket expenses.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or awarded to the Chief Executive Officer and each of the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 1996.

                           SUMMARY COMPENSATION TABLE


                                                      ANNUAL COMPENSATION
                                                     ----------------------
      NAME AND PRINCIPAL POSITION         YEAR       SALARY($)     BONUS($)     ALL OTHER COMPENSATION(1)
---------------------------------------  -------     ---------     --------     -------------------------
Stephen F. Nagy........................    1996       $40,000(3)         0                  0
  Chairman of the Board(2)
Joseph J. Frank........................    1996        72,115       22,500(4)               0
  President and Chief
  Executive Officer(5)
Robert K. Mehlman, D.D.S...............    1996       143,577       54,000                  0
  Senior Vice President --
  Business Development(6)


---------------
(1) The aggregate value of perquisites and other personal benefits received by each of the named executive officers was less than the lesser of $50,000 or 10% of his total annual salary and bonus and, accordingly, has been omitted.

(2) Mr. Nagy served as Chief Executive Officer of the Company during 1996 and until October 1997.


(3) Represents a management fee of $3,333.33 per month paid in 1996 to Foster Management Company, of which Mr. Nagy is Managing Partner. The agreement to pay a monthly management fee will terminate upon the consummation of the offering. See "Certain Transactions." Mr. Nagy and the other directors of the Company receive reimbursement for out-of-pocket expenses incurred in connection with their service to the Company.


(4) Represents bonus accrued in 1996 and paid on January 17, 1997.

(5) Mr. Frank served as President and Chief Operating Officer during 1996 and until October 1997 when he became President and Chief Executive Officer of the Company.


(6) Dr. Mehlman served as Vice President -- Operations of the Company from September 1995 to December 1996.



     In May, 1996, the Company entered into an employment agreement with Mr. Frank which provides that Mr. Frank will serve as President and Chief Operating Officer. The agreement sets forth a base salary of $150,000 per year through the date of this offering and a base salary subject to review of the Company's Board of Directors thereafter. The agreement provides for a potential bonus equal to 30% of the base salary based upon Mr. Frank's achievement of certain mutually agreed upon goals. The agreement provides for certain severance payments, the amount of which depends upon Mr. Frank's length of service in the event Mr. Frank is terminated by the Company without cause, as defined in the agreement. Mr. Frank is also eligible to participate in the standard Company benefit package in place for senior executives, and entitled to three weeks vacation in the first three years of employment under the agreement and four weeks in subsequent years, and is allotted a car allowance of $600 per month. The agreement includes a noncompete covenant for the benefit of the Company where Mr. Frank will not be able to serve as a consultant, employee, officer, director or investor of any group dental practice or any entity engaged in the consolidation of dental providers for a period of two years after his termination of employment from the Company.


     In addition, the Company has entered into agreements, which are terminable at will, with each of W. Gary Liddick, Keith Libou, D.M.D. and Jeanne Marie Welsko which set forth, among other things, the base salary, bonus, equity participation and other employee benefit arrangements for each of them.

     See "Certain Transactions" for a description of the employment agreement between the Company and Dr. Mehlman.

STOCK OPTION PLAN

     Effective October 1, 1997, the Board of Directors and stockholders adopted the Valley Forge Dental Associates, Inc. Stock Option Plan (the "Stock Option Plan") to attract and retain key personnel.

     The following discussion of the material features of the Stock Option Plan is qualified by reference to the text of the Stock Option Plan filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


     Under the Stock Option Plan, options to purchase up to an aggregate of 600,000 shares of Common Stock may be granted to key employees of the Company or its subsidiaries or any affiliate of the Company, and to officers, directors, consultants and other individuals providing services to the Company.


     The Stock Option Committee of the Board of Directors administers the Stock Option Plan and determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may consider any factors it deems relevant, including present and potential contributions to the success of the Company. Options granted under the Stock Option Plan must be exercised within a period fixed by the Stock Option Committee, which may not exceed ten years from the date of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Stock Option Committee.


     Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of an optionee, may be exercised only by the optionee, except for transfers approved by the Stock Option Committee to certain permitted transferees (such as immediate family members and charitable institutions). The exercise price may not be less than the market value of the Common Stock on the date of grant of the option. In the case of incentive stock options granted to any holders on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company and its subsidiaries, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. The value of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable in by any one employee in any one year is limited by the Internal Revenue Code of 1986, as amended (the "Code"), to $100,000. Unless designated as "incentive stock options" intended to qualify under Section 422 of the Code, options which are granted under the Stock Option Plan are intended to be "nonstatutory stock options." The exercise price may be paid in cash, shares of Common Stock owned by the optionee, or in a combination of cash and shares.


     The Stock Option Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Stock Option Committee may, in its discretion, make adjustments with respect to the number of shares which may be issued under the Stock Option Plan or which are covered by outstanding options, in the exercise price per share, or both. The Stock Option Committee may in its discretion provide that, in connection with any merger or consolidation which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding securities of the surviving corporation (determined immediately following such merger or consolidation) or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, outstanding options under the Stock Option Plan will become exercisable in full or in part, notwithstanding any other provision of the Stock Option Plan or of any outstanding options granted thereunder, on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be.

     As of the date hereof, the Company has granted options to purchase 45,000 shares of Common Stock at an exercise price of $12.00 per share.


     The grant of a stock option under the Stock Option Plan will not generally result in taxable income for the optionee, nor in a deductible compensation expense for the Company, at the time of grant. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an nonstatutory stock option, the optionee will recognize ordinary income in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, and the Company will generally be entitled to a corresponding deduction. The treatment of an optionee's disposition of shares of Common Stock acquired upon the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonstatutory stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable incentive stock option holding period has been satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors of the Company for fiscal 1996 were Colin C. Blaydon, Joseph J. Frank, Douglas P. Gill and Stephen E. O'Neil.

     As discussed below under "Certain Transactions," the Company has engaged in a variety of transactions with the limited partnerships of which Stephen F. Nagy, Timothy E. Foster and Douglas P. Gill are general partners of the general partner and Foster Management Company, an investment advisor of which Mr. Nagy is Managing Partner, Mr. Foster is Managing Partner and Douglas P. Gill is General Partner. For a more detailed description of such relationships and transactions, see "Certain Transactions."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (i) as of October 23, 1997 and (ii) as adjusted to reflect the sale of the shares of Common Stock offered by the Company in the offering by (a) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) each director of the Company who beneficially owns Common Stock, (c) each of the persons named in the Summary Compensation Table and (d) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, all of such shares of Common Stock are owned with sole voting and investment power.


                                                                                  PERCENT OF
                                                                                 COMMON STOCK
                                                   COMMON STOCK           ---------------------------
                                                   BENEFICIALLY             BEFORE           AFTER
NAME AND ADDRESS                                      OWNED               OFFERING(1)     OFFERING(2)
-------------------------------------------------  ------------           -----------     -----------
Business Development Capital
Limited Partnership-III..........................      175,000                     %               %
1018 West Ninth Avenue
King of Prussia, PA 19406
Abbingdon Venture
Partners Limited Partnership.....................      472,500                     %               %
1018 West Ninth Avenue
King of Prussia, PA 19406
Abbingdon Venture
Partners Limited Partnership-II..................    1,732,500                     %               %
1018 West Ninth Avenue
King of Prussia, PA 19406
Abbingdon Venture
Partners Limited Partnership-III.................    1,120,000                     %               %
1018 West Ninth Avenue
King of Prussia, PA 19406
Stephen F. Nagy..................................    3,500,000(3)                  %               %
Foster Management Company
1018 West Ninth Avenue
King of Prussia, PA 19406
Joseph J. Frank..................................      150,000                     %               %
Valley Forge Dental Associates, Inc.
1018 West Ninth Avenue
King of Prussia, PA 19406
Robert K. Mehlman, D.D.S.........................      263,992(4)                  %               %
Valley Forge Dental Associates, Inc.
1018 West Ninth Avenue
King of Prussia, PA 19406
Stathis Andris...................................        5,000                     *               *
Venture Investment Associates, L.P.
1300 Mt. Kemble Avenue
Morristown, NJ 07962
Colin C. Blaydon.................................        5,000                     *               *
Amos Tuck School of
Business Administration
Dartmouth College
Hanover, NH 03755
Timothy E. Foster................................    3,500,000(3)                  %               %
NovaCare, Inc.
1016 West Ninth Avenue
King of Prussia, PA 19406

                                                                                  PERCENT OF
                                                                                 COMMON STOCK
                                                   COMMON STOCK           ---------------------------
                                                   BENEFICIALLY             BEFORE           AFTER
NAME AND ADDRESS                                      OWNED               OFFERING(1)     OFFERING(2)
-------------------------------------------------  ------------           -----------     -----------
Douglas P. Gill..................................    2,852,500(5)                  %               %
Foster Management Company
1018 West Ninth Avenue
King of Prussia, PA 19406
Stephen E. O'Neil................................        5,000                     *               *
805 Third Avenue
10th Floor
New York, NY 10022
Directors and Executive Officers as a group (11
  persons).......................................    3,938,992(1)(2)               %               %
                                                              (3)(4)
                                                              (5)

---------------
(*) Less than one percent (1%).

(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 23, 1997 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(2) Percentage of ownership is based on      shares of Common Stock outstanding
    before the offering and      shares of Common Stock outstanding after the
    offering.

(3) Represents shares of Common Stock owned by Business Development Capital Limited Partnership-III ("BDC-III"), Abbingdon Venture Partners Limited Partnership ("Abbingdon"), Abbingdon Venture Partners Limited Partnership-II ("Abbingdon-II"), and Abbingdon Venture Partners Limited Partnership-III ("Abbingdon-III"), limited partnerships of which Stephen F. Nagy and Timothy
    E. Foster are general partners of the general partner.

(4) Includes 213,992 shares issuable to MT Associates, a Pennsylvania partnership, of which Dr. Mehlman is a general partner, upon conversion of currently convertible subordinated notes.

(5) Represents shares of Common Stock owned by Abbingdon-II and Abbingdon-III, limited partnerships of which Douglas P. Gill is a general partner of the general partner.

                              CERTAIN TRANSACTIONS


     In connection with the Company's initial capitalization, BDC-III, Abbingdon, Abbingdon-II and Abbingdon-III (together, the "Partnerships"), investment partnerships operated by Foster Management Company (an investment advisor of which Stephen F. Nagy is Managing Partner, Timothy E. Foster is Managing Partner, and Douglas P. Gill is General Partner), purchased 3,500,000 shares of Common Stock for $350,000, and 8,000 shares of mandatorily redeemable preferred stock for $800,000.



     In connection with the Company's initial capitalization in September 1995, the Company entered into agreements with the Partnerships whereby the Partnerships agreed to lend the Company $1,600,000 pursuant to 9% Subordinated Promissory Notes due September 18, 2005 (the "Original Notes"). In December 1995, the Company entered into further agreements with the Partnerships whereby the Partnerships have agreed to lend the Company up to an additional $8,400,000 pursuant to 9% Subordinated Promissory Notes due September 18, 2005 (the "9% Notes"). In December 1995, the Company entered into further agreements with the Partnerships whereby the Partnerships have agreed to lend the Company up to an additional $20,000,000 pursuant to 9% Subordinated Promissory Notes due September 18, 2005 (the "1995 Notes"). In October 1997, the Company entered into further agreements with the Partnerships whereby the Partnerships have agreed to lend the Company up to an additional $8,000,000 pursuant to 9% Subordinated Promissory Notes due September 18, 2005 (the "1997 Notes"). To date, the Company has borrowed approximately $33.1 million from the Partnerships pursuant to the Original Notes, the 9% Notes, the 1995 Notes and the 1997 Notes. The Company intends to apply a portion of the net proceeds from the offering to repay in full the Original Notes, the 9% Notes, the 1995 Notes and the 1997 Notes and to redeem the shares of mandatorily redeemable preferred stock held by the Partnerships. After the offering, the Company's loan agreements with the Partnerships will be terminated. See "Use of Proceeds."


     The following table sets forth the respective interest of the Partnerships in the Original Notes, the 9% Notes, the 1995 Notes and the 1997 Notes:

                               PRINCIPAL AMOUNT
                                 OF ORIGINAL        PRINCIPAL AMOUNT     PRINCIPAL AMOUNT     PRINCIPAL AMOUNT
NAME OF PARTNERSHIP                 NOTES             OF 9% NOTES         OF 1995 NOTES        OF 1997 NOTES
-----------------------------  ----------------     ----------------     ----------------     ----------------
BDC-III......................      $ 80,000            $  420,000           $1,000,000           $  400,000
Abbingdon....................       216,000             1,134,000            2,700,000            1,080,000
Abbingdon-II.................       792,000             4,158,000            9,000,000            3,960,000
Abbingdon-III................       512,000             2,688,000            6,400,000            2,560,000

     The Company sold to each of the directors and executive officers of the Company the following shares of Common Stock in the following months for $.10 per share, which shares of Common Stock vest over a five-year period contingent upon continued service: in September 1995, 50,000 shares of Common Stock to Robert K. Mehlman, D.D.S., Senior Vice President -- Business Development of the Company; in December 1995, 2,500 shares of Common Stock to W. Gary Liddick, Vice President of Finance and Chief Financial Officer of the Company; in November 1996, 5,000 shares of Common Stock each to Stathis Andris, Colin C. Blaydon and Stephen E. O'Neil, directors of the Company; in December 1996, 150,000 shares of Common Stock to Joseph J. Frank, President and Chief Executive Officer and a director of the Company, 7,500 shares to Jeanne Marie Welsko, Vice
President -- Human Resources of the Company, and 5,000 shares of Common Stock to
W. Gary Liddick. The Company entered into stock purchase agreements with each of these directors and executive officers (the "Stock Purchase Agreements") pursuant to which such individuals purchased their respective shares of Common Stock. The Stock Purchase Agreements provide for restrictions on the sale of such shares and further provide that the Company has the option to repurchase such shares at $.10 per share upon the occurrence of certain conditions contained therein.


     Pursuant to an arrangement between the Company and Foster Management Company, the Company pays a management fee of $3,333.33 per month. During 1996, the Company paid Foster Management Company an aggregate of $40,000 in management fees plus reimbursement of out-of-pocket expenses of approximately $72,683. This arrangement will terminate upon the consummation of this offering. The

Company has agreed to pay Foster Management Company a fee of $750,000 for its assistance in effectuating this offering.

     Dr. Mehlman was a partner of MT Associates, a Pennsylvania general partnership, from which the Company acquired the assets of the Northern Virginia Dental Group and the capital stock of Penn Dental, Inc. in September 1995. In consideration therefor, the Company agreed to pay MT Associates $1,600,000 in cash, a three-year 6% subordinated promissory note of the Company in the principal amount of $135,000, and a three-year 6% convertible promissory note of the Company in the principal amount of $800,000 (the "First Convertible Note"), plus certain additional contingent payments payable in cash and convertible promissory notes over a three-year period upon achievement of certain financial goals. In October 1996, the Company issued to Dr. Mehlman, as additional purchase price, a 6.67% promissory note in the principal amount of $137,926.48 and, in satisfaction of the Company's obligation to make contingent payments with respect to the prior year, the Company issued to MT Associates, a three-year 6% convertible promissory note in the principal amount of $720,000 (the "Second Convertible Note"). In October 1997, in satisfaction of the Company's obligation to make contingent payments with respect to the prior year, the Company issued to MT Associates a three-year 6% convertible promissory note of the Company in the principal amount of $2,677,200 (the "Third Convertible Note"). The First Convertible Note, the Second Convertible Note and the Third Convertible Note are convertible at any time by MT Associates into shares of Common Stock at a conversion price of $16.00 per share of Common Stock.

     In connection with the acquisition of the assets of MT Associates in September 1995, Dr. Mehlman entered into a five-year employment agreement with the Company. The agreement provided for Dr. Mehlman to receive an annual base salary of $150,000, subject to merit increases as determined by the Board of Directors of the Company, and, to earn bonuses of up to 30% of his base salary each year. In September 1996, the Company and Dr. Mehlman agreed to amend the employment agreement to provide for an annual base salary of $120,000.

     On October 23, 1997, the Company executed a demand secured promissory note payable to PNC Bank in the principal amount of the lesser of the amount borrowed or $10,000,000, with an interest rate, at the Company's option, equal to (a) the greater of (i) PNC Bank's prime rate, which at October 23, 1997 was 8.5% or (ii) the federal funds rate plus 0.5% or (b) the Eurodollar rate plus 2.0%. Certain of the Partnerships guaranteed the payment of the Company's obligations to PNC Bank under such note. All of the Partnerships have pledged their shares of Common Stock and mandatorily redeemable preferred stock as security for repayment of such note. See "Use of Proceeds." Upon such repayment, the demand credit facility with PNC Bank and the guaranties by the Partnerships will terminate.

     The Company leases its executive offices from NovaCare, Inc. The lease agreement with NovaCare, Inc. is for a term of ten years and provides for a current monthly rental amount of $5,281. Timothy E. Foster, a director of the Company, is the Chief Executive Officer of NovaCare, Inc.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, issuable in series (the "Preferred Stock"). At October
23, 1997, there were             shares of Common Stock and 8,000 shares of
mandatorily redeemable preferred stock issued and outstanding.

     The following description of certain matters relating to the capital stock of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

     At October 23, 1997, approximately 59 persons were holders of record of the shares of Common Stock outstanding. Each holder of record of Common Stock is entitled to one vote for each outstanding share of Common Stock owned by such holder, is not entitled to cumulate his votes for the election of directors and does not have preemptive rights. The issued and outstanding shares of Common Stock are, and all shares of Common Stock to be issued and to be sold in the offering will be, validly issued, fully paid and nonassessable. All shares of Common Stock have equal rights and, subject to the rights of the holders of the Preferred Stock, are entitled to receive ratably such dividends, if any, as the Board of Directors may declare from time to time out of funds legally available therefor. Upon liquidation of the Company, after payment or provision for payment of all of the Company's debts and obligations and liquidation payments to holders of outstanding shares of Preferred Stock, the holders of the Common Stock will share ratably in the net assets, if any, available for distribution to holders of Common Stock upon liquidation.

PREFERRED STOCK


     The Company has issued an initial series of its Preferred Stock designated the 8% Cumulative Preferred Stock. The 8% Cumulative Preferred Stock is referred to herein and elsewhere in this Prospectus and in the Company's Consolidated Financial Statements and the Notes thereto as the mandatorily redeemable preferred stock. At October 23, 1997, the Company had issued and outstanding 8,000 shares of the mandatorily redeemable preferred stock, all of which are owned by the Partnerships. See "Certain Transactions." A portion of the proceeds of the offering will be used to redeem such shares. See "Use of Proceeds." Holders of the mandatorily redeemable preferred stock are entitled to receive dividends out of any net profits or net assets of the Company legally available for dividends at the rate of $8.00 per share per annum, payable quarterly on March 31, June 30, September 30 and December 31. Dividends upon the mandatorily redeemable preferred stock are cumulative, so that if dividends upon the outstanding mandatorily redeemable preferred stock from the date on which such dividends commence to accrue to the end of the then current quarterly dividend period for such stock shall not have been declared and paid, the amount of the deficiency shall be paid, but without interest, before the Company shall declare, pay or set aside funds for any dividends or other distributions (other than dividends payable in shares of Common Stock to all holders of Common Stock) in respect of Common Stock or any Common Stock shall be purchased by the Company. In the event of the liquidation of the Company, the holders of the mandatorily redeemable preferred stock are entitled to receive payment of a preferential amount of $100 per share plus all accrued and accumulated but unpaid dividends before any distribution is made to holders of Common Stock. The mandatorily redeemable preferred stock does not have any voting rights and is not convertible. The mandatorily redeemable preferred stock may be redeemed at any time by the Company, at its option, for $100 per share plus an amount equal to all accrued and accumulated but unpaid dividends and is required to be redeemed upon the earlier of the consummation of the offering or December 31, 1998.


     The Company's Board of Directors may without further action by the Company's stockholders, from time to time, direct the issuance of additional shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. The rights of any such series may include voting and conversion rights which would adversely affect the voting power of the holders of Common Stock.

Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available, if any, for the payment of dividends on Common Stock. See "Dividend Policy." Also, the holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of the Common Stock. The Company does not have any present plans to issue any additional series of Preferred Stock.

     The overall effect of the ability of the Company's Board of Directors to issue Preferred Stock may be to render more difficult the accomplishment of mergers or other takeover or change in control attempts. To the extent that this ability has this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Further, this may have an adverse impact on the ability of stockholders of the Company to participate in a tender or exchange offer for the Common Stock and in so doing diminish the market value of the Common Stock. The Company is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of Common Stock.

LIMITATIONS ON DIRECTOR AND OFFICER LIABILITY

     Article Sixth of the Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

     Article Eleventh of the Certificate of Incorporation of the Company contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case in which the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law, or obtained an improper personal benefit.

STATUTORY PROVISIONS


     The Company, in its Certificate of Incorporation, has elected not to be governed by Section 203 of the Delaware General Corporation Law, which is considered to be an anti-takeover provision in that it imposes certain restrictions on a publicly-held Delaware corporation engaging in business combinations with greater than 15% stockholders of such corporation.


TRANSFER AGENT

     The transfer agent for the Common Stock will be American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the offering, the Company will have      shares of
Common Stock outstanding, of which      shares (approximately      % of the
shares to be outstanding) will be held by persons who acquired such shares in transactions in which such shares were not registered under the Securities Act. These shares may not be sold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, such as Rule 144 under the Securities Act ("Rule 144"). Rule 144, as currently in effect and subject to its provisions and other applicable federal and state securities laws, permits a person (or persons whose shares are aggregated) who has beneficially owned his or her shares for at least one year to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information concerning the Company. Rule 144 also permits, under certain circumstances, such sale of shares without any quantity limitation or current public information described above by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.

     The Company and the holders of approximately      % of the Company's Common
Stock, including all of the Company's directors and executive officers, have agreed that, for a period of 180 days after the date of this Prospectus (the "Lock-up Period") they will not, without the prior written consent of NationsBanc Montgomery Securities, Inc., offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or grant any options or warrants to purchase Common Stock except, in certain limited circumstances. See "Underwriting." Upon expiration of the Lock-up Period, at least 4,010,819 of the
shares to be outstanding (approximately      of such shares) will be eligible
for sale under Rule 144, including 89,655 shares which would be freely tradeable under paragraph (k) of Rule 144 and 3,921,164 shares subject to compliance with Rule 144 volume limitations, of which 3,730,000 are held by officers, directors and affiliates of the Company. In addition, 13 holders of 157,750 currently outstanding shares of the Company's Common Stock acquired in connection with an acquisition have registration rights obligating the Company to register such holder's shares of Common Stock on a pro rata basis if the Company registers shares of Common Stock for any other holder of Common Stock after the offering.

     The Company cannot predict the number of shares of Common Stock which may be sold in the future pursuant to Rule 144 since such sales will depend upon the market price of the Common Stock, the individual circumstances of holders thereof and other factors. Any sales of a substantial number of shares of Common Stock in the public market could have a significant adverse effect on the market price of the Common Stock.

     The Company intends to file a registration statement on Form S-8 under the Securities Act to register the 600,000 shares of Common Stock authorized and reserved for issuance pursuant to the Stock Option Plan. Upon the filing of such Form S-8, outstanding shares of Common Stock so registered may be freely sold without restriction, except for shares held by officers, directors and other affiliates of the Company. See "Management -- Stock Option Plan."

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the Underwriters named below, represented by NationsBanc Montgomery Securities, Inc. and Bear, Stearns & Co. Inc. (the "Representatives") have severally agreed to purchase from the Company the number of shares of Common Stock indicated below opposite their respective names at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the shares of Common Stock are subject to certain conditions precedent, and that the Underwriters are committed to purchase all of such shares, if any are purchased.

                                                                                 NUMBER
    UNDERWRITER                                                                OF SHARES
    -------------------------------------------------------------------------  ----------
    NationsBanc Montgomery Securities, Inc. .................................
    Bear, Stearns & Co. Inc. ................................................
                                                                               ----------
              Total..........................................................
                                                                               ==========

     The Representatives have advised the Company that the Underwriters may
allow to select dealers a concession of not more than $     per share; and the
Underwriters may allow, and such dealers may reallow, a concession of not more
than $     per share to certain other dealers. After the offering, the price, concessions and reallowances to dealers may be changed by the Representatives. The Common Stock is offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

     The Company has granted an option to the Underwriters exercisable during the 30-day period after the date of this Prospectus, to purchase up to a maximum
of           additional shares of Common Stock to cover over-allotments, if any,
at the same price per share as the initial           shares to be purchased by
the Underwriters. To the extent the Underwriters exercise this option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table.

     The Representatives have advised the Company that the Underwriters do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     The holders of approximately   % of the shares of the Company's Common
Stock, including all of the Company's directors and executive officers, have agreed that, for a period of 180 days after the date of this Prospectus, they will not, without the prior written consent of NationsBanc Montgomery Securities, Inc., directly or indirectly, sell, offer to sell or otherwise dispose of any shares of Common Stock or any options owned directly by such holders or with respect to which they have the power of disposition. The Company has agreed not to sell, offer to sell, contract to sell, grant any options to purchase or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or any rights to acquire Common Stock for a period of 180 days after the date of this Prospectus, except, in the case of the Company, in certain limited circumstances. The lock-up agreements may be released at any time as to all or any portion of the shares subject to such agreements at the discretion of NationsBanc Montgomery Securities, Inc.

     Prior to the offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price will be negotiated between the Company and the Representatives. Among the factors considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, are the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.


     The Representatives, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Common Stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representatives to reclaim a selling concession from a syndicate member when the Common Stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transaction and penalty bids may cause the price of the Common Stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.


                                 LEGAL MATTERS

     The validity of the Common Stock being offered hereby will be passed upon for the Company by Haythe & Curley, 237 Park Avenue, New York, New York 10017, and for the Underwriters by Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019.

                                    EXPERTS

     The financial statements of Valley Forge Dental Associates, Inc. as of December 31, 1995, 1996 and June 30, 1997 and for the period from September 19, 1995 (date of inception) to December 31, 1995, the year ended December 31, 1996 and the period from January 1, 1997 to June 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Penn Dental Associates, P.C., Stafford Dental Associates, Gallows Dental Group, Hallmark Dental Group and Alexandria Dental Center; the combined financial statements of Donald L. Kane, D.D.S., P.A. and UDG, Melbourne, P.A.; the consolidated financial statements of Western Dental Group; the consolidated financial statements of Horizon Group International, Inc.; the combined financial statements of ENW, Inc.; the financial statements of The Dentistry; the financial statements of Comprehensive Family Dentistry, Inc.; the financial statements of Bernard B. Baros, D.D.S., P.C.; the financial statements of Maurice E. Smith, D.D.S., the combined financial statements of Douglas A. Quinn, D.D.S. and Douglas A. Quinn, D.D.S., P.A.; the combined financial statements of Gentle Dental of Ocala, Sarasota, Clearwater, Manatee and Gentle Dental Orthodontics, P.C.; the financial statements of Felix W. Sibley, Jr., d/b/a/ Garden Walk Dental Associates; the financial statements of Dr. Kenneth Bradley Reynolds, D.D.S. and the financial statements of Miller & Powell, D.M.D. d/b/a/ Soft Touch Dentistry, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The combined financial statements of ProDent, Inc. and Affiliates as of December 31, 1995, 1996 and September 30, 1997 and for the three years ended December 31, 1996 and for the period from January 1, 1997 to September 30, 1997 included in this Prospectus have been so included in reliance on the report of Kelly, Welde & Co., independent accountants, given on the authority of said firm as experts in auditing and accounting.



     The combined financial statements of Poller Dental Group, P.A., Poller Dental Group of Union, P.A. and Dental Centers of America, P.A. as of December 31, 1995, December 31, 1996 and September 30, 1997 and for the three years ended December 31, 1996 and for the period from January 1, 1997 to September 30, 1997 and the financial statements of American Dental Centers, P.A. (n/k/a Dental Centers of America, P.A.) as of December 31, 1995, December 31, 1996 and August 11, 1997 and for the three years ended December 31,

1996 and for the period from January 1, 1997 to August 11, 1997, included in this Prospectus have been so included in reliance on the report of Glassel and Company, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C. (the "Commission"), a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provision of any documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the Registration Statement. For further information about the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the financial statements, schedules and exhibits filed as a part thereof.


     Upon completion of the offering, the Company will be subject to the information requirements of the Exchange Act and, in accordance therewith will file reports and other information with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its New York Regional Office located at Seven World Trade Center, New York, New York 10048 and its Chicago Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, copies of such documents can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The Registration Statement has been filed electronically through EDGAR and may be retrieved through the Commission's Web site on the Internet. The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                       ------
VALLEY FORGE DENTAL ASSOCIATES, INC.
  Report of Independent Accountants..................................................     F-5
  Consolidated Balance Sheet as of December 31, 1995, 1996 and June 30, 1997.........     F-6
  Consolidated Statement of Operations for the Period September 19, 1995 (inception)
     to December 31, 1995, for the Year Ended December 31, 1996 and for the Period
     from January 1, 1997 to June 30, 1997...........................................     F-7
  Consolidated Statement of Changes in Stockholders' Deficit for the Period September
     19, 1995 (inception) to December 31, 1995, for the Year Ended December 31, 1996
     and for the Period from January 1, 1997 to June 30, 1997........................     F-8
  Consolidated Statement of Cash Flows for the Period September 19, 1995 (inception)
     to December 31, 1995, for the Year Ended December 31, 1996 and for the Period
     from January 1, 1997 to June 30, 1997...........................................     F-9
  Notes to Consolidated Financial Statements.........................................    F-10
PENN DENTAL ASSOCIATES, P.C., STAFFORD DENTAL ASSOCIATES, GALLOWS DENTAL GROUP,
  HALLMARK DENTAL GROUP AND ALEXANDRIA DENTAL CENTRE.
  Report of Independent Accountants..................................................    F-22
  Combined Balance Sheets as of December 31, 1994 and September 19, 1995.............    F-23
  Combined Statements of Operations and Changes in Owners' Equity for the Year Ended
     December 31, 1994 and the Period from January 1, 1995 to September 19, 1995.....    F-24
  Combined Statements of Cash Flows for the Year Ended December 31, 1994 and for the
     Period from January 1, 1995 to September 19, 1995...............................    F-25
  Notes to Combined Financial Statements.............................................    F-26
DONALD L. KANE, D.D.S., PA AND UDG, MELBORNE, P.A.
  Report of Independent Accountants..................................................    F-32
  Combined Balance Sheets as of December 31, 1994 and 1995...........................    F-33
  Combined Statements of Operations and Changes in Stockholders' (Deficit) Equity for
     the Years Ended December 31, 1994 and 1995......................................    F-34
  Combined Statements of Cash Flows for the Years Ended December 31, 1994 and 1995...    F-35
  Notes to Consolidated Financial Statements.........................................    F-36
WESTERN DENTAL GROUP
  Report of Independent Accountants..................................................    F-41
  Consolidated Balance Sheets as of December 31, 1994, 1995 and 1996.................    F-42
  Consolidated Statements of Operations for the Years Ended December 31, 1994, 1995
     and 1996........................................................................    F-43
  Statement of Changes in Stockholders' Equity for the Years Ended December 31, 1994,
     1995 and 1996...................................................................    F-44
  Consolidated Statement of Cash Flows for the Years Ended December 31, 1994, 1995
     and 1996........................................................................    F-45
  Notes to Consolidated Financial Statements.........................................    F-46
HORIZON GROUP INTERNATIONAL, INC.
  Report of Independent Accountants..................................................    F-51
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and February 29,
     1996............................................................................    F-52
  Consolidated Statements of Operations for the Years Ended December 31, 1994 and
     1995 and for the Period from January 1, 1996 to February 29, 1996...............    F-53

                                                                                        PAGE
                                                                                       ------
  Consolidated Statement of Changes in Stockholders' Equity for the Years Ended
     December 31, 1994 and 1995 and for the Period from January 1, 1996 to February
     29, 1996........................................................................    F-54
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1994 and
     1995 and for the Period from January 1, 1996 to February 29, 1996...............    F-55
  Notes to Consolidated Financial Statements.........................................    F-56
ENW, INC.
  Report of Independent Accountants..................................................    F-61
  Combined Balance Sheets as of December 31, 1995, 1996 and January 31, 1997.........    F-62
  Combined Statements of Operations for the Years Ended December 31, 1995, 1996 and
     the Period from January 1, 1997 to January 31, 1997.............................    F-63
  Combined Statements of Cash Flows for the Years Ended December 31, 1995 and 1996
     and for the Period from January 1, 1997 to January 31, 1997.....................    F-64
  Notes to Combined Financial Statements.............................................    F-65
THE DENTISTRY
  Report of Independent Accountants..................................................    F-71
  Balance Sheets as of December 31, 1995, 1996 and March 31, 1997....................    F-72
  Statements of Operations for the Years Ended December 31, 1994, 1995, 1996 and the
     Period from January 1, 1997 to March 31, 1997...................................    F-73
  Statement of Changes in Stockholders' Equity for the Years Ended December 31, 1994,
     1995, 1996 and for the Period from January 1, 1997 to March 31, 1997............    F-74
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996 and
     for the Period from January 1, 1997 to March 31, 1997...........................    F-75
  Notes to Financial Statements......................................................    F-76
COMPREHENSIVE FAMILY DENTISTRY, INC.
  Report of Independent Accountants..................................................    F-80
  Balance Sheets as of December 31, 1995, 1996 and April 30, 1997....................    F-81
  Statements of Operations for the Years Ended December 31, 1994, 1995, 1996 and the
     Period from January 1, 1997 to April 30, 1997...................................    F-82
  Statement of Changes in Stockholders' Equity for the Years Ended December 31, 1994,
     1995, and 1996 and for the Period from January 1, 1997 to April 30, 1997........    F-83
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and 1996 and
     for the Period from January 1, 1997 to April 30, 1997...........................    F-84
  Notes to Financial Statements......................................................    F-85
BERNARD B. BAROS, D.D.S., P.C.
  Report of Independent Accountants..................................................    F-91
  Balance Sheets as of December 31, 1995, 1996 and June 30, 1997.....................    F-92
  Statements of Operations for the Years Ended December 31, 1995 and 1996 and the
     Period from January 1, 1997 to June 30, 1997....................................    F-93
  Statement of Changes in Stockholders' Equity for the Years Ended December 31, 1995
     and 1996 and for the Period from January 1, 1997 to June 30, 1997...............    F-94
  Statements of Cash Flows for the Years Ended December 31, 1995 and 1996 and for the
     Period from January 1, 1997 to June 30, 1997....................................    F-95
  Notes to Financial Statements......................................................    F-96

                                                                                        PAGE
                                                                                       ------
MAURICE E. SMITH, D.D.S.
  Report of Independent Accountants..................................................   F-101
  Balance Sheets as of December 31, 1996 and June 30, 1997...........................   F-102
  Statements of Operations for the Year Ended December 31, 1996 and the Period from
     January 1, 1997 to June 30, 1997................................................   F-103
  Statement of Changes in Owner's (Deficit) Equity for the Year Ended December 31,
     1996 and for the Period from January 1, 1997 to June 30, 1997...................   F-104
  Statements of Cash Flows for the Year Ended December 31, 1996 and for the Period
     from January 1, 1997 to June 30, 1997...........................................   F-105
  Notes to Financial Statements......................................................   F-106
DOUGLASS A. QUINN, D.D.S. AND DOUGLAS A. QUINN, D.D.S., P.A.
  Report of Independent Accountants..................................................   F-110
  Combined Balance Sheets as of December 31, 1995, 1996 and July 31, 1997............   F-111
  Combined Statements of Operations and Changes in Owners' Equity for the Years Ended
     December 31, 1994, 1995 and 1996 and the Period from January 1, 1997 to July 31,
     1997............................................................................   F-112
  Combined Statements of Cash Flows for the Year Ended December 31, 1996 and for the
     Period from January 1, 1997 to July 31, 1997....................................   F-113
  Notes to Combined Financial Statements.............................................   F-114
GENTLE DENTAL OF OCALA, SARASOTA, CLEARWATER, MANATEE, GENTLE DENTAL ORTHODONTICS,
  P.C.
  Report of Independent Accountants..................................................   F-118
  Combined Balance Sheets as of December 31, 1995, 1996 and July 31, 1997............   F-119
  Combined Statements of Operations and Changes in Owner's Equity for the Years Ended
     December 31, 1994, 1995 and 1996 and the Period from January 1, 1997 to July 31,
     1997............................................................................   F-120
  Combined Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
     1996 and for the Period from January 1, 1997 to July 31, 1997...................   F-121
  Notes to Combined Financial Statements.............................................   F-122
FELIX W. SIBLEY, JR., D.D.S. D/B/A/ GARDEN WALK DENTAL ASSOCIATES
  Report of Independent Accountants..................................................   F-127
  Balance Sheets as of December 31, 1995, 1996 and August 31, 1997...................   F-128
  Statements of Operations for the Years Ended December 31, 1995 and 1996 and the
     Period from January 1, 1997 to August 31, 1997..................................   F-129
  Statements of Changes in Stockholders' Equity for the Years Ended December 31, 1995
     and 1996 and for the Period from January 1, 1997 to August 31, 1997.............   F-130
  Statements of Cash Flows for the Years Ended December 31, 1995 and 1996 and for the
     Period from January 1, 1997 to August 31, 1997..................................   F-131
  Notes to Financial Statements......................................................   F-132
DR. KENNETH BRADLEY REYNOLDS, D.D.S.
  Report of Independent Accountants..................................................   F-134
  Balance Sheets as of December 31, 1996 and August 31, 1997.........................   F-135
  Statements of Operations for the Year Ended December 31, 1996 and the Period from
     January 1, 1997 to August 31, 1997..............................................   F-136
  Statement of Changes in Owner's Equity for the Year Ended December 31, 1996 and for
     the Period from January 1, 1997 to August 31, 1997..............................   F-137

                                                                                        PAGE
                                                                                       ------
  Statements of Cash Flows for the Years Ended December 31, 1996 and for the Period
     from January 1, 1997 to August 31, 1997.........................................   F-138
  Notes to Financial Statements......................................................   F-139
MILLER & POWELL, D.M.D. D/B/A SOFT TOUCH DENTISTRY
  Report of Independent Accountants..................................................   F-144
  Balance Sheets as of December 31, 1996 and August 31, 1997.........................   F-145
  Statements of Operations for the Year Ended December 31, 1996 and the Period from
     January 1, 1997 to August 31, 1997..............................................   F-146
  Statement of Changes in Stockholders' Equity for the Year Ended December 31, 1996
     and for the Period from January 1, 1997 to August 31, 1997......................   F-147
  Statements of Cash Flows for the Years Ended December 31, 1996 and for the Period
     from January 1, 1997 to August 31, 1997.........................................   F-148
  Notes to Financial Statements......................................................   F-149
PRODENT, INC. AND AFFILIATES
  Report of Independent Accountants..................................................   F-152
  Combined Balance Sheet as of December 31, 1995, 1996 and September 30, 1997........   F-153
  Combined Statement of Operations for the Years Ended December 31, 1994, 1995, 1996
     and for the Period from January 1, 1997 to September 30, 1997...................   F-154
  Combined Statement of Changes in Owners' Equity for the Years Ended December 31,
     1994, 1995, 1996 and for the Period from January 1, 1997 to September 30,
     1997............................................................................   F-155
  Combined Statement of Cash Flows for the Years Ended December 31, 1994, 1995, 1996
     and for the Period from January 1, 1997 to September 30, 1997...................   F-156
  Notes to Combined Financial Statements.............................................   F-157
POLLER DENTAL GROUP, P.A., POLLER DENTAL GROUP OF UNION, P.A. AND DENTAL CENTERS OF
AMERICA, P.A.
  Report of Independent Accountants..................................................   F-163
  Combined Balance Sheet as of December 31, 1995, 1996 and September 30, 1997........   F-164
  Combined Statement of Operations for the years ended December 31, 1994, 1995, 1996
     and for the Period from January 1, 1997 to September 30, 1997...................   F-165
  Combined Statement of Cash Flows for the years ended December 31, 1994, 1995, 1996
     and for the Period from January 1, 1997 to September 30, 1997...................   F-166
  Notes to Combined Financial Statements.............................................   F-167
AMERICAN DENTAL CENTERS, P.A. (N/K/A DENTAL CENTERS OF AMERICA, P.A.)
  Report of Independent Accountants..................................................   F-172
  Balance Sheet as of December 31, 1995, 1996 and August 11, 1997....................   F-173
  Statement of Operations for the years ended December 31, 1994, 1995, 1996 and for
     the Period from January 1, 1997 to August 11, 1997..............................   F-174
  Statement of Changes in Stockholders' Equity for the years ended December 31, 1994,
     1995, 1996 and for the Period from January 1, 1997 to August 11, 1997...........   F-175
  Statement of Cash Flows for the years ended December 31, 1994, 1995, 1996 and for
     the Period from January 1, 1997 to August 11, 1997..............................   F-176
  Notes to Combined Financial Statements.............................................   F-177

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Valley Forge Dental Associates, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Valley Forge Dental Associates, Inc. and its subsidiaries ("the Company") at December 31, 1995, and 1996 and at June 30, 1997 and the results of their operations and their cash flows for the period from September 19, 1995 (date of inception) to December 31, 1995, for the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
October 21, 1997

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                         PROFORMA
                                                     DECEMBER 31,          JUNE 30,      JUNE 30,
                                                  1995         1996          1997          1997
                                               ----------   -----------   -----------   -----------
                                                                                        (UNAUDITED)
                                              ASSETS
Current assets
  Cash and cash equivalents..................  $  100,249   $   567,779   $ 1,536,643   $ 1,536,643
  Accounts receivable, net...................     181,316     1,452,377     2,204,295     2,204,295
  Prepaid expenses and other current
     assets..................................      62,163       126,400       214,200       214,200
                                               ----------   -----------   -----------   -----------
          Total current assets...............     343,728     2,146,556     3,955,138     3,955,138
Property and equipment, net..................     443,253       883,556     2,197,925     2,197,925
Excess of cost over fair value of tangible
  assets acquired and other intangible
  assets, net................................   2,922,275     8,928,680    22,368,280    22,368,280
Other assets.................................      96,106       203,316       874,323       874,323
                                               ----------   -----------   -----------   -----------
                                               $3,805,362   $12,162,108   $29,395,666   $29,395,666
                                               ==========   ===========   ===========   ===========
                          LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
  Current portion of long-term debt,
     including amounts due related parties of
     $311,667, $743,653 and $1,240,654 at
     December 31, 1995 and 1996 and at June
     30, 1997, respectively..................  $  331,271   $   776,379   $ 1,391,834   $ 1,391,834
  Current portion of obligations under
     capital lease...........................      86,466       126,692       198,729       198,729
  Accounts payable...........................     104,323       395,323     1,206,111     1,206,111
  Accrued expenses and other current
     liabilities.............................     330,728     1,744,442     3,358,118     3,358,118
  Other accrued liabilities..................      98,520     1,270,882     1,396,580     1,396,580
  Income taxes payable.......................          --       172,000       143,350       143,350
                                               ----------   -----------   -----------   -----------
          Total current liabilities..........     951,308     4,485,718     7,694,722     7,694,722
Long-term debt, including amounts due related
  parties of $1,403,333, $6,210,859 and
  $18,029,231 at December 31, 1995, 1996 and
  at June 30, 1997, respectively.............   1,455,907     6,286,616    18,113,127    18,113,127
Obligations under capital lease..............     284,880       324,078       453,787       453,787
Other long-term liabilities..................     164,200       167,400     1,785,200     1,785,200
Deferred income taxes........................     157,051       327,164       188,834       188,834
                                               ----------   -----------   -----------   -----------
          Total liabilities..................   3,013,346    11,590,976    28,235,670    28,235,670
Commitments and contingencies
Mandatorily redeemable preferred stock, $.01
  par value, plus accrued dividends of
  $16,000, $80,000 and $112,000 at December
  31, 1995 and 1996 and at June 30, 1997,
  respectively; authorized: 1,000,000 shares;
  issued: 8,000 shares, 8% cumulative
  dividends..................................     816,000       880,000       912,000       912,000
Mandatorily redeemable common stock (Note
  13)........................................          --            --       658,509            --
Stockholders' (deficit) equity
  Common stock, $.01 par value, 20,000,000
     shares authorized; 3,600,000, 3,792,500
     and 3,836,142 shares issued and
     outstanding at December 31, 1995 and
     1996 and at June 30, 1997, respectively.
     (Note 11)...............................      36,000        37,925        38,362        40,109
  Capital in excess of par value.............     324,000       540,075       730,229     1,386,991
  Accumulated deficit........................    (383,984)     (886,868)   (1,179,104)   (1,179,104)
                                               ----------   -----------   -----------   -----------
          Total stockholders' (deficit)
            equity...........................     (23,984)     (308,868)     (410,513)      247,996
                                               ----------   -----------   -----------   -----------
                                               $3,805,362   $12,162,108   $29,395,666   $29,395,666
                                               ==========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS


                                           SEPTEMBER 19,
                                               1995                                 SIX MONTHS ENDED
                                          (INCEPTION) TO      YEAR ENDED    ---------------------------------
                                           DECEMBER 31,      DECEMBER 31,      JUNE 30,          JUNE 30,
                                               1995              1996            1996              1997
                                         -----------------   ------------   ---------------   ---------------
                                                                              (UNAUDITED)
Net patient revenues...................      $ 989,103       $ 15,448,459     $ 6,769,757       $13,141,093
                                             ---------        -----------      ----------        ----------
Network expenses:
     Dental compensation...............        115,430          3,426,740       1,503,069         3,106,351
     Auxiliary compensation............        309,730          4,893,183       2,240,150         3,828,040
     Laboratory fees and dental
       supplies........................        130,181          1,880,792         875,241         1,485,982
     Other general and administrative
       expenses........................        192,551          3,009,866       1,215,584         2,658,636
  Depreciation.........................         32,889            155,625          79,481           140,470
                                             ---------        -----------      ----------        ----------
Total network expenses.................        780,781         13,366,206       5,913,525        11,219,479
                                             ---------        -----------      ----------        ----------
Network operating income...............        208,322          2,082,253         856,232         1,921,614
Corporate general and administrative
  expenses.............................        508,781          1,554,110         644,364         1,155,388
Amortization of intangible assets......         26,342            195,885          63,663           278,316
                                             ---------        -----------      ----------        ----------
Income (loss) from operations..........         (326,801)         332,258          148,205           487,910
Interest expense:
  Related parties......................         28,465            436,442         182,679           549,555
  Other................................         12,718             58,567          24,650            45,050
                                             ---------        -----------      ----------        ----------
Loss before taxes......................       (367,984)          (162,751)        (59,124)         (106,695)
Income taxes...........................             --            276,133         129,366                --
                                             ---------        -----------      ----------        ----------
Net loss...............................       (367,984)          (438,884)       (188,490)         (106,695)
Accretion of mandatorily redeemable
  common stock (Note 13)...............                                                             153,541
Dividends on preferred stock...........         16,000             64,000          32,000            32,000
                                             ---------        -----------      ----------        ----------
Net loss applicable to common shares...      $(383,984)      $   (502,884)    $  (220,490)      $  (292,236)
                                             =========        ===========      ==========        ==========
Historical Information:
  Net loss per common share............      $    (.09)      $       (.12)    $      (.05)      $      (.07)
                                             =========        ===========      ==========        ==========
  Weighted average shares
     outstanding.......................      4,360,910          4,360,910       4,360,910         4,360,910
                                             ---------        -----------      ----------        ----------
Unaudited Proforma Information:
  Net loss.............................                                                         $  (138,695)
  Net loss per common share............                                                         $      (.03)
                                                                                                 ==========
  Weighted average shares
     outstanding.......................                                                           4,360,910
                                                                                                 ==========
Unaudited Supplemental Pro Forma
  Information:
  Unaudited supplemental pro forma net
     (loss) income.....................      $(355,349)      $    (94,507)    $   (44,745)      $   354,998
                                             =========        ===========      ==========        ==========
  Unaudited supplemental pro forma net
     (loss) income per common share....      $    (.08)      $       (.02)    $      (.01)      $       .06
                                             =========        ===========      ==========        ==========
  Unaudited supplemental weighted
     average shares outstanding........      4,482,448          4,789,685       4,748,531         5,652,004
                                             =========        ===========      ==========        ==========


   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                             CAPITAL
                                                                IN
                                       COMMON STOCK           EXCESS
                                   ---------------------        OF
                                                   PAR         PAR        ACCUMULATED
                                    SHARES        VALUE       VALUE         DEFICIT         TOTAL
                                   ---------     -------     --------     -----------     ---------
Common stock issued September 19,
  1995...........................  3,500,000     $35,000     $315,000                     $ 350,000
Common stock issued to officers
  and employees..................    100,000       1,000        9,000                        10,000
Net loss applicable to common
  shares.........................                                            (383,984)     (383,984)
                                   ---------     -------     ----------   -----------     ---------
Balance, December 31, 1995.......  3,600,000      36,000      324,000        (383,984)      (23,984)
Common stock issued to officers
  and employees..................    180,000       1,800       16,200                        18,000
Common stock issued in connection
  with acquisitions..............     12,500         125      199,875                       200,000
Net loss applicable to common
  shares.........................                                            (502,884)     (502,884)
                                   ---------     -------     ----------   -----------     ---------
Balance, December 31, 1996.......  3,792,500      37,925      540,075        (886,868)     (308,868)
Common stock issued in connection
  with acquisitions..............     43,642         437      190,154                       190,591
Net loss applicable to common
  shares.........................                                            (292,236)     (292,236)
                                   ---------     -------     ----------   -----------     ---------
Balance, June 30, 1997...........  3,836,142     $38,362     $730,229     $(1,179,104)    $(410,513)
                                   =========     =======     ==========   ===========     =========

   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                             SEPTEMBER 19,
                                                 1995
                                              (INCEPTION)                        SIX MONTHS ENDED
                                                  TO          YEAR ENDED    --------------------------
                                             DECEMBER 31,    DECEMBER 31,    JUNE 30,       JUNE 30,
                                                 1995            1996          1996           1997
                                             -------------   ------------   -----------   ------------
                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net loss.................................   $   (367,984)  $   (438,884)  $  (188,490)  $   (106,695)
  Adjustments to reconcile net loss to net
     cash provided by operating activities:
     Depreciation and amortization.........         59,231        353,462       143,349        428,999
     Provision for doubtful accounts.......         46,401        369,646       154,111        346,126
     Deferred income taxes.................             --        114,133       129,366             --
  Change in assets and liabilities, net of
     effects from businesses acquired:
     Increase in accounts receivable.......        (47,025)    (1,246,744)     (799,546)      (820,044)
     (Increase) decrease in prepaid
       expenses and other current assets...        (46,123)       (64,237)       19,355        (87,800)
     (Increase) decrease in other assets...        (96,936)      (107,210)       44,759       (671,007)
     Increase in accounts payable..........         74,644        206,444       178,085        810,788
     Increase in accrued expenses and other
       liabilities.........................        259,572        767,604       506,679        469,144
     Increase (decease) in income taxes
       payable.............................             --        162,000            --        (28,650)
                                               -----------    -----------   -----------   ------------
          Net cash provided by (used in)
            operating activities...........       (118,220)       116,214       187,668        340,861
                                               -----------    -----------   -----------   ------------
Cash flows from investing activities:
  Payments for purchases of businesses, net
     of cash acquired of $70,000 in 1995,
     $67,000 in 1996 and $0 in 1997........     (1,686,832)    (3,952,500)   (2,824,231)    (9,217,774)
  Purchases of property and equipment......         (5,367)      (301,468)     (199,971)      (626,276)
                                               -----------    -----------   -----------   ------------
          Net cash used in investing
            activities.....................     (1,692,199)    (4,253,968)   (3,024,202)    (9,844,050)
                                               -----------    -----------   -----------   ------------
Cash flows from financing activities:
  Issuance of common stock.................        360,000         18,000         1,500            500
  Issuance of preferred stock..............        800,000             --            --             --
  Borrowings of long-term debt.............        780,000      5,199,236     3,566,251     11,148,160
  Principal payments on long-term debt.....         (4,688)      (511,445)     (217,940)      (592,387)
  Principal payments on capital lease
     obligations...........................        (24,644)      (100,507)      (45,682)       (84,220)
                                               -----------    -----------   -----------   ------------
          Net cash provided by financing
            activities.....................      1,910,668      4,605,284     3,304,129     10,472,053
                                               -----------    -----------   -----------   ------------
  Net increase in cash and cash
     equivalents...........................        100,249        467,530       467,595        968,864
  Cash and cash equivalents at beginning of
     period................................             --        100,249       100,249        567,779
                                               -----------    -----------   -----------   ------------
  Cash and cash equivalents at end of
     period................................   $    100,249   $    567,779   $   567,844   $  1,536,643
                                               -----------    -----------   -----------   ------------
Supplemental disclosure of cash flow
  information:
  Interest paid............................   $     12,718   $    136,025   $    62,982   $    129,184
                                               ===========    ===========   ===========   ============
  Taxes paid...............................             --             --            --   $     28,650
                                               ===========    ===========   ===========   ============
Supplemental schedule of noncash investing
  and financing activities:
     Capital lease obligations entered.....   $      4,159   $    179,931   $    98,630   $    285,966
                                               ===========    ===========   ===========   ============

   The accompanying notes are an integral part of these financial statements.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1995 AND 1996 AND JUNE 30, 1997

1.  ORGANIZATION AND OPERATIONS

     Valley Forge Dental Associates, Inc., a Delaware corporation (the "Company"), was formed to provide practice management services to multi-specialty dental practices. The Company commenced operations on September 19, 1995 with the acquisition of the assets of MT Associates, a Pennsylvania general partnership. As of June 30, 1997, after making additional acquisitions (see Note 4), the Company had 30 dental offices in nine markets.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly owned and beneficially owned subsidiaries. Because of corporate practice of medicine laws in the states in which the Company operates, the Company does not own dental practices but instead enters into exclusive long-term management services agreements with professional corporations which operate the dental practices. Through the management services agreements, the Company has exclusive authority over decision making relating to all major ongoing operations of the underlying professional corporations with the exception of the professional aspects of dentistry practice as required by state law. Under the management services agreement, the Company establishes annual operating and capital budgets for the professional corporations and compensation guidelines for the licensed dental professionals. In addition, the Company has the contractual right ("arrangements") to designate, in its sole discretion, at any time the licensed dentist who is the owner of the capital stock of the professional corporation at a nominal cost ("nominee arrangements"). Through the management agreements and the nominee arrangements, the Company has significant long-term financial interests in the professional corporations, which interests are unilaterally salable and transferable by the Company and fluctuate based upon the actual performance of the operations of the professional corporations. All significant intercompany accounts and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net patient revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts, diagnostic and preventive dental services are provided for a fixed rate per-member per-month capitated fee, and other dental services as defined in the contracts are performed under an agreed upon fee schedule to member patients. Capitated revenues are recorded in the month for which the member is entitled to service (see Note 16).

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the lesser of the Company's incremental borrowing rate, or the implicit rate of the lease, as appropriate.

  Long-Lived and Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from three to forty years. Allocation of intangible assets between identifiable intangibles and goodwill was performed by Company management with the assistance of independent appraisers. Intangible assets include patient lists, assembled workforce, covenants not to compete and goodwill.

     In 1995, the Company implemented Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate that the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired. To date, no such change in circumstances has been noted.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a periodic evaluation using these guidelines.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

  Other Accrued and Other Long-Term Liabilities

     The balances under other accrued and other long-term liabilities represent amounts due to former owners, consisting of final payments of purchase price for completed acquisitions, accruals for contingent

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

earnouts, and adjustments to purchase price related to working capital guarantees as provided in the agreements.

  Fair Value of Financial Instruments

     Other than long-term debt, recorded balances of financial instruments at December 31, 1995, 1996 and at June 30, 1997 approximate estimated fair market values.

     The fair value of long-term debt, including current portion, is estimated based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of same maturities.

     The estimated fair value of the Company's long-term debt instruments is as follows:

                                        DECEMBER 31,                              JUNE 30,
                      -------------------------------------------------   -------------------------
                               1995                      1996                       1997
                      -----------------------   -----------------------   -------------------------
                       CARRYING       FAIR       CARRYING       FAIR       CARRYING        FAIR
                        AMOUNT       VALUE        AMOUNT       VALUE        AMOUNT         VALUE
    Long-term debt
      including
      current
      portion.......  $1,787,178    1,787,178   $7,062,995   $7,381,146   $19,504,961   $19,354,403

  Historical, Unaudited Pro Forma and Unaudited Supplemental Pro Forma Net Loss Per Common Share

     Net loss per share has been computed in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83 ("SAB 83"). SAB 83 requires that common shares issued by the Company in the twelve months immediately preceding a proposed public offering plus the number of common equivalent shares which became issuable during the same period pursuant to the grant of stock options at prices substantially less than the initial public offering price be included in the calculation of common stock and common stock equivalent shares, as if they were outstanding for all periods presented, using the treasury stock method.

     Historical Net Loss Per Common Share is computed by dividing net loss applicable to common shares by the number of shares of common stock and common stock equivalents outstanding at October 23, 1997, the last date on which any common stock or common stock equivalent was issued.

     Unaudited Pro Forma Net Loss Per Common Share is computed by dividing net loss applicable to common shares, without consideration to the accretion of mandatorily redeemable common stock, by the number of shares of common stock and common stock equivalents outstanding as of October 23, 1997.

     Unaudited Supplemental Pro Forma Net (Loss) Income Per Common Share is presented since the Company intends to use a portion of the net proceeds from the initial public offering shares of its common stock to retire certain indebtedness and to redeem preferred stock (see Note 17). Unaudited Supplemental Net (Loss) Income Per Common Share is computed by dividing net income, adjusted for the elimination of applicable interest expense related to the indebtedness assumed to be retired with the offering proceeds, net of related income tax effect, by total outstanding shares as of October 23, 1997 plus estimated additional shares required to be sold to retire outstanding debt.

  Recently Issued Accounting Standards

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128") which the Company is required to adopt in its financial statements for the quarter ended December 31, 1997. SFAS 128 establishes standards for computing and presenting earnings per share by replacing the presentations of weighted shares outstanding, inclusive of common stock equivalents, with a dual presentation of basic earnings per share which excludes dilution ("earnings per share") and diluted earnings per share ("earnings per share-assuming dilution") which

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

includes the dilutive effect of all potentially exercisable or convertible stock. Once adopted, SFAS 128 requires restatement of all prior period earnings per share data.

  Reclassifications

     Certain 1995 and 1996 balances have been reclassified to conform with the June 30, 1997 presentation.

  Pro Forma Balance Sheet at June 30, 1997

     The Pro Forma Balance Sheet at June 30, 1997 is presented to reflect the financial position of the Company assuming the put rights in certain shares of mandatorily redeemable common stock expire. Such rights are rendered inoperative in all cases upon the consummation of an initial public offering of the Company's common stock. (See Note 13)

  Unaudited Financial Information

     The 1996 interim financial data is unaudited; however in the opinion of the Company, the interim unaudited data includes all adjustments, consisting only of normal recurring adjustments which are, in the opinion of management, necessary for the fair statement of the results for the interim period.

3.  ACCOUNTS RECEIVABLE, NET

     Accounts receivable consist of the following:

                                                           DECEMBER 31,
                                                      -----------------------      JUNE 30,
                                                        1995          1996           1997
                                                      --------     ----------     ----------
    Accounts receivable, net of contractual
      allowances of $23,165, $115,759 and $358,530
      at December 31, 1995 and 1996 and at June 30,
      1997, respectively............................  $260,956     $1,839,261     $3,166,922
    Less: Allowance for doubtful accounts...........   (79,640)      (386,884)      (962,627)
                                                      --------     ----------     ----------
                                                      $181,316     $1,452,377     $2,204,295
                                                      ========     ==========     ==========

     Dental services are reimbursed directly by both patients and by third party payors, including Medicaid, managed care organizations and commercial insurance companies. There was no Medicaid revenues in 1995. Approximately 9.3% and 4.8% of net revenues for 1996 and for the period ending June 30, 1997 were directly billed to a Medicaid program which is subject to Federal and state regulation. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

4.  ACQUISITIONS

     On September 19, 1995, the Company acquired the assets of MT Associates, a Pennsylvania general partnership, which owned the assets of five dental offices located in northern Virginia and Pennsylvania. Since the initial acquisition and through June 30, 1997, the Company has made seven acquisitions consisting of over twenty dental offices.

     These acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair values at the dates of acquisition. The results of operations of the acquired companies are included in the consolidated financial statements from the respective dates of acquisition.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

     Information with respect to businesses acquired in purchase transactions was as follows (the allocation of purchase price for acquisitions for the period from January 1, 1997 to June 30, 1997 is preliminary):

                                               SEPTEMBER 19, 1995                      PERIOD FROM
                                                 (INCEPTION) TO        YEAR ENDED      JANUARY 1,
                                                  DECEMBER 31,        DECEMBER 31,     TO JUNE 30,
                                                      1995                1996            1997
                                               ------------------     ------------     -----------
    Cash paid (net of cash acquired of
      $70,000 in 1995, $67,000 in 1996 and $0
      in 1997)...............................      $1,686,832          $3,499,390      $ 9,104,959
    Notes issued and amounts payable to
      former owners..........................       1,197,720             588,026        1,731,364
    Common and mandatorily redeemable common
      stock issued...........................              --             200,000          567,488
                                                    ---------          ----------      -----------
                                                    2,884,552           4,287,416       11,403,811
    Liabilities assumed......................         627,651             710,008          804,372
                                                    ---------          ----------      -----------
                                                    3,512,203           4,997,424       12,208,183
    Fair value of tangible assets acquired...        (563,586)           (511,864)      (1,509,955)
                                                    ---------          ----------      -----------
    Excess of cost over fair value of
      tangible assets acquired and other
      intangible assets......................      $2,948,617          $4,485,560      $10,698,228
                                                    =========          ==========      ===========

     The following table summarizes the cash components of acquisition related activity during the respective periods as follows:

                                                SEPTEMBER 19,       YEAR ENDED
                                                    1995             DECEMBER
                                               (INCEPTION) TO          31,         JANUARY 1, 1997
                                              DECEMBER 31, 1995        1996        TO JUNE 30, 1997
                                              -----------------     ----------     ----------------
    Cash paid for new acquisitions..........     $ 1,686,832        $3,499,390        $9,104,959
    Other cash payments.....................                           453,000           112,815
                                                  ----------        ----------        ----------
    Total cash activity.....................     $ 1,686,832        $3,952,500        $9,217,774
                                                  ==========        ==========        ==========

     The other cash payments represent additional consideration relating to past acquisitions in satisfaction of contractual arrangements (see Note 16).

     Subsequent to June 30, 1997, the Company made 13 acquisitions, consisting of 25 dental offices. Purchase price relating to these acquisitions aggregated approximately $19,860,000, consisting of cash, notes and shares of the Company's common stock. Additional consideration could be paid in connection with these acquisitions if specified financial criteria are attained (see Note 16). If these criteria are attained, but not exceeded, the number of shares and notes which could be issued, and cash which could be paid under agreements executed to June 30, 1997 is 284,106 shares, $1,316,000 and $3,057,000, respectively. If maximum criteria are achieved, the number of shares and notes which could be issued and cash which could be paid is 284,106 shares, $1,316,000 and $3,131,500, respectively.

     The unaudited pro forma consolidated results of operations of the Company give effect to each of the acquisitions as if they occurred at the beginning of the respective periods:


                                                                    SIX MONTHS      SIX MONTHS
                                                  YEAR ENDED           ENDED           ENDED
                                               DECEMBER 31, 1996   JUNE 30, 1996   JUNE 30, 1997
                                               -----------------   -------------   -------------
        Revenues.............................     $51,095,455       $ 24,970,536    $ 27,890,756
        Net income (loss)....................      (1,611,236)          (779,678)       (871,862)
        Net loss per common share............     $      (.37)      $       (.18)   $       (.20)

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

     The above pro forma information is not necessarily indicative of the results of operations that would have occurred had the acquisitions been made as of the beginning of the respective periods noted above, or the results that may occur in the future.

5.  PROPERTY AND EQUIPMENT

                                                       DECEMBER 31,
                                                  -----------------------      JUNE 30,
                                                    1995          1996           1997
                                                  --------     ----------     ----------
        Dental equipment, including equipment
          under capital lease...................  $447,050     $  726,166     $1,331,273
        Furniture and fixtures, automobiles and
          leasehold improvements................    24,435        119,766        437,070
        Data processing and office equipment....     4,657        231,139        775,769
                                                  --------     ----------     ----------
                                                   476,142      1,077,071      2,544,112
        Less: Accumulated depreciation and
          amortization..........................   (32,889)      (193,515)      (346,187)
                                                  --------     ----------     ----------
                                                  $443,253     $  883,556     $2,197,925
                                                  ========     ==========     ==========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 7), for the period from September 19, 1995 to December 31, 1995, for the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997 totaled $32,889, $160,626 and $152,672, respectively.

6.  INTANGIBLE ASSETS

                                                          DECEMBER 31,
                                                    -------------------------      JUNE 30,
                                                       1995           1996           1997
                                                    ----------     ----------     -----------
    Excess of cost over fair value of net assets
      acquired....................................  $2,331,017     $7,731,160     $19,299,412
    Patient lists.................................     560,000      1,100,000       2,901,509
    Assembled workforce...........................      53,000        302,000         624,651
    Covenants not to compete......................       4,600         14,698          38,213
                                                    ----------     ----------     -----------
                                                     2,948,617      9,147,858      22,863,785
    Less: Accumulated amortization................     (26,342)      (219,178)       (495,505)
                                                    ----------     ----------     -----------
                                                    $2,922,275     $8,928,680     $22,368,280
                                                    ==========     ==========     ===========

     Amortization of intangible assets for the period from September 19, 1995 to December 31, 1995, for the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997 totaled $26,342, $192,836 and $276,327, respectively.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

7.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from five to seven years. Equipment under capital leases, at cost and related accumulated amortization included in property and equipment, are as follows:

                                                            DECEMBER 31,
                                                       ----------------------     JUNE 30,
                                                         1995         1996          1997
                                                       --------     ---------     ---------
    Dental and office equipment......................  $362,994     $ 542,925     $ 776,047
    Less: Accumulated amortization...................   (27,204)     (134,214)     (206,637)
                                                       --------     ---------     ---------
    Equipment under capital leases...................  $335,790     $ 408,711     $ 569,410
                                                       ========     =========     =========

     Amortization of equipment under capital leases for the period from September 19, 1995 to December 31, 1995, for the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997 was $27,204, $107,010 and $72,423, respectively.

     Future minimum lease payments due under capital leases are as follows:

        1997 (Six months)................................................  $ 132,612
        1998.............................................................    251,540
        1999.............................................................    197,787
        2000.............................................................    141,013
        2001.............................................................     61,187
                                                                           ---------
                                                                             784,139
        Less: Amount representing interest...............................   (131,623)
                                                                           ---------
        Present value of minimum lease payments..........................    652,516
        Less: Current portion............................................   (198,729)
                                                                           ---------
                                                                           $ 453,787
                                                                           =========

     The Company maintains leases for dental offices and for certain of its equipment which are accounted for as operating leases. The office lease terms range from one to ten years, while the equipment terms range from one to four years.

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

        1997 (Six months)................................................  $  659,625
        1998.............................................................   1,276,571
        1999.............................................................   1,242,948
        2000.............................................................     911,344
        2001.............................................................     362,608
        Thereafter.......................................................   1,012,640
                                                                           ----------
                                                                           $5,465,736
                                                                           ==========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense of $48,841, $697,481 and $624,296, was incurred during the period from September 19, 1995 to December 31, 1995, for the year ended December 31, 1996, and for the period from January 1, 1997 to June 30, 1997, respectively.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

8.  DEBT

                                                         DECEMBER 31,
                                                   -------------------------       JUNE 30,
                                                      1995           1996            1997
                                                   ----------     ----------     ------------
    Subordinated notes payable to principal
      stockholders, due the earlier of an initial
      public offering of the Company's common
      stock or September 2005; interest accrues
      at 9.0%....................................  $  780,000     $4,758,073     $ 15,904,225
    6.0% -- 8.5% subordinated and subordinated
      convertible notes issued in connection with
      acquisitions, payable through 2002.........     935,000      2,196,462        3,365,660
    10.5% -- 12.2% notes payable, secured by
      equipment, payable through 2001............      72,178        108,460          235,076
                                                   ----------     ----------     ------------
                                                    1,787,178      7,062,995       19,504,961
    Less: Current portion........................    (331,271)      (776,379)      (1,391,834)
                                                   ----------     ----------     ------------
                                                   $1,455,907     $6,286,616     $ 18,113,127
                                                   ==========     ==========     ============

     Scheduled maturities of long-term debt outstanding as of June 30, 1997 are as follows:

        1997 (Six months)...............................................  $   466,088
        1998............................................................    1,438,586
        1999............................................................      899,127
        2000............................................................      575,014
        2001............................................................        9,160
        Thereafter......................................................   16,116,986
                                                                          -----------
                                                                          $19,504,961
                                                                          ===========

     The subordinated notes payable to principal stockholders permit the Company to borrow funds for acquisitions and general corporate purposes up to an aggregate amount of $38,000,000. As of October 23, 1997, the amount outstanding under the subordinated notes payable to principal stockholders was approximately $34,300,000, including accrued interest.

     The subordinated convertible notes provide the holders with the right at any time to convert the outstanding principal of the note into shares of the Company's $.01 par value common stock at $16.00 per share.

     On October 23, 1997, the Company executed a $10,000,000 discretionary line of credit agreement with a financial institution. The term of the agreement is through the earlier of April 21, 1998 or the date of closing of an initial public offering. Interest accrues monthly on outstanding balances based on an adjustable rate as defined in the agreement.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

9.  INCOME TAXES

     The components of the income tax expense (benefit) for the period from September 19, 1995 to December 31, 1995, for the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997 is as follows:

                                                                               YEAR ENDED
                                                                              DECEMBER 31,
                                                                                  1996
                                                                              ------------
    Current:
      State...............................................................      $162,000
    Deferred:
      Federal.............................................................        82,709
      State...............................................................        31,424
                                                                                --------
                                                                                 114,133
                                                                                --------
                                                                                $276,133
                                                                                --------

     There was no provision for taxes during the period from September 19, 1995 (inception) to December 31, 1995 or during the period from January 1, 1997 to June 30, 1997.

     The reconciliation of the Federal statutory income tax rate to the Company's effective income tax rate is as follows:

                                             SEPTEMBER 19, 1995
                                               (INCEPTION) TO        YEAR ENDED      JANUARY 1, 1997
                                                DECEMBER 31,        DECEMBER 31,       TO JUNE 30,
                                                    1995                1996               1997
                                             ------------------     ------------     ----------------
    Statutory income tax rate..............          (34)%               (34)%              (34)%
    Amortization not deductible for income
      tax purposes.........................            2                  22                 44
    Losses for which no income tax benefit
      is recognized........................           32                  98                 (9)
    Nondeductible business expenses
      nondeductible........................           --                   4                  4
    State taxes............................           --                  80                 (5)
                                                    ----                ----               ----
    Effective income tax rate..............            0%                170%                 0%
                                                    ====                ====               ====

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

     The components of net deferred income tax assets and (liabilities) are as follows:

                                                            DECEMBER 31,
                                                      ------------------------     JUNE 30,
                                                        1995           1996          1997
                                                      ---------     ----------     ---------
    Start up costs not currently deductible for tax
      purposes......................................  $ 118,052     $   86,572     $  74,767
    Accruals and reserves not currently deductible
      for tax purposes..............................      3,724        195,859       462,640
    Deferred revenues...............................     10,686          6,728        74,854
    Net operating loss carryforwards................     24,400         80,400        53,068
                                                      ---------      ---------     ---------
    Gross deferred tax assets.......................    156,862        369,559       665,329
    Valuation allowance.............................   (154,400)      (340,342)     (332,137)
                                                      ---------      ---------     ---------
                                                          2,462         29,217       333,192
                                                      ---------      ---------     ---------
    Intangible assets...............................   (149,513)      (215,987)     (371,965)
    Other...........................................    (10,000)      (140,394)     (150,061)
                                                      ---------      ---------     ---------
    Gross deferred tax liabilities..................   (159,513)      (356,381)     (522,026)
                                                      ---------      ---------     ---------
              Net deferred tax liabilities..........  $(157,051)    $ (327,164)    $(188,834)
                                                      =========      =========     =========

     At June 30, 1997, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $130,000. Their use is limited to future taxable earnings of the Company. The carryforwards expire in 2010. A valuation allowance has been established against the benefit of the net operating loss carryforwards and other deferred tax assets which the Company does not believe are more likely than not to be realized.

10.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                           DECEMBER 31,
                                                      -----------------------      JUNE 30,
                                                        1995          1996           1997
                                                      --------     ----------     ----------
    Salaries and payroll taxes......................  $104,652     $  831,364     $1,383,531
    Professional service fees.......................   169,532        347,322        801,932
    Interest........................................    28,465        387,399        852,820
    Other...........................................    28,079        178,357        319,835
                                                      ---------     ---------      ---------
                                                      $330,728     $1,744,442     $3,358,118
                                                      =========     =========      =========

11.  STOCKHOLDERS' DEFICIT

     At formation date, the Company issued an aggregate of 3,500,000 shares of common stock at $.10 per share to four investment partnerships (the "principal stockholders"); Foster Management Company is the management company for each of the partnerships.

     During the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997, the Company issued 12,500 and 43,642 shares respectively of common stock in connection with acquisitions. (See Note 13 for mandatorily redeemable common stock issued.)

     Subsequent to June 30, 1997, 651,950 shares of the Company's common stock were issued in connection with business acquisitions, and 45,000 options were granted under the Company's stock option plan which become effective October 1, 1997 (see Note 14).

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

12.  MANDATORILY REDEEMABLE PREFERRED STOCK

     The Company's principal stockholders are the sole owners of all of the outstanding $.01 par value 8% cumulative mandatorily redeemable preferred stock ("Preferred Stock").

     The Preferred Stock accumulates dividends at $8.00 per share on an annual basis, and is mandatorily redeemable for cash at $100 per share plus accumulated dividends at the earlier of December 31, 1998 or at any time the common stock of the Company is sold in a public offering. Accrued dividends at December 31, 1995, 1996 and June 30, 1997 totaled $16,000, $80,000 and $112,000, respectively.

13.  MANDATORILY REDEEMABLE COMMON STOCK

     In connection with certain acquisitions, the Company issued 174,677 shares of common stock in 1997 pursuant to agreements giving the holders the right to put the shares to the Company at prices which vary from $11-$16 per share. The puts are rendered inoperative if the Company executes an initial public offering of the Company's common stock prior to two to five years from the dates of the respective acquisitions.

     The mandatorily redeemable common stock was recorded at the fair value at the dates of issuance. The excess of the respective put prices over the carrying values are being accreted by periodic charges to additional paid-in capital over a two to five year period. As of June 30, 1997, 174,677 shares of mandatorily redeemable common stock are outstanding. During the period from January 1, 1997 to June 30, 1997, the Company recorded $153,541 of accretion to additional paid-in capital.

14.  EMPLOYEE BENEFITS

  401(k) Plan

     Effective February 1, 1997, the Company sponsors a 401(k) plan which permits participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. Employees may contribute up to 15% of pretax income, subject to statutory limitations; this plan does not provide for Company matching contributions.

  Stock Option Plan

     Effective October 1, 1997, the Company approved a stock option plan for key employees and directors. The plan authorizes the grant of up to 600,000 shares of the Company's common stock in the form of stock options. Grant prices are determined by the Company and are established at or above the fair market value of the Company's common stock at the date of grant.

15.  RELATED PARTY TRANSACTIONS

     The Company paid management fees of $5,000, $40,000 and $20,000 to Foster Management Company and its affiliates during the period from September 19, 1995 to December 31, 1995, for the year ended December 31, 1996, and the period from January 1, 1997 to June 30, 1997, respectively. Additionally, the Company reimbursed Foster Management Company $209,455 in 1995, $72,683 in 1996 and $21,599 for the period from January 1, 1997 to June 30, 1997 for outside professional service and other fees and expenses incurred on its behalf.

     Commencing December 1996, the Company leased space from an affiliated entity. The rent expense under lease is equal to the amount paid by the affiliated party under the leasehold agreement and was $5,283 for 1996 and $47,054 for the period from January 1, 1997 to June 30, 1997. In addition, starting in 1996, the Company entered into various space and equipment lease agreements with former owners of acquired businesses; such leases are at fair market value. In 1996, the Company paid $329,223 and $95,612, respectively, under these agreements. For the period from January 1, 1997 to June 30, 1997, the Company paid $41,280 for space lease agreements and $100,488 for equipment lease agreements.

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

     The Company has agreed to pay Foster Management a fee of $750,000 for its assistance in effecting the initial public offering of the Company's common stock, contingent upon the completion of such public offering.

16.  COMMITMENTS AND CONTINGENCIES

  Contingent Consideration in Business Acquisitions

     In connection with certain acquisitions (see Note 4), the Company has entered into contractual arrangements whereby shares of Company stock, notes payable and cash may be issued to former owners of acquired businesses upon attainment of specified financial criteria over periods of 1 - 3 years as set forth in the respective agreements. The amount of the shares, notes and cash to be issued cannot be fully determined until the periods expire and the attainment of criteria is established. If the criteria are attained, but not exceeded, the amount of shares and notes which could be issued and cash which could be paid under all agreements executed prior to June 30, 1997 is 160,497 shares, $1,980,000, and $1,850,021, respectively. If the maximum targets were achieved, the amount of shares and notes which could be issued and cash which could be paid under agreements executed prior to June 30, 1997 is 163,059 shares, $1,980,000 and $1,850,021, respectively. The Company accounts for this additional consideration, when the specified financial criteria are achieved and it is probable it will be paid, as additional purchase price for the related acquisitions.

  Contracts

     The Company's practices participate in agreements with corporations and managed care organizations to provide certain dental services under capitation contracts to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During the period from September 19, 1995 (inception) through December 31, 1995, the year ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997, approximately 30%, 20%, and 21% respectively, of the Company's net revenues were derived from capitation contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

17.  SUBSEQUENT EVENTS

     The Company plans to file a registration statement with the Securities and Exchange Commission to register the sale of shares of its common stock. The Company intends to use a portion of the net proceeds of the offering to retire certain indebtedness of the Company and to redeem preferred stock of the Company. Any remaining net proceeds will be used to finance future acquisitions and internal growth.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Owners of Penn Dental Associates, P.C.,
Stafford Dental Associates,
Gallows Dental Group,
Hallmark Dental Group
and Alexandria Dental Centre

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations and changes in owners' equity and of cash flows present fairly, in all material respects, the financial position of Penn Dental Associates, P.C., Stafford Dental Associates, Gallows Dental Group, Hallmark Dental Group and Alexandria Dental Centre (collectively "MT Associates" or the "Company") at December 31, 1994 and September 19, 1995 and the results of their operations and their cash flows for the year ended December 31, 1994 and for the period from January 1, 1995 to September 19, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
October 14, 1997

                                 MT ASSOCIATES

                             COMBINED BALANCE SHEET

                                                                     DECEMBER 31,     SEPTEMBER 19,
                                                                         1994             1995
                                                                     ------------     -------------
                                              ASSETS
Current assets
  Cash and cash equivalents........................................    $ 47,509         $ 139,133
  Accounts receivable, net.........................................     268,376           186,691
  Prepaid expenses and other current assets........................       4,605             5,377
                                                                       --------          --------
          Total current assets.....................................     320,490           331,201
Equipment and leasehold improvements, net..........................     432,085           412,019
                                                                       --------          --------
                                                                       $752,575         $ 743,220
                                                                       ========          ========

                                  LIABILITIES AND OWNERS' EQUITY
Current liabilities
  Current portion of long-term debt................................    $ 17,273         $  18,962
  Current portion of obligations under capital lease...............      71,635            73,349
  Accounts payable.................................................      41,051            29,679
  Accrued expenses and other current liabilities...................     156,256           197,967
                                                                       --------          --------
          Total current liabilities................................     286,215           319,957
Long-term debt.....................................................      69,011            54,571
Obligations under capital lease....................................     239,767           225,670
                                                                       --------          --------
          Total liabilities........................................     594,993           600,198
                                                                       --------          --------
Owners' equity.....................................................     157,582           143,022
                                                                       --------          --------
                                                                       $752,575         $ 743,220
                                                                       ========          ========

   The accompanying notes are an integral part of these financial statements.

                                 MT ASSOCIATES

         COMBINED STATEMENT OF OPERATIONS AND CHANGES IN OWNERS' EQUITY

                                                                      FOR THE
                                                                        YEAR
                                                                       ENDED        FOR THE PERIOD
                                                                      DECEMBER       JANUARY 1 TO
                                                                        31,         SEPTEMBER 19,
                                                                        1994             1995
                                                                     ----------     --------------
Net revenues.......................................................  $1,878,124       $2,050,782
Cost of revenues...................................................   1,261,085        1,514,930
Selling and administrative expenses................................     470,123          412,548
Depreciation and amortization......................................      46,899           77,571
                                                                     ----------       ----------
Income from operations.............................................     100,017           45,733
Non-operating expenses:
  Interest expense.................................................     (24,753)         (32,491)
                                                                     ----------       ----------
Income before income taxes.........................................      75,264           13,242
Income taxes.......................................................      (9,945)          (5,220)
                                                                     ----------       ----------
          Net income...............................................      65,319            8,022
Owners' equity, beginning of period................................     104,723          157,582
Distribution to owners.............................................     (12,460)         (22,582)
                                                                     ----------       ----------
Owners' equity, end of period......................................  $  157,582       $  143,022
                                                                     ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                                 MT ASSOCIATES

                        COMBINED STATEMENT OF CASH FLOWS

                                                                     FOR THE YEAR     FOR THE PERIOD
                                                                        ENDED          JANUARY 1 TO
                                                                     DECEMBER 31,     SEPTEMBER 19,
                                                                         1994              1995
                                                                     ------------     --------------
Cash flows from operating activities:
  Net income.......................................................   $   65,319         $  8,022
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.................................       46,899           77,571
     Provision for doubtful accounts...............................       34,961            5,387
  Change in assets and liabilities
     Accounts receivable...........................................     (116,209)          76,298
     Prepaid expenses and other current assets.....................       18,666             (771)
     Accounts payable..............................................        9,868          (11,372)
     Accrued expenses and other current liabilities................       53,811           41,711
                                                                       ---------         --------
          Net cash provided by operating activities................      113,315          196,846
                                                                       ---------         --------
Cash flows from investing activities:
  Equipment and leasehold improvements.............................     (138,502)         (24,356)
                                                                       ---------         --------
          Net cash used in investing activities....................     (138,502)         (24,356)
                                                                       ---------         --------
Cash flows from financing activities:
  Borrowings of long-term debt.....................................      100,337               --
  Principal payments on capital leases.............................      (21,829)         (45,533)
  Principal payments on long-term debt.............................      (14,053)         (12,751)
  Distributions to owners..........................................      (12,460)         (22,582)
                                                                       ---------         --------
          Net cash provided by (used in) financing activities......       51,995          (80,866)
                                                                       ---------         --------
  Net increase in cash and cash equivalents........................       26,808           91,624
  Cash and cash equivalents at beginning of period.................       20,701           47,509
                                                                       ---------         --------
  Cash and cash equivalents at end of period.......................   $   47,509         $139,133
                                                                       =========         ========
Supplemental disclosure of cash flow information:
  Interest paid....................................................   $   24,753         $ 32,491
                                                                       =========         ========
Supplemental schedule of non-cash investing and financing
  activities:
     Capital lease obligations entered.............................   $  321,384         $ 33,150
                                                                       =========         ========

   The accompanying notes are an integral part of these financial statements.

                                 MT ASSOCIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1994 AND SEPTEMBER 19, 1995

1.  ORGANIZATION AND OPERATIONS

     MT Associates (the "Company") provides general dental care and related services in the Philadelphia, Pennsylvania and Northern Virginia areas.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Combined Financial Statements

     These financial statements represent the combined financial statements of the following affiliated companies:

     Penn Dental Associates, P.C. ("Penn Dental"),
     Stafford Dental Associates,
     Gallows Dental Group,
     Hallmark Dental Group, and
     Alexandria Dental Centre (collectively, the "Virginia Practices")

     Common control, ownership and intercompany activities exist among these companies. Therefore, combined financial statements provide a more meaningful presentation of the financial position of these companies as a whole. All significant intercompany balances and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 11).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

                                 MT ASSOCIATES

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived and Intangible Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by practice office.

  Income Taxes

     Penn Dental accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

  Fair Value of Financial Instruments

     Recorded balances of financial instruments at December 31, 1994 and September 19, 1995 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                                 DECEMBER 31,     SEPTEMBER 19,
                                                                     1994             1995
                                                                 ------------     -------------
    Accounts receivable, net of contractual allowances of
      $16,148 and $13,112 at December 31, 1994, and September
      19, 1995, respectively...................................    $297,290         $ 210,812
    Less: Allowance for doubtful accounts......................      28,914            24,121
                                                                   --------          --------
                                                                   $268,376         $ 186,691
                                                                   ========          ========

     The Company's services are reimbursed directly by both patients and by third party payors, including managed care organizations and commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

                                 MT ASSOCIATES

4.  PROPERTY AND EQUIPMENT

                                                             DECEMBER 31,     SEPTEMBER 19,
                                                                 1994             1995
                                                             ------------     -------------
        Dental and office equipment, furniture and
          fixtures.........................................    $487,758         $ 540,913
        Leasehold improvements.............................          --             4,350
        Less: Accumulated depreciation and amortization....     (55,673)         (133,244)
                                                               --------          --------
                                                               $432,085         $ 412,019
                                                               ========          ========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 5), for the year ended December 31, 1994 and for the period from September 1, 1995 to September 19, 1995 totaled $46,899 and $77,571, respectively.

5.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 3 to 5 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                             DECEMBER 31,     SEPTEMBER 19,
                                                                 1994             1995
                                                             ------------     -------------
        Dental and office equipment........................    $333,381         $ 366,531
        Less: Accumulated amortization.....................      28,265            90,981
                                                               --------          --------
        Equipment under capital leases.....................    $305,116         $ 275,550
                                                               ========          ========

     Amortization of equipment under capital leases for the year ended December 31, 1994 and for the period from September 1, 1995 to September 19, 1995 totaled $28,100 and $62,716, respectively.

     Future minimum lease payments due under capital leases are as follows:

        1995 (September 20 through December 31)...........................  $ 28,619
        1996..............................................................    98,573
        1997..............................................................    98,573
        1998..............................................................    91,264
        1999..............................................................    50,348
                                                                            --------
                                                                             367,377
        Less: Amount representing interest................................    68,358
                                                                            --------
        Present value of minimum lease payments...........................   299,019
        Less: Current portion.............................................    73,349
                                                                            --------
                                                                            $225,670
                                                                            ========

     The Company maintains leases for all of its dental offices and for certain of its equipment which are accounted for as operating leases. The office lease terms range from one to ten years, while the equipment terms range from one to four years.

                                 MT ASSOCIATES

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

        1995 (September 20 through December 31)..........................  $   35,180
        1996.............................................................     129,207
        1997.............................................................     134,151
        1998.............................................................     139,288
        1999.............................................................     144,626
        Thereafter.......................................................     667,404
                                                                           ----------
                                                                           $1,249,856
                                                                           ==========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense of $82,863 and $88,190, was incurred during the year ended December 31, 1994 and for the period from September 1, 1995 to September 19, 1995, respectively.

6.  DEBT

                                                             DECEMBER 31,     SEPTEMBER 19,
                                                                 1994             1995
                                                             ------------     -------------
        11% notes payable, secured by equipment, payable
          through 1999.....................................    $ 86,284         $  73,533
        Less: Current portion..............................     (17,273)          (18,962)
                                                                -------           -------
                                                               $ 69,011         $  54,571
                                                                =======           =======

     Scheduled maturities of long-term debt, other than related party debt, outstanding as of September 19, 1995 are as follows:

        1995 (September 20 through December 31)............................  $ 4,522
        1996...............................................................   19,560
        1997...............................................................   22,150
        1998...............................................................   25,084
        1999...............................................................    2,217
        Thereafter.........................................................       --
                                                                             -------
                                                                             $73,533
                                                                             =======

                                 MT ASSOCIATES

7.  INCOME TAXES


     The components of the income tax expense for the year ended December 31, 1994 and the period ended September 19, 1995 are as follows:


                                                             YEAR ENDED    JANUARY 1, 1995 TO
                                                            DECEMBER 31,     SEPTEMBER 19,
                                                                1994              1995
                                                            ------------   ------------------
        Current:
          Federal.........................................     $7,754            $4,070
          State...........................................      2,191             1,150
        Deferred:
          Federal.........................................         --                --
          State...........................................         --                --
                                                               ------            ------
                                                               $9,945            $5,220
                                                               ======            ======

     The reconciliation of the Federal statutory income tax rate is as follows:

                                                                YEAR ENDED           JANUARY 1, 1995
                                                             DECEMBER 31, 1994    TO SEPTEMBER 19, 1995
                                                             -----------------    ---------------------
Statutory income tax rate..................................         (34)%                  (34)%
Income attributable to companies not subject to Federal and
  state taxes..............................................          24                     35
State taxes................................................          (3)                   (14)
                                                                    ---                    ---
                                                                    (13)%                  (13)%
                                                                    ===                    ===

8.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                             DECEMBER 31,     SEPTEMBER 19,
                                                                 1994             1995
                                                             ------------     -------------
        Accrued profit sharing contributions...............    $ 32,504         $  29,947
        Salaries and payroll taxes.........................      29,733            71,420
        Professional service fees..........................      21,168            27,130
        Interest...........................................      15,620            14,980
        Income taxes.......................................       9,945             5,220
        Other..............................................      47,286            49,270
                                                               --------          --------
                                                               $156,256         $ 197,967
                                                               ========          ========

9.  OWNERS' EQUITY

     As stated in Note 1, these financial statements reflect the combined financial statements of several practices. A summary of the ownership characteristics of these practices follow:


     Penn Dental Associates has 1,000 shares of $1 Par common stock authorized, issued and outstanding, and capital in excess of Par is $10,793 for all periods presented. Retained earnings are $21,955 at December 31, 1994, $19,594 at September 19, 1995, respectively.


     Stafford Dental Associates, Gallows Dental Group, Hallmark Dental Group and Alexandria Dental Centre have a combined owners equity of $123,834 at December 31, 1994 and $111,635 at September 30, 1995, respectively.

                                 MT ASSOCIATES

10.  RELATED PARTY TRANSACTIONS

     The Virginia practices paid management fees of $83,959 and $215,915 to Star Management Company, owned by one of the shareholders of the practices, for the year ended December 31, 1994 and for the period from January 1, 1995 to September 19, 1995, respectively.

11.  EMPLOYEE BENEFITS

  Profit Sharing Plan

     The Company maintains a profit sharing plan for employees of the Penn Dental practice intended to qualify for tax-exempt status under Section 401(a) of the Internal Revenue Code. Substantially all full-time employees of the Penn Dental practice over 21 years of age with two years of service who are employed on the last day of the Plan year are eligible for participation in the Plan. Contributions by the Company are discretionary and subject to profitability requirements. Charges to operations for contributions to the Plan were $32,504 and $29,947 in 1994 and for the period from January 1, 1995 to September 19, 1995, respectively.

12.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1994 and for the period from January 1, 1995 to September 19, 1995, approximately 20% and 23%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

13.  SUBSEQUENT EVENTS

     Effective September 19, 1995, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Donald L. Kane, D.D.S., P.A. and UDG, Melborne, P.A.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of changes in stockholders' (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Donald L. Kane, D.D.S., P.A. and UDG, Melborne, P.A. (collectively, "United Dental Group" or the "Company") at December 31, 1994 and 1995 and the results of operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Philadelphia, PA
June 23, 1997

                              UNITED DENTAL GROUP

                             COMBINED BALANCE SHEET

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                            ASSETS
Current assets
  Cash and cash equivalents..........................................    $102,238     $ 53,732
  Accounts receivable, net...........................................     242,161      283,645
  Prepaid expenses and other current assets..........................       5,587        5,587
                                                                         --------     --------
          Total current assets.......................................     349,986      342,964
Property and equipment, net..........................................     208,463      246,334
Due from stockholder.................................................          --      123,261
                                                                         --------     --------
                                                                         $558,449     $712,559
                                                                         ========     ========

                        LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
  Current portion of long-term debt, including amounts due
     related parties of $143,306 and $110,572 at December 31, 1994
     and 1995 respectively...........................................    $164,965     $141,052
  Current portion of obligations under capital lease.................      46,304       54,167
  Accounts payable...................................................      69,526       70,621
  Accrued expenses and other current liabilities.....................     213,238      245,973
                                                                         --------     --------
          Total current liabilities..................................     494,033      511,813
Long-term debt.......................................................          --      109,748
Obligations under capital lease......................................      85,513       42,540
                                                                         --------     --------
          Total liabilities..........................................      85,513      152,288
                                                                         --------     --------
Stockholders' (deficit) equity.......................................     (21,097)      48,458
                                                                         --------     --------
          Total liabilities and stockholders' (deficit) equity.......    $558,449     $712,559
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                              UNITED DENTAL GROUP

 COMBINED STATEMENT OF OPERATIONS AND CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

                                                                         FOR THE YEARS ENDED
                                                                            DECEMBER 31,
                                                                         1994           1995
                                                                      ----------     ----------
Net revenues......................................................    $3,087,104     $3,685,374
Cost of revenues..................................................     2,607,202      2,972,657
Selling and administrative expenses...............................       398,944        563,806
Depreciation and amortization.....................................        73,119         86,129
                                                                        --------       --------
Income from operations............................................         7,839         62,782
Non-operating expenses:
  Interest expense................................................        30,840         32,354
                                                                        --------       --------
Net (loss) income.................................................       (23,001)        30,428
                                                                        --------       --------
Receipt of stock subscription.....................................        51,056         39,127
Stockholders' (deficit) equity, beginning of year.................       (49,152)       (21,097)
                                                                        --------       --------
Stockholders' (deficit) equity, end of year.......................    $  (21,097)    $   48,458
                                                                        ========       ========

   The accompanying notes are an integral part of these financial statements.

                              UNITED DENTAL GROUP

                        COMBINED STATEMENT OF CASH FLOWS

                                                                         FOR THE YEARS ENDED
                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                          1994         1995
                                                                        --------     ---------
Cash flows from operating activities:
  Net (loss) income...................................................  $(23,001)    $  30,428
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation and amortization....................................    73,119        86,129
     Provision for doubtful accounts..................................    18,290        27,211
  Change in assets and liabilities:
     Accounts receivable..............................................    19,864       (68,695)
     Prepaid expenses and other assets................................        --      (123,261)
     Accounts payable.................................................       817         1,095
     Accrued expenses and other current liabilities...................    34,741        32,735
                                                                        --------     ---------
          Net cash provided by (used in) operating activities.........   123,830       (14,358)
                                                                        --------     ---------
Cash flows from investing activities:
  Purchases of property and equipment.................................   (33,418)      (68,352)
                                                                        --------     ---------
          Net cash used in investing activities.......................   (33,418)      (68,352)
                                                                        --------     ---------
Cash flows from financing activities:
  Borrowings of long-term debt........................................        --       149,274
  Principal payments on long-term debt................................   (76,229)     (106,939)
  Principal payments on capital lease obligations.....................   (40,042)      (47,258)
  Receipt of stock subscription receivable............................    51,056        39,127
                                                                        --------     ---------
          Net cash (used in) provided by financing activities.........   (65,215)       34,204
                                                                        --------     ---------
  Net increase (decrease) in cash and cash equivalents................    25,197       (48,506)
  Cash and cash equivalents at beginning of period....................    77,041       102,238
                                                                        --------     ---------
  Cash and cash equivalents at end of period..........................  $102,238     $  53,732
                                                                        ========     =========
Supplemental disclosure of cash flow information:
  Interest paid.......................................................  $ 30,840     $  32,254
                                                                        ========     =========
Supplemental schedule of noncash investing and financing activities:
     Capital lease obligations entered................................  $ 70,281     $  12,148
                                                                        ========     =========

   The accompanying notes are an integral part of these financial statements.

                              UNITED DENTAL GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1995

1.  ORGANIZATION AND OPERATIONS

     United Dental Group (the "Company") provides general dental care and related services in the Orlando, Florida area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Combined Financial Statements

     These financial statements represent the combined financial statements of the following affiliated companies:

     Donald L. Kane, D.D.S., P.A.
     UDG, Melborne, P.A.

     Common control, ownership and intercompany activities exist among these companies. Therefore, combined financial statements provide a more meaningful presentation of the financial position of these companies as a whole. All significant intercompany balances and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 10).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

                              UNITED DENTAL GROUP

  Long-Lived Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, the carrying value of long-lived assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by office.

  Income Taxes

     The Company has elected S Corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Value of Financial Instruments

     Recorded balances of financial instruments at December 31, 1994 and 1995 approximate estimated fair values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Accounts receivable, net of contractual allowances of $33,000
      and $36,699 at December 31, 1994 and 1995, respectively....  $ 361,508     $ 406,445
    Less: Allowance for doubtful accounts........................   (119,347)     (122,800)
                                                                    --------      --------
                                                                   $ 242,161     $ 283,645
                                                                    ========      ========

     The Company's services are reimbursed directly by both patients and by third party payors, including managed care organizations and commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

4.  PROPERTY AND EQUIPMENT

                                                                        DECEMBER 31,
                                                                   -----------------------
                                                                     1994          1995
                                                                   ---------     ---------
    Office furniture and dental equipment, including equipment under capital lease of $214,984 in 1994 and $226,984 in
      1995.......................................................  $ 416,362     $ 529,857
    Leasehold improvements.......................................     43,414        53,919
    Less: Accumulated depreciation and amortization..............   (251,313)     (337,442)
                                                                   ---------     ---------
                                                                   $ 208,463     $ 246,334
                                                                   =========     =========

                              UNITED DENTAL GROUP

     Depreciation and amortization expense for the years ended December 31, 1994 and 1995, including amounts related to equipment under capital lease, totaled $73,119 and $86,129, respectively.

5.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 5 to 7 years.

                                                                         DECEMBER 31,
                                                                    ----------------------
                                                                      1994         1995
                                                                    --------     ---------
    Dental and office equipment...................................  $214,984     $ 226,984
    Less: Accumulated amortization................................   (93,535)     (142,794)
                                                                    --------      --------
    Equipment under capital leases................................  $121,449     $  84,190
                                                                    ========      ========

     Amortization of equipment under capital leases for the years ended December 31, 1994 and 1995 totaled $41,735 and $49,259, respectively.

     Future minimum lease payments due under capital leases are as follows:

        1996..............................................................  $ 66,459
        1997..............................................................    24,476
        1998..............................................................    20,339
        1999..............................................................     9,019
                                                                            --------
                                                                             120,293
        Less: Amount representing interest................................   (23,586)
                                                                            --------
        Present value of minimum lease payments...........................    96,707
        Less: Current portion.............................................   (54,167)
                                                                            --------
                                                                            $ 42,540
                                                                            ========

     The Company leases all of its dental office space from an affiliated entity; these leases are considered to be at fair market value and are accounted for as operating leases. The office leases do not have stated terms.

     During the years ended December 31, 1994 and 1995, rent expense of $117,600 and $121,200, respectively, was incurred.

6.  DEBT

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Notes payable to related party.................................  $125,806     $110,572
    Notes payable to principal stockholder.........................    17,500           --
    8.00% - 12.25% notes payable, collateralized by equipment,
      payable through 2000.........................................     6,827      127,124
    Borrowings under $25,000 line of credit unsecured; interest
      accrues at prime plus 3%.....................................    14,832       13,104
                                                                     --------     --------
                                                                      164,965      250,800
    Less: Current portion..........................................   (45,156)     (30,480)
                                                                     --------     --------
                                                                     $119,809     $220,320
                                                                     ========     ========

                              UNITED DENTAL GROUP

     The note payable to principal stockholder and the related party note payable relate to funds borrowed for operational and general corporate purposes. The loans do not have stated repayment terms, interest rates, or maturity dates.

     Scheduled maturities of long-term debt outstanding as of December 31, 1995 are as follows:

        Debt with no scheduled repayment terms............................  $110,572
        1996..............................................................    30,480
        1997..............................................................    30,720
        1998..............................................................    31,080
        1999..............................................................    31,560
        2000..............................................................    16,388
                                                                            --------
                                                                            $250,800
                                                                            ========

7.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1994         1995
                                                                 --------     --------
        Salaries and payroll taxes.............................  $114,486     $135,769
        Balances due to patients...............................    47,000       51,000
        Unearned revenue.......................................    18,920       17,880
        Other..................................................    32,832       41,324
                                                                 --------     --------
                                                                 $213,238     $245,973
                                                                 ========     ========

8.  STOCKHOLDERS (DEFICIT) EQUITY

     Donald L. Kane, D.D.S., P.A. and UDG, Melbourne, P.A., combined, have 10,000 shares of $1 Common Stock authorized, issued and outstanding and paid-in capital in excess of par of $107,218 for all periods presented. Stock Subscriptions received were $51,056 in 1994 and $39,127 in 1995. Accumulated deficit is $99,188 at December 31, 1994 and $68,760 at December 31, 1993.

9.  RELATED PARTY TRANSACTIONS

     One of the Company's practices contracts with a dental lab owned by an affiliated party. During 1994 and 1995, the Company paid $303,044, and $338,707 to the affiliated party for dental lab fees.

     From time to time, the stockholder borrows funds from the Company interest free. The balance owed by the stockholder at December 31, 1995 is $123,261 and is included in the accompanying balance sheet.

10.  EMPLOYEE BENEFITS

  Retirement Plan

     On January 1, 1995, the Company established a defined contribution 401(k) plan covering substantially all of its employees. In general, eligible employees may contribute up to 15% of their compensation to this plan. Employee contributions are matched at a rate of 50% up to 4% of an employee's compensation, and Company matching contributions were $18,285 in 1995.

                              UNITED DENTAL GROUP

11.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1994 and 1995, approximately 21% and 24%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred, including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

11.  SUBSEQUENT EVENTS

     Effective January 1, 1996, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Western Dental Group

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholder's (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Western Dental Group (the "Company") at December 31, 1995 and 1996 and the results of its operations and its cash flows for the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
September 17, 1997

                              WESTERN DENTAL GROUP

                           CONSOLIDATED BALANCE SHEET

                                                                             DECEMBER 31,
                                                                           1995         1996
                                                                         --------     --------
                                            ASSETS
Current assets
  Cash and cash equivalents..........................................    $ 23,688     $ 17,113
  Accounts receivable, net...........................................     191,985      256,468
  Prepaid expenses and other current assets, including due from related party of $22,657 and $6,856 at December 31, 1995 and
     1996, respectively..............................................      29,473       13,674
                                                                         --------     --------
          Total current assets.......................................     245,146      287,255
Property and equipment, net..........................................     176,667      192,627
Other assets.........................................................      34,800       33,600
                                                                         --------     --------
                                                                         $456,613     $513,482
                                                                         ========     ========

                        LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
Current liabilities
  Current portion of long-term debt..................................    $ 93,114     $121,017
  Current portion of obligations under capital lease.................      18,755       24,924
  Accounts payable...................................................      57,111      154,313
  Accrued expenses and other current liabilities.....................     148,958      146,283
                                                                         --------     --------
          Total current liabilities..................................     317,938      446,537
Long-term debt.......................................................     104,970       79,901
Obligations under capital lease......................................      33,311       24,458
                                                                         --------     --------
          Total liabilities..........................................     456,219      550,896
                                                                         --------     --------
Stockholder's (deficit) equity
  Common stock, no par value 200,000 shares authorized, 40,000 shares
     issued and outstanding at December 31, 1995 and 1996............       5,265        5,265
  Accumulated deficit................................................      (4,871)     (42,679)
                                                                         --------     --------
  Total stockholder's (deficit) equity...............................         394      (37,414)
                                                                         --------     --------
                                                                         $456,613     $513,482
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                              WESTERN DENTAL GROUP

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
Net revenues...........................................  $2,362,369     $2,499,030     $2,690,534
Cost of revenues.......................................   1,529,069      1,659,422      1,814,842
Selling and administrative expenses....................     419,693        415,705        657,522
Depreciation and amortization..........................      33,583         48,560         34,995
                                                         ----------     ----------     ----------
Income from operations.................................     380,024        375,343        183,175
Non-operating expenses:
  Interest expense -- related parties..................     (12,348)       (11,534)       (10,482)
  Interest expense -- other............................     (18,524)       (12,264)       (11,294)
                                                         ----------     ----------     ----------
Net income.............................................  $  349,152     $  351,545     $  161,399
                                                         ==========     ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                              WESTERN DENTAL GROUP

             STATEMENT OF CHANGES IN STOCKHOLDER'S (DEFICIT) EQUITY

                                                     COMMON STOCK        ACCUMULATED
                                                   SHARES     AMOUNT       DEFICIT         TOTAL
                                                   ------     ------     -----------     ---------
Balance, January 1, 1994.........................  40,000     $5,265      $  33,738      $  39,003
Net income.......................................                           349,152        349,152
Distributions to owner...........................                          (449,707)      (449,707)
                                                   ------     ------      ---------      ---------
Balance, December 31, 1994.......................  40,000      5,265        (66,817)       (61,552)
Net income.......................................                           351,545        351,545
Distributions to owner...........................                          (289,599)      (289,599)
                                                   ------     ------      ---------      ---------
Balance, December 31, 1995.......................  40,000      5,265         (4,871)           394
Net income.......................................                           161,399        161,399
Distributions to owner...........................                          (199,207)      (199,207)
                                                   ------     ------      ---------      ---------
Balance, December 31, 1996.......................  40,000     $5,265      $ (42,679)     $ (37,414)
                                                   ======     ======      =========      =========

   The accompanying notes are an integral part of these financial statements.

                              WESTERN DENTAL GROUP

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                            1994          1995          1996
                                                          ---------     ---------     ---------
Cash flows from operating activities:
  Net income............................................  $ 349,152     $ 351,545     $ 161,399
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization......................     33,583        48,560        34,995
     Provision for doubtful accounts....................     50,245        46,520        40,125
  Change in assets and liabilities:
     Accounts receivable................................   (101,941)      (56,551)     (104,608)
     Prepaid expenses and other assets..................    (24,235)          743        16,999
     Accounts payable...................................    (27,087)       10,879        97,202
     Accrued expenses and other current liabilities.....     44,618       (10,403)       (2,675)
                                                          ---------     ---------     ---------
          Net cash provided by operating activities.....    324,335       391,293       243,437
                                                          ---------     ---------     ---------
Cash flows from investing activities:
  Purchases of property and equipment...................    (50,197)      (44,887)      (36,079)
                                                          ---------     ---------     ---------
          Net cash used in investing activities.........    (50,197)      (44,887)      (36,079)
                                                          ---------     ---------     ---------
Cash flows from financing activities:
  Borrowings of long-term debt..........................    206,440        38,636        31,946
  Principal payments on long-term debt..................    (25,240)      (57,726)      (29,112)
  Principal payments on capital leases..................    (15,500)      (19,157)      (17,560)
  Distributions to owner................................   (449,707)     (289,599)     (199,207)
                                                          ---------     ---------     ---------
          Net cash used in financing activities.........   (284,007)     (327,846)     (213,933)
                                                          ---------     ---------     ---------
  Net (decrease) increase in cash and cash
     equivalents........................................     (9,869)       18,560        (6,575)
  Cash and cash equivalents at beginning of period......     14,997         5,128        23,688
                                                          ---------     ---------     ---------
  Cash and cash equivalents at end of period............  $   5,128     $  23,688     $  17,113
                                                          =========     =========     =========
Supplemental disclosure of cash flow information:
  Interest paid.........................................  $  30,872     $  23,798     $  11,294
                                                          =========     =========     =========
Supplemental schedule of noncash investing and financing
  activities:
          Capital lease obligations entered.............  $   7,690     $   2,154     $  14,876
                                                          =========     =========     =========

   The accompanying notes are an integral part of these financial statements.

                              WESTERN DENTAL GROUP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1994, 1995 AND 1996

1.  ORGANIZATION AND OPERATIONS

     Western Dental Group (the "Company") provides general dental care and related services in the Denver, Colorado area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 9).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived and Intangible Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ". Accordingly, the carrying value of long-lived assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets.

                              WESTERN DENTAL GROUP

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by office.

  Income Taxes

     The Company has elected S corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholder. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Value of Financial Instruments

     Recorded balances of financial instruments at December 31, 1994, 1995 and 1996 approximate estimated fair values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                                         DECEMBER 31,
                                                                       1995         1996
                                                                     --------     --------
    Accounts receivable, net of contractual allowances of $43,771
      and $54,922 at December 31, 1995 and 1996, respectively......  $242,223     $323,027
    Less: Allowance for doubtful accounts..........................   (50,238)     (66,559)
                                                                     --------     --------
                                                                     $191,985     $256,468
                                                                     ========     ========

     The Company's services are reimbursed directly by both patients and by third party payors, including managed care organizations and commercial insurance companies. Patriot services are billed to third party payors at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates differ from contractually determined rates, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on historical experience and an ongoing review of collectibility.

4.  PROPERTY AND EQUIPMENT

                                                                        DECEMBER 31,
                                                                     1995          1996
                                                                   ---------     ---------
    Equipment, furniture and fixtures and automobiles, including
      equipment under capital lease..............................  $ 489,009     $ 566,312
    Leasehold improvements.......................................     76,181        49,833
    Less: Accumulated depreciation and amortization..............   (388,523)     (423,518)
                                                                   ---------     ---------
                                                                   $ 176,667     $ 192,627
                                                                   =========     =========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 5), for the years ended December 31, 1994, 1995 and 1996 totaled $33,583, $48,560 and $34,995, respectively.

                              WESTERN DENTAL GROUP

5.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 5 to 7 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                                           DECEMBER 31,
                                                                         1995       1996
                                                                        -------    -------
    Dental and office equipment.......................................  $85,389    $93,474
    Less: Accumulated amortization....................................  (49,308)   (63,468)
                                                                        -------    -------
    Equipment under capital leases....................................  $36,081    $30,006
                                                                        =======    =======

     Amortization of equipment under capital leases for the years ended December 31, 1994, 1995 and 1996 totaled $15,003, $16,778 and $14,160, respectively.

     Future minimum lease payments due under capital leases are as follows:

        1997...............................................................  $27,828
        1998...............................................................   22,047
        1999...............................................................    3,977
        2000...............................................................    1,394
        2001...............................................................       --
                                                                             -------
                                                                              55,246
        Less: Amount representing interest.................................   (5,864)
                                                                             -------
        Present value of minimum lease payments............................   49,382
        Less: Current portion..............................................  (24,924)
                                                                             -------
                                                                             $24,458
                                                                             =======

     The Company maintains leases for office space and for certain of its equipment which are accounted for as operating leases. The office lease terms range from three to six years, while the equipment terms range from one to five years.

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

        1997..............................................................  $122,737
        1998..............................................................   123,001
        1999..............................................................   100,911
        2000..............................................................    40,676
        2001..............................................................    17,571
        Thereafter........................................................    18,251
                                                                            --------
                                                                            $423,147
                                                                            ========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense of $110,094, $134,982, and $147,071, including related party rents, respectively, was incurred during years ended December 31, 1994, 1995 and 1996, respectively. See Note 8 for related party lease arrangements.

                              WESTERN DENTAL GROUP

6.  DEBT

                                                                       DECEMBER 31,
                                                                         1995       1996
                                                                       --------   --------
    Borrowings under $50,000 line of credit, collateralized by all
      assets of the Company; interest accrues at prime plus 2%.......  $ 41,421   $ 50,000
    Notes payable to related party, interest accrues at prime (8.5%
      at December 31, 1994 and 1995 and 8.25% at December 31,
      1996)..........................................................   130,335    133,207
    6.4% - 11.75% notes payable, collateralized by equipment, paid
      through 2000...................................................    26,328     17,711
                                                                       --------   --------
                                                                        198,084    200,918
    Less: Current portion............................................    93,114    121,017
                                                                       --------   --------
                                                                       $104,970   $ 79,901
                                                                       ========   ========

     Scheduled maturities of long-term debt outstanding as of December 31, 1996 are as follows:

        1997..............................................................  $121,017
        1998..............................................................    37,688
        1999..............................................................    27,343
        2000..............................................................    14,870
                                                                            --------
                                                                            $200,918
                                                                            ========

     The related party notes payable relate to payments to former owners in connection with previously acquired businesses, and funds borrowed for operational and general corporate purposes.

7.  ACCRUED EXPENSES

                                                                          DECEMBER 31,
                                                                        1995        1996
                                                                      --------    --------
    Balances due to patients.......................................   $ 34,800    $ 47,437
    Salaries and payroll taxes.....................................     22,014      31,730
    Deferred revenues..............................................     26,968      28,729
    Other..........................................................     65,176      38,387
                                                                      --------    --------
                                                                      $148,958    $146,283
                                                                      ========    ========

8.  RELATED PARTY TRANSACTIONS

     The Company established a management company, Western Dental Management, effective January 1, 1996. Western Dental Management is owned by the Company's sole shareholder. For the year ended December 31, 1996, the Company paid management fees of $173,917 to Western Dental Management.

     The Company leases space from affiliated entities. The rent expense under these leases is considered to be at fair market value and was $36,490, $43,896 and $59,721 for 1994, 1995 and 1996. Prior to January 1, 1996, no rent was charged for one of the offices, which is owned by the Company's sole shareholder.

     The Company's contracts with a dental lab owned by the Company's sole shareholder. During 1994, 1995 and 1996, the Company paid $39,286, $22,485 and $115,162 for related party dental lab fees.

                              WESTERN DENTAL GROUP

9.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1994, 1995 and 1996, approximately 28%, 30% and 28%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

10.  SUBSEQUENT EVENTS

     Effective January 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Horizon Group International, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Horizon Group International, Inc. and its subsidiary (the "Company") at December 31, 1994 and 1995 and at February 29, 1996 and the results of their operations and their cash flows for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
September 23, 1997

                       HORIZON GROUP INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,         FEBRUARY 29,
                                                                1994         1995          1996
                                                             ----------   ----------   ------------
                                              ASSETS
Current assets
  Cash and cash equivalents................................. $    1,267   $   10,821    $    85,398
  Accounts receivable, net..................................    837,035      925,826        875,782
  Prepaid expenses and other current assets.................    119,485       21,815             --
                                                             ----------   ----------     ----------
          Total current assets..............................    957,787      958,462        961,180
Equipment and leasehold improvement, net....................    244,793      320,283        307,389
Other assets................................................      4,074       12,098          3,496
                                                             ----------   ----------     ----------
                                                             $1,206,654   $1,290,843    $ 1,272,065
                                                             ==========   ==========     ==========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt......................... $   34,770   $   33,853    $    24,908
  Accounts payable..........................................     57,226       39,532         40,875
  Income tax payable........................................     33,709        8,009          1,000
  Accrued expenses and other current liabilities............    564,058      625,834        731,461
                                                             ----------   ----------     ----------
          Total current liabilities.........................    689,763      707,228        798,244
Long-term debt..............................................     11,102      103,402         97,402
Deferred income taxes.......................................      4,155        8,310         12,465
                                                             ----------   ----------     ----------
          Total liabilities.................................    705,020      818,940        908,111
                                                             ----------   ----------     ----------
Stockholders' equity
  Preferred stock, $10,000 par value, 85 shares authorized;
     81 shares issued.......................................    810,000      810,000        810,000
  Common stock, no par value, 665 shares authorized; 562
     shares issued..........................................     39,850       39,850         39,850
  Treasury stock, 442 shares at cost........................   (124,907)    (124,907)      (124,907)
  Accumulated deficit.......................................   (223,309)    (253,040)      (360,989)
                                                             ----------   ----------     ----------
          Total stockholders' equity........................    501,634      471,903        363,954
                                                             ----------   ----------     ----------
                                                             $1,206,654   $1,290,843    $ 1,272,065
                                                             ==========   ==========     ==========

   The accompanying notes are an integral part of these financial statements.

                       HORIZON GROUP INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     FOR THE PERIOD
                                                            FOR THE YEAR ENDED       JANUARY 1, 1996
                                                               DECEMBER 31,          TO FEBRUARY 29,
                                                            1994          1995            1996
                                                         ----------    ----------    ---------------
Net revenues............................................ $5,455,732    $6,002,233      $ 1,187,984
Cost of revenues........................................  3,283,111     3,797,228          759,130
Selling and administrative expenses.....................  2,003,703     2,141,080          517,669
Depreciation and amortization...........................     73,596        77,772           12,894
                                                         ----------    ----------       ----------
Income (loss) from operations...........................     95,322       (13,847)        (101,709)
Non-operating expenses:
  Interest expense......................................     (8,273)       (3,721)          (1,086)
                                                         ----------    ----------       ----------
Income (loss) before income taxes.......................     87,049       (17,568)        (102,795)
Income tax expense......................................    (37,863)      (12,163)          (5,154)
                                                         ----------    ----------       ----------
          Net income (loss)............................. $   49,186    $  (29,731)     $  (107,949)
                                                         ==========    ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                       HORIZON GROUP INTERNATIONAL, INC.

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                               COMMON STOCK
                                        PAR      PREFERRED STOCK      TREASURY STOCK     ACCUMULATED
                             SHARES    VALUE    SHARES    VALUE     SHARES     VALUE       DEFICIT       TOTAL
                             ------   -------   ------   --------   ------   ---------   -----------   ---------
Balance, January 1, 1994....   120    $39,850     81     $810,000     442    $(124,907)   $(272,495)   $ 452,448
Net income..................                                                                 49,186       49,186
                               ---    -------    ---     --------     ---    ---------    ---------     --------
Balance, December 31,
  1994......................   120     39,850     81      810,000     442     (124,907)    (223,309)     501,634
Net loss....................                                                                (29,731)     (29,731)
                               ---    -------    ---     --------     ---    ---------    ---------     --------
Balance, December 31,
  1995......................   120     39,850     81      810,000     442     (124,907)    (253,040)     471,903
Net loss....................                                                               (107,949)    (107,949)
                               ---    -------    ---     --------     ---    ---------    ---------     --------
Balance, February 29,
  1996......................   120    $39,850     81     $810,000     442    $(124,907)   $(360,989)   $ 363,954
                               ===    =======    ===     ========     ===    =========    =========     ========

   The accompanying notes are an integral part of these financial statements.

                       HORIZON GROUP INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       FOR THE
                                                                                       PERIOD
                                                                                        FROM
                                                                                       JANUARY
                                                                FOR THE YEARS          1, 1996
                                                              ENDED DECEMBER 31,         TO
                                                            ----------------------    FEBRUARY
                                                              1994         1995       29, 1996
                                                            ---------    ---------    ---------
Cash flows from operating activities:
  Net income (loss).......................................  $  49,186    $ (29,731)   $(107,949)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depreciation and amortization........................     73,596       77,772       12,894
     Provision for doubtful accounts......................    177,274      207,634       16,824
     Loss on disposal of assets...........................     12,724           --           --
     Deferred income taxes................................      4,155        4,155        4,155
     Increase (decrease) in accounts receivable...........   (301,936)    (296,425)      33,220
     Decrease in prepaid expenses and other current
       assets.............................................     17,133       89,646       30,417
     (Decrease) increase in accounts payable..............     (9,547)     (17,694)       1,343
     Increase in accrued expenses and other current
       liabilities........................................     79,378       61,776      105,627
     Increase in income taxes payable.....................     (5,936)     (25,700)      (7,009)
                                                            ---------    ---------    ---------
          Net cash provided by operating activities.......     96,027       71,433       89,522
                                                            ---------    ---------    ---------
Cash flows from investing activities:
  Purchases of equipment..................................     (2,337)    (153,262)          --
                                                            ---------    ---------    ---------
          Net cash used in investing activities...........     (2,337)    (153,262)          --
                                                            ---------    ---------    ---------
Cash flows from financing activities:
  Borrowings of long-term debt............................         --      140,000           --
  Principal payments on long-term debt....................    (93,279)     (48,617)     (14,945)
                                                            ---------    ---------    ---------
          Net cash (used in) provided by financing
            activities....................................    (93,279)      91,383      (14,945)
                                                            ---------    ---------    ---------
  Net increase in cash and cash equivalents...............        411        9,554       74,577
  Cash and cash equivalents at beginning of period........        856        1,267       10,821
                                                            ---------    ---------    ---------
  Cash and cash equivalents at end of period..............  $   1,267    $  10,821    $  85,398
                                                            =========    =========    =========
Supplemental disclosure of cash flow information:
  Interest paid...........................................  $   8,273    $   3,721    $   1,086
                                                            =========    =========    =========
  Income taxes paid.......................................  $      --    $  33,709    $   8,008
                                                            =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                       HORIZON GROUP INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1994 AND 1995 AND FEBRUARY 29, 1996

1.  ORGANIZATION AND OPERATIONS

     Horizon Group International, Inc. (the "Company") provides general dental care and related services in the Cleveland, Ohio area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The financial statements include the accounts of the Company after elimination of material intercompany balances and transactions including those pertaining to Precise Dental Lab, a wholly-owned dental laboratory which performs the majority of the Company's laboratory services.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 11).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Long-Lived Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, the carrying value of long-lived assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by office.

                       HORIZON GROUP INTERNATIONAL, INC.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

  Fair Value of Financial Instruments

     Recorded balances of financial instruments at December 31, 1994 and 1995 and February 29, 1996 approximate estimated fair values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                                                    FEBRUARY
                                                           DECEMBER 31,               29,
                                                        1994           1995           1996
                                                     ----------     ----------     ----------
    Accounts receivable, net of contractual
      allowances of $279,012, $320,478 and
      $307,875, at December 31, 1994 and 1995 and
      February 29, 1996, respectively..............  $1,271,053     $1,459,956     $1,388,907
    Less: Allowance for doubtful accounts..........    (434,018)      (534,130)      (513,125)
                                                     ----------     ----------     ----------
                                                     $  837,035     $  925,826     $  875,782
                                                     ==========     ==========     ==========

     The Company's services are reimbursed directly by both patients and by third party payors, including Medicaid, managed care organizations and commercial insurance companies. Approximately 16%, 15% and 18% of the Company's net revenues for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996 were directly billed to the Medicaid program which is subject to Federal and state regulation. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

4.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                                                                                   FEBRUARY
                                                         DECEMBER 31,                 29,
                                                     1994            1995            1996
                                                  -----------     -----------     -----------
    Dental equipment............................  $   592,799     $   602,472     $   602,472
    Furniture and fixtures, automobiles and
      leasehold improvements....................      737,310         748,711         746,697
    Data processing and office equipment........      258,714         165,266         165,266
                                                  -----------     -----------     -----------
                                                    1,588,823       1,516,449       1,514,435
    Less: Accumulated depreciation and
      amortization..............................   (1,344,030)     (1,196,166)     (1,207,046)
                                                  -----------     -----------     -----------
                                                  $   244,793     $   320,283     $   307,389
                                                  ===========     ===========     ===========

     Depreciation and amortization expense, for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996 totaled $73,596, $77,772 and $12,894, respectively.

                       HORIZON GROUP INTERNATIONAL, INC.

5.  DEBT

                                                                                   FEBRUARY
                                                             DECEMBER 31,            29,
                                                           1994         1995         1996
                                                         --------     --------     --------
    7.50% - 9.0% notes payable, collateralized by
      equipment and accounts receivable, payable
      through 2000.....................................  $ 21,648     $126,153     $122,310
    Other notes payable, interest rates and due dates
      vary.............................................    24,224       11,102           --
                                                         --------     --------     --------
                                                           45,872      137,255      122,310
    Less: current portion..............................   (34,770)     (33,853)     (24,908)
                                                         --------     --------     --------
                                                         $ 11,102     $103,402     $ 97,402
                                                         ========     ========     ========

     Scheduled maturities of long-term debt, outstanding as of February 29, 1996 are as follows:

        1996 (10 months)..................................................  $ 18,908
        1997..............................................................    26,181
        1998..............................................................    28,625
        1999..............................................................    31,442
        2000..............................................................    17,154
                                                                            --------
                                                                            $122,310
                                                                            ========

6.  INCOME TAXES

     The components of the income tax expense for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996 is as follows:

                                                            YEAR ENDED          JANUARY 1, 1996
                                                           DECEMBER 31,         TO FEBRUARY 29,
                                                         1994        1995            1996
                                                        -------     -------     ---------------
    Current:
      State...........................................  $33,709     $ 8,009         $ 1,000
    Deferred:
      Federal.........................................    3,011       3,011           3,011
      State...........................................    1,143       1,143           1,143
                                                        -------     -------          ------
                                                        $37,863     $12,163         $ 5,154
                                                        =======     =======          ======

     At December 31, 1994, a receivable of $119,485 related to a 1993 net operating loss carryback was included in other current assets on the balance sheet. This amount was received in 1995.

     The reconciliation of the federal statutory income tax rate to the effective income tax rate for the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996 is as follows:

                                                               YEAR ENDED       JANUARY 1, 1996
                                                              DECEMBER 31,      TO FEBRUARY 29,
                                                              1994     1995          1996
                                                              ----     ----     ---------------
    Statutory income tax rate...............................  (34)%    (34)%          (34)%
    Losses for which no income tax benefit is recognized....   22       67             45
    Nondeductible business expenses.........................   (1)       2              1
    State taxes, net of Federal tax benefit.................  (33)      11             (7)
                                                              ---      ---            ---
                                                               46%      46%             5%
                                                              ===      ===            ===

                       HORIZON GROUP INTERNATIONAL, INC.

     The components of net deferred income tax assets and (liabilities) are as follows:

                                                               DECEMBER 31,           FEBRUARY 29,
                                                            1994          1995            1996
                                                          ---------     ---------     ------------
Accruals and reserves not currently deductible for tax
  purposes..............................................  $ 211,074     $ 222,143      $  222,259
Net operating loss carryforwards........................         --         6,522          53,154
                                                           --------      --------        --------
Gross deferred tax assets...............................    211,074       228,665         275,413
Valuation allowance.....................................   (211,074)     (228,665)       (275,413)
                                                           --------      --------        --------
                                                                 --            --              --
Gross deferred tax liabilities..........................     (4,155)       (8,310)        (12,465)
                                                           --------      --------        --------
Net deferred tax liabilities............................  $  (4,155)    $  (8,310)     $  (12,465)
                                                           ========      ========        ========

     At February 29, 1996, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $128,000. Their use is limited to future taxable earnings of the Company. The carryforwards expire in 2010. A valuation allowance has been established against the benefit of the net operating loss carryforwards and other deferred tax assets which the Company does not believe are more likely than not to be realized.

7.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                                DECEMBER 31,          FEBRUARY 29,
                                                              1994         1995           1996
                                                            --------     --------     ------------
Balances due to patients..................................  $305,952     $368,278       $385,697
Salaries, payroll taxes and benefits......................   215,795      216,937        108,202
Professional services fees................................    23,320       22,242        162,875
Other.....................................................    18,991       18,377         74,687
                                                            --------     --------       --------
                                                            $564,058     $625,834       $731,461
                                                            ========     ========       ========

8.  OPERATING LEASES

     The Company has entered into various leases for office space accounted for as operating leases. The office lease terms range from three to five years. Future minimum annual rentals due under noncancelable operating leases in excess of one year are as follows:

        1996 (ten months).................................................  $ 38,590
        1997..............................................................    49,802
        1998..............................................................    52,375
        1999..............................................................    53,182
        2000..............................................................    34,944
        Thereafter........................................................    24,208
                                                                            --------
                                                                            $253,101
                                                                            ========

     The leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense to unrelated parties of $46,564, $46,304 and $7,718, respectively, was incurred during the years ended December 31, 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996, respectively. See Note 9 for related party lease arrangements.

                       HORIZON GROUP INTERNATIONAL, INC.

9.  RELATED PARTY TRANSACTIONS

     The Company leases space from an affiliated entity at rates which management believes approximate fair market value. Rent expense under these leases was $213,996, $214,000 and $35,666 for 1994 and 1995 and for the period from January 1, 1996 to February 29, 1996, respectively.

10.  EMPLOYEE BENEFITS

     The Company maintains a profit sharing plan intended to qualify for tax-exempt status under Section 401(a) of the Internal Revenue Code. Substantially all employees over 21 years of age with two years of service are eligible for participation in the Plan. Contributions by the Company are discretionary and subject to profitability requirements. Charges to operations for contributions to the Plan were $20,000, in both 1994 and 1995. No contributions were made to the plan during the period from January 1, 1996 to February 29, 1996.

11.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During the years ended 1994 and 1995, and for the period from January 1, 1996 to February 29, 1996, approximately 14.4%, 14.0% and 13.7%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

12.  SUBSEQUENT EVENTS

     Effective March 1, 1996, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors, Stockholders and Owners of
ENW, Inc., Dental Care Center and Virginia Avenue Dental Associates

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in owners' equity and of cash flows present fairly, in all material respects, the combined financial position of ENW, Inc., Dental Care Center and Virginia Avenue Dental Associates (collectively referred to as "ENW, Inc." or "the Company") at December 31, 1995 and 1996 and January 31, 1997 and the results of their operations and their cash flows for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to January 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
October 10, 1997

                                   ENW, INC.

                             COMBINED BALANCE SHEET

                                                                 DECEMBER 31,          JANUARY 31,
                                                               1995         1996          1997
                                                             --------     --------     -----------
                                              ASSETS
Current assets
  Cash and cash equivalents................................  $  6,173     $ 10,828      $  37,450
  Accounts receivable, net.................................    63,080       90,320         93,832
  Prepaid expenses and other current assets................        --        4,322          4,322
                                                             --------     --------       --------
          Total current assets.............................    69,253      105,470        135,604
Equipment, net.............................................   367,165      443,255        436,589
Excess of cost over fair value of net assets acquired and
  other intangible assets, net.............................   280,720      271,121        270,473
                                                             --------     --------       --------
                                                             $717,138     $819,846      $ 842,666
                                                             ========     ========       ========

                                  LIABILITIES AND OWNERS' EQUITY
Current liabilities
  Current portion of long-term debt including balances due
     related parties -- See Note 8.........................  $356,607     $270,974      $ 266,280
  Current portion of obligations under capital lease.......     1,659       39,452         47,601
  Accounts payable.........................................    26,723       10,446         40,447
  Accrued expenses and other current liabilities...........    11,458       11,251        103,540
  Book overdrafts..........................................    47,785       92,349         10,314
                                                             --------     --------       --------
          Total current liabilities........................   444,232      424,472        468,182
Long-term debt including balances due related
  parties -- See Note 8....................................    91,116      117,680        111,166
Obligations under capital lease............................     6,485      152,137        143,354
                                                             --------     --------       --------
          Total liabilities................................   541,833      694,289        722,702
Owners' equity.............................................   175,305      125,557        119,964
                                                             --------     --------       --------
                                                             $717,138     $819,846      $ 842,666
                                                             ========     ========       ========

  The accompanying notes are an integral part of theses financial statements.

                                   ENW, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                          FOR THE YEARS ENDED        JANUARY 1, 1997
                                                             DECEMBER 31,            TO JANUARY 31,
                                                          1995           1996             1997
                                                       ----------     ----------     ---------------
Net revenues.........................................  $1,821,619     $2,217,376        $ 233,566
Cost of revenues.....................................   1,166,043      1,479,973          153,959
Selling and administrative expenses..................     361,189        480,726           89,077
Depreciation and amortization........................      65,683         91,776            7,315
Loss on disposal of dental and office equipment (note
  5).................................................          --        115,524               --
                                                       ----------     ----------         --------
Income (loss) from operations........................     228,704         49,377          (16,785)
Non-operating expenses:
  Interest expense...................................      (8,728)       (51,723)          (4,132)
                                                       ----------     ----------         --------
Net income (loss)....................................  $  219,976     $   (2,346)       $ (20,917)
                                                       ==========     ==========         ========

   The accompanying notes are an integral part of these financial statements.

                                   ENW, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                    FOR THE PERIOD
                                                                                         FROM
                                                                                    JANUARY 1, 1997
                                                          FOR THE YEARS ENDED             TO
                                                             DECEMBER 31,             JANUARY 31,
                                                          1995          1996             1997
                                                        ---------     ---------     ---------------
Cash flows from operating activities:
  Net income (loss)...................................  $ 219,976     $  (2,346)       $ (20,917)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization....................     65,683        91,776            7,315
     Provision for doubtful accounts..................     36,125        74,867            7,525
     Loss on disposal of assets.......................         --       115,524               --
  Change in assets and liabilities, net of effects
     from businesses acquired:
     Increase in accounts receivable..................    (40,814)     (102,107)         (11,037)
     Decrease (increase) in prepaid expenses and other
       current assets.................................     21,841        (4,322)              --
     Increase (decrease) in accounts payable..........      4,663       (16,277)          30,001
     Increase (decrease) in book overdrafts...........     17,260        44,564          (82,035)
     Increase (decrease) in expenses and other current
       liabilities....................................        760          (207)          92,289
                                                        ---------     ---------         --------
          Net cash provided by operating activities...    325,494       201,472           23,141
                                                        ---------     ---------         --------
Cash flows from investing activities:
  Purchases of equipment..............................   (114,332)      (72,245)              --
  Payment for purchase of business acquired...........    (25,000)           --               --
                                                        ---------     ---------         --------
          Net cash used in investing activities.......   (139,332)      (72,245)              --
                                                        ---------     ---------         --------
Cash flows from financing activities:
  Borrowings of long-term debt........................    268,247       135,253               --
  Principal payments on long-term debt................   (321,537)     (194,321)         (11,209)
  Distributions to owners.............................   (192,191)     (177,368)              --
  Contributions from owners...........................     62,825       129,966           15,324
  Principal payments on capital lease obligations.....     (1,994)      (18,102)            (634)
                                                        ---------     ---------         --------
          Net cash (used in) provided by financing
            activities................................   (184,650)     (124,572)           3,481
                                                        ---------     ---------         --------
  Net increase in cash and cash equivalents...........      1,512         4,655           26,622
  Cash and cash equivalents at beginning of period....      4,661         6,173           10,828
                                                        ---------     ---------         --------
  Cash and cash equivalents at end of period..........  $   6,173     $  10,828        $  37,450
                                                        =========     =========         ========
Supplemental disclosure of cash flow information:
  Interest paid.......................................  $   8,278     $  51,723        $   4,132
                                                        =========     =========         ========

   The accompanying notes are an integral part of these financial statements.

                                   ENW, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                DECEMBER 31, 1995 AND 1996 AND JANUARY 31, 1997

1.  ORGANIZATION AND OPERATIONS

     The Company provides general dental care and related services in the Atlanta, Georgia area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Combined Financial Statements

     These financial statements represent the combined financial statements of the following affiliated companies (collectively referred to as the "Company"):


          ENW, Inc.

        Family Dentistry, a sole proprietorship
        Virginia Avenue Dental, a sole proprietorship

     All entities are wholly owned and controlled by Dr. Eugene N. Witkin and intercompany activities exist among these companies. Therefore, combined financial statements provide a more meaningful presentation of the financial position of these companies as a whole. All significant intercompany balances and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts, the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 12).

  Equipment

     Equipment is stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

                                   ENW, INC.

  Long-Lived and Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from five to forty years. Segregation of intangible assets between identifiable intangibles and goodwill was performed by Company management with the assistance of independent appraisers. Intangible assets include patient lists, covenants not to compete and goodwill.

     In 1995, the Company implemented Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a separate annual evaluation using these guidelines.

  Income Taxes

     The combined financial statements include the accounts of a corporation which has elected S corporation status with the Internal Revenue Service and two sole proprietorships and, as such, all taxable income or loss of the Company accrues directly to its stockholders or proprietor. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

  Fair Value of Financial Instruments

     Other than long-term debt, recorded balances of financial instruments at December 31, 1995 and 1996 and January 31, 1997 approximate estimated fair market values.

     The estimated fair value of the Company's long-term debt instruments is as follows:

                                  DECEMBER 31, 1995     DECEMBER 31, 1996     JANUARY 31, 1997
                                 CARRYING     FAIR     CARRYING     FAIR     CARRYING     FAIR
                                  AMOUNT     VALUE      AMOUNT     VALUE      AMOUNT     VALUE
                                 --------   --------   --------   --------   --------   --------
    Long-term debt including
      current portion..........  $447,723   $447,723   $338,655   $338,655   $327,446   $327,446

     The fair value of long-term debt, including current portion, is estimated based on current rates offered to the Company for debt of same maturities.

                                   ENW, INC.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                              DECEMBER 31,        JANUARY 31,
                                                            1995        1996          1997
                                                          ---------   ---------   ------------
    Accounts receivable.................................  $ 271,329   $ 340,134    $   355,005
    Less: Allowance for doubtful accounts...............   (208,249)   (249,814)      (261,173)
                                                          ---------   ---------      ---------
                                                          $  63,080   $  90,320    $    93,832
                                                          =========   =========      =========

     The Company's services are reimbursed directly by both patients and third party payors, including managed care organizations and commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

4.  BUSINESS ACQUISITION

     On November 15, 1995, the Company acquired certain assets of a dental practice for $204,000. This acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets acquired based upon their estimated fair values at the date of acquisition. The results of the acquired business are included in the combined financial statements from the date of acquisition.

     Information with respect to this acquisition is as follows:

        Cash paid.........................................................  $ 25,000
        Notes issued and amounts payable to former owners.................   179,130
                                                                            --------
                                                                             204,130
        Fair value of tangible assets acquired............................   (52,843)
                                                                            --------
        Excess of cost over fair value of net liabilities assumed and other intangible assets.........................................  $151,287
                                                                            ========

5.  EQUIPMENT, NET

                                                           DECEMBER 31,           JANUARY 31,
                                                        1995          1996           1997
                                                      ---------     ---------     -----------
    Dental equipment, including equipment under
      capital lease.................................  $ 356,904     $ 411,642      $  411,642
    Furniture and fixtures, automobiles and
      leasehold improvements........................     36,836        54,805          54,805
    Data processing and office equipment, including
      equipment under capital lease.................     36,330        65,557          65,557
    Leasehold improvements..........................    107,292       107,292         107,292
                                                      ---------     ---------       ---------
                                                        537,362       639,295         639,296
    Less: Accumulated depreciation and
      amortization..................................   (170,197)     (196,040)       (202,707)
                                                      ---------     ---------       ---------
                                                      $ 367,165     $ 443,255      $  436,589
                                                      =========     =========       =========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 7), for the years ended December 31, 1995 and 1996 and the period ended January 31, 1997 totaled $59,561, 82,177 and $6,668, respectively.

                                   ENW, INC.

6.  INTANGIBLE ASSETS

                                                             DECEMBER 31,          JANUARY 31,
                                                           1995         1996          1997
                                                         --------     --------     -----------
    Excess of cost over fair value of net assets
      acquired.........................................  $247,850     $247,850      $ 247,850
    Patient lists and other............................    47,280       47,280         47,280
                                                         --------     --------       --------
                                                          295,130      295,130        295,130
    Less: Accumulated amortization.....................   (14,410)     (24,009)       (24,657)
                                                         --------     --------       --------
                                                         $280,720     $271,121      $ 270,473
                                                         ========     ========       ========

     Amortization expense of intangible assets for the years ended December 31, 1995 and 1996 and the period ended January 31, 1997 totaled $6,122, $9,598 and $648, respectively.

7.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms range from 3 to 7 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                              DECEMBER 31,         JANUARY 31,
                                                           1995         1996          1997
                                                          -------     --------     -----------
    Dental and office equipment.........................  $10,992     $212,539      $ 212,539
    Less: Accumulated amortization......................   (3,297)     (29,610)       (33,239)
                                                          -------     --------       --------
    Equipment under capital leases......................  $ 7,695     $182,929      $ 179,300
                                                          =======     ========       ========

     Amortization of equipment under capital leases for the years ended December 31, 1995 and 1996 and the period ended January 31, 1997 totaled $2,198, $6,355 and $1,156, respectively.

     Future minimum lease payments due under capital leases are as follows at January 31, 1997:

                1997............................................    $ 49,497
                1998............................................      56,931
                1999............................................      56,067
                2000............................................      56,335
                2001............................................      25,283
                                                                    --------
                                                                     244,113
                Less: Amounts representing interest.............     (53,158)
                                                                    --------
                Present value of minimum lease payments.........     190,955
                Less: Current portion...........................     (47,601)
                                                                    --------
                                                                    $143,354
                                                                    ========

     The Company maintains leases for three office buildings which are accounted for as operating leases. Two of these operating leases are under month to month with a partnership owned by the Company's principal shareholder/proprietor (Note
10).

                                   ENW, INC.

     Future minimum lease payments due under an operating lease with an unrelated party are as follows at January 31, 1997:

                  1997.............................................  $16,519
                  1998.............................................   18,562
                  1999.............................................   19,118
                                                                     -------
                                                                     $54,199
                                                                     =======

     Rent expense of $94,809, $112,454 and $9,255, respectively, was incurred during years ended December 31, 1995 and 1996 and for the period ended January 31, 1997, respectively.

8. DEBT

                                                                                       JANUARY
                                                               DECEMBER 31,              31,
                                                            1995          1996           1997
                                                          ---------     ---------     ----------
Borrowings under $150,000 bank line of credit,
  collateralized by equipment, accounts receivable and
  inventory; interest payable monthly at 10%; principal
  balance due June 1999.................................  $ 136,297     $ 112,798     $  109,756
Borrowings under $100,000 bank line of credit, secured
  by equipment, accounts receivable and inventory;
  interest payable monthly at 10%; principal balance due
  June 1996.............................................     72,200            --             --
Borrowings under $70,000 bank line of credit, secured by
  equipment, accounts receivable and inventory; interest
  payable monthly at 9.75%; principal balance due
  February 1997.........................................         --        44,635         44,635
Notes payable to former owner of acquired practice;
  payable in 60 monthly installments of principal and
  interest at 8%; beginning December 1995 and final
  maturity in November 2000.............................    120,000       100,331         98,551
Non-interest bearing notes payable to former owner of
  acquired practice; no interest; due January 1996......     59,130            --             --
Notes payable to bank; payable in 36 monthly
  installments of principal and interest at 10%,
  beginning June 1996 and final maturity in May 1999....         --        51,833         51,833
Other...................................................     60,096        79,057         72,671
                                                          ---------     ---------      ---------
                                                            447,723       388,654        377,446
Less: Current portion...................................   (356,607)     (270,974)      (266,280)
                                                          ---------     ---------      ---------
                                                          $  91,116     $ 117,680     $  111,166
                                                          =========     =========      =========

     Scheduled maturities of long-term debt as of January 31, 1997 are as follows:

                1997..............................................  $266,280
                1998..............................................    48,985
                1999..............................................    38,969
                2000..............................................    23,212
                                                                    --------
                                                                    $377,446
                                                                    ========

                                   ENW, INC.

9.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                          DECEMBER 31,         JANUARY 31,
                                                        1995        1996          1997
                                                       -------     -------     -----------
        Salaries and payroll taxes...................  $ 1,908     $ 1,908      $  91,109
        Unearned revenue.............................    9,550       9,343         12,431
                                                       -------     -------       --------
                                                       $11,458     $11,251      $ 103,540
                                                       =======     =======       ========


10. OWNERS' EQUITY



     ENW, Inc. has 500 shares of $1 par value authorized issued and outstanding for all periods presented. Contributions from owners on a combined basis, were $62,825 in 1995, $129,966 in 1996 and $15,324 in 1997. Distributions to owners on a combined basis were $192,191 in 1995, $177,368 in 1996 and $0 in 1997.
Retained earnings on a combined basis were $174,804 at December 31, 1995, $125,057 at December 31, 1996 and $119,464 at January 31, 1997.



11. RELATED PARTY TRANSACTIONS


     As described in Note 7, the Company leases space from partnership owned by its principal shareholder/owner. Rent expense under this lease was $54,000, $82,800 and $9,225 for 1995 and 1996 and the period ended January 31, 1997, respectively.


12. RETIREMENT PLAN


     The Company has a defined contribution 401(k) plan covering substantially all of its employees. In general, eligible employees may contribute up to 20% of their compensation to this plan. The Company pays certain administrative expenses of the plan and does not match employee contributions.


13. COMMITMENTS AND CONTINGENCIES


  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1995 and 1996, and for the period from January 1 to January 31, 1997, approximately 41%, 44% and 43%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company may become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. At January 31, 1997, management is not aware of any claims, suits or complaints that could have a material adverse effect on the Company's financial position, liquidity or results of operations.


14.  SUBSEQUENT EVENTS


     Effective February 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The Dentistry

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of The Dentistry, Inc. (the "Company") at December 31, 1995 and 1996 and March 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1994, 1995 and 1996 and for the period from January 1, 1997 to March 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Philadelphia, PA
September 18, 1997

                                 THE DENTISTRY

                                 BALANCE SHEETS

                                                                                        MARCH
                                                                 DECEMBER 31,            31,
                                                               1995         1996         1997
                                                             --------     --------     --------
                                            ASSETS
Current assets
  Cash and cash equivalents................................  $225,786     $283,312     $279,283
  Accounts receivable, net.................................   353,978      350,012      353,111
  Prepaid expenses and other current assets................     2,633        3,883       11,224
                                                             --------     --------     --------
          Total current assets.............................   582,397      637,207      643,618
Equipment and leasehold improvements, net..................   208,845      215,321      208,412
                                                             --------     --------     --------
                                                             $791,242     $852,528     $852,030
                                                             ========     ========     ========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt........................  $ 31,713     $  7,617     $ 16,154
  Accounts payable.........................................    38,155       58,888       72,085
  Accrued expenses and other current liabilities...........   312,379      362,582      398,825
                                                             --------     --------     --------
          Total current liabilities........................   382,247      429,087      487,064
Long-term debt, net of current portion.....................    40,456       62,839       46,685
                                                             --------     --------     --------
Stockholders' equity
  Common stock, $1 par value, 1,100 shares authorized,
     issued and outstanding at December 31, 1995 and 1996
     and March 31, 1997....................................     1,100        1,100        1,100
  Retained earnings........................................   367,439      359,502      317,181
                                                             --------     --------     --------
          Total stockholders' equity.......................   368,539      360,602      318,281
                                                             --------     --------     --------
                                                             $791,242     $852,528     $852,030
                                                             ========     ========     ========

                                 THE DENTISTRY

                            STATEMENTS OF OPERATIONS

                                                                                           PERIOD
                                                                                            FROM
                                                                                          JANUARY
                                                                                          4, 1997
                                                                                          TO MARCH
                                                     YEARS ENDED DECEMBER 31,               31,
                                                1994           1995           1996          1997
                                             ----------     ----------     ----------     --------
Net revenues...............................  $3,023,577     $3,294,052     $3,486,106     $909,712
Cost of revenues...........................   3,050,295      3,228,109      3,385,433      885,451
Depreciation expense.......................      49,188         25,646         28,387        6,909
                                             ----------     ----------     ----------     --------
(Loss) income from operations..............     (75,906)        40,297         72,286       17,352
Non-operating income (expenses), net.......       3,909          8,921        (80,223)     (59,673)
                                             ----------     ----------     ----------     --------
Net (loss) income..........................  $  (71,997)    $   49,218     $   (7,937)    $(42,321)
                                             ==========     ==========     ==========     ========

   The accompanying notes are an integral part of these financial statements.

                                 THE DENTISTRY

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                             ---------------
                                                                       PAR     RETAINED
                                                             SHARES   VALUE    EARNINGS    TOTAL
                                                             ------   ------   --------   --------
Balance, January 1, 1994...................................  1,100    $1,100   $390,218   $391,318
Net loss...................................................                     (71,997)   (71,997)
                                                             -----    ------   --------   --------
Balance, December 31, 1994.................................  1,100     1,100    318,221    319,321
Net income.................................................                      49,218     49,218
                                                             -----    ------   --------   --------
Balance, December 31, 1995.................................  1,100     1,100    367,439    368,539
Net loss...................................................                      (7,937)    (7,937)
                                                             -----    ------   --------   --------
Balance, December 31, 1996.................................  1,100     1,100    359,502    360,602
Net loss...................................................                     (42,321)   (42,321)
                                                             -----    ------   --------   --------
Balance, March 31, 1997....................................  1,100    $1,100   $317,181   $318,281
                                                             =====    ======   ========   ========

   The accompanying notes are an integral part of these financial statements.

                                 THE DENTISTRY

                            STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM
                                                                                     JANUARY 1, 1997
                                                       YEARS ENDED DECEMBER 31,       TO MARCH 31,
                                                      1994       1995       1996          1997
                                                    --------   --------   --------   ---------------
Cash flows from operating activities:
  Net (loss) income...............................  $(71,997)  $ 49,218   $ (7,937)     $ (42,321)
  Adjustments to reconcile net (loss) income to
     net cash provided by operating activities:
     Depreciation and amortization................    49,188     25,646     28,387          6,909
  Change in assets and liabilities:
     Accounts receivable, net.....................   (44,259)   (38,842)     3,966         (3,099)
     Prepaid expenses and other current assets....        --         --     (1,250)        (7,341)
     Accounts payable.............................    (2,753)     2,886     20,733         13,197
     Accrued expenses and other current
       liabilities................................   112,629    (26,778)    50,202         36,244
                                                    --------   --------   --------       --------
          Net cash provided by operating
            activities............................    42,808     12,130     94,101          3,589
                                                    --------   --------   --------       --------
Cash flows from investing activities:
  Purchases of equipment and leasehold
     improvements.................................   (16,333)   (68,920)   (34,862)            --
                                                    --------   --------   --------       --------
          Net cash used in investing activities...   (18,283)   (68,920)   (34,862)            --
                                                    --------   --------   --------       --------
Cash flows from financing activities:
  Borrowings of debt..............................    10,000     41,163     30,000             --
  Principal payments on debt......................   (15,171)   (12,337)   (31,713)        (7,618)
                                                    --------   --------   --------       --------
          Net cash (used in) provided by financing
            activities............................    (5,171)    28,826     (1,713)        (7,618)
                                                    --------   --------   --------       --------
  Net increase (decrease) in cash and cash
     equivalents..................................    21,304    (27,964)    57,526         (4,029)
  Cash and cash equivalents at beginning of
     period.......................................   232,446    253,750    225,786        283,312
                                                    --------   --------   --------       --------
  Cash and cash equivalents at end of period......  $253,750   $225,788   $283,312      $ 279,283
                                                    ========   ========   ========       ========
Supplemental disclosure of cash flow information:
  Interest paid...................................  $  3,909   $  8,921   $  4,710      $     621
                                                    ========   ========   ========       ========

   The accompanying notes are an integral part of these financial statements.

                                 THE DENTISTRY

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1995 AND 1996 AND MARCH 31, 1997

1.  ORGANIZATION AND OPERATIONS

     The Dentistry, Inc. (the "Company") provides general dental care and related services in the Pittsburgh, Pennsylvania area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Long-Lived and Intangible Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

                                 THE DENTISTRY

  Income Taxes

     The Company has elected S corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1995 and 1996 and March 31, 1997 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                              DECEMBER 31,
                                                          ---------------------   MARCH 31,
                                                            1995        1996        1997
                                                          ---------   ---------   ---------
    Accounts receivable.................................  $ 532,384   $ 548,278   $ 543,247
    Less: Allowance for doubtful accounts...............   (178,406)   (198,266)   (190,136)
                                                          ---------   ---------   ---------
                                                          $ 353,978   $ 350,012   $ 353,111
                                                          =========   =========   =========

     The Company's services are reimbursed directly by both patients and by third party payors, managed care organizations and commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

4.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

                                                              DECEMBER 31,
                                                          ---------------------   MARCH 31,
                                                            1995        1996        1997
                                                          ---------   ---------   ---------
    Office furniture and dental equipment...............  $ 468,983   $ 496,477   $ 496,477
    Leasehold improvements..............................    323,126     319,690     319,690
                                                          ---------   ---------   ---------
                                                            792,109     816,167     816,167
    Less: Accumulated depreciation and amortization.....   (583,264)   (600,846)   (607,755)
                                                          ---------   ---------   ---------
                                                          $ 208,845   $ 215,321   $ 208,412
                                                          =========   =========   =========

     Depreciation and amortization expense for the years ended December 31, 1994, 1995 and 1996 and the period ended March 31, 1997 totaled $49,188, $25,646, $28,387 and $6,909, respectively.

5.  LEASES

     The Company maintains leases for all of its dental offices and for certain of its equipment which are accounted for as operating leases. The office lease terms range from one to ten years, while the equipment terms range from five to ten years.

                                 THE DENTISTRY

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

                1997..............................................  $ 76,509
                1998..............................................    60,566
                1999..............................................    49,461
                2000..............................................    51,603
                2001..............................................    52,578
                Thereafter........................................   191,697
                                                                    --------
                                                                    $482,414
                                                                    ========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense of $58,448, $57,048, $70,251 and $16,346, respectively, was incurred during years ended December 31, 1994, 1995, 1996 and for the period ended March 31, 1997, respectively.

6.  DEBT

                                                              DECEMBER 31,
                                                          --------------------     MARCH 31,
                                                            1995        1996         1997
                                                          --------     -------     ---------
    Notes payable to principal stockholder..............  $ 41,783     $41,783     $  41,873
    Notes payable to related party......................    25,019      28,673        21,056
    Notes payable.......................................     5,367          --            --
                                                          --------     -------      --------
                                                            72,169      70,456        62,839
    Less: Current portion...............................   (31,713)     (7,617)      (16,154)
                                                          --------     -------      --------
                                                          $ 40,456     $62,839     $  46,685
                                                          ========     =======      ========

     The note payable to the principal stockholder and the related party note payable relate to funds borrowed for operational and general corporate purposes. The loans do not have stated repayment terms, interest rates, or maturity dates.

7.  ACCRUED EXPENSES

                                                             DECEMBER 31,
                                                         ---------------------     MARCH 31,
                                                           1995         1996         1997
                                                         --------     --------     ---------
    Payroll and Payroll related expenses...............  $193,784     $239,581     $ 345,718
    Profit Sharing Plan................................    90,000       90,000            --
    Accrued time off and other expenses................     6,000        7,823        27,021
    Deferred revenue...................................    22,595       25,178        26,086
                                                         --------     --------      --------
                                                         $312,379     $362,582     $ 398,825
                                                         ========     ========      ========

8.  RELATED PARTY TRANSACTIONS

     The Company leases space from an affiliated entity. The rent expense under this lease is considered to be at fair market value and was $21,753 and $6,134 for 1996 and the period ended March 31, 1997, respectively.

                                 THE DENTISTRY

9.  EMPLOYEE BENEFITS

  Profit Sharing Plan

     The Company maintains a defined contribution or profit sharing plan intended to qualify for tax-exempt status under Section 401(a) of the Internal Revenue Code. Substantially all employees over 21 years of age who have worked at least two years and are employed on the last day of the Plan year are eligible for participation in the Plan. Contributions by the Company are discretionary and subject to profitability requirements. Charges to operations for contributions to the Plan were $90,000, $90,000, and $90,000 in 1994, 1995 and 1996, respectively. The Plan was terminated effective January 1, 1997.

10.  LITIGATION

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

11.  SUBSEQUENT EVENTS

     Effective April 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Comprehensive Family Dentistry, Inc.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Comprehensive Family Dentistry (the "Company") at December 31, 1995 and 1996 and April 30, 1997 and the results of its operations and its cash flows for the three years in the period ended December 31, 1996 and for the period from January 1, 1997 to April 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
September 23, 1997

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                            ---------------------     APRIL 30,
                                                              1995         1996          1997
                                                            --------     --------     ----------
                                             ASSETS
Current assets
  Cash and cash equivalents...............................  $180,562     $  4,821     $   28,684
  Accounts receivable, net................................   104,964      124,091        185,961
  Deferred income taxes...................................     3,484        6,970         18,347
                                                            --------     --------     ----------
          Total current assets............................   289,010      135,882        232,992
Equipment and leasehold improvements, net.................   249,645      251,738        336,637
Excess of cost over fair value of net assets acquired and
  other intangible assets, net............................   309,287      433,278      1,160,232
Note receivable, related party............................    84,406       90,413         90,413
                                                            --------     --------     ----------
                                                            $932,348     $911,311     $1,820,274
                                                            ========     ========     ==========
                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Current portion of long-term debt, including amounts due
     related parties of $40,223, $20,699 and $117,711 at
     December 31, 1995 and 1996 and April 30, 1997,
     respectively.........................................  $ 83,452     $ 31,200     $  363,393
  Obligations under capital lease.........................    26,609       28,597         20,593
  Accounts payable........................................    90,127        5,847        247,685
  Accrued expenses and other current liabilities..........    20,299       34,429         83,506
  Deferred income taxes...................................     3,484        6,970         18,347
                                                            --------     --------     ----------
          Total current liabilities.......................   223,971      107,043        733,524
Long-term debt including amounts due to related parties of
  $325,703, $474,925 and $1,001,690 at December 31, 1995
  and 1996 and April 30, 1997, respectively...............   593,498      732,220      1,371,135
Facility leases payable...................................        --       18,899         22,083
                                                            --------     --------     ----------
          Total liabilities...............................   817,469      858,162      2,126,742
                                                            --------     --------     ----------
Stockholders' equity (deficit)
  Common stock, $1 par value, 5,000 shares authorized;
     1,000 shares issued and outstanding at December 31,
     1995 and 1996 and April 30, 1997.....................     1,000        1,000          1,000
  Retained earnings (accumulated deficit).................   113,879       52,149       (307,468)
                                                            --------     --------     ----------
          Total stockholders' equity (deficit)............   114,879       53,149       (306,468)
                                                            --------     --------     ----------
                                                            $932,348     $911,311     $1,820,274
                                                            ========     ========     ==========

   The accompanying notes are an integral part of these financial statements.

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

                            STATEMENTS OF OPERATIONS

                                                                                        PERIOD FROM
                                                                                        JANUARY 1,
                                                     YEARS ENDED DECEMBER 31,             1997 TO
                                               ------------------------------------      APRIL 30,
                                                 1994         1995          1996           1997
                                               --------     --------     ----------     -----------
Net revenues.................................  $630,395     $796,302     $1,304,044      $  528,687
Cost of revenues.............................   396,951      562,646        936,699         466,396
Selling and administrative expenses..........   103,476      111,087        201,971         338,486
Depreciation and amortization................    62,168       70,195        109,112          50,013
Loss on disposal of fixed assets.............        --       12,000         45,631              --
                                               --------     --------     ----------       ---------
Income (loss) from operations................    67,800       40,374         10,631        (326,208)
Non-operating expenses:
  Interest expense -- related parties........   (37,508)     (33,551)       (44,618)        (19,662)
  Interest expense -- other..................        --       (3,042)       (27,742)        (13,747)
                                               --------     --------     ----------       ---------
Income (loss) before income taxes............    30,292        3,781        (61,730)       (359,617)
  Income taxes...............................        --           --             --              --
                                               --------     --------     ----------       ---------
Net income (loss)............................  $ 30,292     $  3,781     $  (61,730)     $ (359,617)
                                               ========     ========     ==========       =========

   The accompanying notes are an integral part of these financial statements.

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                     COMMON STOCK          RETAINED
                                                   -----------------       EARNINGS
                                                               PAR       (ACCUMULATED
                                                   SHARES     VALUE        DEFICIT)         TOTAL
                                                   ------     ------     ------------     ---------
Balance, January 1, 1994.........................  1,000      $1,000      $   79,806      $  80,806
  Net income.....................................                             30,292         30,292
                                                   -----      ------       ---------      ---------
Balance, January 1, 1995.........................  1,000       1,000         110,098        111,098
  Net income.....................................                              3,781          3,781
                                                   -----      ------       ---------      ---------
Balance, December 31, 1995.......................  1,000       1,000         113,879        114,879
  Net loss.......................................                            (61,730)       (61,730)
                                                   -----      ------       ---------      ---------
Balance, December 31, 1996.......................  1,000       1,000          52,149         53,149
  Net loss.......................................                           (359,617)      (359,617)
                                                   -----      ------       ---------      ---------
Balance, April 30, 1997..........................  1,000      $1,000      $ (307,468)     $(306,468)
                                                   =====      ======       =========      =========

   The accompanying notes are an integral part of these financial statements.

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                        PERIOD FROM
                                                                                        JANUARY 1,
                                                     YEARS ENDED DECEMBER 31,             1997 TO
                                               ------------------------------------      APRIL 30,
                                                 1994         1995          1996           1997
                                               --------     ---------     ---------     -----------
Cash flows from operating activities:
  Net income (loss)..........................  $ 30,292     $   3,781     $ (61,730)     $ (359,617)
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities:
     Depreciation and amortization...........    62,168        70,194       109,112          50,013
     Loss on disposal of equipment...........        --        12,000        45,631              --
     Provision for doubtful accounts.........     9,710        25,075        41,060          17,383
  Change in assets and liabilities, net of
     effects from businesses acquired:
     Increase in accounts receivable.........   (27,249)      (65,309)      (60,187)        (79,253)
     Increase in other assets................   (56,844)      (18,266)       (6,007)             --
     Increase (decrease) in accounts
       payable...............................     3,107        83,585       (84,280)        241,838
     Increase (decrease) in accrued expenses
       and other current liabilities.........     6,789         8,310        33,029          52,261
                                               --------     ---------     ---------      ----------
          Net cash provided by (used in)
            operating activities.............    27,973       119,370        16,628         (77,375)
                                               --------     ---------     ---------      ----------
Cash flows from investing activities:
  Payments for purchases of businesses.......        --       (16,000)      (44,000)        (92,500)
  Purchases of equipment.....................        --      (148,537)      (50,419)             --
                                               --------     ---------     ---------      ----------
          Net cash used in investing
            activities.......................        --      (164,537)      (94,419)        (92,500)
                                               --------     ---------     ---------      ----------
Cash flows from financing activities:
  Borrowings of long-term debt...............        --       282,031            --         295,272
  Principal payments on long-term debt and
     capital leases..........................   (42,317)      (58,304)      (97,950)       (101,534)
                                               --------     ---------     ---------      ----------
          Net cash (used in) provided by
            financing activities.............   (42,317)      223,727       (97,950)        193,738
                                               --------     ---------     ---------      ----------
  Net (decrease) increase in cash and cash
     equivalents.............................   (14,344)      178,560      (175,741)         23,863
  Cash and cash equivalents at beginning of
     period..................................    16,346         2,002       180,562           4,821
                                               --------     ---------     ---------      ----------
  Cash and cash equivalents at end of
     period..................................  $  2,002     $ 180,562     $   4,821      $   28,684
                                               ========     =========     =========      ==========
Supplemental disclosure of cash flow
  information:
  Interest paid..............................  $ 37,508     $  36,593     $  72,360      $   33,409
                                               ========     =========     =========      ==========

   The accompanying notes are an integral part of these financial statements.

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 DECEMBER 31, 1995 AND 1996 AND APRIL 30, 1997

1.  ORGANIZATION AND OPERATIONS

     Comprehensive Family Dentistry, Inc. (the "Company") provides general dental care and related services in the Central Virginia area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived and Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from three to forty years. Segregation of intangible assets between identifiable intangibles and goodwill was based on estimates derived from appraisals performed with the assistance of independent appraiser. Intangible assets include patient lists, covenants not to compete and goodwill.

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ". Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a separate annual evaluation using these guidelines.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

  Fair Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1995 and 1996 and April 30, 1997 approximate estimated fair market values.

3.  BUSINESS ACQUISITIONS

     During each of the years ended December 31, 1995 and 1996 and the period ended April 30, 1997 the Company made one acquisition. These acquisitions were accounted for as purchases and the results of the acquired companies are included in the accompanying financial statements from the date of acquisition.

     Information with respect to these acquisitions is presented below:

                                                       YEARS ENDED DECEMBER
                                                                31,              PERIOD ENDED
                                                       ---------------------      APRIL 30,
                                                         1995         1996           1997
                                                       --------     --------     ------------
    Cash paid........................................  $ 16,000     $ 44,000       $ 92,500
    Notes payable....................................    64,000      180,000        753,000
                                                       --------     --------       --------
                                                         80,000      224,000        845,500
    Fair value of tangible assets acquired...........   (13,000)     (50,600)       (95,900)
                                                       --------     --------       --------
    Excess of cost over fair value of net liabilities
      assumed and other intangible assets............  $ 67,000     $173,400       $749,600
                                                       ========     ========       ========

4.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                             DECEMBER 31,
                                                         ---------------------     APRIL 30,
                                                           1995         1996         1997
                                                         --------     --------     ---------
    Accounts receivable, net of contractual allowances
      of $24,683 and $35,405 and $54,596, at December
      31,
      1995 and 1996, and April 30, 1997,
      respectively.....................................  $123,476     $150,646     $ 209,360
    Less: Allowance for doubtful accounts..............   (18,512)     (26,555)      (23,399)
                                                         --------     --------      --------
                                                         $104,964     $124,091     $ 185,961
                                                         ========     ========      ========

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

     The Company's services are reimbursed directly by both patients and by third party payors, including commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectability.

5.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

                                                               DECEMBER 31,
                                                            -------------------   APRIL 30,
                                                              1995       1996       1997
                                                            --------   --------   ---------
    Dental equipment......................................  $126,438   $129,420   $ 245,212
    Furniture and fixtures, automobiles and leasehold
      improvements........................................   163,978    215,523     205,733
                                                            ---------  ---------  ---------
                                                             290,416    344,943     450,945
                                                            ---------  ---------  ---------
    Less: Accumulated depreciation and amortization.......   (40,771)   (93,205)   (114,308)
                                                            ---------  ---------  ---------
                                                            $249,645   $251,738   $ 336,637
                                                            =========  =========  =========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 7), for the years ended December 31, 1995 and 1996 and the period ended April 30, 1997 totaled $26,224, $59,703 and $27,367, respectively.

6.  INTANGIBLE ASSETS

                                                               DECEMBER 31,
                                                           --------------------   APRIL 30,
                                                             1995       1996         1997
                                                           --------   ---------   ----------
    Excess of cost over fair value of net assets
      acquired...........................................  $ 62,000   $ 224,200   $  773,800
    Patient lists........................................   164,100     175,300      175,300
    Covenant not to compete..............................   171,300     171,300      371,300
                                                           ---------  ---------    ---------
                                                            397,400     570,800    1,320,400
    Less: Accumulated amortization.......................   (88,113)   (137,522)    (160,168)
                                                           ---------  ---------    ---------
                                                           $309,287   $ 433,278   $1,160,232
                                                           =========  =========    =========

     Amortization expense of intangible assets for the years ended December 31, 1995 and 1996 and the period ended April 30, 1997 totaled $43,970, $49,409 and $22,646, respectively.

7.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 5 to 7 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                                  DECEMBER 31,
                                                               ------------------   APRIL 30,
                                                                1995       1996       1997
                                                               -------   --------   ---------
    Dental and office equipment..............................  $37,369   $ 49,763    $ 24,454
    Less: Accumulated amortization...........................   (9,447)   (17,733)     (2,214)
                                                               -------    -------     -------
    Equipment under capital leases...........................  $27,922   $ 32,030    $ 22,240
                                                               =======    =======     =======

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

     Amortization of equipment under capital leases for the years ended December 31, 1995 and 1996 and the period ended April 30, 1997 totaled $9,447, $17,733 and $2,214, respectively. Future lease obligations under capital leases aggregated $20,503 at April 30, 1997.

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

                1997.............................................  $   42,805
                1998.............................................     115,088
                1999.............................................      90,896
                2000.............................................      92,365
                2001.............................................      93,867
                Thereafter.......................................     840,139
                                                                   ----------
                                                                   $1,275,160
                                                                   ==========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense of $20,022, $69,859 and $27,334, respectively, was incurred during years ended December 31, 1995 and 1996 and for the period ended April 30, 1997, respectively.

8.  DEBT

                                                            DECEMBER 31,
                                                        ---------------------     APRIL 30,
                                                          1995         1996          1997
                                                        --------     --------     ----------
    Notes payable to related party 9% -- 10% notes
      payable through 2011............................  $676,950     $495,624     $1,119,401
    Other notes payable 8% -- 100% payable through
      2007............................................        --      267,796        615,127
                                                        --------     --------     ----------
                                                         676,950      763,420      1,734,528
    Less: Current portion.............................   (83,452)     (31,200)      (363,393)
                                                        --------     --------     ----------
                                                        $593,498     $732,220     $1,371,135
                                                        ========     ========     ==========

     Scheduled maturities of long-term debt, outstanding as of April 30, 1997 are as follows:

                1997.............................................  $  363,393
                1998.............................................     173,215
                1999.............................................     188,254
                2000.............................................     189,643
                2001.............................................     205,268
                Thereafter.......................................     614,755
                                                                   ----------
                .................................................  $1,734,528
                                                                   ==========

     The related party notes payable relate to the acquisition of practices.

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

9.  INCOME TAXES

     The reconciliation of the federal statutory income tax rate to the effective income tax rate for the years ended December 31, 1994, 1995 and 1996 and the period ended April 30, 1997 is as follows:

                                                               DECEMBER 31,
                                                          ----------------------     APRIL 30,
                                                          1994     1995     1996       1997
                                                          ----     ----     ----     ---------
    Statutory income tax rate...........................   (34)%    (34)%    (34)%       (34)%
    State taxes, less federal related tax benefit.......    (7)      (7)      (8)         (7)
    Losses for which no tax benefit was recognized......    39       40       --          --
    Nondeductible amortization of excess costs of net
      assets acquired...................................    --       --       40          41
    Other...............................................     2        1        2          --
                                                           ---      ---      ---         ---
    Effective income tax rate...........................    --%      --%      --%         --%
                                                           ===      ===      ===         ===

     The components of net deferred income tax assets and (liabilities) are as follows:

                                                             DECEMBER 31,
                                                         --------------------     APRIL 30,
                                                          1995         1996         1997
                                                         -------     --------     ---------
    Net operating carryforwards........................  $    --     $     --     $ 153,860
    Start up costs not currently deductible for tax
      purposes.........................................    7,692       36,617        38,002
                                                         -------     --------     ---------
    Gross deferred tax assets..........................    7,692       36,617       191,862
    Valuation allowance................................   (4,208)     (29,647)     (173,515)
                                                         -------     --------     ---------
    Total deferred tax asset...........................    3,484        6,970        18,347
                                                         -------     --------     ---------
    Intangible assets and other........................   (3,484)      (6,970)      (18,347)
                                                         -------     --------     ---------
    Gross deferred tax liability.......................   (3,484)      (6,970)      (18,347)
                                                         -------     --------     ---------
    Net deferred tax liabilities.......................  $    --     $     --     $      --
                                                         =======     ========     =========

     At April 30, 1997, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $370,000. Their use is limited to future taxable earnings of the Company. The carryforwards expire through 2012. A valuation allowance has been established against the benefit of the net operating loss carryforwards and other deferred tax assets which the Company does not believe are more likely than not to be realized.

10.  ACCRUED EXPENSES

                                                               DECEMBER 31,          APRIL
                                                            -------------------       30,
                                                             1995        1996        1997
                                                            -------     -------     -------
    Salaries and payroll taxes............................  $13,067     $22,351     $47,254
    Unearned revenue......................................    6,859      10,485      18,911
    Other.................................................      373       1,593      17,341
                                                            -------     -------     -------
                                                            $20,299     $34,429     $83,506
                                                            =======     =======     =======

                      COMPREHENSIVE FAMILY DENTISTRY, INC.

11.  COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

12.  SUBSEQUENT EVENTS

     On May 21, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Bernard B. Baros, D.D.S., P.C.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Bernard B. Baros, D.D.S., P.C. ("the Company") at December 31, 1995 and 1996 and June 30, 1997 and the results of its operations and its cash flows for the year ended December 31, 1995 and 1996 and for the period from January 1, 1997 to June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Philadelphia, PA
October 8, 1997

                         BERNARD B. BAROS, D.D.S., P.C.

                                 BALANCE SHEET

                                                                 DECEMBER 31,
                                                             ---------------------     JUNE 30,
                                                               1995         1996         1997
                                                             --------     --------     --------
                                            ASSETS
Current assets
  Cash and cash equivalents................................  $     --     $ 15,360     $ 41,703
  Accounts receivable, net.................................    49,824       57,267       53,248
                                                             --------     --------     --------
          Total current assets.............................    49,824       72,627       94,951
Equipment and Leasehold improvements, net..................   118,638       86,188       77,216
                                                             --------     --------     --------
                                                             $168,462     $158,815     $172,167
                                                             ========     ========     ========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt, including amounts due
     related parties of $33,517, $15,009 and $1,869 at
     December 31, 1995 and 1996 and June 30, 1997,
     respectively..........................................  $ 33,517     $ 21,125     $  7,985
  Current portion of obligations under capital lease.......    21,880       18,688       22,703
  Accounts payable.........................................    11,206       11,250       28,642
  Accrued expenses and other current liabilities...........    24,048        5,206        6,642
  Income taxes payable.....................................        --        4,794        5,721
                                                             --------     --------     --------
          Total current liabilities........................    90,651       61,063       71,693
Obligations under capital lease............................    49,704       31,016       25,177
                                                             --------     --------     --------
          Total liabilities................................   140,355       92,079       96,870
                                                             --------     --------     --------
Stockholders' equity
  Common stock, $1 par value, 50,000 shares authorized;
     10,000 shares issued and outstanding at December 31,
     1995 and 1996 and June 30, 1997, respectively.........    10,000       10,000       10,000
  Retained earnings........................................    18,107       56,736       65,297
                                                             --------     --------     --------
          Total stockholders' equity.......................    28,107       66,736       75,297
                                                             --------     --------     --------
                                                             $168,462     $158,815     $172,167
                                                             ========     ========     ========

                         BERNARD B. BAROS, D.D.S., P.C.

                            STATEMENT OF OPERATIONS

                                                                                      PERIOD FROM
                                                                 YEAR ENDED           JANUARY 1,
                                                                DECEMBER 31,            1997 TO
                                                            ---------------------      JUNE 30,
                                                              1995         1996          1997
                                                            --------     --------     -----------
Net revenues..............................................  $589,671     $556,361      $ 244,796
Cost of revenues..........................................   377,543      299,927        100,569
Selling and administrative expenses.......................   183,007      172,461        108,528
Depreciation and amortization.............................    34,541       32,450         16,413
                                                            --------     --------       --------
(Loss) income from operations.............................    (5,420)      51,523         19,286
Non-operating expenses:
  Interest expense........................................   (25,724)      (8,100)        (5,004)
                                                            --------     --------       --------
(Loss) income before taxes................................   (31,144)      43,423         14,282
Income tax expense........................................        --       (4,794)        (5,721)
                                                            --------     --------       --------
Net (loss) income.........................................  $(31,144)    $ 38,629      $   8,561
                                                            ========     ========       ========

   The accompanying notes are an integral part of these financial statements.

                         BERNARD B. BAROS, D.D.S., P.C.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                        COMMON STOCK
                                                     ------------------
                                                                  PAR       RETAINED
                                                     SHARES      VALUE      EARNINGS      TOTAL
                                                     ------     -------     --------     --------
Balance, January 1, 1995...........................  10,000     $10,000     $ 49,251     $ 59,251
Net loss...........................................                          (31,144)     (31,144)
                                                     ------     -------     --------     --------
Balance, December 31, 1995.........................  10,000     $10,000     $ 18,107     $ 28,107
Net income.........................................                           38,629       38,629
                                                     ------     -------     --------     --------
Balance, December 31, 1996.........................  10,000     $10,000       56,736       66,736
Net income.........................................                            8,561        8,561
                                                     ------     -------     --------     --------
Balance, June 30, 1997.............................  10,000     $10,000     $ 65,297     $ 75,297
                                                     ======     =======     ========     ========

   The accompanying notes are an integral part of these financial statements.

                         BERNARD B. BAROS, D.D.S., P.C.

                            STATEMENT OF CASH FLOWS

                                                                                      PERIOD FROM
                                                                 YEAR ENDED           JANUARY 1,
                                                                DECEMBER 31,            1997 TO
                                                            ---------------------      JUNE 30,
                                                              1995         1996          1997
                                                            --------     --------     -----------
Cash flows from operating activities:
  Net (loss) income.......................................  $(31,144)    $ 38,629      $   8,561
  Adjustments to reconcile net (loss) income to net cash
     provided by operating activities:
     Depreciation and amortization........................    34,541       32,450         16,413
     Provision for doubtful accounts......................     9,558       16,673          7,610
     Increase in accounts receivable......................   (13,077)     (24,116)        (3,591)
     Increase in accounts payable.........................     5,799           44         17,392
     (Decrease) increase in accrued expenses and other
       current liabilities................................   (12,570)     (18,842)         1,436
     Increase in income taxes payable.....................        --        4,794            927
                                                            --------     --------       --------
          Net cash (used in) provided by operating
            activities....................................    (6,893)      49,632         48,748
                                                            --------     --------       --------
Cash flows from investing activities:
  Purchases of equipment and leasehold improvements.......   (11,450)          --             --
                                                            --------     --------       --------
          Net cash used in investing activities...........   (11,450)          --             --
                                                            --------     --------       --------
Cash flows from financing activities:
  Increase (decrease) amounts due to stockholder..........     6,070      (12,392)       (13,140)
  Principal payments on long-term debt and capital
     leases...............................................   (19,078)     (21,880)        (9,265)
                                                            --------     --------       --------
          Net cash used in financing activities...........   (13,008)     (34,272)       (22,405)
                                                            --------     --------       --------
  Net (decrease) increase in cash and cash equivalents....   (31,351)      15,360         26,343
  Cash and cash equivalents at beginning of period........    31,351           --         15,360
                                                            --------     --------       --------
  Cash and cash equivalents at end of period..............  $     --     $ 15,360      $  41,703
                                                            ========     ========       ========
Supplemental disclosure of cash flow information:
  Interest paid...........................................  $ 25,724     $  8,100      $   5,004
                                                            ========     ========       ========

Supplemental disclosure of noncash investing and financing activities:

  Capital lease obligations entered.......................  $     --     $     --      $   7,441
                                                            ========     ========      =========

   The accompanying notes are an integral part of these financial statements.

                         BERNARD B. BAROS, D.D.S., P.C.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1995 AND 1996 AND JUNE 30, 1997

1.  ORGANIZATION AND OPERATIONS

     Bernard B. Baros, D.D.S., P.C. (the "Company") provides general dental care and related services in the Colorado Springs, Colorado area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The financial statements include the activity of Bernard B. Baros, D.D.S., P.C.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived and Intangible Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, the carrying value of long-lived assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their

                         BERNARD B. BAROS, D.D.S., P.C.

estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

  Amounts Due to Stockholder

     The amounts due to the principal stockholder relate to funds borrowed for operational and general corporate purposes. The advances do not have stated repayment terms, interest rates, or maturity dates.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

  Fair Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1996 and August 31, 1997 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                       DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                                           1995             1996           1997
                                                       ------------     ------------     --------
    Accounts receivable, net of contractual
      allowances of $8,202 and $8,924 and $8,022, at
      December 31, 1995 and 1996 and June 30, 1997,
      respectively...................................    $ 56,591         $ 63,960       $ 60,123
    Less: Allowance for doubtful accounts............      (6,767)          (6,693)        (6,875)
                                                          -------          -------        -------
                                                         $ 49,824         $ 57,267       $ 53,248
                                                          =======          =======        =======

     The Company's services are reimbursed directly by both patients and by third party payors, including commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

4.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

                                                     DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                                         1995             1996           1997
                                                     ------------     ------------     ---------
    Dental equipment...............................   $  239,430       $  239,430      $ 239,430
    Furniture and fixtures, automobiles and
      leasehold improvements.......................      151,219          151,219        151,219
    Data processing and office equipment...........       29,122           29,122         36,563
                                                       ---------        ---------      ---------
                                                         419,771          419,771        427,212
    Less: Accumulated depreciation and
      amortization.................................     (301,133)        (333,583)      (349,996)
                                                       ---------        ---------      ---------
                                                      $  118,638       $   86,188      $  77,216
                                                       =========        =========      =========

                         BERNARD B. BAROS, D.D.S., P.C.

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 5), for the years ended December 31, 1995 and 1996 and the period ended June 30, 1997 totaled $34,541, $32,450 and $16,413, respectively.

5.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 5 to 7 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                      DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                                          1995             1996           1997
                                                      ------------     ------------     --------
    Dental and office equipment.....................    $ 94,188         $ 94,188       $ 94,188
    Less: Accumulated amortization..................     (25,930)         (39,386)       (46,113)
                                                        --------         --------       --------
    Equipment under capital leases..................    $ 68,258         $ 54,802       $ 48,075
                                                        ========         ========       ========

     Amortization of equipment under capital leases for the years ended December 31, 1995, 1996 and the period ended June 30, 1997 totaled $13,456, $13,456, and
$6,728, respectively.

     Future minimum lease payments due under capital leases are as follows:

                1997..............................................  $ 14,017
                1998..............................................    19,657
                1999..............................................    13,387
                2000..............................................     7,155
                2001..............................................        --
                                                                    --------
                                                                      54,216
                Less: Amount representing interest................    (6,336)
                                                                    --------
                Present value of minimum lease payments...........    47,880
                Less: Current portion.............................   (22,703)
                                                                    --------
                                                                    $ 25,177
                                                                    ========

     The Company maintains leases for its dental offices from a company owned by the principal shareholder. The office lease terms are from month to month. Rent expense of $72,000, $74,000 and $42,000, respectively, was incurred during years ended December 31, 1995 and 1996 and for the period ended June 30, 1997, respectively. The rent expense under this lease is considered to be at market value.

6.  DEBT

                                                           DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                               1995           1996         1997
                                                           ------------   ------------   --------
    Note payable to principal stockholder................    $ 33,517       $ 15,009     $  1,869
    Other debt...........................................          --          6,116        6,116
                                                             --------       --------      -------
                                                               33,517         21,125        7,985
    Less: Current portion................................     (33,517)       (21,125)      (7,985)
                                                             --------       --------      -------
                                                             $     --       $     --     $     --
                                                             ========       ========      =======

                         BERNARD B. BAROS, D.D.S., P.C.

7.  INCOME TAXES

     The components of the income tax expense (benefit) for the years ended December 31, 1995 and 1996 and the period ended June 30, 1997 are as follows:

                                                                                          PERIOD
                                                                                           FROM
                                                                                        JANUARY 1,
                                                                  YEARS ENDED            1997 TO
                                                          DECEMBER 31,   DECEMBER 31,    JUNE 30,
                                                              1995           1996          1997
                                                          ------------   ------------   ----------
    Current:
      Federal...........................................      $ --          $3,818        $4,556
      State.............................................        --             976         1,165
    Deferred:
      Federal...........................................        --              --            --
      State.............................................        --              --            --
                                                               ---          ------        ------
                                                              $ --          $4,794        $5,721
                                                               ===          ======        ======

     In 1996, the company utilized net operating loss carry forwards generated in 1995 to reduce taxable income in 1996.

8.  ACCRUED EXPENSES

                                                           DECEMBER 31,   DECEMBER 31,   JUNE 30,
                                                               1995           1996         1997
                                                           ------------   ------------   --------
    Salaries and payroll taxes...........................    $ 10,840        $2,143       $3,162
    Bank overdraft.......................................       8,195            --           --
    Other................................................       5,013         3,063        3,480
                                                              -------        ------       ------
                                                             $ 24,048        $5,206       $6,642
                                                              =======        ======       ======

9.  RELATED PARTY TRANSACTIONS

     The Company leases space from the principal shareholder. The rent expense under this lease is considered to be at fair market value and was $72,000, $74,000 and $42,000 for 1995, 1996 and the period ended June 30, 1997.

10.  EMPLOYEE BENEFITS

  Retirement Plan

     The Company has a defined contribution plan covering substantially all of its employees. In general, eligible employees may contribute up to 15% of their compensation to this plan. Employee contributions are matched at a rate of 5% at the discretion of management. There were no matching contributions for the year ended December 31, 1996 and the period ended June 30, 1997.

11.  COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of

                         BERNARD B. BAROS, D.D.S., P.C.

these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

12.  SUBSEQUENT EVENTS

     On July 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Owner of
Maurice E. Smith, D.D.S.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in owner's (deficit) equity and of cash flows present fairly, in all material respects, the financial position of Maurice E. Smith, D.D.S., (the "Company") at December 31, 1996 and June 30, 1997 and the results of its operations and its cash flows for the years ended December 31, 1996 and for the period from January 1, 1997 to June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Philadelphia, PA
October 17, 1997

                            MAURICE E. SMITH, D.D.S.

                                 BALANCE SHEETS

                                                                       DECEMBER 31,     JUNE 30,
                                                                           1996           1997
                                                                       ------------     --------
                                             ASSETS
Current assets
  Cash and cash equivalents..........................................    $  2,883       $  5,062
  Accounts receivable, net...........................................      57,489         30,402
                                                                       ------------     --------
          Total current assets.......................................      60,372         35,464
Property and equipment, net..........................................     120,187        111,283
                                                                       ------------     --------
                                                                         $180,559       $146,747
                                                                       ==========       ========
                                 LIABILITIES AND OWNER'S EQUITY
Current liabilities
  Current portion of obligations under capital lease.................    $ 32,996       $ 14,783
  Accounts payable...................................................      21,080         13,303
  Accrued expenses and other current liabilities.....................      33,863         24,400
                                                                       ------------     --------
          Total current liabilities..................................      87,939         52,486
Obligations under capital lease......................................      67,657         68,228
                                                                       ------------     --------
          Total liabilities..........................................     155,596        120,714
                                                                       ------------     --------
Owner's equity.......................................................      24,963         26,033
                                                                       ------------     --------
                                                                         $180,559       $146,747
                                                                       ==========       ========

   The accompanying notes are an integral part of these financial statements.

                            MAURICE E. SMITH, D.D.S.

                            STATEMENTS OF OPERATIONS

                                                                                      PERIOD FROM
                                                                    YEAR ENDED      JANUARY 1, 1997
                                                                   DECEMBER 31,       TO JUNE 30,
                                                                       1996              1997
                                                                   ------------     ---------------
Net revenues.....................................................    $842,531          $ 362,413
Cost of revenues.................................................     693,607            310,231
Depreciation.....................................................      21,361             12,501
                                                                     --------           --------
Income from operations...........................................     127,563             39,681
Interest expense.................................................     (10,955)            (5,400)
                                                                     --------           --------
Net income.......................................................    $116,608          $  34,281
                                                                     ========           ========

   The accompanying notes are an integral part of these financial statements.

                            MAURICE E. SMITH, D.D.S.

                STATEMENT OF CHANGES IN OWNER'S (DEFICIT) EQUITY

                                                                                     TOTAL
                                                                                    --------
Balance, January 1, 1996..........................................................  $(49,972)
  Owner distribution..............................................................   (41,673)
  Net income......................................................................   116,608
                                                                                    --------
Balance, December 31, 1996........................................................    24,963
  Owner distributions.............................................................   (33,211)
  Net income......................................................................    34,281
                                                                                    --------
Balance, June 30, 1997............................................................  $ 26,033
                                                                                    ========

   The accompanying notes are an integral part of these financial statements.

                            MAURICE E. SMITH, D.D.S.


                            STATEMENTS OF CASH FLOWS

                                                                                      PERIOD FROM
                                                                    YEAR ENDED      JANUARY 1, 1997
                                                                   DECEMBER 31,       TO JUNE 30,
                                                                       1996              1997
                                                                   ------------     ---------------
Cash flows from operating activities:
  Net income.....................................................    $116,608          $  34,281
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation................................................      21,361             12,501
     Provision for doubtful accounts.............................      23,001              9,055
     (Increase) decrease in accounts receivable..................     (39,078)            18,032
     Decrease in accounts payable................................        (894)            (7,777)
     Decrease in accrued expenses and other current
      liabilities................................................     (40,555)            (9,463)
                                                                     --------           --------
          Net cash provided by operating activities..............      80,443             56,629
                                                                     --------           --------
Cash flows from investing activities:
  Purchases of property and equipment............................      (7,023)            (3,597)
                                                                     --------           --------
          Net cash used in investing activities..................      (7,023)            (3,597)
                                                                     --------           --------
Cash flows from financing activities:
  Owner distributions............................................     (41,673)           (33,211)
  Repayments of capital lease obligations........................     (28,864)           (17,642)
                                                                     --------           --------
          Net cash used in financing activities..................     (70,537)           (50,853)
                                                                     --------           --------
  Net increase in cash and cash equivalents......................       2,883              2,179
  Cash and cash equivalents at beginning of period...............          --              2,883
                                                                     --------           --------
  Cash and cash equivalents at end of period.....................    $  2,883          $   5,062
                                                                     ========           ========
Supplemental disclosure of cash flow information:
  Interest paid..................................................    $ 10,955          $   5,400
                                                                     ========           ========
Supplemental disclosure of noncash items:
  Assets acquired under capital lease............................    $ 54,320          $      --
                                                                     ========           ========

   The accompanying notes are an integral part of these financial statements.

                            MAURICE E. SMITH, D.D.S.


                         NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1996 AND JUNE 30, 1997

1.  ORGANIZATION AND OPERATIONS


     Dr. Maurice E. Smith, D.D.S. (the "Company") provides general dental care and related services in the Roswell, Georgia area.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 7).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived and Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from five to forty years. Segregation of intangible assets between identifiable intangibles and goodwill was based on estimates derived from appraisals performed with the assistance of independent appraiser. Intangible assets include patient lists, covenants not to compete and goodwill.

                            MAURICE E. SMITH, D.D.S.

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ". Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a separate annual evaluation using these guidelines.

  Income Taxes

     The Company is the sole proprietorship of Dr. Maurice E. Smith, D.D.S., and as such, all income or loss of the Company accrues directly to him. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Value of Financial Instrument

     The recorded balances of financial instruments at December 31, 1996 and August 31, 1997 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                               DECEMBER 31,     JUNE 30,
                                                                   1996           1997
                                                               ------------     --------
        Accounts receivable, net of contractual allowances of
          $57,489 and $30,402 at December 31, 1996 and June
          30, 1997, respectively.............................    $127,784       $ 99,070
        Less: Allowance for doubtful accounts................     (70,295)       (68,668)
                                                                 --------       --------
                                                                 $ 57,489       $ 30,402
                                                                 ========       ========

4.  PROPERTY AND EQUIPMENT, NET

                                                               DECEMBER 31,     JUNE 30,
                                                                   1996           1997
                                                               ------------     --------
        Dental equipment.....................................    $167,326       $170,923
        Furniture and fixtures, automobiles and leasehold
          improvements.......................................         588            588
                                                                 --------       --------
                                                                  167,914        171,511
        Less: Accumulated depreciation and amortization......     (47,727)       (60,228)
                                                                 --------       --------
                                                                 $120,187       $111,283
                                                                 ========       ========

                            MAURICE E. SMITH, D.D.S.

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 5), for the years ended December 31, 1996 and the period ended June 30, 1997 totaled $21,361 and $12,501, respectively.

5.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 2 to 5 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                               DECEMBER 31,     JUNE 30,
                                                                   1996           1997
                                                               ------------     --------
        Dental and office equipment..........................    $160,890       $160,890
        Less: Accumulated amortization.......................     (47,165)       (58,985)
                                                                 --------       --------
        Equipment under capital leases.......................    $113,725       $101,905
                                                                 ========       ========

     Amortization of equipment under capital leases for the years ended December 31, 1996 and the period ended June 30, 1997 totaled $29,799 and $11,820, respectively.

     Future minimum lease payments due under capital leases are as follows:

                1997............................................    $ 22,898
                1998............................................      32,783
                1999............................................      23,323
                2000............................................       9,430
                2001............................................          --
                                                                    --------
                                                                      88,434
                Less: Amount representing interest..............      (5,423)
                                                                    --------
                Present value of minimum lease payments.........      83,011
                Less: Current portion...........................     (14,783)
                                                                    --------
                                                                    $ 68,228
                                                                    ========

     The Company maintains leases for all of its dental offices on a month to month basis from an entity owned by Dr. Maurice E. Smith. Rent expense under this lease was $32,818 for the year ended December 31, 1996 and $15,372 for the six month period ended June 30, 1997.

6.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

                                                                                  JUNE
                                                                DECEMBER 31,       30,
                                                                    1996          1997
                                                                ------------     -------
        Salaries and payroll taxes............................    $ 29,543       $19,999
        Other.................................................       4,320         4,401
                                                                   -------       -------
                                                                  $ 33,863       $24,400
                                                                   =======       =======

7. COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1996 and through June 30, 1997, approximately 35% and 42%, respectively, of the

                            MAURICE E. SMITH, D.D.S.

Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

8. SUBSEQUENT EVENTS

     Effective on July 1, 1997 the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE OWNER OF DOUGLASS A. QUINN, D.D.S., P.C.
AND DOUGLASS A. QUINN, D.D.S.

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of Douglass A. Quinn D.D.S., P.C. and Douglass A. Quinn, D.D.S. (on a combined basis, the "Company") at December 31, 1996 and July 31, 1997 and the results of their operations and their cash flows for the years ended December 31, 1996 and for the period from January 1, 1997 to July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
October 17, 1997

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN, D.D.S.

                            COMBINED BALANCE SHEETS

                                                                       DECEMBER 31,     JULY 31,
                                                                           1996           1997
                                                                       ------------     --------
ASSETS
Current assets
  Cash and cash equivalents..........................................    $ 55,862       $ 72,734
  Accounts receivable, net...........................................      50,219         42,015
                                                                         --------       --------
          Total current assets.......................................     106,081        114,749
Property and equipment, net..........................................      56,737         47,576
                                                                         --------       --------
                                                                         $162,818       $162,325
                                                                         ========       ========

                         LIABILITIES AND OWNER'S EQUITY

Current liabilities
  Current portion of long-term debt..................................    $ 21,098       $ 22,258
  Accounts payable...................................................      16,919         11,573
  Accrued expenses and other current liabilities.....................         477            539
  Income taxes payable...............................................       2,849          6,942
  Unearned revenue...................................................       5,929          5,412
                                                                         --------       --------
          Total current liabilities..................................      47,272         46,724
Long-term debt.......................................................      77,855         63,222
                                                                         --------       --------
          Total liabilities..........................................     125,127        109,946
                                                                         --------       --------
Owner's equity.......................................................      37,691         52,379
                                                                         --------       --------
                                                                         $162,818       $162,325
                                                                         ========       ========

   The accompanying notes are an integral part of these financial statements.

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN, D.D.S.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                      PERIOD FROM
                                                                      YEAR ENDED    JANUARY 1, 1997
                                                                     DECEMBER 31,     TO JULY 31,
                                                                         1996            1997
                                                                     ------------   ---------------
Net revenues.......................................................    $689,898        $ 473,954
Cost of revenues...................................................     626,507          432,382
Depreciation and amortization......................................       8,717            9,161
                                                                       --------         --------
Income from operations.............................................      54,674           32,421
Non-operating expenses:
  Interest expense.................................................     (11,295)         (10,791)
                                                                       --------         --------
Income before income taxes.........................................      43,379           21,630
Income tax expense.................................................      (2,849)          (6,942)
                                                                       --------         --------
  Net income.......................................................      40,530           14,688

Owner's equity, beginning of period................................      (2,839)          17,694
                                                                       --------         --------
Owner's equity, end of period......................................    $ 37,691        $  52,379
                                                                       ========         ========

   The accompanying notes are an integral part of these financial statements.

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN, D.D.S

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                      PERIOD FROM
                                                                    YEAR ENDED      JANUARY 1, 1997
                                                                   DECEMBER 31,       TO JULY 31,
                                                                       1996              1997
                                                                   ------------     ---------------
Cash flows from operating activities:
  Net income.....................................................   $   40,530         $  14,688
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization...............................        8,717             9,168
     (Increase) decrease in accounts receivable..................      (24,402)            8,204
     Increase (decrease) in accounts payable, accrued expenses
      and deferred revenue.......................................        9,075            (5,801)
     Increase (decrease) in income taxes payable.................        2,849             4,095
                                                                    ----------         ---------
          Net cash provided by operating activities..............       36,769            30,345
                                                                    ----------         ---------
Cash flows from financing activities:
  Borrowings of long-term debt...................................      109,706                --
  Principal payments on long-term debt...........................     (109,552)          (13,473)
                                                                    ----------         ---------
          Net cash provided by (used in) financing activities....          154           (13,473)
                                                                    ----------         ---------
  Net increase in cash and cash equivalents......................       36,923            16,872
  Cash and cash equivalents at beginning of period...............       18,939            55,862
                                                                    ----------         ---------
  Cash and cash equivalents at end of period.....................   $   55,862         $  72,734
                                                                    ==========         =========
Supplemental disclosure of cash flow information:
  Interest paid..................................................   $   11,295         $  10,791
                                                                    ==========         =========

   The accompanying notes are an integral part of these financial statements.

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN D.D.S.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                      DECEMBER 31, 1996 AND JULY 31, 1997

1.  ORGANIZATION AND OPERATIONS

     The "Company," which includes Douglass A. Quinn, D.D.S., P.C. and Douglass
A. Quinn, D.D.S., provides general dental care and related services in the Atlanta, Georgia area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Combined Financial Statements

     These financial statements represent the combined financial statements of the following affiliated companies:


        Douglass A. Quinn, D.D.S. PC

        Douglass A. Quinn, D.D.S.

     Common control, ownership and intercompany activities exist among these companies. Therefore, combined financial statements provide a more meaningful presentation of the financial position of these companies as a whole. All significant intercompany balances and transactions have been claimed.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 8).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN D.D.S.

     Douglass A. Quinn DDS is a sole proprietorship entity. As such, all income or loss of the office accrues directly to its owner. Accordingly, no provision for income taxes has been made in these financial statements for that office.

Fair Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1996 and July 31, 1997 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                               DECEMBER 31,     JULY 31,
                                                                   1996           1997
                                                               ------------     --------
        Accounts receivable, net of contractual allowances
          of $50,219 and $42,015 at December 31, 1996 and
          July 31, 1997, respectively........................    $ 65,150       $ 56,020
        Less: Allowance for doubtful accounts................     (14,931)       (11,005)
                                                                 --------       --------
                                                                 $ 50,219       $ 42,015
                                                                 ========       ========

4.  PROPERTY AND EQUIPMENT

                                                              DECEMBER 31,     JULY 31,
                                                                  1996           1997
                                                              ------------     ---------
        Dental and office equipment, furniture and
          fixtures..........................................   $   45,941      $  45,941
        Furniture and fixtures and leasehold improvements...      114,651        114,651
                                                                 --------       --------
                                                                  160,592        160,592
        Less: Accumulated depreciation and amortization.....     (103,855)      (113,016)
                                                                 --------       --------
                                                               $   56,737      $  47,576
                                                                 ========       ========

     Depreciation and amortization expense for the years ended December 31, 1996 and the period ended July 31, 1997 totaled $8,717 and $9,168, respectively.

     The Company maintains leases for all of its dental offices and for certain of its equipment which are accounted for as operating leases. The office lease terms range from one to ten years, while the equipment terms range from one to four years.

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

                1997..............................................  $ 20,025
                1998..............................................    49,687
                1999..............................................    51,391
                2000..............................................    53,181
                2001..............................................    51,772
                Thereafter........................................    62,400
                                                                    --------
                                                                    $288,456
                                                                    ========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN D.D.S.

     Rent expense of $46,506 and $27,468, respectively, was incurred during years ended December 31, 1996 and for the period ended July 31, 1997, respectively.

5.  DEBT

                                                                 DECEMBER 31,   JULY 31,
                                                                     1996         1997
                                                                 ------------   --------
        9.8% - 10% Notes payable to financial institutions,
          collateralized by equipment, payable through 2001....    $ 98,953     $ 85,480
        Less: Current portion..................................     (21,098)     (22,258)
                                                                    -------      -------
                                                                   $ 77,855     $ 63,222
                                                                    =======      =======

     Scheduled maturities of long-term debt outstanding as of July 31, 1997 are as follows:

                1997...............................................  $22,258
                1998...............................................   23,283
                1999...............................................   25,692
                2000...............................................   14,247
                                                                     -------
                                                                     $85,480
                                                                     =======

     The recorded balances for notes payable approximates the fair value.

6.  INCOME TAXES

     Income tax expense relates solely to one of the combined entities, Douglass
A. Quinn D.D.S., P.C.

     The components of the income tax expense are as follows:

                                                                               PERIOD FROM
                                                                               JANUARY 1,
                                                                 YEAR ENDED      1997 TO
                                                                DECEMBER 31,    JULY 31,
                                                                    1996          1997
                                                                ------------   -----------
        Current:
          Federal.............................................     $2,065        $ 5,031
          State...............................................        784          1,911
        Deferred:
          Federal.............................................         --             --
          State...............................................         --             --
                                                                   ------         ------
                                                                   $2,849        $ 6,942
                                                                   ======         ======

     The reconciliation of the Federal statutory income tax rate is as follows:

                                                                               PERIOD FROM
                                                                               JANUARY 1,
                                                                 YEAR ENDED      1997 TO
                                                                DECEMBER 31,    JULY 31,
                                                                    1996          1997
                                                                ------------   -----------
        Statutory income tax rate.............................       (34)%          (34)%
        Income attributable to company not subject to Federal
          and state taxes.....................................        30%            10%
        State taxes...........................................        (2)%           (8)%
                                                                     ---            ---
                                                                      (6)%          (32)%
                                                                     ===            ===

          DOUGLASS A. QUINN D.D.S., P.C. AND DOUGLASS A. QUINN D.D.S.

7.  OWNER'S EQUITY

     Douglas A. Quinn, D.D.S., P.C. and Douglas A. Quinn, D.D.S. has 500 shares of $1 par Common Stock authorized issued and outstanding for all periods presented. Retained earnings is $37,191 at December 31, 1996 and $51,879 at July 31, 1997.

8.  RELATED PARTY TRANSACTIONS

     The Company leases space from an affiliated entity. The rent expense under this agreement was considered to be at fair market value and was $46,506 and $27,465 for 1996 and the period ended July 31, 1997, respectively.

9.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1996, and through July 31, 1997 approximately 14% and 11%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

10.  SUBSEQUENT EVENTS

     Effective August 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
GENTLE DENTAL OF OCALA, P.C., GENTLE DENTAL OF SARASOTA, P.C., GENTLE DENTAL OF CLEARWATER, P.C., GENTLE DENTAL OF MANATEE, P.C. AND GENTLE DENTAL ORTHODONTICS, P.C.

     In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Gentle Dental of Ocala, P.C., Gentle Dental of Sarasota, P.C., Gentle Dental of Clearwater, P.C., Gentle Dental of Manatee, P.C., and Gentle Dental Orthodontics, P.C., (collectively referred to as the "Company" or "Gentle Dental") at December 31, 1995 and 1996 and July 31, 1997 and the results of their operations and their cash flows for the years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to July 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Philadelphia, PA
October 10, 1997

                                 GENTLE DENTAL

                            COMBINED BALANCE SHEETS

                                                               DECEMBER 31,             JULY 31,
                                                            1995           1996           1997
                                                         ----------     ----------     ----------
                                             ASSETS
Current assets
  Cash and cash equivalents............................  $   25,720     $    9,312     $   76,551
  Accounts receivable, net.............................     108,142        114,883        114,801
  Prepaid expenses and other current assets............      11,485          5,279          5,303
                                                         ----------     ----------     ----------
          Total current assets.........................     145,347        129,474        196,655
Property and equipment, net............................   1,526,669      1,540,351      1,416,488
                                                         ----------     ----------     ----------
                                                         $1,672,016     $1,669,825     $1,613,143
                                                          =========      =========      =========
                              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Current portion of long-term debt....................  $   85,936     $   80,879     $  114,990
  Current portion of obligations under capital lease...      95,213         94,603        130,168
  Accounts payable.....................................      87,474         87,405        183,609
  Accrued payroll and payroll related liabilities......      14,286         20,583         36,395
                                                         ----------     ----------     ----------
          Total current liabilities....................     282,909        283,470        465,162
Long-term debt, net of current portion.................   1,093,506      1,095,698      1,013,667
Obligations under capital lease........................     350,771        399,775        288,780
                                                         ----------     ----------     ----------
          Total liabilities............................   1,727,186      1,778,943      1,767,609
                                                         ----------     ----------     ----------
Stockholders' deficit..................................     (55,170)      (109,118)      (154,466)
                                                         ----------     ----------     ----------
                                                         $1,672,016     $1,669,825     $1,613,143
                                                          =========      =========      =========

   The accompanying notes are an integral part of these financial statements.

                                 GENTLE DENTAL

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                       PERIOD FROM
                                                                                     JANUARY 1, 1997
                                                                                           TO
                                                       YEARS ENDED DECEMBER 31,         JULY 31,
                                                          1995           1996             1997
                                                       ----------     ----------     ---------------
Net revenues.........................................  $2,714,525     $2,727,371       $ 1,651,478
Cost of revenues.....................................   1,984,374      1,945,695         1,091,524
Selling and administrative expenses..................     479,721        502,143           388,360
Depreciation and amortization........................     163,171        183,620           123,863
                                                       ----------     ----------        ----------
Income from operations...............................      87,259         95,913            47,731
Interest expense.....................................    (136,796)      (149,861)          (93,079)
                                                       ----------     ----------        ----------
Net loss.............................................  $  (49,537)    $  (53,948)      $   (45,348)
                                                       ==========     ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                                 GENTLE DENTAL

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                      PERIOD FROM
                                                                                    JANUARY 1, 1997
                                                         YEARS ENDED DECEMBER             TO
                                                                  31,                  JULY 31,
                                                          1995          1996             1997
                                                        ---------     ---------     ---------------
Cash flows from operating activities:
  Net loss............................................  $ (49,537)    $ (53,948)       $ (45,348)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization....................    163,171       183,620          123,863
     (Increase) decrease in accounts receivable.......    (44,354)       (6,741)              82
     (Increase) decrease in prepaid expenses and other
       current assets.................................     (6,655)        6,206              (24)
     Increase in accounts payable and accrued
       payroll........................................      8,424         6,228          112,016
                                                        ---------     ---------        ---------
          Net cash provided by operating activities...     71,049       135,365          190,589
                                                        ---------     ---------        ---------
Cash flows from investing activities:
  Purchases of equipment..............................   (766,975)      (13,097)              --
                                                        ---------     ---------        ---------
          Net cash used in investing activities.......   (766,975)      (13,097)              --
                                                        ---------     ---------        ---------
Cash flows from financing activities:
  Borrowings of long-term debt........................    997,519       153,036               --
  Principal payments on long-term debt................   (201,014)     (155,901)         (47,920)
  Payments on long-term capital leases................    (84,356)     (135,811)         (75,430)
                                                        ---------     ---------        ---------
          Net cash provided by (used in) financing
            activities................................    712,149      (138,676)        (123,350)
                                                        ---------     ---------        ---------
  Net increase (decrease) in cash and cash
     equivalents......................................     16,223       (16,408)          67,239
  Cash and cash equivalents at beginning of period....      9,497        25,720            9,312
                                                        ---------     ---------        ---------
  Cash and cash equivalents at end of period..........  $  25,720     $   9,312        $  76,551
                                                        =========     =========        =========
Supplemental disclosure of cash flow information:
  Interest paid.......................................  $ 136,640     $ 127,665        $  93,079
                                                        =========     =========        =========

Supplemental Disclosure of noncash investing and financing activity:
     To acquire equipment aggregating $123,313 and $184,205, respectively, in 1995 and 1996 the Company executed capital leases.

   The accompanying notes are an integral part of these financial statements.

                                 GENTLE DENTAL

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  DECEMBER 31, 1995 AND 1996 AND JULY 31, 1997

1.  ORGANIZATION AND OPERATIONS

     Gentle Dental (the "Company") provides general dental care and related services in the Florida area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Combined Financial Statements

     These financial statements represent the combined financial statements of the following affiliated companies:

                                                                 SHARES ISSUED    PAR VALUE
                                                                AND OUTSTANDING   PER SHARE
                                                                ---------------   ---------
        Gentle Dental of Ocala, P.C...........................         50           $ .01
        Gentle Dental of Sarasota, P.C........................         50             .01
        Gentle Dental of Clearwater, P.C......................         50             .01
        Gentle Dental of Manatee, P.C.........................         50             .01
        Gentle Orthodontics, P.C..............................         50             .01
                                                                      ---
                                                                      250

     Common control ownership and intercompany activities exist among these companies. Further, as described in Note 9, the companies were purchased as a group by Valley Forge Dental Associates, Inc. Accordingly, combined financial statements provide a more meaningful presentation of the financial position of these companies as a whole. All significant intercompany balances and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 8).

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range from five to thirty years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

                                 GENTLE DENTAL

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived Assets

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a separate annual evaluation using these guidelines.

  Income Taxes

     The Companies have elected S corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Value of Financial Instruments

     Recorded balances of financial instruments at December 31, 1995 and 1996 and July 31, 1997 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                             DECEMBER 31,          JULY 31,
                                                           1995         1996         1997
                                                         --------     --------     --------
    Accounts receivable................................  $205,945     $201,829     $196,636
    Less: Allowance for doubtful accounts..............   (97,803)     (86,946)     (81,835)
                                                         --------     --------     --------
                                                         $108,142     $114,883     $114,801
                                                         ========     ========     ========

     Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

                                 GENTLE DENTAL

4.  PROPERTY AND EQUIPMENT, NET

                                                           DECEMBER 31,             JULY 31,
                                                        1995           1996           1997
                                                     ----------     ----------     ----------
    Dental equipment...............................  $  644,518     $  842,709     $  842,709
    Furniture and fixtures, automobiles and
      leasehold improvements.......................     575,776        574,887        574,887
    Land...........................................     153,667        153,667        153,667
    Property and building..........................     538,352        538,352        538,352
                                                     ----------     ----------     ----------
                                                      1,912,313      2,109,615      2,109,615
    Less: Accumulated depreciation and
      amortization.................................    (385,644)      (569,264)      (693,127)
                                                     ----------     ----------     ----------
                                                     $1,526,669     $1,540,351     $1,416,488
                                                     ==========     ==========     ==========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 5), for the years ended December 31, 1995 and 1996 and the period ended July 31, 1997 totaled $163,171, $183,620 and $123,863, respectively.

5.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms are from 3 to 7 years. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                            DECEMBER 31,          JULY 31,
                                                         1995         1996          1997
                                                       --------     ---------     ---------
    Dental and office equipment......................  $535,516     $ 690,160     $ 690,160
    Less: Accumulated amortization...................   (92,784)     (186,095)     (245,145)
                                                       --------     ---------     ---------
    Equipment under capital leases...................  $442,732     $ 504,065     $ 445,015
                                                       ========     =========     =========

     Amortization of equipment under capital leases for the years ended December 31, 1995 and 1996 and the period ended July 31, 1997 totaled $56,395, $93,311 and $59,050, respectively.

     Future minimum lease payments due under capital leases are as follows:

                1997.............................................  $  68,921
                1998.............................................    158,285
                1999.............................................    133,314
                2000.............................................     76,582
                Thereafter.......................................     36,095
                                                                   ---------
                                                                     473,197
                Less: Amount representing interest...............    (54,249)
                                                                   ---------
                Present value of minimum lease payments..........    418,948
                Less: Current portion............................   (130,168)
                                                                   ---------
                                                                   $ 288,780
                                                                   =========

     The Company maintains leases for all of its dental offices and for certain of its equipment which are accounted for as operating leases. The office lease terms range from one to ten years, while the equipment terms range from one to four years.

                                 GENTLE DENTAL

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

                1997..............................................  $  39,160
                1997..............................................     40,335
                1999..............................................     41,545
                2000..............................................     42,791
                2001..............................................     44,075
                Thereafter........................................         --
                                                                    ---------
                                                                    $ 207,906
                                                                     ========

     Certain of the leases contain renewal options and escalation clauses which require payments of additional rent to the extent of increases in related operating costs.

     Rent expense of $81,970, $89,283 and $61,583, respectively, was incurred during years ended December 31, 1995 and 1996 and for the period ended July 31, 1997, respectively.

6.  DEBT

                                                               DECEMBER 31,
                                                         -------------------------      JULY 31,
                                                            1995           1996           1997
                                                         ----------     ----------     ----------
Notes payable, with interest ranging from 8.00% to
  11.75% collateralized by various business assets
  maturing from June 1998 to August 2019...............  $  893,298     $  852,860     $  835,749
Other notes payable, interest rates and due dates
  vary.................................................     245,544        294,396        270,507
Notes payable to related parties, interest rates range
  from 8% to 10%, maturing.............................      40,600         29,321         22,401
                                                         ----------     ----------     ----------
                                                          1,179,442      1,176,577      1,128,657
Less: current portion..................................     (85,936)       (80,879)      (114,990)
                                                         ----------     ----------     ----------
                                                         $1,093,506     $1,095,698     $1,013,667
                                                          =========      =========      =========

     Scheduled maturities on a calendar year basis of long-term debt, other than related party debt, outstanding as of July 31, 1997 are as follows:

                1997.............................................  $  114,990
                1998.............................................      84,355
                1999.............................................      56,242
                2000.............................................      59,475
                Thereafter.......................................     813,595
                                                                   ----------
                                                                   $1,128,657
                                                                   ==========

     The note payable to the principal stockholder and the related party note payable relate to funds borrowed for operational and general corporate purposes. The loans do not have stated repayment terms, interest rates, or maturity dates.

                                 GENTLE DENTAL

7.  STOCKHOLDER'S DEFICIT

     Gentle Dental, on a combined basis has 250 shares of $.01 par stock authorized, issued and outstanding and $498 of capital in excess of par for all periods presented. Accumulated deficits $(55,670), $(109,618) and $(154,966) at December 31, 1995, 1996 and July 31, 1997, respectively.

8.  RELATED PARTY TRANSACTIONS

     The Company paid management fees of $160,240, $130,400 and $86,388 to Dr. Borchers for the years ended December 31, 1995 and 1996 and the period ended July 31, 1997, respectively.

9.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1995 and 1996, and through July 31, 1997 approximately 40%, 37% and 39%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation


     In the normal course of operations, the Company may become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Additionally, as part of its ongoing operations, the Company is periodically reviewed by various governmental regulatory authorities. Management is not aware of any claims, suits, complaints or regulatory review that will have a material adverse effect on the Company's financial position, liquidity or results of operations.


10.  SUBSEQUENT EVENTS

     Effective on August 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
FELIX W. SIBLEY, JR. D.D.S. D/B/A GARDEN WALK DENTAL

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Felix W. Sibley, Jr., D.D.S. d/b/a Garden Walk Dental Associates (the "Company" or "Garden Walk Dental Associates") at December 31, 1996 and August 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Philadelphia, PA
October 17, 1997

                         GARDEN WALK DENTAL ASSOCIATES

                                 BALANCE SHEETS

                                                                       DECEMBER 31,     AUGUST 31,
                                                                           1996            1997
                                                                       ------------     ----------
                                              ASSETS
Current assets
  Accounts receivable, net...........................................    $191,428        $ 153,138
  Prepaid expenses and other current assets..........................       3,332               --
                                                                         --------         --------
                                                                         $194,760        $ 153,138
                                                                         ========         ========
                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable...................................................    $ 75,941        $  62,594
  Accrued payroll taxes..............................................       4,016           24,228
  Income taxes payable...............................................      16,893            8,678
                                                                         --------         --------
          Total current liabilities..................................      96,850           95,500
                                                                         --------         --------
Stockholder's equity
  Common stock, $1 par value, 1,000 shares authorized, issued and outstanding at December 31, 1996 and August 31, 1997,
     respectively....................................................       1,000            1,000
  Retained earnings..................................................      96,910           56,638
                                                                         --------         --------
          Total stockholder's equity.................................      97,910           57,638
                                                                         --------         --------
                                                                         $194,760        $ 153,138
                                                                         ========         ========

   The accompanying notes are an integral part of these financial statements.

                         GARDEN WALK DENTAL ASSOCIATES

                            STATEMENTS OF OPERATIONS

                                                                                      PERIOD FROM
                                                                      YEAR ENDED      JANUARY 1 TO
                                                                     DECEMBER 31,      AUGUST 31,
                                                                         1996             1997
                                                                     ------------     ------------
Net revenues.......................................................   $1,264,911       $ 1,241,979
Cost of revenues...................................................    1,222,968         1,219,945
                                                                      ----------        ----------
Income before taxes................................................       41,943            22,034
Income tax expense.................................................      (16,893)           (8,678)
                                                                      ----------        ----------
Net income.........................................................   $   25,050       $    13,356
                                                                      ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                         GARDEN WALK DENTAL ASSOCIATES

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                                                                   PAR       RETAINED
                                                       SHARES     VALUE      EARNINGS      TOTAL
                                                       ------     ------     --------     --------
Balance, January 1, 1996.............................  1,000      $1,000     $121,232     $122,232
  Distribution to stockholders.......................                         (49,372)     (49,372)
  Net income.........................................                          25,050       25,050
                                                       -----      ------     --------     --------
Balance, December 31, 1996...........................  1,000       1,000       96,910       97,910
  Distribution to stockholders.......................                         (53,628)     (53,628)
  Net income.........................................                          13,356       13,356
                                                       -----      ------     --------     --------
Balance, August 31, 1997.............................  1,000      $1,000     $ 56,638     $ 57,638
                                                       =====      ======     ========     ========

   The accompanying notes are an integral part of these financial statements.

                         GARDEN WALK DENTAL ASSOCIATES

                            STATEMENT OF CASH FLOWS

                                                                FOR THE YEAR
                                                                   ENDED         FOR THE PERIOD FROM
                                                                DECEMBER 31,       JANUARY 1, 1997
                                                                    1996         TO AUGUST 31, 1997
                                                                ------------     -------------------
Cash flows from operating activities:
  Net income..................................................    $ 25,050            $  13,356
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Provision for doubtful accounts..........................      37,240               17,203
  Change in assets and liabilities, net of effects from
     businesses acquired:
     (Increase) decrease in accounts receivable...............     (64,145)              21,087
     (Increase) decrease in prepaid expenses and other
       current................................................      (3,332)               3,332
     Increase (decrease) in accounts payable..................      28,900              (13,347)
     Increase in accrued expenses and other current
       liabilities............................................       8,766               20,212
     Increase (decrease) in income taxes payable..............      16,893               (8,215)
                                                                  --------             --------
          Net cash provided by operating activities...........      49,372               53,628
                                                                  --------             --------
Cash flows from financing activities:
  Distributions to stockholders...............................     (49,372)             (53,628)
                                                                  --------             --------
          Net cash used in financing activities...............     (49,372)             (53,628)
                                                                  --------             --------
  Net increase in cash and cash equivalents...................          --                   --
  Cash and cash equivalents at beginning of period............          --                   --
                                                                  --------             --------
  Cash and cash equivalents at end of period..................    $     --            $      --
                                                                  ========             ========

   The accompanying notes are an integral part of these financial statements.

                         GARDEN WALK DENTAL ASSOCIATES

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1996 AND AUGUST 31, 1997

1.  ORGANIZATION AND OPERATIONS

     Garden Walk Dental Associates (the "Company") provides general dental care and related services in the Atlanta, Georgia area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service (see Note 8).

  Fair Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1996 and August 31, 1997 approximate estimated fair market values.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------     ----------
        Accounts receivable, net of contractual allowances
          of $83,000 and $72,485 at December 31, 1996 and at
          August 31, 1997, respectively.....................   $  293,610      $  241,730
        Less: Allowance for doubtful accounts...............     (102,182)        (88,592)
                                                                ---------       ---------
                                                               $  191,428      $  153,138
                                                                =========       =========

4.  PROPERTY AND EQUIPMENT, NET

                                                               DECEMBER 31,     AUGUST 31,
                                                                   1996            1997
                                                               ------------     ----------
        Dental equipment.....................................    $  9,245        $  9,245
        Less: Accumulated depreciation and amortization......      (9,245)         (9,245)
                                                                  -------         -------
                                                                 $     --        $     --
                                                                  =======         =======

5.  INCOME TAXES

     The components of the income tax expense for the year ended December 31, 1996 and the period ended August 31, 1997 is as follows:

                                                               DECEMBER 31,     AUGUST 31,
                                                                   1996            1997
                                                               ------------     ----------
        Current:
          Federal............................................    $ 12,390         $6,365
          State..............................................       4,503          2,313
        Deferred:
          Federal............................................          --             --
          State..............................................          --             --
                                                                  -------         ------
                                                                 $ 16,893         $8,678
                                                                  =======         ======

6.  RELATED PARTY TRANSACTIONS

     The Company leases space from an entity owned by the sole shareholder of the Company. The rent expense under this lease is considered to be at fair market value and was $102,000 and $59,500 for the year ended December 31, 1996 and for the period ended August 31, 1997, respectively.

7.  COMMITMENTS AND CONTINGENCIES

  Contracts

     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed, and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1996 and through August 31, 1997, approximately 7% and 9%, respectively, of the Company's net revenues were derived from fixed rate per-member per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.

     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

8.  SUBSEQUENT EVENTS

     Effective September 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Owner of
Dr. Kenneth Bradley Reynolds, D.D.S.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Dr. Kenneth Bradley Reynolds, D.D.S. (the "Company") at December 31, 1996 and August 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
October 15, 1997

                      DR. KENNETH BRADLEY REYNOLDS D.D.S.

                                 BALANCE SHEETS

                                                                         DECEMBER 31,   AUGUST 31,
                                                                             1996          1997
                                                                         ------------   ----------
ASSETS
Current assets
  Cash and cash equivalents............................................    $  9,103      $   6,428
  Accounts receivable, net.............................................      56,616         75,147
                                                                           --------       --------
          Total current assets.........................................      65,719         81,575
Property and equipment, net............................................     342,254        293,558
Excess of cost over fair value of net assets acquired and other
  intangible assets, net...............................................     315,621        282,695
                                                                           --------       --------
                                                                           $723,594      $ 657,828
                                                                           ========       ========
LIABILITIES AND OWNER'S EQUITY
Current liabilities
  Current portion of long-term debt....................................    $ 63,309      $  64,949
  Current portion of obligations under capital lease...................      68,790         77,230
  Accounts payable.....................................................       6,863         22,031
  Accrued expenses and other current liabilities.......................       9,981         16,140
                                                                           --------       --------
          Total current liabilities....................................     148,943        180,350
Long-term debt.........................................................     269,521        226,713
Obligations under capital lease........................................     147,512         94,551
                                                                           --------       --------
          Total liabilities............................................     565,976        501,614
                                                                           --------       --------
Owner's equity.........................................................     157,618        156,214
                                                                           --------       --------
                                                                           $723,594      $ 657,828
                                                                           ========       ========

   The accompanying notes are an integral part of these financial statements.

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                            STATEMENTS OF OPERATIONS

                                                                                     FOR THE PERIOD
                                                                      FOR THE          JANUARY 1,
                                                                     YEAR ENDED         1997 TO
                                                                    DECEMBER 31,       AUGUST 31,
                                                                        1996              1997
                                                                    ------------     --------------
Net revenues......................................................    $977,257          $624,840
Cost of revenues..................................................     557,604           371,021
Depreciation and amortization.....................................     122,434            81,623
                                                                      --------          --------
Income from operations............................................     297,219           172,196
Non-operating expenses:
Interest expense..................................................     (78,366)          (44,896)
                                                                      --------          --------
Net income........................................................    $218,853          $127,300
                                                                      ========          ========

   The accompanying notes are an integral part of these financial statements.

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                     STATEMENT OF CHANGES IN OWNER'S EQUITY

                                                                                     TOTAL
                                                                                   ---------
Balance, January 1, 1996.........................................................  $ 103,025
  Distribution to owner..........................................................   (164,260)
  Net income.....................................................................    218,853
                                                                                   ---------
Balance, December 31, 1996.......................................................    157,618
  Distribution to owner..........................................................   (128,704)
  Net income.....................................................................    127,300
                                                                                   ---------
Balance, August 31, 1997.........................................................  $ 156,214
                                                                                   =========

   The accompanying notes are an integral part of these financial statements.

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S

                            STATEMENT OF CASH FLOWS

                                                                                     FOR THE PERIOD
                                                                      FOR THE          JANUARY 1,
                                                                     YEAR ENDED         1997 TO
                                                                    DECEMBER 31,       AUGUST 31,
                                                                        1996              1997
                                                                    ------------     --------------
Cash flows from operating activities:
  Net income......................................................   $  218,853        $  127,300
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization................................      122,434            81,623
     Provision for doubtful accounts..............................       22,948            24,040
  Change in assets and liabilities, net of effects from businesses acquired:
     Increase in accounts receivable..............................       (3,115)          (42,572)
     Increase in accounts payable.................................        2,378            15,168
     Increase in accrued expenses and other current liabilities...          421             6,159
                                                                      ---------         ---------
          Net cash provided by operating activities...............      363,919           211,718
                                                                      ---------         ---------
Cash flows from investing activities:
  Payments for purchase of a business.............................      (28,000)               --
                                                                      ---------         ---------
          Net cash used in investing activities...................      (28,000)               --
                                                                      ---------         ---------
Cash flows from financing activities:
  Payments on capital lease obligations...........................      (57,838)          (44,521)
  Principal payments on long-term debt............................     (116,773)          (41,168)
  Distributions to owner..........................................     (164,260)         (128,704)
                                                                      ---------         ---------
          Net cash used in financing activities...................     (338,871)         (214,393)
                                                                      ---------         ---------
  Net decrease in cash and cash equivalents.......................       (2,952)           (2,675)
  Cash and cash equivalents at beginning of period................       12,055             9,103
                                                                      ---------         ---------
  Cash and cash equivalents at end of period......................   $    9,103        $    6,428
                                                                      =========         =========
Supplemental disclosure of cash flow information:
  Interest paid...................................................   $   78,366        $   44,896
                                                                      =========         =========

   The accompanying notes are an integral part of these financial statements.

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1996 AND AUGUST 31, 1997

1.  ORGANIZATION AND OPERATIONS

     Dr. Kenneth Bradley Reynolds, D.D.S., (the "Company") provides general dental care and related services in the Norfolk, Virginia area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived and Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from five to forty years. Segregation of intangible assets between identifiable intangibles and goodwill was based on estimates derived from appraisals performed with the assistance of an independent appraiser. Intangible assets include patient lists, covenants not to compete and goodwill.

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ". Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS

undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a separate annual evaluation using these guidelines.

  Income Taxes

     The Company is the sole proprietorship of Dr. Kenneth Bradley Reynolds, D.D.S. and as such, all income or loss of the Company accrues directly to him. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Market Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1996 and August 31, 1997 approximate estimated fair market values.

3.  BUSINESS ACQUISITIONS

     In April 1996, the Company acquired certain assets of the Bane practice. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to assets and liabilities acquired based upon their estimated fair values at the date of acquisition. The results of the acquired business are included in the financial statements from the date of acquisition.

     Information with respect to this acquisition is presented below:

        Cash Paid.......................................................    $ 28,000
        Note issued.....................................................      33,750
                                                                            --------
                                                                              61,750
        Fair value of tangible assets acquired..........................     (47,000)
                                                                            --------
        Excess of cost over fair value of assets acquired and other
          intangible assets, net........................................    $ 14,750
                                                                            ========

4.  ACCOUNTS RECEIVABLE, NET

     Accounts receivable consist of the following:

                                                               DECEMBER 31,     AUGUST 31,
                                                                   1996            1997
                                                               ------------     ----------
        Accounts receivable, net of contractual allowances
          of $20,479 and $25,415 at December 31, 1996 and
          August 31, 1997, respectively......................    $ 68,644        $  90,073
        Less: Allowance for doubtful accounts................     (12,028)         (14,926)
                                                                 --------         --------
                                                                 $ 56,616        $  75,147
                                                                 ========         ========

     The Company's services are reimbursed directly by both patients and by third party payors, including commercial insurance companies. Third party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual, customary and reasonable"

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS

market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

5.  PROPERTY AND EQUIPMENT, NET

                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------     ----------
        Dental and office equipment.........................   $  503,088      $  503,088
        Furniture and fixtures and leasehold improvements...       68,514          68,514
                                                                ---------       ---------
                                                                  571,602         571,602
        Less: Accumulated depreciation and amortization.....     (229,348)       (278,044)
                                                                ---------       ---------
                                                               $  342,254      $  293,558
                                                                =========       =========

     Depreciation and amortization expense, including amounts related to equipment under capital lease (Note 7), for the year ended December 31, 1996 and the period ended August 1, 1997 totaled $73,045 and $48,697, respectively.

6. EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED AND OTHER INTANGIBLE ASSETS, NET

                                                               DECEMBER 31,     AUGUST 31,
                                                                   1996            1997
                                                               ------------     ----------
        Excess of cost over fair value of net assets
          acquired...........................................   $  210,550       $ 210,550
        Patient lists........................................       10,700          10,700
        Covenant not to compete..............................      219,500         219,500
                                                                 ---------        --------
                                                                   440,750         440,750
        Less: Accumulated amortization.......................     (125,129)       (158,055)
                                                                 ---------        --------
                                                                $  315,621       $ 282,695
                                                                 =========        ========

     Amortization expense of other assets for the year ended December 31, 1996 and the period ended August 31, 1997 totaled $49,389 and $32,926, respectively.

7.  LEASES

     The Company has entered into various leases for office and dental equipment accounted for as capital leases. The lease terms expire at various dates during the years 1998 to 2000. Equipment under capital leases at cost and related accumulated amortization included in property and equipment are as follows:

                                                              DECEMBER 31,     AUGUST 31,
                                                                  1996            1997
                                                              ------------     ----------
        Dental and office equipment.........................    $324,795       $  324,795
        Less: Accumulated amortization......................     (98,878)        (130,811)
                                                                --------        ---------
        Equipment under capital leases......................    $225,917       $  193,984
                                                                ========        =========

     Amortization of equipment under capital leases for the year ended December 31, 1996 and the period ended August 31, 1997 totaled $46,400 and $30,933, respectively.

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS

     Future minimum lease payments due under capital leases are as follows:

                1997..............................................  $ 33,972
                1998..............................................    92,787
                1999..............................................    65,647
                2000..............................................    18,924
                2001..............................................        --
                                                                    --------
                                                                     211,330
                Less: Amount representing interest................   (39,549)
                                                                    --------
                Present value of minimum lease payments...........   171,781
                Less: Current portion.............................   (77,230)
                                                                    --------
                                                                    $ 94,551
                                                                    ========

     The Company maintains leases for all of its dental offices which are accounted for as operating leases. The office lease terms expire at various dates in 1997 and 1998.

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:

                1997...............................................  $20,612
                1998...............................................    9,274
                                                                     -------
                                                                     $29,886
                                                                     =======

     Rent expense of $83,800 and $62,800, respectively, was incurred during year ended December 31, 1996 and for the period ended August 31, 1997, respectively.

8.  DEBT

                                                               DECEMBER 31,     AUGUST 31,
                                                                   1996            1997
                                                               ------------     ----------
        Notes payable to prior owners, 10.0%-11.50% interest
          payable, secured by practice assets through 2005...    $250,474        $ 224,976
        Notes payable to Princess Anne Bank, 9.5%-10.0%
          interest payable, secured by equipment through
          2000...............................................      82,356           66,686
                                                                 --------         --------
                                                                  332,830          291,662
        Less: Current portion................................     (63,309)         (64,949)
                                                                 --------         --------
                                                                 $269,521        $ 226,713
                                                                 ========         ========

     Scheduled maturities of long-term debt outstanding as of August 31, 1997 are as follows:

                1997..............................................  $ 21,779
                1998..............................................    64,831
                1999..............................................    50,887
                2000..............................................    41,142
                2001..............................................    23,253
                Thereafter........................................    89,770
                                                                    --------
                                                                    $291,662
                                                                    ========

                      DR. KENNETH BRADLEY REYNOLDS, D.D.S.

                         NOTES TO FINANCIAL STATEMENTS

9.  COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

10.  SUBSEQUENT EVENTS

     Effective September 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Miller & Powell, DMD, P.C.

     In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Miller & Powell, DMD, P.C. ("the Company") at December 31, 1996 and August 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from January 1, 1997 to August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Philadelphia, PA
October 16, 1997

                           MILLER & POWELL, DMD, P.C.

                                 BALANCE SHEETS

                                                                       DECEMBER 31,     AUGUST 31,
                                                                           1996            1997
                                                                       ------------     ----------
                                              ASSETS
Current assets
  Cash and cash equivalents..........................................    $ 51,375        $  53,545
  Accounts receivable, net...........................................      94,825           76,070
                                                                         --------         --------
          Total current assets.......................................     146,200          129,615
Property and equipment, net..........................................       1,151              844
                                                                         --------         --------
                                                                         $147,351        $ 130,459
                                                                         ========         ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses..............................    $ 78,435        $  49,755
  Deferred revenues..................................................       8,993            8,326
                                                                         --------         --------
          Total current liabilities..................................      87,428           58,081
Stockholders' equity
  Common stock, $1 par value, 9,335 shares authorized, issued and
     outstanding.....................................................       9,335            9,335
  Retained earnings..................................................      50,588           63,043
                                                                         --------         --------
          Total stockholders' equity.................................      59,923           72,378
                                                                         --------         --------
                                                                         $147,351        $ 130,459
                                                                         ========         ========

   The accompanying notes are an integral part of these financial statements.

                           MILLER & POWELL, DMD, P.C.

                            STATEMENT OF OPERATIONS

                                                                                       JANUARY 1,
                                                                       YEAR ENDED       1997 TO
                                                                      DECEMBER 31,     AUGUST 31,
                                                                          1996            1997
                                                                      ------------   --------------
Net revenues........................................................   $1,179,457       $725,864
Cost of revenues....................................................      967,121        639,459
Selling and administrative expenses.................................      150,726         74,844
Depreciation and amortization.......................................          460            307
                                                                       ----------       --------
Income from operations..............................................       61,150         11,254
Non-operating income:
  Interest income...................................................          947          1,201
                                                                       ----------       --------
Net income..........................................................   $   62,097       $ 12,455
                                                                       ==========       ========

   The accompanying notes are an integral part of these financial statements.

                           MILLER & POWELL, DMD, P.C.

             STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY

                                                         COMMON STOCK
                                                        ---------------
                                                                  PAR          RETAINED
                                                        SHARES   VALUE    EARNINGS (DEFICIT)    TOTAL
                                                        ------   ------   ------------------   -------
Balance, January 1, 1996..............................   9,335   $9,335        $(11,509)       $(2,174)
Net income............................................                           62,097         62,097
                                                         -----   ------         -------        -------
Balance, December 31, 1996............................   9,335    9,335          50,588         59,923
Net income............................................                           12,455         12,455
                                                         -----   ------         -------        -------
Balance, August 31, 1997..............................   9,335   $9,335        $ 63,043        $72,378
                                                         =====   ======         =======        =======

   The accompanying notes are an integral part of these financial statements.

                           MILLER & POWELL, DMD, P.C.

                            STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       PERIOD FROM
                                                                        FOR THE YEAR   JANUARY 1,
                                                                           ENDED         1997 TO
                                                                        DECEMBER 31,   AUGUST 31,
                                                                            1996          1997
                                                                        ------------   -----------
Cash flows from operating activities:
  Net income..........................................................    $ 62,097      $  12,455
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization....................................         460            307
     (Increase) decrease in accounts receivable.......................     (25,643)        18,755
     Decrease in accounts payable.....................................      (2,727)       (28,680)
     Increase (decrease) in deferred revenue..........................       1,604           (667)
                                                                          --------       --------
          Net cash provided by operating activities...................      35,791          2,170
                                                                          --------       --------
  Net increase in cash and cash equivalents...........................      35,791          2,170
  Cash and cash equivalents at beginning of period....................      15,584         51,375
                                                                          --------       --------
  Cash and cash equivalents at end of period..........................    $ 51,375      $  53,545
                                                                          ========       ========

   The accompanying notes are an integral part of these financial statements.

                           MILLER & POWELL, DMD, P.C.

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1996 AND AUGUST 31, 1997

1.  ORGANIZATION AND OPERATIONS

     Miller & Powell, DMD, P.C. (the "Company") provides general dental care and related services in the Atlanta area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized over the lesser of the lease term or the asset's estimated useful life.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Long-Lived Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from five to forty years. Segregation of intangible assets between identifiable intangibles and goodwill was based on estimates derived from appraisals performed with the assistance of independent appraiser. Intangible assets include patient lists, covenants not to compete and goodwill.

     The Company applies Financial Accounting Standards Board Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, the carrying value of long-lived assets and certain identifiable intangible assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. In performing such review for recoverability, the Company compares the expected future

                           MILLER & POWELL, DMD, P.C.

undiscounted cash flows to the carrying value of long-lived assets and identifiable intangibles, including the related excess of cost over fair value of net assets acquired.

     If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. In estimating future cash flows for determining whether an asset is impaired, and in measuring assets that are impaired, assets are grouped by geographic region.

     In addition, the carrying value of the excess of cost over fair value of net assets acquired and other intangible assets is subject to a separate annual evaluation using these guidelines.

  Income Taxes

     The Company has elected S corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

  Fair Value of Financial Instruments

     The recorded balances of financial instruments at December 31, 1996 and August 31, 1997 approximate estimated fair market values.

3.  ACCOUNTS RECEIVABLE AND THIRD PARTY REIMBURSEMENTS

     Accounts receivable consist of the following:

                                                                 DECEMBER 31,   AUGUST 31,
                                                                     1996          1997
                                                                 ------------   ----------
        Accounts receivable....................................    $131,934      $ 121,853
        Less: Allowance for doubtful accounts..................     (37,109)       (45,783)
                                                                  ---------      ---------
                                                                   $ 94,825      $  76,070
                                                                  =========      =========

4.  PROPERTY AND EQUIPMENT, NET

                                                                 DECEMBER 31,   AUGUST 31,
                                                                     1996          1997
                                                                 ------------   ----------
        Dental and office equipment, furniture and fixtures....    $ 19,799      $  19,799
        Leasehold improvements.................................      22,502         22,502
                                                                   --------       --------
                                                                     42,301         42,301
        Less: Accumulated depreciation and amortization........     (41,150)       (41,457)
                                                                   --------       --------
                                                                   $  1,151      $     844
                                                                   ========       ========

     Depreciation and amortization expense for the year ended December 31, 1996 and the period ended August 31, 1997 totaled $460 and $307, respectively.

5.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                                 DECEMBER 31,   AUGUST 31,
                                                                     1996          1997
                                                                 ------------   ----------
        Accounts Payable.......................................    $ 78,435      $ 17,912
        Salaries and payroll taxes.............................          --        31,843
                                                                    -------       -------
                                                                   $ 78,435      $ 49,755
                                                                    =======       =======

                           MILLER & POWELL, DMD, P.C.

6.  RELATED PARTY TRANSACTIONS

     The Company leases office space under a month to month arrangement from an affiliated entity. The rent expense under this lease arrangement was considered to be at fair market value and was $46,877 and $27,345 for 1996 and the period ended August 31, 1997, respectively.

     The Company leases dental equipment under a month to month arrangement from an affiliated entity. The rent expense under this agreement was considered to be at fair market value and was $56,621 and $37,351 for 1996 and the period ended August 31, 1997, respectively.

7.  EMPLOYEE BENEFITS

  Profit Sharing Plan

     The Company maintains a defined contribution or profit sharing plan intended to qualify for tax-exempt status under Section 401(a) of the Internal Revenue Code. Substantially all employees over 21 years of age working in excess of 1,000 hours per plan year and who is employed on the last day of the Plan year are eligible for participation in the Plan. Contributions by the Company are discretionary and subject to profitability requirements. Charges to operations for contributions to the Plan were $50,000 in 1996. No contribution was made to the Plan for the period from January 1, 1997 to August 31, 1997, respectively.

8.  COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services performed by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

9.  SUBSEQUENT EVENTS

     Effective September 1, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
ProDent, Inc. and Affiliates
Bensalem, Pennsylvania

     We have audited the accompanying combined balance sheets of Pro Dent, Inc. and Affiliates (the "Company"), as of December 31, 1995, 1996 and September 30, 1997 and the related combined statements of income, combined changes in stockholders' equity, and combined cash flows for the years ended December 31, 1994, 1995, 1996 and the period from January 1 to September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Pro Dent, Inc. and Affiliates as of December 31, 1995, 1996 and September 30, 1997, and the results of their operations and their cash flows for the years ended December 31, 1994, 1995, 1996 and the period from January 1 to September 30, 1997 in conformity with generally accepted accounting principles.

Kelly, Welde & Co.
October 16, 1997

                          PRODENT, INC. AND AFFILIATES

                             COMBINED BALANCE SHEET
                 DECEMBER 31, 1995, 1996 AND SEPTEMBER 30, 1997

                                                            1995          1996           1997
                                             ASSETS      ----------     ---------     ----------
CURRENT ASSETS
  Cash and cash equivalents............................  $   29,711     $  46,460     $  179,978
  Accounts receivable (net)............................     421,628       428,151        481,572
  Prepaid expenses and other current assets............     184,680        90,430         60,711
                                                         ----------     ---------     ----------
          Total current assets.........................     636,019       565,041        722,261
EQUIPMENT AND LEASEHOLD IMPROVEMENTS (net).............     355,458       369,081        306,779
NOTES RECEIVABLE -- STOCKHOLDERS.......................     118,694            --             --
OTHER ASSETS...........................................      50,123        47,292         39,453
                                                         ----------     ---------     ----------
          Total assets.................................  $1,160,294     $ 981,414     $1,068,493
                                                         ==========     =========     ==========
CURRENT LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Note payable -- bank -- demand.......................  $  130,000     $ 245,552     $  205,552
  Current portion of long-term debt....................      44,170        21,442          2,779
  Current portion of obligations under capital lease...      20,360        34,791         36,903
  Accounts payable and accrued expenses................     128,352       162,523        207,879
  Deferred income taxes................................     173,224       123,901        132,167
  Corporate income taxes payable.......................          --            --          9,664
                                                         ----------     ---------     ----------
          Total current liabilities....................     496,106       588,209        594,944
                                                         ----------     ---------     ----------
LONG-TERM LIABILITIES
Long-term debt net of current portion above............      21,443            --             --
  Obligations under capital lease......................      39,983        67,109         39,194
  Deferred income taxes................................          --            --         22,201
                                                         ----------     ---------     ----------
          Total long-term liabilities..................      61,426        67,109         61,395
                                                         ----------     ---------     ----------
          Total liabilities............................     557,532       655,318        656,339
                                                         ----------     ---------     ----------
STOCKHOLDERS' EQUITY
Capital stock..........................................       2,899         2,899          2,774
  Capital in excess of par value.......................     300,071       300,071        112,696
  Retained earnings....................................     299,792       210,626        296,684
  Less: Cost of 12,500 shares held in treasury.........          --      (187,500)            --
                                                         ----------     ---------     ----------
          Total stockholders' equity...................     602,762       326,096        412,154
                                                         ----------     ---------     ----------
          Total liabilities and stockholders' equity...  $1,160,294     $ 981,414     $1,068,493
                                                         ==========     =========     ==========

                See accompanying notes and accountants' report.

                          PRODENT, INC. AND AFFILIATES


                        COMBINED STATEMENT OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, 1996 AND
                THE PERIOD FROM JANUARY 1 TO SEPTEMBER 30, 1997

                                               1994           1995           1996           1997
                                            ----------     ----------     ----------     ----------
NET REVENUES..............................  $4,809,992     $5,140,930     $5,417,616     $4,633,740
                                            ----------     ----------     ----------     ----------
COSTS OF REVENUES.........................   3,297,200      3,558,729      3,824,632      3,123,236
SELLING AND ADMINISTRATIVE EXPENSES.......   1,414,750      1,521,867      1,664,883      1,328,383
DEPRECIATION AND AMORTIZATION.............      87,977         60,366         57,943         43,403
                                            ----------     ----------     ----------     ----------
TOTAL EXPENSES............................   4,799,927      5,140,962      5,547,458      4,495,022
                                            ----------     ----------     ----------     ----------
INCOME BEFORE PROVISION FOR INCOME
  TAXES...................................      10,065            (32)      (129,842)       138,718
INCOME TAX EXPENSE (BENEFITS).............       8,426        (11,739)       (40,676)        52,660
                                            ----------     ----------     ----------     ----------
NET INCOME (LOSS).........................  $    1,639     $   11,707     $ ( 89,166)    $   86,058
                                            ==========     ==========     ==========     ==========

                See accompanying notes and accountants' report.

                          PRODENT, INC. AND AFFILIATES

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, 1996 AND
                THE PERIOD FROM JANUARY 1 TO SEPTEMBER 30, 1997

                                                  1994         1995         1996          1997
                                                --------     --------     ---------     ---------
COMMON STOCK
  Balance at beginning of year................  $  2,899     $  2,899     $   2,899     $   2,899
  Retirement of Treasury Stock................        --           --            --          (125)
                                                --------     --------     ---------     ---------
          Balance at end of year..............  $  2,899     $  2,899     $   2,899     $   2,774
                                                ========     ========     =========     =========
CAPITAL IN EXCESS OF PAR
  Balance at beginning of year................  $300,071     $300,071     $ 300,071     $ 300,071
  Retirement of Treasury Stock................        --           --            --      (187,375)
                                                --------     --------     ---------     ---------
          Balance at end of year..............  $300,071     $300,071     $ 300,071     $ 112,696
                                                ========     ========     =========     =========
TREASURY STOCK
  Balance at beginning of year................  $     --     $     --     $      --     $(187,500)
  Purchase of Treasury Stock..................        --           --      (187,500)           --
  Retirement of Treasury Stock................        --           --            --       187,500
                                                --------     --------     ---------     ---------
          Balance at end of year..............  $     --     $     --     $(187,500)    $      --
                                                ========     ========     =========     =========
RETAINED EARNINGS
  Balance at beginning of year................  $286,446     $288,085     $ 299,792     $ 210,626
  Net income (loss)...........................     1,639       11,707       (89,166)       86,058
                                                --------     --------     ---------     ---------
          Balance at end of year..............  $288,085     $299,792     $ 210,626     $ 296,684
                                                ========     ========     =========     =========

                See accompanying notes and accountants' report.

                          PRODENT, INC. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, 1996 AND
                THE PERIOD FROM JANUARY 1 TO SEPTEMBER 30, 1997

                                                          1994          1995          1996          1997
                                                        ---------     ---------     ---------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................................  $   1,639     $  11,707     $ (89,166)    $ 86,058
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Provision for doubtful accounts..................     48,258        40,601        66,604       34,759
     Depreciation and amortization....................     87,977        60,366        57,943       43,403
     Loss on sale of equipment........................         --            --            --       18,800
  Change in assets and liabilities:
     Decrease (Increase) in accounts receivable.......     11,510       (69,911)      (73,127)     (88,180)
     Decrease (Increase) in prepaid expenses and other
       current assets.................................      2,056       (54,059)       94,250       29,719
     Increase (Decrease) in accounts payable and
       accrued expenses...............................     14,205       (45,517)       34,171       45,356
     (Increase) Decrease in other assets..............         --        (7,748)       (7,294)      (3,728)
     Increase (Decrease) in deferred income taxes.....        225       (13,553)      (41,798)      40,896
     Increase in corporate income taxes payable.......         --            --            --        9,664
                                                        ---------     ---------     ---------     --------
          Net cash provided by (used in) operating
            activities................................    165,870       (78,114)       41,583      216,747
                                                        ---------     ---------     ---------     --------
CASH FLOW FROM INVESTING ACTIVITIES:
  (Increase) Decrease in note receivable..............     (5,894)       (5,894)      118,694           --
  Purchases of equipment and leasehold improvements...         --       (84,575)           --           --
  Proceeds from sale of equipment.....................         --            --            --          100
                                                        ---------     ---------     ---------     --------
          Net cash provided by (used in) investing
            activities................................     (5,894)      (90,469)      118,694          100
                                                        ---------     ---------     ---------     --------
CASH FLOW FROM FINANCING ACTIVITIES:
  Purchase of Treasury Stock..........................         --            --      (187,500)          --
  Principal payments on long-term debt................    (98,405)     (228,130)      (41,571)     (17,526)
  Borrowings -- Note payable -- bank -- demand........         --       130,000       245,552           --
  Repayments -- Note payable -- bank -- demand........         --            --      (130,000)     (40,000)
  Repayments of capital lease obligations.............    (55,359)      (32,708)      (30,009)     (25,803)
                                                        ---------     ---------     ---------     --------
          Net cash provided by (used in) financing
            activities................................   (153,764)     (130,838)     (143,528)     (83,329)
                                                        ---------     ---------     ---------     --------
NET CHANGE IN CASH AND CASH EQUIVALENTS...............      6,212      (299,421)       16,749      133,518
CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD......    322,920       329,132        29,711       46,460
                                                        ---------     ---------     ---------     --------
CASH AND CASH EQUIVALENTS -- END OF PERIOD............  $ 329,132     $  29,711     $  46,460     $179,978
                                                        =========     =========     =========     ========
Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for:
     Interest.........................................  $  41,087     $  20,311     $  23,682     $ 21,805
                                                        =========     =========     =========     ========
     Income taxes.....................................  $  15,175     $     201     $   2,363     $    429
                                                        =========     =========     =========     ========
Supplemental Schedule of Noncash Investing
  Transactions:
  Property and equipment acquired through capital
     lease obligation.................................  $      --     $      --     $  71,566     $     --
  Retirement of Treasury Stock........................  $      --     $      --     $      --     $187,375

                See accompanying notes and accountants' report.

                          PRODENT, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND OPERATIONS

     Pro Dent, Inc. and Affiliates (collectively as the "Company") operate dental centers in four locations in the suburbs of Philadelphia, Pennsylvania.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The financial statements represent the combined financial position of the following affiliated Companies:

          George E. Frattali, D.D.S. and Assoc., Ltd.
        George E. Frattali, D.D.S. and Assoc., PA
        Village of Newtown Dentists, Inc.
        Pro Dent, Inc.

     Common ownership and intercompany activities exist among these four Companies. Therefore, combined financial statements provide a more meaningful presentation of the financial position of these Companies as a whole. All significant intercompany balances and transactions have been eliminated.

  Revenue Recognition

     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.

  Equipment and Leasehold Improvements

     Capital additions are stated at cost. Maintenance, repairs and minor renewals are charged to operations as incurred. Depreciation and amortization is provided over the estimated useful lives of the assets using the straight-line method. The estimated useful lives of the assets range from 5 to 12 years.

  Capital Leases

     The Company has entered into various leases for office and dental equipment which are accounted for as capital leases. At inception of the lease, the equipment under lease and the related obligations are recorded at the net present value of future minimum lease payments, excluding executory costs, discounted using the Company's incremental borrowing rate.

  Income Taxes

     The Company provides for federal and state income taxes currently payable and for deferred income taxes which result from the difference in reporting certain income and expense items for financial statement and income tax purposes according to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

  Disclosure of Cash Flows Information

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

                          PRODENT, INC. AND AFFILIATES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The recorded balances of all assets and liabilities which represent financial instruments at December 31, 1995, 1996 and September 30, 1997 approximate estimated fair market values.

  Reclassifications

     Certain prior years' balances have been reclassified to conform with the current period's presentation.

  Property and Equipment

                                                            1995         1996         1997
                                                         ----------   ----------   ----------
    Vehicles...........................................  $   45,573   $   45,573   $       --
    Leasehold improvements.............................     300,880      300,880      300,880
    Equipment..........................................     498,646      570,211      570,211
    Furniture and fixtures.............................     274,457      274,457      274,457
                                                         ----------   ----------   ----------
                                                          1,119,556    1,191,121    1,145,548
    Less: Accumulated depreciation and amortization....     764,098      822,040      838,769
                                                         ----------   ----------   ----------
              Total....................................  $  355,458   $  369,081   $  306,779
                                                         ==========   ==========   ==========

3.  LEASE COMMITMENTS

  Operating Leases

     The Company has entered into various leases for dental center space. The lease terms are from 6 to 15 years.

     Minimum annual rental commitments under noncancelable leases are as follows:

                1998.............................................  $  222,490
                1999.............................................     226,510
                2000.............................................     230,530
                2001.............................................     235,021
                2002.............................................     181,528
                     Thereafter..................................     922,816
                                                                   ----------
                                                                   $2,018,895
                                                                   ==========

  Capital Leases

     The Company has entered into various leases for equipment accounted for as capital leases.

                          PRODENT, INC. AND AFFILIATES

     The following is a summary of property held under capital lease included in property and equipment on the balance sheet:

                                                           1995         1996         1997
                                                         --------     --------     --------
    Equipment..........................................  $104,666     $176,232     $176,232
    Less: Accumulated depreciation.....................   (15,700)     (29,745)     (42,961)
                                                         --------     --------     --------
                                                         $ 88,966     $146,487     $133,271
                                                         ========     ========     ========

     Depreciation of assets under capital leases included in depreciation expense for the years ended December 31, 1994, 1995, 1996 and the period January 1 to September 30, 1997 was $12,671, $5,233, $14,045 and $13,216, respectively.

     Future minimum lease payments under capital lease are as follows:

                               YEAR ENDED AUGUST 31                          AMOUNT
        -------------------------------------------------------------------  -------
        1998...............................................................  $42,785
        1999...............................................................   18,144
        2000...............................................................   18,143
        2001...............................................................    7,560
        2002...............................................................       --
                                                                             -------
        Net minimum lease payments.........................................   86,632
        Less: Amount representing interest.................................   10,535
                                                                             -------
        Present value of net minimum lease payments........................   76,097
        Less: Current portion..............................................   36,903
                                                                             -------
        Long-term portion..................................................  $39,194
                                                                             =======

4.  LONG-TERM DEBT

                                                              1995        1996        1997
                                                             -------     -------     ------
    Notes Payable -- Bank
    First National Bank of West Chester Various term loans
      payable in monthly installments Interest
      rate -- range from 8.8315% to 11.91% Balance.........  $65,613     $21,442     $2,779
    These notes are guaranteed by substantially all of the
      assets of the Company.
                                                             -------     -------     ------
      Total................................................  $65,613     $21,442     $2,779
      Less: Current Portion................................   44,170      21,442      2,779
                                                             -------     -------     ------
      Long Term Portion....................................  $21,443     $    --     $   --
                                                             =======     =======     ======

     Maturities of long-term debt are as follows:

                1998................................................  $2,779
                1999................................................      --
                2000................................................      --
                2001................................................      --
                2002................................................      --
                     Thereafter.....................................
                                                                      ------
                                                                      $2,779
                                                                      ======

                          PRODENT, INC. AND AFFILIATES

5.  INCOME TAXES

     Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. The principal sources of timing differences are different accounting methods for recognition of income and expenses, depreciation expense and net operating losses for financial accounting and tax purposes.

     The components of income tax expense are:

                                                       1994       1995        1996         1997
                                                      ------     -------     -------     --------
Currently payable...................................  $7,036     $ 2,233     $ 1,122     $ 83,501
Deferred taxes due to timing differences............   2,298      (4,395)     52,914       40,897
Current benefit of net operating loss carryover.....      --        (419)         --      (71,738)
                                                      ------     -------     -------      -------
                                                      $9,334     $(2,581)    $54,036     $ 52,660
                                                      ======     =======     =======      =======

     The Company has unused Federal net operating losses of $154,496 which will expire in the years 2006 through 2011 and state net operating losses of $138,193 which will expire in 1997 and 1999.

6.  CAPITAL STOCK

                                                      VILLAGE OF    GEORGE E.      GEORGE E.
                                          PRO DENT,    NEWTOWN     FRATTALI DDS   FRATTALI DDS
                                            INC.       DENTISTS    & ASSOC. LTD   & ASSOC. PA     TOTAL
                                          ---------   ----------   ------------   ------------   --------
Common Stock Par Value per share........  $     .01     $ 1.00           $ .01        $ .01
Authorized shares.......................  1,000,000        100       1,000,000        1,000
Shares issued...........................    265,975        100           1,000          400
Par Value of shares issued..............   $  2,660     $  100            $ 10         $  4      $  2,774
Additional paid-in capital..............   $111,310     $   --            $990         $396      $112,696

     As of September 30, 1997, Pro Dent, Inc. permanently retired 125 shares of its treasury stock which was originally purchased during 1996.

7.  INTEREST EXPENSE

     The amount of interest expense incurred, all of which was charged to operations for the years ended December 31, 1994, 1995, 1996 and the period January 1 to September 30, 1997, was $41,088, $20,311, $23,682 and $21,805,
respectively.

8.  CONTINGENCIES

  Guarantees

     The Corporation has guaranteed loans from financial institutions for purchases of stock by shareholders of Pro Dent, Inc. The loan balances at September 30, 1997 approximate $250,000 of which 75% is guaranteed by Pro Dent, Inc.

  Litigation

     In the normal course of operations, the Company and/or its affiliates have become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

                          PRODENT, INC. AND AFFILIATES

9.  RELATED PARTY TRANSACTIONS

     Pro Dent, Inc. leases equipment and leasehold improvements to the dental centers and provides management of these centers. The centers were charged the following:

                                                                EQUIPMENT RENTAL
                                                    -----------------------------------------
                                                      1994       1995       1996       1997
                                                    --------   --------   --------   --------
    George E. Frattali, DDS & Assoc., Ltd.
      Exton.......................................  $ 52,871   $ 52,871   $ 52,871   $ 39,653
      Neshaminy...................................    51,304     51,304     51,304     38,478
    George E. Frattali, DDS & Assoc., PA
      Voorhees....................................    57,607     57,607     57,607     43,205
    Village of Newtown Dentists...................    41,145     41,145     41,145     30,859
                                                    --------   --------   --------   --------
                                                    $202,927   $202,927   $202,927   $152,195
                                                    ========   ========   ========   ========

                                                                 MANAGEMENT FEES
                                                    -----------------------------------------
                                                      1994       1995       1996       1997
                                                    --------   --------   --------   --------
    George E. Frattali, DDS & Assoc., Ltd.
      Exton.......................................  $104,097   $     --   $120,679   $142,819
      Neshaminy...................................    72,127     34,787    184,962    153,918
    George E. Frattali, DDS & Assoc., PA
      Voorhees....................................   126,201    267,129    161,526    195,770
    Village of Newtown Dentists...................        --         --         --     82,605
                                                    --------   --------   --------   --------
                                                    $302,425   $301,916   $467,167   $575,112
                                                    ========   ========   ========   ========

     These intercompany charges were eliminated in the combined statement of income.

10.  NOTE PAYABLE -- DEMAND -- BANK

     The Company has a $500,000 line of credit with a bank with interest accrued on outstanding balances at prime (8.5% at September 30, 1997) and is payable monthly. The note is collateralized by the Company. The outstanding balance as of September 30, 1997 was $205,552.

11.  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                               1995       1996       1997
                                                             --------   --------   --------
    Accounts receivable....................................  $427,228   $433,751   $487,172
    Less: Allowance for doubtful accounts..................     5,600      5,600      5,600
                                                             --------   --------   --------
                                                             $421,628   $428,151   $481,572
                                                             ========   ========   ========

                          PRODENT, INC. AND AFFILIATES

12.  PREPAID EXPENSES

     Prepaid expenses consist of the following:

                                                             1995        1996        1997
                                                           --------     -------     -------
    Commissions..........................................  $ 65,664     $21,048     $27,932
    Insurance............................................    55,273      57,330      18,799
    Postage..............................................     1,615       1,058       2,011
    Miscellaneous receivables............................    55,752      10,224      11,969
    Corporate taxes......................................     6,376         770          --
                                                           --------     -------     -------
                                                           $184,680     $90,430     $60,711
                                                           ========     =======     =======

13.  SUBSEQUENT EVENTS

     On October 1, 1997, 80% of the Company's stock was acquired by Valley Forge Dental Associates, Inc., a Delaware Corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Poller Dental Group, P.A., Poller Dental Group of Union, P.A. and Dental Centers of America, P.A.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Poller Dental Group, P.A., Poller Dental Group of Union, P.A. and Dental Centers of America, P.A. at December 31, 1995, 1996 and September 30, 1997 and the results of their operations and their cash flows for the years ended December 31, 1994, 1995 and 1996 and for the period from January 1, 1997 to September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


GLASSEL and COMPANY

Woodbridge, New Jersey
October 24, 1997

         POLLER DENTAL GROUP, P.A., POLLER DENTAL GROUP OF UNION, P.A.
                      AND DENTAL CENTERS OF AMERICA, P.A.

                             COMBINED BALANCE SHEET


                                                                  DECEMBER 31,
                                                               -------------------   SEPTEMBER 30,
                                                                 1995       1996         1997
                                                               --------   --------   -------------
ASSETS
Current assets
  Cash.......................................................  $230,711   $ 77,031    $   435,935
  Accounts receivable, net...................................   441,647    545,578      1,136,116
                                                               --------   --------     ----------
          Total current assets...............................   672,358    622,609      1,572,051
Property and equipment, net..................................   119,000    124,435        369,618
Excess of cost over fair value of net assets acquired and
  other intangible assets, net...............................                           2,422,778
Other assets -- Due from affiliates..........................    63,632     72,268
                                                               --------   --------     ----------
                                                               $854,990   $819,312    $ 4,364,447
                                                               ========   ========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt..........................    39,153     27,789        284,633
  Due to officers............................................   289,300    124,764        282,890
  Accounts payable...........................................    42,688     71,174        508,994
  Accrued expenses and other current liabilities.............    26,017      8,367         44,787
                                                               --------   --------     ----------
          Total current liabilities..........................   397,158    232,094      1,121,304
                                                               --------   --------     ----------
Long-term debt...............................................    55,555     27,778      2,513,255
Owner's equity...............................................   402,277    559,440        729,888
                                                               --------   --------     ----------
                                                               $854,990   $819,312    $ 4,364,447
                                                               ========   ========     ==========


   The accompanying notes are an integral part of these financial statements.

       POLLER DENTAL GROUP, P.A., POLLER DENTAL GROUP OF UNION, P.A. AND
                        DENTAL CENTERS OF AMERICA, P.A.

                        COMBINED STATEMENT OF OPERATIONS


                                                                                           PERIOD
                                                                                            FROM
                                                                                         JANUARY 1,
                                                                                            1997
                                                                                             TO
                                                    YEARS ENDED DECEMBER 31,             SEPTEMBER
                                            ----------------------------------------        30,
                                               1994           1995           1996           1997
                                            ----------     ----------     ----------     ----------
Net revenues..............................  $2,954,985     $3,438,381     $3,829,802     $3,720,010
Operating expenses........................   2,845,587      3,392,869      3,636,092      3,468,720
Depreciation and amortization.............      28,756         32,996         29,700         68,184
                                            ----------     ----------     ----------     ----------
Income from operations....................      79,642         12,516        164,010        183,106
Non-operating expenses:
  Interest expense -- other...............       8,903         10,907          6,847         29,658
                                            ----------     ----------     ----------     ----------
Net income................................      70,739          1,609        157,163        153,448
Owners equity at beginning of period......     329,929        400,668        402,277        559,440
Issuance of common stock..................          --             --             --         17,000
                                            ----------     ----------     ----------     ----------
Owners equity at end of period............  $  400,668     $  402,277     $  559,440     $  729,888
                                            ==========     ==========     ==========     ==========


   The accompanying notes are an integral part of these financial statements.

       POLLER DENTAL GROUP, P.A., POLLER DENTAL GROUP OF UNION, P.A. AND
                         DENTAL CENTER OF AMERICA, P.A.

                        COMBINED STATEMENT OF CASH FLOWS


                                                                                       PERIOD FROM
                                                                                     JANUARY 1, 1997
                                                  YEARS ENDED DECEMBER 31,           TO SEPTEMBER 30,
                                             -----------------------------------     ----------------
                                               1994         1995         1996              1997
                                             --------     --------     ---------     ----------------
Cash flows from operating activities:
  Net income...............................  $ 70,739     $  1,609     $ 157,163         $153,448
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........    28,756       32,996        29,700           68,184
     Changes in assets and liabilities, net
       of effects from business acquired:
       Increase in accounts receivable.....    44,860       61,649       103,931           90,538
       Increase (Decrease) in prepaid
          expenses and other current
          assets...........................        50          (25)
       Increase (Decrease) in other
          assets...........................    53,000        8,375         8,636          (72,268)
       Increase (Decrease) in accounts
          payable..........................    16,686        1,253        28,486          337,820
       Increase (Decrease) in accrued
          expenses and other current
          liabilities......................   (14,908)      13,154       (17,650)          36,420
                                             --------     --------     ---------         --------
          Net cash provided by (used in)
            operating activities...........     3,363      (20,987)       85,132          577,602
                                             --------     --------     ---------         --------
Cash flows from investing activities:
  Payment for purchases of businesses .....        --           --            --          300,000
  Purchases of property and equipment......   128,546           --        35,135           36,145
                                             --------     --------     ---------         --------
          Net cash used in investing
            activities.....................   128,546           --        35,135          336,145
                                             --------     --------     ---------         --------
Cash flows from financing activities:
  Issuance of common stock.................        --           --            --           17,000
  Borrowings of long-term debt.............   110,937           --            --               --
  Principal payments on long-term debt.....        --       15,486        39,141           57,679
  Increase (Decrease) loan from officers...   (60,674)     141,236      (164,536)         158,126
                                             --------     --------     ---------         --------
          Net cash provided (used) by
            financing activities...........    50,263      125,750      (203,677)         117,447
                                             --------     --------     ---------         --------
  Net increase (Decrease) in cash..........   (74,920)     104,763      (153,680)         358,904
  Cash at beginning of period..............   200,868      125,948       230,711           77,031
                                             --------     --------     ---------         --------
  Cash at end of period....................  $125,948     $230,711     $  77,031         $435,935
                                             ========     ========     =========         ========
Supplemental disclosure of cash flow
  information:
  Interest paid............................  $  8,903     $ 10,907     $   6,847         $ 29,658
                                             ========     ========     =========         ========


   The accompanying notes are an integral part of these financial statements.

        POLLER DENTAL GROUP, P.A. POLLER DENTAL GROUP OF UNION, P.A. AND
                        DENTAL CENTERS OF AMERICA, P.A.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
              DECEMBER 31, 1994, 1995, 1996 AND SEPTEMBER 30, 1997

1.  ORGANIZATION AND OPERATIONS

     Poller Dental Group provides general dental care and related services in the State of New Jersey area.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Combined Financial Statements

     These financial statements represent combined Financial statements of the following affiliated companies:

         Poller Dental Group, P.A.
         Poller Dental Group of Union, P.A.
         Dental Centers of America, P.A.

     Common control, ownership and intercompany activities exist among these companies therefore combined Financial Statements provide more meaningful presentation of the financial position of these companies as a whole. All significant intercompany balances and transactions have been eliminated.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities revenues and expenses. Actual results could differ from those estimates.

  Cash

     For purposes of reporting cash flows, cash includes cash on hand and cash funds available for use.

  Revenue Recognition


     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.



     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member, per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service .


  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized for the lesser of the lease term or the asset's estimated useful life.

  Long-Lived and Intangible Assets

     Assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. The excess of the purchase price over the fair value of tangible net assets acquired is amortized on a straight-line basis over the estimated useful life of the intangible assets which range from five to forty years. Segregation of intangible assets between identifiable

        POLLER DENTAL GROUP, P.A. POLLER DENTAL GROUP OF UNION, P.A. AND
                        DENTAL CENTERS OF AMERICA, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


intangibles and goodwill was based on estimates derived from appraisals. Intangible assets include patient lists, covenants not to compete, assembled work force and goodwill.


  Income Taxes

     The Company has elected S corporation status with the Internal Revenue Service. As such, all income or loss of the Company accrues directly to its stockholders. Accordingly, no provision for income taxes has been made in these financial statements.

3.  BUSINESS ACQUISITIONS


     On August 11, 1997, the Company acquired certain assets of American Dental Centers of America, P.A. for $3,200,000. This acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price allocated to assets acquired is based upon their estimated fair values at the date of acquisition. The results of acquired business are included in the combined Financial Statements from the date of acquisition.


     Information with respect to this acquisition is as follows:

        Cash paid........................................................  $  300,000
        Notes payable to former owner....................................   2,200,000
        Notes payable to financial institutions..........................     600,000
        Accounts payable.................................................     100,000
                                                                           ----------
                                                                            3,200,000
        Fair value of tangible assets acquired...........................    (250,000)
        Fair value of accounts receivable................................    (500,000)
                                                                           ----------
        Excess of cost over fair value of net liabilities assumed and other intangible assets........................................  $2,450,000
                                                                           ==========


4.  ACCOUNTS RECEIVABLE AND THIRD-PARTY REIMBURSEMENTS


     Accounts receivable consist of the following:

                                                           DECEMBER 31,       SEPTEMBER
                                                        -------------------   30
                                                          1995       1996        1997
                                                        --------   --------   ----------
        Accounts receivable...........................  $517,433   $634,201   $1,237,539
        Less: Allowance for doubtful accounts.........    75,786     88,623      101,423
                                                        --------   --------   ----------
                                                        $441,647   $545,578   $1,136,116
                                                        ========   ========   ==========


     The Company's services are reimbursed directly by both patients and by third-party payors, including Medicaid, managed care organizations and commercial insurance companies. Third-party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third-party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.

        POLLER DENTAL GROUP, P.A. POLLER DENTAL GROUP OF UNION, P.A. AND
                        DENTAL CENTERS OF AMERICA, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  PROPERTY AND EQUIPMENT


                                                          DECEMBER 31,       SEPTEMBER 30
                                                       -------------------   ------------
                                                         1995       1996         1997
                                                       --------   --------   ------------
        Dental equipment.............................  $400,261   $434,936    $  665,138
        Furniture and fixtures and leasehold
          improvements...............................   148,867    149,327       205,270
                                                       --------   --------      --------
                                                        549,128    584,263       870,408
        Less: Accumulated depreciation...............   430,128    459,828       500,790
                                                       --------   --------      --------
        Net property & equipment.....................  $119,000   $124,435    $  369,618
                                                       ========   ========      ========


6.  INTANGIBLE ASSETS


                                                          DECEMBER 31,       SEPTEMBER 30
                                                       -------------------   ------------
                                                         1995       1996         1997
                                                       --------   --------   ------------
        Excess of cost over fair value of net assets
          acquired...................................      --         --      $1,955,000
        Patient lists................................      --         --         325,000
        Covenant not to compete......................      --         --         100,000
        Assembled workforce..........................      --         --          70,000
                                                         ----       ----      ----------
                                                           --         --       2,450,000
        Less: Accumulated amortization...............      --         --          27,222
                                                         ----       ----      ----------
        Net intangible assets........................    $ --       $ --      $2,422,778
                                                         ====       ====      ==========



     Amortization expense of intangible assets for the years ended December 31, 1994, 1995, 1996 and the period ended September 30, 1997 totaled $0, $0, $0 and $27,222, respectively.


7.  LEASES

     The Company maintains leases for all of its dental offices and for certain of its equipment which are accounted for as operating leases. The office lease terms range from one to ten years.

     Future minimum annual rentals due under noncancellable operating leases in excess of one year are as follows:


                1998.............................................  $  248,748
                1999.............................................     252,792
                2000.............................................     257,304
                2001.............................................     262,116
                Thereafter.......................................     459,492
                                                                   ----------
                                                                   $1,480,452
                                                                   ==========

        POLLER DENTAL GROUP, P.A. POLLER DENTAL GROUP OF UNION, P.A. AND
                        DENTAL CENTERS OF AMERICA, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.  DEBT

     Scheduled maturities of short and long-term debt, other than principal stockholders and party debt, outstanding as of 1997 are as follows:

                1997.............................................  $   61,537
                1998.............................................     254,407
                1999.............................................     268,597
                2000.............................................     284,196
                2001.............................................     301,343
                Thereafter.......................................   1,627,808
                                                                   ----------
                                                                   $2,797,888
                                                                   ==========

9.  OWNERS EQUITY

         Owners Equity consists of common stock and retained earnings of all the companies as follows:

                                                           DECEMBER 31,          SEPTEMBER 30,
                                                       ---------------------     -------------
                                                         1995         1996           1997
                                                       --------     --------     -------------
    Poller Dental Group P.A.
      Common Stock...................................     1,000        1,000           1,000
      Retained Earnings..............................   373,119      438,010         505,989
                                                       --------     --------        --------
                                                        374,119      439,010         506,989
                                                       --------     --------        --------
    Poller Dental Group of Union, P.A.
      Common Stock...................................       110          110             110
      Retained Earnings..............................    28,048      120,320         175,165
                                                       --------     --------        --------
                                                         28,158      120,430         175,275
                                                       --------     --------        --------
    Dental Centers of America, P.A.
      Common Stock...................................        --           --          17,000
      Retained Earnings..............................        --           --          30,624
                                                       --------     --------        --------
                                                             --           --          47,624
                                                       --------     --------        --------
    Total Owners Equity..............................  $402,277     $559,440       $ 729,888
                                                       ========     ========        ========


     Poller Dental Group, P.A. has 100 shares of common stock, no par value authorized, issued and outstanding on December 31, 1995, 1996 and September 30, 1997. Poller Dental Group of Union, P.A. has 100 shares of common stock, no par value authorized, issued and outstanding on December 31, 1995, 1996 and September 30, 1997. Dental Centers of America, P.A. has 1,000 shares of common stock, no par value authorized and 800 shares of common stock, no par value issued and outstanding on September 30, 1997.


10.  ACCRUED EXPENSES

                                                            DECEMBER 31,
                                                          ----------------   SEPTEMBER 30,
                                                           1995      1996        1997
                                                          -------   ------   -------------
        Salaries and payroll taxes......................  $26,017   $8,017      $35,171
        Other...........................................        0      350        9,616
                                                          -------   ------      -------
                                                          $26,017   $8,367      $44,787
                                                          =======   ======      =======

        POLLER DENTAL GROUP, P.A. POLLER DENTAL GROUP OF UNION, P.A. AND
                        DENTAL CENTERS OF AMERICA, P.A.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

11.  RELATED PARTY TRANSACTIONS


     The Company leases space from an affiliated entity. The rent expense under this lease is considered to be at fair market value and was $48,000, $48,000, $48,000, and $36,000, for 1994, 1995, 1996 and the period ended September 30,
1997.


12.  COMMITMENTS AND CONTINGENCIES

  Contracts


     The Company participates in agreements with corporations and managed care organizations to provide certain dental services to members of a group at a fixed rate per-member, per-month, regardless of the actual services performed and certain other dental services as defined in the contract in accordance with an agreed upon fee schedule. During 1994, 1995, 1996, and through September 30, 1997 approximately 10%, 15%, 20%, and 22%, respectively of the Company's net revenues were derived from fixed rate per-member, per-month contracts. Revenues under these contracts are recorded in the month fees are earned. Expenses are recorded as incurred including an estimate of incurred but not reported expenses.


     The Company estimates the costs of providing services under these contracts by using historical experience and anticipated utilization rates. The Company believes the future revenues under these contracts will exceed the costs of services it will be required to provide under the terms of the contracts. Generally, either party to these contracts may terminate the contract without cause at any time with thirty to ninety days written notice.

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

13.  SUBSEQUENT EVENTS


     On October 23, 1997, the Company was acquired by Valley Forge Dental Associates, Inc., a Delaware corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of American Dental Centers, P.A.

     In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of American Dental Centers, P.A. at December 31, 1995, 1996 and August 11, 1997 and the results of its operations and its cash flows for the years ended December 31, 1994, 1995 and 1996 and for the period from January 1, 1997 to August 11, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

GLASSEL and COMPANY
Woodbridge, New Jersey
October 24, 1997

                         AMERICAN DENTAL CENTERS, P.A.

                                 BALANCE SHEET


                                                                 DECEMBER 31,
                                                             ---------------------     AUGUST 11,
                                                               1995         1996          1997
                                                             --------     --------     ----------
ASSETS
Current assets
  Cash.....................................................  $210,770     $ 14,587      $  31,752
  Accounts receivable, net.................................   538,910      560,995        591,167
                                                             --------     --------       --------
          Total current assets.............................   749,680      575,582        622,919
Property and equipment, net................................   151,280      122,692         73,410
Other assets -- loan receivable -- officers................    64,118      128,582        294,365
                                                             --------     --------       --------
                                                             $965,078     $826,856      $ 990,694
                                                             ========     ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt........................    12,000       12,000        112,000
                                                             --------     --------       --------
          Total current liabilities........................    12,000       12,000        112,000
                                                             --------     --------       --------
Long-term debt.............................................   235,000      649,289        484,289
Stockholders' equity
  Common stock, no par value, 100 shares authorized, issued
     and outstanding December 31, 1994, December 31, 1995,
     December 31, 1996 and August 11, 1997
     respectively. ........................................    30,000       30,000         30,000
  Accumulated retained earnings............................   688,078      135,567        364,405
                                                             --------     --------       --------
          Total stockholders' equity.......................   718,078      165,567        394,405
                                                             --------     --------       --------
                                                             $965,078     $826,856      $ 990,694
                                                             ========     ========       ========


   The accompanying notes are an integral part of these financial statements.

                         AMERICAN DENTAL CENTERS, P.A.

                            STATEMENT OF OPERATIONS


                                                                                         PERIOD FROM
                                                   YEAR ENDED DECEMBER 31,              JANUARY, 1997
                                           ----------------------------------------     TO AUGUST 11,
                                              1994           1995           1996            1997
                                           ----------     ----------     ----------     -------------
Net revenues.............................  $3,333,669     $3,036,046     $3,206,827      $ 1,992,288
Operating expenses.......................   3,047,149      3,060,343      3,685,839        1,681,744
Depreciation and amortization............      29,135         32,543         28,588           49,282
                                           ----------     ----------     ----------       ----------
Income (Loss) from operations............     257,385        (56,840)      (507,600)         261,256
Non-operating expenses:
  Interest expense -- other..............      17,349         19,943         44,911           32,418
                                           ----------     ----------     ----------       ----------
Net income (Loss)........................  $  240,036     $  (76,783)    $ (552,511)     $   228,838
                                           ==========     ==========     ==========       ==========


   The accompanying notes are an integral part of these financial statements.

                         AMERICAN DENTAL CENTERS, P.A.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
  FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND FOR THE PERIOD FROM
                       JANUARY 1, 1997 TO AUGUST 11, 1997

                                            COMMON STOCK
                                         ------------------     CAPITAL IN
                                                    NO PAR      EXCESS OF      RETAINED
                                         SHARES      VALUE      PAR VALUE      EARNINGS        TOTAL
                                         ------     -------     ----------     ---------     ---------
Balance, January 1, 1994...............    100      $30,000        $-0-        $ 524,825     $ 554,825
Net Income.............................                                          240,036       240,036
                                           ---      -------        ----        ---------     ---------
Balance December 31, 1994..............    100       30,000         -0-          764,861       794,861
Net Loss...............................                                          (76,783)      (76,783)
                                           ---      -------        ----        ---------     ---------
Balance December 31, 1995..............    100       30,000         -0-          688,078       718,078
Net Loss...............................                                         (552,511)     (552,511)
                                           ---      -------        ----        ---------     ---------
Balance December 31, 1996..............    100       30,000         -0-          135,567       165,567
Net Income.............................                                          228,838       228,838
                                           ---      -------        ----        ---------     ---------
Balance August 11, 1997................    100      $30,000        $-0-        $ 364,405     $ 394,405
                                           ===      =======        ====        =========     =========

   The accompanying notes are an integral part of these financial statements.

                         AMERICAN DENTAL CENTERS, P.A.

                            STATEMENT OF CASH FLOWS


                                                                                       PERIOD FROM
                                                   YEAR ENDED DECEMBER 31,           JANUARY 1, 1997
                                             -----------------------------------      TO AUGUST 11,
                                               1994         1995         1996             1997
                                             --------     --------     ---------     ---------------
Cash flows from operating activities:
  Net income (Loss)........................  $240,036     $(76,783)    $(552,511)       $ 228,838
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
     Depreciation and amortization.........    29,135       32,543        28,588           49,282
     Changes in assets and liabilities, net
       of effects from business acquired:
       Increase (Decrease) in accounts
          receivable.......................    50,163      (16,013)       22,085           30,172
       Increase (Decrease) in other
          assets -- officers loan..........    26,631           --        64,464          165,783
                                             --------     --------     ---------         --------
          Net cash provided by (used in)
            operating activities...........   195,377      (28,227)     (610,472)          82,165
                                             --------     --------     ---------         --------
Cash flows from investing activities:
  Purchases of property and equipment......                 76,198
                                             --------     --------     ---------         --------
          Net cash used in investing
            activities.....................                 76,198
                                             --------     --------     ---------         --------
Cash flows from financing activities:
  Borrowings of long-term debt.............        --       95,000       500,000               --
  Principal payments on long-term debt.....    46,430       39,111        85,711           65,000
                                             --------     --------     ---------         --------
          Net cash provided (used) by
            financing activities...........   (46,430)      55,889       414,289           65,000
                                             --------     --------     ---------         --------
  Net increase (Decrease) in cash and cash
     equivalents...........................   148,947      (48,536)     (196,183)          17,165
  Cash and cash equivalents at beginning of
     period................................   110,359      259,306       210,770           14,587
                                             --------     --------     ---------         --------
  Cash and cash equivalents at end of
     period................................  $259,306     $210,770     $  14,587        $  31,752
                                             ========     ========     =========         ========
Supplemental disclosure of cash flow
  information:
  Interest paid............................  $ 17,349     $ 19,943     $  44,911        $  32,418
                                             ========     ========     =========         ========
  Taxes paid...............................  $    -0-     $    -0-     $     -0-        $     -0-
                                             ========     ========     =========         ========


   The accompanying notes are an integral part of these financial statements.

                         AMERICAN DENTAL CENTERS, P.A.

                         NOTES TO FINANCIAL STATEMENTS
               DECEMBER 31, 1994, 1995, 1996 AND AUGUST 11, 1997

1.  ORGANIZATION AND OPERATIONS

     American Dental Centers, P.A. provides general dental care and related services in the State of New Jersey.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities revenues and expenses. Actual results could differ from those estimates.

  Cash

     For purposes of reporting cash flows, cash includes cash on hand and cash funds available for use.

  Revenue Recognition


     Net revenues are reported when earned at the estimated amounts to be realized through payments from patients, third-party payors and others for services rendered. Revenues related to multiple visit procedures are recognized on a pro-rata basis as services are performed.



     Under certain managed care contracts the Company provides diagnostic and preventative dental services for a fixed rate per-member, per-month fee, and other dental services as defined in the contracts under an agreed upon fee schedule to member patients. Revenues from the per-member, per-month fees are recorded in the month for which the member is entitled to service .


  Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which principally range from five to seven years. Assets under capital leases and leasehold improvements are amortized for the lesser of the lease term or the asset's estimated useful life.

  Income Taxes

     The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it more likely than not that the benefit will be realized.


3.  ACCOUNTS RECEIVABLE AND THIRD-PARTY REIMBURSEMENTS


     Accounts receivable consist of the following:

                                                          DECEMBER 31,
                                                     -----------------------   AUGUST 11,
                                                        1995         1996         1997
                                                     ----------   ----------   ----------
        Accounts receivable, net of contractual....  $1,077,820   $1,121,990   $1,182,333
        Less: Allowance for doubtful accounts......     538,910      560,995      591,166
                                                     ----------   ----------   ----------
                                                     $  538,910   $  560,995   $  591,167
                                                     ==========   ==========   ==========

                         AMERICAN DENTAL CENTERS, P.A.

     The Company's services are reimbursed directly by both patients and by third-party payors, including Medicaid, managed care organizations and commercial insurance companies. Third-party reimbursements are primarily billed at estimated amounts realizable based upon contractually determined rates. In instances where "usual customary and reasonable" market rates are billed, gross billings are adjusted for contractual allowances to reflect estimated amounts realizable from third-party payors. The allowance for doubtful accounts is estimated based on an ongoing review of collectibility.


4.  PROPERTY AND EQUIPMENT


                                                            DECEMBER 31,        AUGUST
                                                         -------------------     11,
                                                           1995       1996       1997
                                                         --------   --------   --------
        Dental equipment, furniture & fixtures
          leasehold improvements, data processing and
          office equipment.............................  $580,564   $580,564   $580,564
        Less: Accumulated depreciation and
          amortization.................................   429,284    457,872    507,154
                                                         --------   --------   --------
                                                         $151,280   $122,692   $ 73,410
                                                         ========   ========   ========


5.  DEBT

     Scheduled maturities of short and long-term debt, outstanding as of 1997 are as follows:

                1997..............................................  $ 46,430
                1998..............................................   111,432
                1999..............................................   111,432
                2000..............................................   111,432
                2001..............................................   111,432
                                                                    --------
                                                                    $596,289
                                                                    ========

6.  INCOME TAXES

     The reconciliation of the federal statutory income tax rate to the effective income tax rate for the years ended December 31, 1994, 1995 and 1996 and the period ended August 11, 1997 is as follows:

                                                            DECEMBER 31,
                                                       ----------------------     AUGUST 11,
                                                       1994     1995     1996        1997
                                                       ----     ----     ----     ----------
        Statutory income tax rate....................  (35)%    (35)%    (35)%        (35)%
        State taxes, less federal related tax
          benefit....................................   (9)      (9)      (9)          (9)
        Losses for which no tax benefit was
          recognized.................................   44       44       44           44
                                                       ---      ---      ---          ---
        Effective income tax rate....................   -- %     -- %     -- %         --%
                                                       ---      ---      ---          ---


     At December 31, 1993, the Company had net operating loss carryforwards for Federal income tax purposes of approximately $213,687. At December 31, 1994, the Company had a net operating profit of approximately $240,036. At December 31, 1995, the Company had a net operating loss of approximately $76,783. At December 31, 1996, the Company had a net operating loss of $552,511. At July 31, 1997, the Company had a net operating profit of $228,838. At July 31, 1997, the Company had a net operating loss carryforward of $374,107. No provision has been made for Federal income tax.

                         AMERICAN DENTAL CENTERS, P.A.

7.  SETTLEMENT


     In the year 1996, the Company was involved in a lawsuit arising in the ordinary course of business with a third-party payor. The settlement cost the Company $775,000 which is included in the operating expenses in the year of settlement.


8.  COMMITMENTS AND CONTINGENCIES

  Litigation

     In the normal course of operations, the Company has become party to claims, suits and complaints relating to general and professional services provided by the Company. The Company has purchased general and professional liability insurance to cover claims which may arise. Management does not believe that any of these claims, suits or complaints will have a material adverse effect on the Company's financial position, liquidity or results of operations.

9.  SUBSEQUENT EVENTS


     On August 11, 1997, the Company was acquired by Dental Centers of America, P.A., a New Jersey corporation. On October 23, 1997, Dental Centers of America, P.A. was acquired by Valley Forge Dental Associates, Inc., a Delaware corporation.

======================================================

     No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                          ----------------------------

                               TABLE OF CONTENTS

                          ----------------------------


                                        Page
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    7
The Company...........................   14
Use of Proceeds.......................   14
Dividend Policy.......................   14
Dilution..............................   15
Capitalization........................   16
Unaudited Pro Forma Financial
  Information.........................   17
Selected Financial Data...............   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   25
Business..............................   31
Management............................   43
Principal Stockholders................   49
Certain Transactions..................   51
Description of Capital Stock..........   53
Shares Eligible for Future Sale.......   55
Underwriting..........................   56
Legal Matters.........................   57
Experts...............................   57
Additional Information................   58
Index to Financial Statements.........  F-1


                          ----------------------------

     Until               , 1998 (25 days after the date of this Prospectus), all
dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

======================================================
======================================================
                                               SHARES
                              VALLEY FORGE DENTAL
                                ASSOCIATES, INC.

                                  COMMON STOCK
                          ----------------------------
                                   PROSPECTUS
                          ----------------------------
                             NATIONSBANC MONTGOMERY
                                SECURITIES, INC.
                            BEAR, STEARNS & CO. INC.
                                          , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the estimated expenses in connection with the distribution of the securities being registered hereunder, other than underwriting discounts and commissions.


    S.E.C. registration fee*................................................  $ 19,515.15
    NASD filing fee*........................................................     6,940.00
    Fee to Foster Management Company*.......................................   750,000.00
    NASDAQ application fee..................................................           **
    Accounting fees and expenses............................................           **
    Legal fees and expenses.................................................           **
    Printing and engraving expenses.........................................           **
    Blue sky fees and expenses..............................................           **
    Transfer agent fees.....................................................           **
    Miscellaneous expenses..................................................           **
                                                                              -----------
              Total.........................................................  $        **
                                                                              ===========


---------------
 * Actual fee.

** To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Sixth of the Certificate of Incorporation of the Company provides that the Company shall indemnify and hold harmless any director, officer, employee or agent of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such as director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

     Article Eleventh of the Certificate of Incorporation of the Company contains a provision which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case in which the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law, or obtained an improper personal benefit.

     The Underwriting Agreement provides for reciprocal indemnification between the Company and its controlling persons on the one hand and the Underwriters and their respective controlling persons on the other hand against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On August 11, 1995, in connection with the Registrant's initial capitalization, the Registrant issued 175,000 shares of Common Stock to Business Development Capital Limited Partnership-III ("BDC-III"), 472,500 shares of Common Stock to Abbingdon Venture Partners Limited Partnership ("Abbingdon-I"), 1,732,500 shares of Common Stock to Abbingdon Venture Partners Limited Partnership-II ("Abbingdon-II) and 1,120,000 shares of Common Stock to Abbingdon Venture Partners Limited Partnership-III ("Abbingdon-III, together with BDC-III, Abbingdon-I and Abbingdon-II, the "Partnerships") for an aggregate purchase price of $350,000 and 400 shares of Preferred Stock to BDC-III, 1,080 shares of Preferred Stock to Abbingdon-I, 3,960 shares of Preferred Stock to Abbingdon-II and 2,560 shares of Preferred Stock to Abbingdon-III for an aggregate purchase price of $800,000.

     On December 31, 1995, the Registrant sold 2,500 shares of Common Stock to
W. Gary Liddick, the Chief Financial Officer of the Registrant for $250.

     On November 25, 1996, the Registrant sold 5,000 shares of Common Stock to each of Stathis Andris, Stephen E. O'Neil and Colin C. Blaydon, directors of the Registrant for an aggregate purchase price of $1,500.

     On December 17, 1996, the Registrant sold 150,000 shares of Common Stock to Joseph J. Frank, the Chief Executive Officer and President of the Registrant for a purchase price of $15,000, 7,500 shares of Common Stock to Jeanne Marie Welsko, the Vice President -- Human Resources and 5,000 shares of Common Stock to W. Gary Liddick, the Chief Financial Officer of the Registrant for a purchase price of $500.

     On January 15, 1997, the Registrant sold 5,000 shares of Common Stock to Allan M. Dworkin, a consultant to the Registrant for a purchase price of $500.

     Information concerning the sale or issuance of the Registrant's securities in connection with acquisitions is set forth below:

     On September 19, 1995, the Registrant issued a 6% subordinated convertible promissory in the aggregate principal amount of $800,000 (the "Convertible Note") to the order of MT Associates, a Pennsylvania general partnership ("MT Associates"), in connection with the acquisition of certain assets of MT Associates. The Convertible Note is convertible into shares of Common Stock at a price of $16.00 per share. As of October 23, 1997, the outstanding principal amount was $266,666.67. In addition to the issuance of the Convertible Note, the Registrant issued an aggregate of 100,000 shares of Common Stock to Bruce L. Talus, D.M.D. and Robert K. Mehlman, D.D.S. for $10,000 in connection with their employment by the Registrant. On October 1, 1996, the Registrant issued an additional 6% subordinated convertible promissory note in the principal amount of $720,000 to MT Associates as deferred purchase price on the same terms as the Convertible Note. On October 1, 1997, the Registrant issued an additional 6% Subordinated Convertible Promissory Note in the principal amount of $2,667, 200 to MT Associates as deferred purchase price on the same terms as the Convertible Note.

     On January 31, 1996, the Registrant issued an aggregate of 12,500 shares of Common Stock to Donald L. Kane, D.D.S. ("Kane"), a nonaccredited investor in connection with the purchase of the assets of United Dental Group ("UDG Acquisition"). Subsequently, on May 14, 1997, the Registrant issued an additional 5,887 shares of Common Stock to Kane as deferred purchase price in connection with the UDG Acquisition.

     On January 29, 1997, the Registrant issued an aggregate of 4,688 shares of Common Stock to Western Dental Group of Fort Collins, P.C., Western Dental Group of Cascade Avenue, P.C., Western Dental Group of Academy Boulevard, P.C. and Western Dental Group of Denver, P.C. (collectively "Western") in connection with the acquisition of certain assets of Western.

     On February 19, 1997, the Registrant issued an aggregate of 62,500 shares to Eugene N. Witkin, D.D.S. and ENW, Inc. in connection with purchase of certain assets of ENW, Inc.

     On April 18, 1997, the Registrant issued an aggregate of 90,909 shares to John E. Tiano, D.D.S., Lawrence P. Rudolph, D.M.D. and Timothy J. Runco, D.M.D. in connection with the acquisition of 100% of the issued and outstanding capital stock of John E. Tiano, D.D.S. and Lawrence P. Rudolph, D.M.D., P.C. n/k/a VFD of Pittsburgh, Inc.

     On May 21, 1997, the Registrant issued an aggregate of 28,067 shares of Common Stock to Kenneth Tralongo, D.D.S., Frederick W. Meyer, Jr., D.D.S. and Harvey C. Lloyd, D.D.S. in connection with the acquisition of certain assets of Comprehensive Family Dentistry, Inc.

     On June 11, 1997, the Registrant issued an aggregate of 21,268 shares of Common Stock to Richard W. Aros, D.D.S. and Roberta K. Aros as part of the deferred purchase price in connection with the acquisition of 100% of the issued and outstanding capital stock of Horizon Group International, Inc.

     On July 2, 1997, the Registrant issued 3,667 shares of Common Stock to Maurice E. Smith, D.D.S. ("Dr. M. Smith") in connection with the acquisition of certain assets of the dental practice of Dr. M. Smith.

     On July 28, 1997, the Registrant issued 3,333 shares of Common Stock to Bernard B. Baros, D.D.S. ("Dr. Baros") in connection with the acquisition of certain assets of the dental practice owned by Dr. Baros.

     On August 15, 1997, the Registrant issued 15,000 shares of Common Stock to Douglass A. Quinn, D.D.S. in connection with the acquisition of certain assets of Douglass A. Quinn, D.D.S., P.A.

     On September 8, 1997, the Registrant issued 2,667 shares of Common Stock to Delbert B. Williamson, D.D.S. ("Dr. Williamson") in connection with the acquisition of certain assets of the dental practice owned by Dr. Williamson.

     On September 17, 1997, the Registrant issued 10,833 shares of Common Stock to David B. Wells, D.D.S. ("Dr. Wells") in connection with the acquisition of certain assets of the dental practice owned by Dr. Wells.

     On September 22, 1997, the Registrant issued 13,333 shares of Common Stock to Kenneth E. Copeland, D.D.S. ("Dr. Copeland") in connection with the acquisition of certain assets of the dental practice owned by Dr. Copeland.

     On September 30, 1997, the Registrant issued 2,917 shares of Common Stock to Felix W. Sibley, D.D.S. ("Dr. Sibley") in connection with the acquisition of certain assets of the dental practice owned by Dr. Sibley.

     On September 30 1997, the Registrant issued an aggregate of 5,334 shares of Common Stock to Larry J. Miller, D.M.D. and James H. Powell D.D.S. ("Drs. Miller and Powell") in connection with the acquisition of certain assets of the dental practice owned by Drs. Miller and Powell.

     On September 30, 1997, the Registrant issued 4,200 shares of Common Stock to Kenneth Bradley Reynolds, D.D.S. ("Dr. Reynolds") in connection with the acquisition of certain assets of the dental practice owned by Dr. Reynolds.

     On September 30, 1997, the Registrant issued 1,333 shares of Common Stock to Charles L. Smith, D.D.S. ("Dr. C. Smith") in connection with the acquisition of certain assets of the dental practice owned by Dr. C. Smith.

     On October 1, 1997, the Registrant issued an aggregate of 157,750 shares of Common Stock to Mark Perecman, D.M.D., George E. Frattali, D.D.S., Gary W. Mink, Norman Kurtzman, D.D.S., Kevin O'Meara, D.D.S., Jeffrey Leiss, D.D.S., James Dyen, D.M.D., Michael Pavel, D.M.D., Richard Valenci, D.M.D., Eleanore Meredith, Mark Carleton, D.M.D., Edward Balling, D.M.D. and Cemil Yesiloy, D.M.D. in connection with the acquisition of 80% of the issued and outstanding capital stock of ProDent, Inc.

     On October 23, 1997, the Registrant issued an aggregate of 18,750 shares of Common Stock to Allan M. Dworkin, D.D.S. and Douglas K. Clemens, D.M.D. ("Drs. Dworkin and Clemens") in connection with the acquisition of certain assets of the dental practice owned by Drs. Dworkin and Clemens.

     On October 23, 1997, the Registrant issued an aggregate of 412,833 shares of Common Stock to Union Marketing Associates, Inc., James A. Russo, Robert Perri, Richard Poller and Craig Abromowitz in connection with the acquisition of certain assets of the dental practice owned by Poller Group of Union, P.A. and Dental Center of America P.A.

     Registration under the Securities Act of the securities issued in the transactions described in this Item was not required because such securities were issued in transactions not involving any "public offering" within the meaning of Section 4(2) of said Act, in reliance of Rule 506 under said Act. In connection therewith, the Registrant has obtained representations from all such acquirors except one to the effect that they are "accredited investors" as defined in Rule 501(a) under said Act. In addition, there was no general solicitation or general advertising in connection with such issuances. With respect to the sale to the one nonaccredited investor, the Registrant provided the information required under Rule 502 of said Act to the nonaccredited investor.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

     The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

     (b) Financial Statement Schedules:


     The Financial Statement Schedule (VIII -- Valuation and Qualifying Accounts) required to be filed as part of this Registration Statement is included as page S-1. All other schedules have been omitted because they are inapplicable or the information is provided in the Company's Consolidated Financial Statements, including the Notes thereto, included in the Prospectus.


ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes with respect to shares allocated to cover over-allotments by the Underwriters to deregister any shares remaining unsold upon the completion of the offering by means of a post-effective amendment to the Registration Statement.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation or By-laws or the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia. Commonwealth of Pennsylvania, on the 29th day of October, 1997.


                                          VALLEY FORGE DENTAL ASSOCIATES, INC.

                                          By       /s/ JOSEPH J. FRANK
                                            ------------------------------------
                                                (Joseph J. Frank, President
                                                and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                 TITLE                       DATE
----------------------------------------  -----------------------------------  ----------------

          /s/ STEPHEN F. NAGY*            Chairman of the Board and Director   October 29, 1997
----------------------------------------
            (Stephen F.Nagy)
          /s/ JOSEPH J. FRANK             President and Chief Executive        October 29, 1997
----------------------------------------    Officer and Director (principal
           (Joseph J. Frank)                executive officer)

          /s/ W. GARY LIDDICK*            Vice President of Finance and Chief  October 29, 1997
----------------------------------------    Financial Officer (principal
           (W. Gary Liddick)                financial and accounting officer)

          /s/ STATHIS ANDRIS*             Director                             October 29, 1997
----------------------------------------
            (Stathis Andris)

         /s/ COLIN C. BLAYDON*            Director                             October 29, 1997
----------------------------------------
           (Colin C. Blaydon)

                                          Director                             October   , 1997
----------------------------------------
          (Timothy E. Foster)

          /s/ DOUGLAS P. GILL*            Director                             October 29, 1997
----------------------------------------
           (Douglas P. Gill)

         /s/ STEPHEN E. O'NEIL*           Director                             October 29, 1997
----------------------------------------
          (Stephen E. O'Neil)

        *By /s/ JOSEPH J. FRANK
----------------------------------------
            (Joseph J. Frank
           Attorney in Fact)

                               CONSENT OF COUNSEL

     The consent of Haythe & Curley is contained in its opinion filed as Exhibit 5 to the Registration Statement.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear in such
Prospectus:


COMPANY                                                                      DATE OF REPORT
-------------------------------------------------------------------------  ------------------
Valley Forge Dental Associates, Inc.                                       October 21, 1997
Penn Dental Associates, P.C., Stafford Dental Associates, Gallows Dental
  Group, Hallmark Dental Group, Alexandria Dental Centre                   October 14, 1997
Dr. Donald L. Kane, D.D.S., P.A. and UDG, Melborne, P.A.                   June 23, 1997
Horizon Group International, Inc.,                                         September 23, 1997
Western Dental Group, Dental Care Center and Virginia Avenue
  Dental Associates                                                        September 17, 1997
ENW, Inc.                                                                  October 10, 1997
The Dentistry, Inc.                                                        September 18, 1997
Comprehensive Family Dentistry, Inc.                                       September 23, 1997
Bernard B. Baros, D.D.S., P.C.                                             October 8, 1997
Dr. Maurice Smith, D.D.S.                                                  October 17, 1997
Douglas A. Quinn, D.D.S., P.C. and Dr. Douglas A. Quinn, D.D.S.            October 17, 1997
Gentle Dental of Ocala, P.C., Gentle Dental of Sarasota, P.C. Gentle
  Dental of Clearwater, P.C. Gentle Dental of Manatee, P.C. and Gentle
  Dental Orthodontics, P.C.                                                October 10, 1997
Felix W. Sibley, Jr., D.D.S. d/b/a Garden Walk Dental Associates           October 17, 1997
Dr. Kenneth Bradley Reynolds, D.D.S.                                       October 15, 1997
Miller & Powell, D.M.D., P.C.                                              October 16, 1997


     We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP
Philadelphia, PA

October 29, 1997.

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 16, 1997 relating to the financial statements of ProDent, Inc. and Affiliates which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Kelly, Welde & Co.
Broomall, PA

October 29, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated October 24, 1997 relating to the combined financial statements of Poller Dental Group, P.A., Poller Dental Group of Union, P.A., and Dental Centers of American, P.A. which appear in such Prospectus. We also consent to the reference to us under the heading Experts in such Prospectus.

Glassel and Company
Woodbridge, New Jersey
October 29, 1997

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated October 24, 1997 relating to the financial statements of American Dental Centers, P.A. which appear in such Prospectus. We also consent to the reference to us under the heading Experts in such Prospectus.

Glassel and Company
Woodbridge, New Jersey
October 29, 1997

                                                                   SCHEDULE VIII

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

          YEARS ENDED DECEMBER 31, 1995 AND 1996 AND AT JUNE 30, 1997

                                        BALANCE AT     CHARGED TO                                 BALANCE
                                        BEGINNING      COSTS AND                                  AT END
             DESCRIPTION                OF PERIOD       EXPENSES       OTHER      DEDUCTIONS     OF PERIOD
--------------------------------------  ----------     ----------     -------     ----------     ---------
Year Ended December 31, 1995
  Allowance for uncollectible
     accounts.........................     34,767         46,401                     (1,728)        79,440
  Allowance for contractual
     allowances.......................     15,491                      11,698(2)     (4,024)        23,165
Year Ended December 31, 1996
  Allowance for uncollectible
     accounts.........................     79,440        369,646       51,066(1)   (113,468)       386,684
  Allowance for contractual
     allowances.......................     23,165                     162,537(2)    (69,943)       115,759
Period ended June 30, 1997
  Allowance for uncollectible
     accounts.........................    386,884        346,126      337,671(1)   (108,054)       962,627
  Allowance for contractual
     allowances.......................    115,759                     608,964(2)   (366,193)       358,530

---------------
(1) Allowances for doubtful accounts related to acquired receivables.


(2) Charged against net revenues.

                               INDEX TO EXHIBITS


EXHIBIT                                                                                  PAGE
NUMBER                                                                                  NUMBER
-------                                                                                 ------
 1        Form of Underwriting Agreement..............................................     *
 2(a)     Agreement of Purchase and Sale dated as of September 1, 1995 (the "MT           **
          Associates Purchase Agreement") by and among the Company, MT Associates,
          Bruce L. Talus, D.M.D. and Robert K. Mehlman, D.D.S. ("Mehlman") (the
          exhibits to the MT Associates Purchase Agreement are not filed as part of this Registration Statement on Form S-1. A list briefly identifying the contents of the omitted exhibits appears in the table of contents to the agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request) ................
 2(b)     Amendment No. 1 to the MT Associates Purchase Agreement.....................    **
 2(c)     Amendment No. 2 to MT Associates Purchase Agreement ........................     *
 3(a)     Certificate of Incorporation of the Company, as amended to date. ...........    **
 3(b)     By-Laws of the Company. ....................................................    **
 4(a)     Valley Forge Dental Associates, Inc. 1997 Stock Option Plan. ...............    **
 4(b)     Stock Option Certificate dated February 6, 1997 issued by the Company to W.     **
          Gary Liddick for options on 15,000 shares of Common Stock. .................
 4(c)     Stock Option Certificate dated May 21, 1997 issued by the Company to Keith      **
          Libou, D.M.D. for options on 16,000 shares of Common Stock. ................
 4(d)     Shareholders Agreement dated October 1, 1997 by and between the Company and     **
          the shareholders of ProDent, Inc. ..........................................
 5        Opinion of Haythe & Curley, counsel to the Company, as to the legality of        *
          the Securities being offered ...............................................
10(a)     9% Subordinated Promissory Note of the Company dated September 18, 1995         **
          payable to Abbingdon Venture Partners Limited Partnership ("Abbingdon") in
          the aggregate principal amount of $216,000. ................................
10(b)     9% Subordinated Promissory Note of the Company dated September 18, 1995         **
          payable to Abbingdon Venture Partners Limited Partnership-II (Abbingdon-II)
          in the aggregate principal amount of $792,000. .............................
10(c)     9% Subordinated Promissory Note of the Company dated September 18, 1995         **
          payable to Abbingdon Venture Partners Limited Partnership-III
          (Abbingdon-III) in the aggregate principal amount of $512,000. .............
10(d)     9% Subordinated Promissory Note of the Company dated September 18, 1995         **
          payable to Business Development Capital Limited Partnership-III (BDC-III) in
          the aggregate principal amount of $80,000. .................................
10(e)     9% Subordinated Promissory Note of the Company and Riverhearst, Inc., a         **
          Delaware corporation wholly owned by the Company ("Riverhearst"), dated
          December 12, 1995 payable to Abbingdon in the aggregate principal amount of
          $1,134,000. ................................................................
10(f)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 12, 1995 payable to Abbingdon-II in the aggregate principal amount of $4,158,000. .............................................................
10(g)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 12, 1995 payable to Abbingdon-III in the aggregate principal amount of $2,688,000. .............................................................
10(h)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 12, 1995 payable to BDC-III in the aggregate principal amount of
          $420,000. ..................................................................
10(i)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 31, 1995 payable to Abbingdon in the aggregate principal amount of
          $2,700,000. ................................................................

EXHIBIT                                                                                  PAGE
NUMBER                                                                                  NUMBER
-------                                                                                 ------
10(j)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 31, 1995 payable to Abbingdon-II in the aggregate principal amount of $9,900,000. .............................................................
10(k)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 31, 1995 payable to Abbingdon-III in the aggregate principal amount of $6,400,000. .............................................................
10(l)     9% Subordinated Promissory Note of the Company and Riverhearst dated            **
          December 31, 1995 payable to BDC-III in the aggregate principal amount of
          $1,000,000. ................................................................
10(m)     9% Subordinated Promissory Note of the Company and Riverhearst dated October    **
          20, 1997 payable to Abbingdon in the aggregate principal amount of
          $1,080,000. ................................................................
10(n)     9% Subordinated Promissory Note of the Company and Riverhearst dated October    **
          20, 1997 payable to Abbingdon-II in the aggregate principal amount of
          $3,960,000. ................................................................
10(o)     9% Subordinated Promissory Note of the Company and Riverhearst dated October    **
          20, 1997 in the aggregate principal amount of $2,560,000. ..................
10(p)     9% Subordinated Promissory Note of the Company and Riverhearst dated October    **
          20, 1997 in the aggregate principal amount of $400,000. ....................
10(q)     Stock Purchase Agreement dated September 19, 1995 between the Company and       **
          Robert K. Mehlman, D.D.S. ..................................................
10(r)     Stock Purchase Agreement dated September 19, 1995 between the Company and       **
          Bruce C. Talus, D.M.D. .....................................................
10(s)     Stock Purchase Agreement dated December 31, 1995 between the Company and W.     **
          Gary Liddick. ..............................................................
10(t)     Stock Purchase Agreement dated November 25, 1996 between the Company and        **
          Stephen O'Neil. ............................................................
10(u)     Stock Purchase Agreement dated November 25, 1996 between the Company and        **
          Stathis Andris. ............................................................
10(v)     Stock Purchase Agreement dated November 25, 1996 between the Company and        **
          Colin C. Blaydon. ..........................................................
10(w)     Stock Purchase Agreement dated December 17, 1996 between the Company and W.     **
          Gary Liddick. ..............................................................
10(x)     Stock Purchase Agreement dated December 17, 1996 between the Company and        **
          Jeanne Marie Welsko. .......................................................
10(y)     Stock Purchase Agreement dated December 17, 1996 between the Company and        **
          Joseph J. Frank. ...........................................................
10(z)     Stock Purchase Agreement dated January 15, 1997 between the Company and         **
          Allan M. Dworkin, D.D.S. ...................................................
10(aa)    Convertible Promissory Note of the Company payable to MT Associates in the      **
          principal amount of $800,000. ..............................................
10(bb)    Promissory Note of the Company payable to MT Associates in the principal        **
          amount of $135,000. ........................................................
10(cc)    Convertible Promissory Note of the Company payable to MT Associates in the      **
          principal amount of $720,000. ..............................................
10(dd)    Promissory Note of the Company payable to Mehlman in the principal amount of    **
          $137,926.48. ...............................................................
10(ee)    Convertible Promissory Note of the Company payable to MT Associates in the      **
          principal amount of $2,677,200. ............................................

EXHIBIT                                                                                  PAGE
NUMBER                                                                                  NUMBER
-------                                                                                 ------
10(ff)    Discretionary Line of Credit Letter Agreement dated October   , 1997 by and     **
          among the Company, BDC-III, Abbingdon, Abbingdon II, Abbingdon-III, certain subsidiaries of the Company and PNC Bank, National Association ("PNC"). ....
10(gg)    Demand Note of the Company dated October 21, 1997 payable to PNC in the         **
          principal amount of $10,000,000. ...........................................
10(hh)    Guaranty and Suretyship Agreement dated October 21, 1997 made by certain of     **
          the Company's subsidiaries in favor of PNC. ................................
10(ii)    Guaranty and Suretyship Agreement dated October 21, 1997 made by the            **
          partnerships in favor of PNC. ..............................................
10(jj)    Pledge Agreement dated October 21, 1997 made by certain of the Company's        **
          subsidiaries and the partnerships in favor of PNC. .........................
10(kk)    Security Agreement dated October 21, 1997 by the Company and certain of the     **
          Company's subsidiaries in favor of PNC (the exhibits to the Security
          Agreement are not filed as part of this Registration Statement on Form S-1.
          The Registrant undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request). .......................
10(ll)    Employment Letter dated May 28, 1996 between the Company and Joseph J.          **
          Frank. .....................................................................
10(mm)    Employment Letter dated November 16, 1995 between the Company and W. Gary       **
          Liddick. ...................................................................
10(nn)    Employment Letter dated October 7, 1997 between the Company and                 **
          Jeanne Marie Welsko. .......................................................
10(oo)    Employment Letter dated July 31, 1997 between the Company and Keith             **
          Libou. .....................................................................
10(pp)    Employment Agreement dated September 19, 1995 between the Company and           **
          Mehlman (the "Mehlman Employment Agreement"). ..............................
10(qq)    Amendment No. 1 dated October 1, 1996 to Mehlman Employment Agreement. .....   ***
10(rr)    Form of management/administrative services agreement. ......................    **
10(ss)    Form of management/administrative services agreement. ......................    **
10(tt)    Form of option letter. .....................................................    **
11        Statement re computation of per share earnings. ............................    **
21        Subsidiaries of the Company. ...............................................    **
23(a)     Consent of Price Waterhouse LLP (see "Consent of Independent Accountants" in   ***
          the Registration Statement). ...............................................
23(b)     Consent of Kelly, Welde & Co. (see "Consent of Independent Accountants" in     ***
          the Registration Statement). ...............................................
23(c)     Consent of Glassel and Company (see "Consent of Independent Accountants" in    ***
          the Registration Statement). ...............................................
23(d)     Consent of Glassel and Company (see "Consent of Independent Accountants" in    ***
          the Registration Statement.) ...............................................
23(e)     Consent of Haythe & Curley (included in Exhibit 5). ........................     *
24        Power of Attorney (see "Power of Attorney" in the Registration                  **
          Statement). ................................................................
27(a)     Financial Data Schedule. ...................................................    **
27(b)     Financial Data Schedule. ...................................................    **


---------------

  * To be filed by amendment.



 ** Previously filed.



*** Filed herewith.